Exhibit 10.53

CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO
CERTAIN PORTIONS HEREOF DENOTED WITH “    *    ”

DATED 3rd December 1993

CANNON BRIDGE INVESTMENTS LIMITED

- to -

LIFFE ADMINISTRATION AND MANAGEMENT

- and -

LIFFE (HOLDINGS) PLC

L E A S E

-Relating to-

Part of Level 1 Atrium Building Cannon Bridge
London EC4

	3.22	Car Parking	49
	3.23	Defects Insurance Policy	51

4.	LANDLORD’S COVENANTS		52
	4.1	Quiet enjoyment	52
	4.2	Insurance	53
	4.3	Reinstatement, rebuilding	54
	4.4	Repair and Maintenance	55
	4.5	Services	55
	4.6	Headlease	59
	4.7	Compliance with Licences	59
	4.8	Provisions re Defects Insurance Policy	60
	4.9	Consents	61
	4.10	Landlord’s Surveyors	61
	4.11	Insurers Regulations	62
	4.12	Insurance Premiums	62
	4.13	Accessways	62
	4.14	Conduits	62
	4.15	Defects	63
	4.16	Toilets	63
	4.17	Allotted Area	63
	4.18	Standby Generator	64
	4.19	Additional Chilling Capacity	65
	4.20	Risers	66

5.	GENERAL PROVISIONS		67
	5.1	Forfeiture	67
	5.2	Exoneration of liability of Landlord	69
	5.3	Suspension of rent	70
	5.4	No warranty as to user	71
	5.5	Defects Insurance Additional Premiums	71
	5.6	Perpetuity Period	73
	5.7	Roof Garden	73

	5.8	Notices	74
	5.9	Limitation of ancillary rights	75
	5.10	Entry by Landlord onto Demised Premises	75
	5.11	Release of Liffe Administration and Management	76
	5.12	Termination on frustration	77
	5.13	Value Added Tax	78
	5.14	Risers	79
	5.15	Tenant’s Option to Determine	80

6.	TENANT’S SURETY’S COVENANT		80

THE FIRST SCHEDULE			80
	Demised Premises		80

THE SECOND SCHEDULE			82
	Rights Granted		82

THE THIRD SCHEDULE			91
	Exceptions and Reservations		91
		Part A	91
		Part B	93

THE FOURTH SCHEDULE			95
	Rent Review		95

THE FIFTH SCHEDULE above mentioned			100
	Part 1A		100
		(the Atrium Common Areas Expenses)	100
	PART IB		104
		(The Cannon Bridge Estate Expenses)	104
	PART IC		110
		(The River Building Expenses)	110

PART ID	111
(The Atrium Building Expenses)	111
PART II	115
(the Service Charge and the Interim Charge)	115

THE SIXTH SCHEDULE above mentioned	121
Surety Covenant	121

THE SEVENTH SCHEDULE	123
PART I	123
(The Atrium Building)	123
PART II	123
(The Cannon Bridge Estate)	123
PART III	127
(The Transfer Deck)	127
PART IV	127
(The River Building)	127

THE EIGHTH SCHEDULE	127
PART I	127
(Value Added Tax)	128
PART II	129
(Value Added Tax Provisions)	129

NINTH SCHEDULE	136
Ancillary Uses	136

TENTH SCHEDULE	137
Form of Licence	137

THIS UNDERLEASE is made the 3rd day of December 1993

BETWEEN

(1)       CANNON BRIDGE INVESTMENTS LIMITED (registered in England Number 2163649) whose registered office is at Osprey House Lower Square Old Isleworth Middlesex TW7 6BN (“the Landlord”)

(2)       LIFFE ADMINISTRATION AND MANAGEMENT AN UNLIMITED COMPANY COMPANY NO 1591809 whose registered office is Cannon Bridge London EC4R 3XX

(3)       LIFFE (HOLDINGS) PLC whose registered office is at Cannon Bridge London EC4R 3XX

1.         INTERPRETATION

1.1       In this Lease and the Schedules hereto unless there is something in the subject or context inconsistent therewith the following expressions shall have the meanings ascribed to them:-

“Adjoining Property”

means all land adjoining or neighbouring the Cannon Bridge Estate and the buildings from time to time thereon whether the same are adjoining contiguous adjacent neighbouring opposite or nearby the Cannon Bridge Extate and expression “Superior Landlord’s Adjoining Property” means Adjoining Property belonging to the Superior Landlord

“Agreement for Lease”	means the agreement for the grant of this lease dated 8th day of September 1993 and made between the parties hereto

“Atrium Building”	means the land and building of which the Demised Premises (hereinafter defined) form part as described in Part I of the Seventh Schedule

“Atrium Common Areas”	means those parts of the Cannon Bridge Estate over which the Tenant has been granted rights as described in paragraph 4(b) of the Second Schedule

“Atrium Building Common Areas”

means all those corridors staircases lifts lobbies accessways and access areas within the Atrium Building and not forming part of any area separately demised or intended to be separately demised INCLUDING the atrium within the Atrium Building above the first floor level BUT EXCLUDING

a) The Atrium Common Areas
b) The Atrium Internal Common Areas

“Atrium Internal Common Areas”

means all those common corridors lobbies accessways and access areas on each Level of the Atrium Building not forming part of any area separately demised or intended to be separately demised and which are areas common solely to the tenants of such Level or which would be common to the tenants of such Level solely if all the areas on such Level intended to be and capable of being let were let

“Cannon Bridge Estate”	means the premises described in Part II of the Seventh Schedule

“Car Park”

means the basement car park within the Cannon Bridge Estate together with the roadways ramps or accessways leading to and from the Car Park and from and to Cousin Lane and shown for the purposes of identification only edged yellow on Plans LIF/51 A and LIF/63

“Conduits”	means all pipes sewers drains cisterns ducts gutters watercourses wires cables channels flues and all other conducting media (other than those belonging to the relevant supply authorities)

“Defects Insurance Policy”	means the policy of insurance issued by Scor (UK) Limited Policy No 92904/200291

“Demised Premises”	means the premises demised by this Lease described in the First Schedule

“Dowgate Hill Entrance”	means the entrance way and accessways leading to the Atrium Building from Dowgate Hill shown for identification edged brown on Plan LIF/51A

“Foundations”

means that part of the Cannon Bridge Estate both underground and over-ground and including ground slabs piles pile caps columns beams and bracing members up to and into the Transfer Deck and giving stability thereto and including fire protection

“Full Reinstatement Cost”

means the costs (to be reasonably determined from time to time by the Landlord’s Surveyor) which would be likely to be incurred in rebuilding or reinstating the Cannon Bridge Estate the Gantries and the Prow in accordance with the requirements of this Lease (including the cost of shoring up demolition site clearance any works that may be required by statute professional fees payable upon any applications for planning permission or other consents and other incidental expenses) at the time when such rebuilding or reinstatement is likely to take place having regard to all relevant factors including any increases in building costs expected or anticipated to take place

“Gantries”	means the metal gantries and connected platforms and staircases shown coloured yellow and hatched black on Plan LIF/54

“Group Company”	means any company or companies that is

or are members of the same group as LIFFE Administration and Management within the meaning of Section 42 of the Landlord & Tenant Act 1954

“Headlease”

means the lease under which the Landlord holds the Cannon Bridge Estate dated the 29th November 1991 and made between British Railways Board of the first part Cannon Bridge Investments Limited of the second part and Speyhawk plc of the third part as varied by three deeds of variation and made between the same parties and dated 5th June 1992 10th July 1992 and 21st October 1992

“Insured Risks”

means loss or damage by the following risks to the extent that insurance cover is available for the same in the London insurance market on reasonable terms (it being hereby agreed (but not by way of limitation) that the terms upon which cover against acts of terrorism is offered to the London insurance market at the date of this Lease are reasonable terms) namely fire storm tempest flood earthquake lightning explosion aircraft and things dropped therefrom impact not and civil commotion subsidence malicious damage bursting and overflowing of waterpipes tanks and other apparatus impact by road and rail vehicles and such other risks as the Landlord may (acting reasonably) from time to time insure against and such other risks as the Tenant may from time to time reasonably require the Landlord to insure against

“Landlord”

means the party numbered one above or other the person or persons for the time being entitled to the reversion immediately expectant on the expiration or sooner determination of the term created by this Lease

“Landlord’s Services”	means services provided by the Landlord pursuant to the terms of this Lease and referred to in clause 4 and Part I of the Fifth Schedule

“Landlord’s Surveyor”

means Patrick Grant of St Quintin 71 Queen Victoria Street London EC4 or such other reputable independent chartered surveyor or reputable independent firm of chartered surveyors as the Landlord shall from time to time appoint to perform any functions of the Landlord’s Surveyor under this Lease and who shall not for the avoidance of doubt be an employee of the Landlord or otherwise connected with the Landlord and the criteria set out in S286 of the Taxation of Chargeable Gains Act 1992 shall be applied for determining whether any person is so connected

“Landlord’s Third Party Liability Insurance”

means such insurances as may be reasonably and properly effected by the Landlord in respect of third party and public liability insurance in respect of the Cannon Bridge Estate and being such insurance as would normally be effected by a reasonably prudent landlord in respect of such risks but excluding for the avoidance of doubt the Defects Insurance Policy

“Lease”	means this Underlease

“Level One”	means the Demised Premises and the Link

“LIFFE Premises”

means the Premises demised by a lease (“the LIFFE Lease”) of parts of the River Building and certain additional areas dated 1lth August 1992 and made between Cannon Bridge Investments Limited (1) Speyhawk plc (2) LIFFE Administration and Management (3) LIFFE (Holdings) plc (4)

“Lifts”	means the six passenger lifts serving Levels 1 to 6 of the Atrium Building and shown hatched green on Plan LIF/54

“Link Lease”	means an underlease of even date herewith made between the parties to the Lease of the part of Level One coloured blue on Plan SK (8-) D01

“Link”	means the premises demised by the Link Lease

“Loss of Rent Insurance”

means insurance against loss of the rent first reserved by Clause 2 hereof for the time being payable for such period (being not more than three years) as the Landlord shall from time to time deem to be necessary for the purpose of rebuilding or reinstating the Demised Premises having regard to any increase in rent which may become due under this Lease upon a review of rent as herein provided for and in the event of such insurance being effected prior to the agreement or determination of the rent upon review the amount of such rent for the purpose of insurance shall be reasonably and properly estimated by the Landlord’s Surveyor

“Main Structure of Atrium Building”

means those parts of the Cannon Bridge Estate comprising the principal structural members (whether the vertical or horizontal) the exterior walls the roof of the Atrium Building the external windows the perimeter cladding and glazing (including curtain walling) thereof from (but not including) the top of the Transfer Deck up to the roof

“Payment Commencement Date”	means 30th September 1996

“Permitted Part”	means a part of the Demised Premises capable of separate occupation and use having regard to either -

(1) the part concerned, or

(2) the part concerned and the rights being granted under the proposed underlease of the part concerned in relation to such matters as the use of toilets and means of access thereto and egress therefrom and which part shall have a Net Internal Area (as such expression is defined in the Code of Measuring Practice (Third Edition January 1990) issued by the Royal Institution of Chartered Surveyors and Incorporated Society of Valuers and Auctioneers of at least 3000 square feet

“Plans”	means the plans annexed to this Lease other than those contained in the Seventh Schedule and “Plan” means one of the Plans

“Planning Acts”	means the Planning Acts as defined in S 336 of the Town and Country Planning Act 1990

“Planning Consents”	means consents given under the Planning Acts in relation to the Demised Premises

“PLA Deed”	means the Licence dated 30th September 1988 and made between the Port of London Authority (1) and British Railways Board (2)

“Prow”	means the structures the subject of the PLA Deed projecting beyond the high water mark of the River Thames

“Rate of Interest”	means the Barclays Bank PLC Base Rate in force from time to time or if such rate shall cease to exist such rate as shall be reasonably comparative thereto

“Retained Parts”	means all parts of the Cannon Bridge Estate other than the Demised Premises

“River Building”	means the premises described in Part IV of the Seventh Schedule together with the Prow

“River Building Common Areas”	means the Car Park and the Roof Garden

“Roof Garden”	means that area on the roof of the River Building shown for identification coloured green on Plan LIF/56

“the Service Charge” and “Interim Service Charge”	shall mean the same meaning as are ascribed to them in Part II of the Fifth Schedule

“Superior Landlord”	means British Railways Board or the person or body for the time being entitled to the reversion immediately expectant on the expiration or sooner determination of the Headlease

“Subsidiary Structure of the Cannon Bridge Estate”	means those parts of the Cannon Bridge Estate comprising the Transfer Deck and its supporting structures including the exterior walls and the Foundations up to and including the Transfer Deck

“Tenant”	means the party numbered two above and its successors in title and assigns

“Tenant’s Surety”	means the party numbered three above

“term”	means the term of years granted by Clause 2 hereof and the expressions “the term hereby granted” and “the term hereby created” shall be construed accordingly

“Term Commencement Date”	means 30th September 1993

“Transfer Deck”	means the structure described in Part III of the Seventh Schedule

“Water Towers”	means the East and West towers situate at the southern end of the Cannon Bridge Estate which cross grid lines L1/A and L1/H on Plan LIF/56 and shown edged orange

“Working Day”	means any day from Monday to Friday (inclusive) which is not Christmas Day Good Friday or a statutory bank holiday

1.2       Where the context so requires or admits the masculine includes the feminine and the singular includes the plural AND where for the time being any party comprises two or more persons the covenants expressed to be made by such party shall be deemed to be made by such persons jointly and severally

1.3       Where the context so admits and if appropriate the expression “the Landlord” where references in this Lease is made to insurance in the name of or to include the Landlord (other than in respect of the Defects Insurance Policy) shall be deemed to include any superior landlord and/or mortgagee

1.4       Any reference herein to any statute or section of a statute shall be deemed to refer to any statutory amendment or modification or re-enactment thereof for the time being in force and any instruments orders rules and regulations issued under or by virtue thereof

1.5       All references to Clauses and Schedules are to clauses of and schedules to this Lease

1.6       The headings in this Lease are inserted for convenience only and shall be ignored in construing this Lease

1.7       Save where the context otherwise requires any reference to any plan in any part of this Lease other than the Seventh Schedule shall not be or include a reference to those plans contained and referred to in the Seventh Schedule and the references in the Seventh Schedule to plans are to those plans contained in the Seventh Schedule and no others

1.8       Any reference to a person includes any company or firm

2.         DEMISE AND RENTS

In consideration of the rents and covenants hereinafter reserved and contained the Landlord HEREBY DEMISES to the Tenant ALL THOSE the Demised Premises TOGETHER with the easements rights and privileges specified in the Second Schedule EXCEPT AND RESERVED to the Landlord and all others entitled or who may become entitled and all others authorised by the Landlord the easements rights and privileges specified in Part A of the Third Schedule and to the Superior Landlord the rights referred to in Part B of the Third Schedule TO HOLD the same unto the Tenant for the term of TEN YEARS from and including the Term Commencement Date YIELDING AND PAYING therefor to the Landlord throughout the term.

FIRST

An amount of rent of    *    shall be payable in total for the period commencing on 30 September 1993 to the day preceding the fifth anniversary of the Term Commencement Date such amount of rent to be due and payable as follows

(i)        From the date hereof to but excluding the Payment Commencement Date the annual rental payment due and payable shall be    *

(ii)       From and including the Payment Commencement Date to and including the day preceding the fifth anniversary of the Term Commencement Date the annual rental payments due and payable shall be    *

*    and thereafter such rent as shall be agreed or determined pursuant to the provisions of the Fourth Schedule and so in proportion for any period less than a year such annual rent to be paid by equal quarterly payments in advance on the usual quarter days in every year without deduction (save as may be authorised or required by statute) the first of such payments or a proportionate part thereof to be made on the Payment Commencement Date for the period from and including the Payment Commencement Date to but excluding the quarter day next following the Payment Commencement Date

AND SECONDLY upon receipt by the Tenant of written demand (accompanied by full particulars of the insurance to which the demand relates and a true copy of the invoice or receipt for the relevant premium paid) by way of further rent and proportionately for any period of less than a year a sum being -

(1)       a fair and proper proportion of the premium or premiums paid by the Landlord for insuring and keeping insured the Cannon Bridge Estate the Prow and the Gantries in accordance with Clause 4.2(a) hereof; and

(2)       an amount equal to the premium or premiums paid by the Landlord in effecting Loss of Rent Insurance in accordance with Clause 4.2(b) hereof

AND THIRDLY by way of further rent the Interim Service Charge and the Service Charge at the times and in the manner provided in Part II of the Fifth Schedule hereto PROVIDED ALWAYS THAT during the period from and including the date hereof and expiring on the 31st day of October 1993 (“the First Period”) the Tenant shall not be

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required to pay Service Charge at a rate of more than    *    per annum, nor to pay Interim Service Charge at a rate of more than    *    per annum and during the period from the 1st November 1993 and expiring on 31st October 1994 (“the Second Period”) the Tenant shall not be required to pay Service Charge at a rate of more than    *    per annum nor to pay Interim Service Charge at a rate of more than    *    per annum and in the event that the proportion of Total Expenditure (as hereinafter defined) which would otherwise be payable by the Tenant as Service Charge during the First Period exceeds a rate of    *    per annum or during the Second Period exceeds a rate of    *    per annum the Landlord shall in any such case discharge any excess out of its own monies

AND FOURTHLY if and so often as any rent reserved hereunder (whether in the case of the rent first reserved formally demanded or not) or any other money due from the Tenant under the terms and provisions of this Lease shall be unpaid fourteen days after becoming due and payable by way of further or additional rent interest on such unpaid rent and other moneys (but without prejudice to the Landlord’s other remedies in respect thereof) from the due date until the date of actual receipt of the same by the Landlord at the rate of three percentage points above the Rate of Interest

AND FIFTHLY by way of further rent such Value Added Tax as may be payable pursuant to clause 5.13 and the Eighth Schedule hereto

3.         COVENANTS BY THE TENANT

The Tenant HEREBY COVENANTS with the Landlord as follows:-

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3.1       To pay Rents

To pay the annual and other rents at the times and in manner at and in which the same are reserved and made payable or fall to be paid without any deduction therefrom whether by way of set off or otherwise except such deductions as are authorised or required by statute

3.2       To pay outgoings

To pay and indemnify the Landlord against all rates charges taxes assessments duties and outgoings whatsoever (whether or not of a capital or non-recurring nature or of a wholly novel character) which are now or shall at any time during the term be assessed charged imposed upon or payable in respect of the Demised Premises or upon the owner or occupier thereof other than:

(i)        Any tax payable by the Landlord or any Superior Landlord as a result of any dealing by such landlord with its or their reversionary interest in the Cannon Bridge Estate or any part or parts thereof

(ii)       Any tax payable by the Landlord or any Superior Landlord in respect of the rents or other payments reserved or payable hereunder (but for the avoidance of doubt excluding any tax which the Tenant is obliged to pay under any legislation for the time being in force and which becomes payable under such legislation by the Landlord or any Superior Landlord on the failure of the Tenant to pay) and

(iii)      Any tax payable by the Landlord or any Superior Landlord in respect of any interests reversionary on the term

AND in the absence of direct assessment on the Demised Premises to repay to the Landlord within fourteen days of written demand a fair and proper proportion (to be reasonably and properly determined by the Landlord’s

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Surveyor) of any rates and other charges aforesaid which may at any time be assessed in respect of the Demised Premises together with other land or property

3.3       To Repair and clean

(a)       Throughout the term to keep in good and substantial repair and condition the whole of the Demised Premises and every part thereof and the appurtenances of the same and from time to time replace all Landlord’s fixtures fittings and appurtenances in or about and comprising part of the Demised Premises which become worn out or beyond repair at any time during or at the expiration or sooner determination of the term PROVIDED that the Tenant shall not be obliged to repair or reinstate the Demised Premises or replace fixtures fittings and appurtenances as aforesaid where the same have been destroyed or damaged by any of the Insured Risks save to the extent that the insurance moneys in respect thereof are irrecoverable in whole or in part due to some act or default on the part of the Tenant or any of the Tenants servants agents or licensees or persons deriving title under the Tenant

(b)       As often as need or occasion shall require and in any event at least once in every month during the term to clean the windows within the Demised Premises and also the inside of the windows in the walls bounding the Demised Premises and to keep the carpets and other floor coverings within the Demised Premises clean and in good and substantial repair and where such carpets and other floor coverings become worn out to replace the same as often as need or occasion shall require damage to the carpets and floor coverings by any of the Insured Risks excepted as aforesaid

(c)       To keep the Demised Premises in a clean and tidy condition and

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clear of all rubbish

3.4       To decorate

In a proper and workmanlike manner to prepare and paint with two coats of good quality paint or to treat with a suitable alternative preservative of equivalent efficacy previously approved in writing by the Landlord such approval not to be unreasonably withheld or delayed all the wood metal and other parts of the Demised Premises previously or usually so painted or treated and in like manner with good quality materials to grain varnish lacquer colour or otherwise treat all such parts as have been previously or are usually so dealt with (including but not limited to any powder coated and intumescently painted surfaces) and to repaper or reline the parts usually papered or lined with suitable good quality paper or fabric in the fifth year of the term and in the last three months of the term (howsoever determined) but not more than once in the last eighteen months of the term such decorations in the last three months of the term to be carried out in such colours patterns and materials as shall first be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed

3.5       To comply with Statutes and Notices

(a)       To observe and perform all requirements of all statutes building regulations and bye-laws already or hereafter to be passed and all rules regulations permissions or conditions thereunder and to do and execute or cause to be done and executed all such works and things as under or by virtue of such statutes orders regulations bye-laws rule permissions or conditions now are or shall or may be directed or required to be done or executed upon or in respect of the Demised Premises or any part thereof or in respect of the user thereof whether by the owner landlord tenant or occupier thereof or in respect of any additions alterations or improvements thereto and without prejudice to the foregoing to comply with the requirements of the Factories Act

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1961 the Offices Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 and the Health and Safety at Work etc. Act 1974 and (as well after the determination of the term whether by effluxion of time or otherwise as during its continuance but relating to matters arising during the term) to indemnify and keep indemnified the Landlord against all proper costs claims demands expenses and liabilities in respect thereof but so that the Tenant shall not be liable under this sub clause in respect of any such matter relating to or arising from any act neglect or default of the Landlord

(b)       To produce to the Landlord forthwith on receipt thereof any notice order or proposal for a notice or order made given or issued to the Tenant under or by virtue of any such statute order regulation or bye-law affecting or relating to the Demised Premises and at the request and cost of the Landlord to make or join with the Landlord in making every such objection or representation against the same that the Landlord may reasonably and properly require

3.6       To yield up at end of the term

At the expiration or sooner determination of the term quietly to yield up the Demised Premises in such state and condition as shall in all respects be consistent with the full and due performance and observance by the Tenant of the covenants on the Tenant’s part herein contained together with all additions and improvements to the Demised Premises and all fixtures which during the term may be affixed or fastened to or upon the Demised Premises (tenant’s or trade fixtures only excepted) AND (if required by the Landlord) to remove every sign writing or notice of the name or business of the Tenant or other occupiers from the Demised Premises and to make good all damage caused by such removal or by the removal of tenant’s fixtures and fittings furniture and effects PROVIDED that if at the expiration or sooner determination of the term any tenant’s fixtures and fittings so required by the Landlord to be

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removed shall not have been removed by the Tenant then the Landlord may within a reasonable period after such expiration or sooner determination at its option either direct the Tenant to remove them forthwith or itself remove and dispose of them in either case at the expense of the Tenant

3.7       Landlord’s Inspection

The Tenant will permit the Landlord and its officers surveyors and agents with or without workmen and others after reasonable notice in writing and during normal business hours (except in an emergency) to enter the Demised Premises or any part thereof to exercise any of the rights reserved by this Lease and also to view and examine the state of repair and condition of the same and to take schedules of the Landlord’s fixtures and fittings provided that the Landlord and others aforesaid comply with the requirements of clause 5.10 AND in respect of all defects decays and wants of reparation or amendment then and there found and for which the Tenant is liable under this Lease to give notice in writing to the Tenant and the Tenant will without delay after such notice commence and thereafter proceed diligently to repair make good and amend the same according to such notice and the covenants in that behalf hereinbefore contained

3.8       Landlord’s Access

If the Tenant shall fail within three months of the date of service of any such notice as is referred to in clause 3.7 to repair make good and amend according to such notice it shall be lawful for the Landlord and the Landlord’s officers surveyors and agents with or without workmen and others upon giving reasonable prior notice in writing to the Tenant except in emergency (but without prejudice to the proviso for re-entry hereinafter contained and to any other rights of the Landlord with regard thereto) to enter upon the Demised Premises and repair or redecorate the same at the expense of the Tenant in accordance with the covenants and provisions of this Lease AND the reasonable costs and expenses of such notice and repair and redecoration

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(including all professional fees and costs and expenses reasonably incurred in connection therewith) shall be repaid by the Tenant to the Landlord on written demand and if not so paid shall be recoverable by action or by distress as rent in arrear

3.9       Alterations and additions

(a)       Not to cut maim injure alter or add to the Cannon Bridge Estate (excluding the Demised Premises) Provided that the Tenant may with the prior written consent of the Landlord and the Superior Landlord (which consents will not be unreasonably withheld or delayed) and for the avoidance of doubt subject to clause 3.9(i) and clause 3.10(d)

(i)        Cut into the ducts risers or other channels provided by the Landlord within the Cannon Bridge Estate for the running of services to (inter alia) the Demised Premises with appropriate fixings for the purposes of installing altering or removing wires cables (and other electrical and conducting media) pipes and ducts (including trunking and cable trays and ancillary equipment) for the purpose of supplying electrical communications and data services lighting heating cooling and ventilation to the Demised Premises and

(ii)       Cut into the Main Structure of the Atrium Building with appropriate fixings for the purpose of installing or altering within the Demised Premises internal non structural partitioning shelving racking blinds and other office equipment (which office equipment shall without limitation include Standby Battery power for communications equipment) and/or furniture and affixing thereto Conduits (including cable trays) and fan coil units and

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(iii)      Perforate the enclosures to the ducts risers and other channels and or the screening to the roof plant area for the purpose of exercising the rights referred to in paragraphs 11 and 15 of the Second Schedule

(iv)     Cut into the designated base on the roof of the Atrium Building with appropriate fixings for the purpose of exercising the rights referred to in paragraphs 11 and 15 of the Second Schedule

PROVIDED THAT in any such case neither the structural integrity of the Atrium Building nor the Transfer Deck is therefore prejudiced or might reasonably be expected to be prejudiced thereby

AND PROVIDED FURTHER THAT for the avoidance of doubt the laying of Conduits in the exercise of the rights set out in the Second Schedule within the ducts risers and other channels provided by the Landlord and the placing of plant and equipment in the exercise of the rights set out in the Second Schedule shall not constitute additions for the purposes of this clause 3.9(a)

(b)       Not to cut maim or injure alter or add to the Demised Premises save that the Tenant may with the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) carry out any internal non structural alterations or internal non structural additions (which may for the avoidance of doubt include cutting maiming or injuring raised floors and suspended ceiling) to the Demised Premises and any Conduits therein and exclusively serving the same provided that no such consent shall be required to the erection alteration or removal of non-structural partitioning

(c)       In relation to any of the works permitted hereunder to comply in all respects with the requirements of the Planning Acts the relevant

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Local Authority and Fire Officer

(d)       In relation to the partitioning works carried out by the Tenant in respect of which no consent of the Landlord is required the Tenant will give to the Landlord notice of its intention to carry out such works before so doing and will deliver to the Landlord drawings and specifications in triplicate showing the works carried out within twenty eight working days of the completion thereof

(e)       To demolish and remove any building addition or alteration built or carried out in breach of this sub-clause and to restore the Atrium Building and the Demised Premises to its previous condition to the reasonable satisfaction of the Landlord

(f)        Not to make connection with any electricity cable gas or water pipe drain or heating apparatus other than those which serve or are capable of serving the Demised Premises and only in accordance with plans and specifications approved by the Landlord such approval not to be unreasonably withheld or delayed

(g)       If notwithstanding the foregoing terms and provisions the Landlord shall at its sole discretion decide to permit the Tenant to make any addition or alteration to the Demised Premises hereby forbidden and the Tenant shall carry out such works and/or the Tenant shall carry out works of partitioning as permitted by sub-clause 3.9(b) of this sub-clause or the proviso to paragraph 5 of the Second Schedule then at the expiration or sooner determination of the term the Tenant will if required by the Landlord at the Tenant’s own cost reinstate and make good to the reasonable satisfaction of the Landlord the Demised Premises and restore the same as if such addition or alteration (or such part thereof as may be specified by the Landlord) had not been made

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and to pay the expenses reasonably incurred by the Landlord of and incidental to the superintendence of such reinstatement and making good

(h)       Not to carry out any works in the exercise of any of the rights referred to in the Second Schedule unless the Tenant shall first have obtained so far as requisite any consents which are required under this clause 3.9

(i)        Without prejudice to the generality of the foregoing if the Tenant shall wish to carry out any works hereunder or operate any plant machinery or equipment which works or the operation of such plant machinery or equipment do or might reasonably be expected to affect the safety and/or operation of the railway then in the event that the Superior Landlord’s engineer certifies that the works or the manner of execution of the same do or might reasonably be expected to affect the safety and/or operation of the Superior Landlord’s railway the said works shall only be carried out and the said plant machinery and equipment shall only be operated with the prior consent of the Superior Landlord’s engineer such consent not to be unreasonably withheld or delayed and the Superior Landlord’s engineer shall be entitled to impose such conditions in respect of the works or the manner of execution of the same or the operation of the said plant machinery or equipment as he may in his absolute discretion think fit to the extent that the same in the opinion of the Superior Landlord’s engineer affect the safety and/or operation of the railway and the proposed works shall only be carried out in accordance with such conditions and subject to appropriate supervision of the Superior Landlord’s engineer

3.10     User

(a)       Not to use the Demised Premises nor permit or suffer the same

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to be used otherwise than as (i) offices PROVIDED THAT they shall not be used as offices for the Department of Social Security or other central or local government department to which members of the public have access in numbers in excess of those whom would reasonably be expected to require access in the normal course of business to a commercial and professional suite of office; and/or (ii) for the purposes set out in the Ninth Schedule or any of them PROVIDED ALWAYS that in the event that the Tenant wishes to utilise a part or parts of the Demised Premises for any such latter purpose the Tenant will comply with such requirements in relation to such use as the Landlord may reasonably impose in relation to the

(i)        Visual screening of that part of the Demised Premises from the remainder of the Atrium Building and in particular (but not by way of limitation) the concourse area at level one of the Atrium Building

(ii)       Direction of pedestrian traffic between the LIFFE Premises and the Demised Premises so as to prevent congestion or excess pedestrian traffic being generated in the said concourse area (it being agreed that it shall be reasonable for the Landlord to require the construction by the Tenant of doors in the southern perimeter of the Demised Premises and the provision of signage directing pedestrian traffic from the LIFFE Premises to the Demised Premises through such doors)

(iii)      The provision of services to ventilation of and removal of refuse from those parts of the Demised Premises being used for such purpose

PROVIDED FURTHER and for the avoidance of doubt that nothing herein

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shall authorise the use of the Demised Premises or any part thereof for the purposes of open out-cry trading pits which use is hereby expressly prohibited

(b)       Not to use or permit or suffer to be used the Demised Premises or any part thereof for any illegal or immoral purpose or for any dangerous or noxious trade or business or purpose whatsoever NOR to permit or suffer any person to sleep therein NOR permit any musical instrument gramophone wireless tape recorder loud speaker or similar apparatus to be played or used thereon so as to be audible from outside the Demised Premises NOR permit or suffer the Demised Premises to be used for the purpose of any betting transaction within the meaning of the Betting Gaming and Lotteries Act 1963 or for gaming within the meaning of the Gaming Act 1968 with or between persons resorting to the Demised Premises and not to make or permit or suffer to be made any application for a Betting Office Licence or a Licence or registration under the Gaming Act 1968 in respect of the Demised Premises NOR permit or suffer the Demised Premises to be used for the sale of intoxicating liquor (for consumption either on or off the Demised Premises)

(c)       The Tenant will not do or permit to be done or (so far as it is within the Tenant’s control) suffer upon the Demised Premises anything which may be or become a nuisance or cause damage to the Landlord or other tenants of the Cannon Bridge Estate or the owners or occupiers of Adjoining Property AND will not permit or suffer any sale by auction or public meeting to be held upon the Demised Premises

(d)       Not to overload bring leave or deposit upon any of the floors of the Demised Premises nor upon any other part or parts thereof nor to suspend from the ceilings or any other part of the Demised Premises

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any things whatsoever which may overload or damage the floors joists main members or Main Structure of the Atrium Building NOR to install or permit or to suffer to be installed any machinery on the Demised Premises which shall be unduly noisy or cause dangerous vibrations AND from time to time during the term upon reasonable written request from the Landlord to provide forthwith written evidence (from a structural engineer qualified so as to advise and at its own cost) that no part of the Atrium Building is so over-loaded in such a manner as to subject that part of the Atrium Building to any strain beyond that which it is designed to bear

(e)       (i)        Not to block or obstruct or cause to be blocked or obstructed the Conduits which belong to the Demised Premises or the Retained Parts and which are used either alone or in common with the Demised Premises and other premises nor to discharge or permit to be discharged into such Conduits any matter or substance different in kind or quality from those for which they were designed or which may prove harmful to the same or cause any obstruction therein

(ii)       In the event that any of such Conduits exclusively serving the Demised Premises shall by reason of any act or default of the Tenant whatsoever at any time become blocked or obstructed forthwith at its own expense to clear such blockage or obstruction

(f)        To observe all reasonable and proper regulations imposed by the Landlord from time to time during the term for the security management and good order of the Cannon Bridge Estate due regard being had to the tenants and occupiers thereof and to ensure the due performance of such regulations by its servants agents licensees and

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invitees Provided always that no such regulation shall be imposed which prevents the free access to and egress from the Demised Premises on a 24 hour basis or which materially interferes in any way with the Tenant’s rights hereunder or detracts in any material respect from the Landlord’s obligations hereunder

(g)       Not to use or permit or suffer the whole or any part of the Demised Premises to be used for any purpose which may adversely affect the safety or operation of the Superior Landlord’s Railway or any Superior Landlord’s Adjoining Property

(h)       To use all reasonable endeavors to utilise those parts of the Cannon Bridge Estate over which the Tenant is granted rights of way hereunder in a seemly manner without excess noise or commotion

3.11     Professional fees and charges

To pay to the Landlord all reasonable and proper costs charges and expenses (including Solicitors’ costs and Surveyors’ and other professional costs) and fees (including Bailiffs’ costs) properly incurred in connection with -

(a)       the preparation and/or service of any notice under Sections 146 and 147 of the Law of Property Act 1925 notwithstanding that forfeiture for any breach shall be avoided otherwise than by relief granted by the Court

(b)       the lawful enforcement of any of the covenants on the part of the Tenant and the conditions herein whether during or after the termination of the term (but relating only to breaches of those covenants which arose not later than the termination of the term)

(c)       any consent or licence required from the Landlord as herein

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provided for which application is made whether the same is given or reasonably refused or such application is withdrawn

(d)       the preparation and/or service of any schedule of dilapidations during or after the termination of the term (but relating only to dilapidations which accrued not later than the termination of the term) and

(e)       the levy of a distress for the rents payable hereunder or any part thereof or as a result of the Bailiff being paid the said rents or any part thereof whether or not any distress in the event be levied

3.12     Insurance

(a)       In the event of the Demised Premises being destroyed or damaged by any of the Insured Risks to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant and further upon becoming aware of the same to give notice to the Landlord upon the happening of any event which might affect any insurance policy relating to the Demised Premises

(b)       In the event of the Demised Premises or any other part of the Cannon Bridge Estate being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected herein by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant the Tenant’s immediate or remote undertenants then in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the amount of such insurance monies as are so irrecoverable and any such amount so paid shall be applied by the Landlord as hereinafter provided in rebuilding

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and reinstating as if the same were monies recovered by the Landlord from the insurers for such purposes AND any dispute arising out of this covenant as to the proportion to be so contributed by the Tenant or otherwise in respect thereof shall be determined by an independent Chartered Surveyor whose appointment shall be agreed upon by the parties or failing agreement to be appointed by the President or next most senior Officer of the Royal Institution of Chartered Surveyors on the application of either party and which surveyor so appointed shall act as an Arbitrator in accordance with the Arbitration Acts 1950 to 1979

(c)       Not to do or permit or (so far as it is within the Tenants control) suffer to be done anything (i) which may render any increased or extra premium payable for the insurance in respect of any part of the Demised Premises or the Cannon Bridge Estate against loss or damage by the occurrence of any of the Insured Risks or in respect of any other risk expense or liability which the Landlord shall have insured as herein provided unless the same shall have been first approved in writing by the Landlord such approval not to be unreasonably withheld or (ii) which may make void or voidable any policy for such insurance AND to repay to the Landlord all expenses (including increased premiums) incurred by it in or about any renewal of such policy rendered necessary by a breach of this covenant

(d)       Not to store or permit to be stored on the Demised Premises any petrol or other especially inflammable explosive or combustible substances or other matters except in properly designed tanks and containers and then only in amounts necessary for the conduct of the business of any authorised occupier of the Demised Premises

(e)       If at any time the Tenant is entitled to the benefit of any

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insurance of the Demised Premises (other than the Defects Insurance Policy) which duplicates any such insurance effected by the Landlord then to apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received to the reasonable satisfaction of the Landlord

(f)        To comply with the requirements and proper recommendations from time to time of insurers of the Demised Premises

(g)       To pay on demand a sum not exceeding the excess on each and every claim made by the Landlord against the insurers of the Demised Premises (where such claim relates solely to the Demised Premises) or a proper proportion thereof (in the event that the claim also relates to other premises of the Landlord) and any dispute regarding the proportion payable shall in the event of a dispute be determined as provided in clause 3.12(b) Provided always that the Tenant shall not be liable to pay any excess which relates to any claim made under the Defects Insurance Policy

3.13     Assignment and Underletting

(a)       Not to assign transfer mortgage charge underlet licence share or part with possession or occupation of the whole or any part or parts of the Demised Premises PROVIDED that the following shall not constitute a breach of this covenant.-

(i)        subject to the provisions of Clause 3.13(b) assignment of the whole of the Demised Premises to a respectable and responsible assignee with the previous consent of the Landlord such consent not to be unreasonably withheld or delayed

(ii)       Subject to the provisions of clause 3.13(c) hereof

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(a)       Underletting of the whole of the Demised Premises provided that there shall not be subsisting at any one time more than two sublettings of the whole (howsoever remote) in respect of which the security of tenure provisions of the Landlord and Tenant Act 1954 shall not have been validly excluded in accordance with the provisions of s 38(4) of the Landlord and Tenant Act 1954 as amended by s 5 of the Law of Property Act 1969

(b)      Underlettings of Permitted Parts within the provisions of Sections 24 to 28 of the Landlord & Tenant Act 1954 provided that there shall not be subsisting at any one time more than four underlettings of Permitted Parts (howsoever remote) in respect of which the security of tenure provisions of the Landlord & Tenant Act 1954 shall not have been excluded in accordance with the provisions of section 38(4) of the Landlord and Tenant Act 1954 as amended by Section 5 of the Law of Property Act 1969

(c)       Underlettings of the whole or part or parts (whether or not a Permitted Part) of the Demised Premises (but which may include the Link) in respect of which the provisions of Sections 24 to 28 of the Landlord & Tenant Act 1954 have been validly excluded Provided that the number of such underlettings affecting Level One where there are more than three separate lease occupations subsisting at any one time shall at all times be consistent with the principles of good estate management

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Provided Always That notwithstanding anything else herein contained no underlease which is otherwise permitted by the provisions of this clause 3.13(a)(ii) shall be granted without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed

(iii)      a mortgage or charge of the whole of the Demised Premises with the previous written consent of the Landlord such consent not to be unreasonably withheld or delayed provided that no such consent shall be required to a floating charge

(iv)     the sharing of occupation of the Demised Premises or any part or parts thereof with any company which is for the time being a member of the same group of companies as the Tenant (member of the group having the same meaning ascribed to it under Section 42 of the Landlord and Tenant Act 1954) provided that such sharing of occupation ceases immediately upon any such company ceasing to be a member of the same group of companies as that of the Tenant and provided that no relationship of landlord and tenant is thereby created

(v)      In this sub clause

“LIFFE”	means LIFFE (Holdings) PLC and/or LIFFE Administration and Management and/or any Group Company

“LIFFE Member”	means any person who is for the

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time being the holder lessee or user of any trading permit or other trading right issued or granted by LIFFE Administration and Management and/or a Group Company

“Other Markets”

means any person (other than LIFFE) which carries on or organises or administers a recognised market for dealing in stock shares units bonds commodities futures contracts forward contracts for differences option contracts or other similar matters

“Members of Other Markets”	means persons who for the time being bear a similar or analogous relationship to any Other Markets as LIFFE Members bear to LIFFE

“Service Organisation”	means person who (a) provide services (which services are properly connected to LIFFE’s trading activities) to LIFFE and/or to LIFFE Members and/or Other Market and/or Members of Other

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Markets in occupation in any part of the Demised Premises and/or the LIFFE Premises and (b) need to occupy part of the Demised Premises for the purposes of providing such services

The Tenant may grant licences to LIFFE Members and/or other Markets and/or Members of Other Markets and/or Service Organisations to use any part or parts of the Demised Premises each such licence to be in the form of the draft of the Licence (completed as appropriate) set out in the Tenth Schedule hereto or with such amendments thereto as shall have been previously approved by the Landlord and the Superior Landlord such approval not to be unreasonably withheld or delayed provided that there is no parting with possession and that no relationship of landlord and tenant is thereby created and that any such licence will cease and determine automatically upon the licensee ceasing to be a LIFFE Member or an Other Market or a Member of an Other Market or a Service Organisation (as the case may be)

(vi)     Save in the case of booths lockers or (where required by Service Organisations (as hereinbefore defined)) service accommodation as to which the provisions of sub clause (v) above shall apply the use of the Demised Premises or

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any part or parts thereof by any or all the parties referred to in the Ninth Schedule for any or all of the uses set out in the Ninth Schedule provided that there is no parting with possession and that no relationship of landlord or tenant is thereby created.

(b)      (i)        In relation to any assignment referred to in Clause 3.13(a)(i) hereof the intended assignee shall covenant with the Landlord to pay the rents and to perform and observe all the covenants obligations and conditions on the part of the Tenant herein during the residue of the term PROVIDED ALWAYS THAT in the case of an assignment to a Group Company such covenant shall provide for the release of all liability of the Group Company in relation thereto in the circumstances set out in clause 5.11 hereof as if the reference therein to LIFFE Administration and Management were a reference to such Group Company

(ii)       The Landlord shall (save in the case of an assignment to a Group Company) be entitled to require (if it is reasonable to do so in all the circumstances) a guarantor for any intended assignee reasonably acceptable to the Landlord who shall covenant with the Landlord in the form of the Sixth Schedule (mutatis mutandis)

(iii)      The Tenant shall not assign the whole of the

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Demised Premises without simultaneously assigning the whole of the premises demised by the Link Lease to the same assignee Provided that the same is still subsisting and in force

(c)       (i)        No underlease shall be granted for or in consideration of the payment of a fine or premium or other capital sum to or for the benefit directly or indirectly of the Tenant but so that this shall not for the avoidance of doubt preclude the taking of a reasonable premium capital sum or other payment for any fixtures fittings or chattels

(ii)       Any underlease shall contain terms and conditions (other than as to rent) as nearly as reasonably practicable (having regard to the premises to be demised by such underlease and to the term of such underlease) the same as and in any event no less onerous than those contained in this Lease

(iii)      There shall not be granted any lease underlease or sublease of the whole or any part or parts of the Demised Premises (whether granted out of this Lease or any lease inferior to this Lease and (if inferior) howsoever remote from the interest granted by this Lease) unless on or prior to the grant of the same the intended underlessee or sub-lessee has covenanted by deed directly with the Landlord and (by way of a separate covenant) with the Tenant and with any others having an

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interest in the relevant part of the Demised Premises inferior to that of the Tenant but superior to that of such underlessee or sub-lessee as follows -

(A)     not to assign transfer mortgage or charge part only of the premises thereby demised

(B)      not to assign or transfer the whole of the premises thereby demised without the prior written consent of the Landlord (which consent shall not be unreasonably withheld) and unless prior thereto the proposed assignee or transferee has entered into covenants with the Landlord and (by way of a separate covenant) with the Tenant and with any others having an interest in the relevant part of the Demised Premises inferior to that of the Tenant but superior to that of such underlessee or sub-lessee such covenants to be in identical form (mutatis mutandis) to the covenant referred to in this Clause 3.13(c)(iii) hereof and (for the avoidance of doubt) including this covenant

(C)      Not to underlet or part with or share occupation of the premises thereby demised or any part thereof except to the extent that such dealing is permitted at all by the proposed lease underlease or

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sublease by way of an assignment or (to the extent aforesaid) by way of underlease of the whole or an underlease of part in accordance with the provisions of clause 3.13(a)(ii) Provided Always that this shall not preclude the sharing of occupation of the premises thereby demised or any part or parts thereof with any company which is for the time being a subsidiary of such underlessee or the holding company of such underlessee or which is another subsidiary of the holding company of such underlessee (in each case within the meaning of Section 736 of the Companies Act 1985 as amended by the Companies Act 1989) so long as such companies remain members of the same group and such occupation does not create the relationship of landlord and tenant

(D)      Not to do or omit to do anything which in relation to the sub demised premises or by the exercise of any rights appurtenant thereto would put the Tenant in breach of any of the covenants (other than covenants for the payment of rents and other monies) agreements and conditions on the part of the lessee contained or referred to in this Lease

(E)      At the written request and cost of the

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Landlord to provide to the Landlord with details of the amounts of rents passing in respect of the premises thereby demised

(iv)      No underlease or sublease of the whole or any part or parts of the Demised Premises (whether granted out of this Lease or any lease inferior to this Lease and (if inferior) howsoever remote from the interest granted by this Lease) shall at any time be granted at a rent which is less than the best rent reasonably obtainable in the open market for the premises thereby demised and having regard (if such be the case) to the contemporaneous grant of an underlease or sublease of the Link to the same underlessee or sublessee (due account being taken of the term to be granted but disregarding any effect on rent of any goodwill attached to the premises to be thereby demised by reason of the carrying on by the Tenant and/or any Group Company of any business within the LIFFE Premises) without taking a fine or premium (but so that this shall not preclude the taking of a reasonable fine or premium for any fixtures fitting or chattels) at the time of the grant of such underlease or sub-lease

(v)       The Tenant shall not underlet the whole of the Demised Premises without simultaneously underletting to the same underlessee the whole of the premises demised by the Link Lease (provided that the same is still subsisting and in

40

force) for a term (subject to any provision for the determination thereof which reflects the provisions for determination contained in the Link Lease and/or such underlease) coterminous with the term of such underlease of the Demised Premises

(d)      At the written request and cost of the Landlord to provide to the Landlord details of all derivative interests and occupational rights of or in the Demised Premises or any part thereof (other than those with whom the Tenant is sharing occupation or to whom it has granted licences under respectively paragraph (a)(iv) or (a)(v) above or any permitted category of occupants referred to in paragraph (a)(vi) above but so that the Tenant shall in such case at the request and cost of the Landlord but no more than once in each year of the term provide the Landlord with a list of the names of all such persons) howsoever remote or inferior including particulars of the rent or rents payable in respect of such derivative interests all such details to be provided as soon as reasonably practicable following the written request of the Landlord therefor

(e)       The Tenant shall not knowingly permit or (so far as it is within the Tenant’s control) suffer any breach by any underlessee of any of the provisions of such underlessee’s underlease and shall take all reasonable steps to enforce the same and so far as it reasonable so to do operate and enforce any provisions therein for the

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review of rent

(f)       The Tenant shall not (save where compelled so to do by statute) at any time without the consent of the Landlord (such consent not be unreasonably withheld or delayed) reduce or permit to be reduced the rent payable by any underlessee in whom any derivative interest in the Demised Premises or any part thereof shall for the time being be vested nor waive forego or compound the same (but so that this provision shall not for the avoidance of doubt preclude the operation of usual provisions for cesser of rent)

(g)      No lease underlease or sublease shall be granted unless at least 10 Working Days previous notice in writing has been given by the Tenant to the Landlord containing a sufficient summary of the principal terms negotiated as to (i) the premises proposed to be let (ii) the name of the prospective lessor (iii) the names and addresses of the prospective lessee and guarantors (if any) (iv) the term of years to be granted (v) the amount of the rent and when it is payable (vi) the times of rent reviews (vii) provisions as to alienation and alterations (viii) the provisions for any service charges (ix) the liability for repairs decoration and insurance (x) any options or rights to renew or determine and (xi) any restriction on the Tenant’s right to elect to make its supplies pursuant to any such lease underlease or sublease taxable for Value Added Tax purposes or other tax of a similar nature

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3.14     Registration of documents

To deliver or cause to be delivered to the Landlord or its agents for the time being (and at the written direction of the Landlord to any Superior Landlord) a notice of every assignment underletting disposition or devolution of or charge on or transfer of the title of the Demised Premises or any part thereof whether by way of mortgage or otherwise and whether for the whole or any part of the term or otherwise within twenty one days after the execution or signature of any deed or document or after the date of any probate letters of administration or other instrument or any court order by which such assignment underletting disposition devolution charge or transfer may be effected or evidenced such notice to specify the name and address and description of the person or persons to whom or in whose favour the assignment underletting disposition devolution charge or transfer shall be made or take effect AND also at the time of delivery of any such notice to produce the deed document instrument or order or a certified copy thereof by which such assignment underletting disposition devolution charge or transfer shall purport to be effected or evidenced as aforesaid for the purpose of having a memorandum thereof entered in a register to be kept for that purpose AND to pay to the Landlord or its agent their proper and reasonable fees for the registration of each such deed document instrument or order or certified copy thereof

3.15     Signboards, notice boards and other displays

(a)       Except in relation to notices required by law not to display or affix or permit or suffer to be displayed or affixed on the windows bounding the Demised Premises any signboards fascias placards bills notices advertisements or other notifications whatsoever PROVIDED THAT the Tenant may place or affix neat and unobtrusive notices displaying the name of the Tenant and the names of any other permitted occupiers of the Demised Premises on or adjacent to the

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entrance doors into the Demised Premises

(b)       Not without the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed) (having regard to the reasonable requirements of a normal office tenant and subject to the provisions of clause 4.13 to erect display or affix directional signboards or other notices in the concourse area shown edged brown on Plans LIF/54 and LIF/51A each such signboard or notice to be of a size type design and in a position first approved by the Landlord such approval not to be unreasonably withheld or delayed

(c)       Not to place or affix across or upon the windows bounding the Demised Premises or within the Demised Premises so as to be visible from outside the Demised Premises any flashing lights or lighted signs nor to place or affix any screens across or upon the windows of the Demised Premises PROVIDED THAT the Tenant may place or affix blinds curtains or screens across or upon the windows of the Demised Premises so as to be visible from outside the Demised Premises such blinds curtains or screens first to be approved as to colour specification and design by the Landlord (such approval not to be unreasonably withheld or delayed) and if any lights or other illumination at the Demised Premises shall at any time be found to cause confusion with the signals on British Rail’s railway or to be likely in the opinion of the Regional Signal and Telecommunications Engineer of British Rail after due consideration to cause such confusion (the opinion of such Engineer not to be open to question by the Tenant on matters affecting the safety and operation of the railway) then the Tenant shall upon request by British Rail forthwith cease or prevent the display of the same or alter the same in such a manner as to avoid such confusion or likely confusion

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3.16     Planning Acts

Without prejudice to the generality of Clause 3.5 hereof and in relation to the Planning Acts

(a)       at all times during the term to comply with the Planning Acts and all Planning Consents and conditions (if any) thereunder so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things already earned out executed done or omitted by the Tenant or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose

(b)       during the term so often as occasion shall require without expense to the Landlord to obtain from the relevant planning authority or the Secretary of State for the Environment or other authorised person or body all such Planning Consents (if any) as may be required for the carrying out by the lawful occupier thereof from time to time of such person’s operations on the Demised Premises or the institution or continuance thereon of such person’s use thereof which may constitute development within the meaning of the Planning Acts BUT so that the Tenant shall not make any application for such Planning Consent without the previous written consent of the Landlord (which shall not be unreasonably withheld)

(c)       on receipt by the Tenant of any notice order Planning Consent proposal or determination under the Planning Acts to deliver forthwith to the Landlord a copy thereof and insofar as such relates to the Demised Premises or the carrying out thereon of any operations by the Tenants or those deriving title under it (unless the Tenant shall lawfully decline to implement a Planning Consent subject to conditions which it reasonably considers onerous) without delay and at the Tenant’s own expense to comply with such notice order Planning Consent proposal

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or determination AND if so required by the Landlord (but at the Landlords cost) to make or join in making such representation or appeal in respect of any such notice order Planning Consent proposal or determination as the Landlord may reasonably require

(d)       to pay and satisfy any charge that may hereafter be imposed under the Planning Acts by reason or in respect of the carrying out of any such operations or the institution or continuance of any such use as aforesaid

(e)       unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any Planning Consent which may have been granted during the term

(f)        the Tenant will not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) serve a purchase or similar notice under the Planning Acts or any other statute requiring any local or other competent authority to purchase the Tenant’s interest hereunder

(g)       notwithstanding any consent which may be granted by the Landlord under this Lease the Tenant will not carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord’s consent is required to be obtained under this Lease and for which a planning permission needs to be obtained) before any requisite Planning Consent therefor has been produced to the Landlord and acknowledged in writing as satisfactory to the Landlord (such acknowledgement not to be unreasonably

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withheld or delayed)

(h)       if and when called upon so to do to produce to the Landlord or the Landlord’s Surveyor at the Tenant’s expense all such plans documents and other evidence as the Landlord may reasonably require in writing in order to satisfy itself that the provisions of this covenant have been complied with in all respects

3.17     Sale and letting boards and viewing

(a)       To permit the Landlord or its agents to enter upon the Demised Premises upon two Working Days prior written notice during normal working hours at any time within six months next before the expiration of the said term (howsoever determined) to affix upon any such suitable part of the Demised Premises a notice board for reletting the same (such letting board to be in such position as shall cause as little inconvenience to the Tenant and its business as is reasonably practicable) unless the Tenant shall have made a valid Court Application under Section 24 of the Landlord and Tenant Act 1954 or otherwise be entitled to remain in occupation or to a new tenancy

(b)       Not to remove or obscure such notice boards or bills as are referred to in Clause 3.17(a)

(c)       During such period of six months aforesaid unless the Tenant shall have made such application as is referred to in sub clause 3.17(a) to permit prospective tenants having an authority from the Landlord or the Landlords agents on reasonable prior written notice and during normal working hours to view the Demised Premises without interruption provided that such persons comply with the requirements of clause 5.10

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(d)       To permit mortgagees and prospective purchasers of the Landlords interest in the Demised Premises and having an authority from the Landlord or the Landlords agents on reasonable prior written notice and during normal working hours to view the Demised Premises without interruption provided that such persons comply with the requirements of clause 5.10

3.18     Encroachments Easements

Promptly to give notice to the Landlord of:-

(a)       any encroachment upon the Demised Premises or the acquisition of any right to light passage drainage or other easement or other right in over or under the Demised Premises

(b)       any threatened obstruction or loss of any easement or other right belonging to used with or enjoyed by the Demised Premises or any part thereof

AND on the reasonable written request of the Landlord and at the Landlord’s cost to adopt such means as may be required or deemed proper for preventing any such right liberty encroachment or the acquisition of any such easement

3.19     To pay for services etc

To the extent not covered by the Service Charge to pay and discharge and indemnify the Landlord against all charges for gas electricity water telephone and all other like services enjoyed used or consumed exclusively in the Demised Premises (including without prejudice to the generality of the foregoing hire and meter rents fuel adjustment costs surcharges licences and other necessary permitted or statutory increases or additions)

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3.20     Fire-fighting equipment

The Tenant shall at its expense at all times during the said term keep the Demised Premises supplied and equipped with such fire-fighting apparatus and appliances as the Landlord’s insurers or the Fire Officer or other competent authority shall from time to time in writing properly specify AND will maintain (and whenever necessary replace) such apparatus and appliances (including fire warning systems) in a condition fit for immediate use and have the same regularly and properly serviced by competent contractors AND shall keep them available for inspection by the Landlord or its insurers or the Fire Officer or other competent authority AND will not obstruct the access to or means of working any such apparatus and appliances

3.21     Defective Premises

Upon becoming aware of the same to notify the Landlord without delay of any “relevant defect” in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof for the time being in force AND to display and maintain all notices which may from time to time be required to be displayed or erected on the Demised Premises under the said Act

3.22     Car Parking

(a)       (i)        Not to obstruct or permit the obstruction of any common access way within the Car Park or of any other car parking space within the Car Park and not allocated for the use of the Tenant

(ii)       For so long as and to the extent that the car parking spaces referred to in paragraph 5 of the Second Schedule are being used for the parking of cars and are not being lawfully used for some other purpose permitted by this Lease to use each of the said car parking spaces for parking of private motor vehicles wholly within such spaces

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(b)       Not to store or permit to be stored any petroleum or other dangerous explosive or inflammable substances liquid or compound thereof except fuel and lubricant in the vehicles if (or the propulsion thereof) for the time being in or upon the said car parking spaces

(c)       Not to carry out any repairs to or servicing or washing of any vehicle within the Car Park

(d)       To use all reasonable endeavours to exercise the said rights with due care and consideration for the safety and convenience of other users of the Car Park and to observe and perform such reasonable regulations as the Landlord may from time to time publish for the operation of the Car Park Provided that any such regulations do not materially detract from the Tenant’s lawful use and enjoyment of the said car parking spaces

(e)       That in the exercise of the rights specified in paragraph 5 of the Second Schedule hereto the Tenant will not cause any damage or injury to any property adjoining the Car Park now or at any time hereafter belonging to the Landlord or the access roads and ways leading to the said car parking spaces or to the equipment (other than equipment belonging to the Tenant or other permitted occupiers of the Demised Premises) in or on the Car Park and will forthwith make good to the reasonable satisfaction of the Landlord all such damage or injury which may in fact be caused or will (at the option of the Landlord) repay to the Landlord on demand the reasonable and proper costs and expenses incurred by the Landlord in making good the same which the Landlord is hereby authorised to do at the expense of the Tenant

PROVIDED THAT the Tenant shall not be liable for any damage caused by any of the Insured Risks save to the extent that the insurance money in respect

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thereof is irrecoverable in whole or in part due to some act or default of or on the part of the Tenant

(f)        To observe and perform all reasonable requirements conditions and rules and regulations imposed by the insurance company or companies concerned and notified in writing to the Tenant in connection with or relating to the Tenants use of the said car parking spaces and whilst so being used the parking of motor vehicles therein and in force from time to time

(g)       To comply with and observe all Acts of Parliament orders bye-laws regulations requirements stipulations and conditions of whatsoever kind imposed at any time during the continuance of this Lease by Parliament or other competent authority in respect of the Tenant’s use (as opposed to the ownership and management) of the said car parking spaces and not to do anything in breach or contravention of any such Acts of Parliament orders bye-laws regulations requirements stipulations and conditions aforesaid

3.23    Defects Insurance Policy

(a)       Not to do nor to permit nor so far as it is within the Tenant’s control suffer to be done anything in on or upon the Demised Premises nor so far as it is within the Tenant’s control in on or upon any other part of the Retained Parts which may render the Defects Insurance Policy void or voidable or liable to cancellation

(b)      (i)        In so far as applicable to a tenant of the Demised Premises under the terms of this Lease at all times to comply with the terms and conditions of the Defects Insurance Policy and the requirements of the insurers in relation thereto or any matters arising in connection therewith or in relation to any

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claim thereunder Provided always that and for the avoidance of doubt the Tenant shall not be required to pay or contribute towards any excess payable in respect of any claim made under the Defects Insurance Policy

(ii)       Without prejudice to the generality of the above to inform the insurers from time to time under the Defects Insurance Policy of any works of repair or any alterations or additions which it proposes to carry out pursuant to the provisions of this Lease and which are required to be notified to the insurers under the terms of the Defects Insurance Policy

(c)       In the event of anything occurring in the Demised Premises or any parts of the Retained Parts over which the Tenant has right of access or use which might give rise to a claim under the Defects Insurance Policy to notify the Landlord in writing thereof forthwith upon the Tenant becoming aware of the same and to provide the Landlord with such information as the Landlord shall reasonably require in relation to the event that has occurred and in the event of a claim being made by the Tenant the progress of any such claim with the insurers and where the Landlord has or may have such a claim in respect of the same or any connected subject matter to liaise with the Landlord generally in connection therewith and in particular to allow the Landlord to have sight of any documents which the Landlord reasonably considers necessary in connection with such a claim

4         LANDLORD’S COVENANTS

THE Landlord COVENANTS with the Tenant as follows.-

4.1      Quiet enjoyment

That the Tenant paying the rents hereinbefore reserved and performing and

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observing the several covenants conditions and agreements on the part of the Tenant herein contained shall and may peaceably hold and enjoy the Demised Premises during the term without any interruption by the Landlord or by any person lawfully claiming through under or in trust for it or by title paramount

4.2       Insurance

(a)       To insure the Cannon Bridge Estate the Gantries and the Prow with reputable insurers in the Full Reinstatement Cost thereof against the occurrence of the Insured Risks

(b)       To take out and maintain Loss of Rent Insurance

(c)       To provide to the Tenant on demand (but not more frequently than twice in every year) details of the terms and conditions of the relevant policies of insurance together with copies of the receipts for the latest premiums payable in respect thereof

(d)       To use all reasonable endeavours to ensure that the interest of the Tenant and any other permitted occupier of the Demised Premises notified to the Landlord is noted on any such policy of insurance and that such insurers provide to the Tenant a letter in favour of the Tenant of non-subrogation

(e)       To use all reasonable endeavours to ensure that any policy of insurance effected and the terms thereof are not materially different from the type and terms of policy that might reasonably be expected to be obtained from reputable insurers and be generally available for good quality offices in the City of London

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4.3       Reinstatement, rebuilding

(a)       In the event of the Gantries the Prow the Cannon Bridge Estate or any part thereof being damaged or destroyed by any of the Insured Risks rendering the Demised Premises or any part or parts thereof unfit for occupation or use for the purpose permitted by this Lease or so as to materially affect the use and enjoyment thereof or access thereto then save to the extent that the insurance monies in respect thereof are irrecoverable due to some act or default on the part of the Tenant or any of the Tenants servants agents of licensees or persons deriving title under the Tenant then subject to subclause 4.3(b) below the Landlord shall forthwith diligently pursue all claims and apply all insurance proceeds received in respect of such damage or destruction in rebuilding or reinstating the Cannon Bridge Estate the Gantries or the Prow (as the case may be) as soon as reasonably practicable and so as to render the Demised Premises once again fit for occupation and use for the purposes permitted by the Lease (including without limitation restoring all means of access thereto and all facilities required for the beneficial use and occupation of the Demised Premises) making up any difference between the cost of rebuilding and reinstating and the money received out of the Landlord’s own money

(b)       The Landlord shall not be liable to rebuild or reinstate the Cannon Bridge Estate the Gantries or the Prow (as the case may be) if but only for so long as such rebuilding or reinstatement is prevented by any “Supervening Events” and for the purposes of this sub-clause the expression “Supervening Event” means -

(i)        The Landlord having failed despite using all reasonable endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts and other statutes (if any) (hereinafter called “the Permissions”) to enable the Landlord to rebuild and reinstate as aforesaid

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(ii)       Any of the Permissions having been granted subject to a lawful condition with which it would be impossible to comply

(iii)      Some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place rendering the same impossible or meaning that the same could only be undertaken at a cost that would be unreasonable in the circumstances

(iv)      Rebuilding or reinstatement being prevented by war act of God governmental action strike lockout

4.4       Repair and Maintenance

To repair and maintain and keep in good and substantial repair the Main Structure of the Atrium Building the Subsidiary Structure of the Cannon Bridge Estate the Gantries and the Prow and to rebuild replace or renew the same as necessary so as to keep the same in good and substantial condition

4.5       Services

(a)       To provide or procure the provision of the services specified below all of which services shall be provided in an efficient and economic manner and in accordance with the principles of good estate management at a level appropriate to an office building of the type and size of the Atrium Building such services being as follows

(i)        all works which by or under any enactment or by any local or other authority are or may be directed or required to be executed upon or in respect of any of the Cannon Bridge Estate and/or the Prow and/or the Gantries (other than the Demised Premises or any Retained Parts capable of and intended for

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independent letting)

(ii)       the maintenance and repair of the areas over which the Tenant can exercise rights pursuant to paragraph 7 of the Second Schedule and the provision of lighting to the same where necessary

(iii)      the maintenance renewal and replacement where necessary of any fire alarms fire extinguishers fire fighting equipment or fire precaution equipment which the Landlord may from time to time reasonably consider necessary for the Cannon Bridge Estate as a whole (which do not relate exclusively to any areas which are let capable of being let or intended to be let) and the payment of all proper charges in connection with the maintenance thereof

(iv)      the supply of water to the Atrium Building

(v)       the maintenance running and repair of all plant and mechanical and electrical equipment and the Conduits relating thereto serving the Atrium Building excluding Tenant’s fixtures and fittings and any such items specifically demised to the Tenant or demised or intended to be demised to any other tenant of the Atrium Building

(vi)      to instal and maintain at all times a signboard in the Dowgate Hill Entrance displaying the name of the Tenant and other permitted occupiers of the Demised Premises together with such other signs and directions as may be reasonably requisite to enable the visitors and invitees of the Tenant and such other occupiers to readily ascertain the whereabouts of the

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Tenant and such other occupiers within the Cannon Bridge Estate

(vii)     the provision of such security guards as may be reasonably required for the safety and security of the occupants for the time being of the Atrium Building

(viii)    a manned reception desk at the Dowgate Hill entrance (to be manned at all times) and a manned reception desk at the top of the escalators (to be manned between the hours of 6:00am and 9:00pm on working days)

(ix)       between the hours of 6:00am to 9:00pm on all Working Days and at such other times as may from time to time be requested by the Tenant

(aa)     the heating cooling ventilation and lighting of the Atrium Building Common Areas the Atrium Common Areas the Atrium Internal Common Areas the Dowgate Hill Entrance the Car Park and of any areas over which the Tenant is granted rights of access in accordance with paragraph 9 of the Second Schedule

(bb)    the running of the escalators within and leading to the Atrium Building

(cc)     the running of the lifts from the Car park and the loading area shown coloured brown on Plan LIF/51B

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(dd)    the heating cooling and ventilation of the Demised Premises to such standard as required for their beneficial use and occupation as offices

(x)        otherwise than between the hours of 6:00am and 9:00pm on Working Days the running of at least one escalator the lift from the Car Park and the goods lift from the loading area shown coloured brown on plan LIF/51B

(xi)       the cleaning and general upkeep of the Atrium Building Common Areas the River Building Common Areas the Atrium Common Areas the Dowgate Hill Entrance the Atrium Internal Common Areas and to ensure that such areas are kept well maintained and decorated and free from unsightly items

(x)        keeping clean the outside of all windows bounding the exterior of the Atrium Building and those at or within the Dowgate Hill Entrance

(xi)       The maintenance and upkeep of the loading area shown coloured brown on plan LIF/51B and the compactors situate within such loading bay and the removal as often as may requisite of all refuse therein so as to ensure that sufficient refuse disposal facilities are made available for the Tenant and other occupiers for the time being of the Demised Premises

(b)       Unless the same are provided at the public expense or provided by and at the expense of any statutory body or local authority to use all reasonable endeavours to provide or procure the provision of such additional services as are referred to in the Fifth Schedule hereto which shall be provided in an efficient and economic manner and in

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accordance with the principles of good estate management and at the level appropriate for an office building of the type and size of the Atrium Building

4.6       Headlease

(a)       To pay the rent reserved by the Headlease and observe and perform the lessee’s covenants therein contained insofar as the same are not to be observed and performed by the Tenant as herein expressly provided

(b)       At the written request and cost of the Tenant to use all reasonable endeavours to obtain the consent of the Superior Landlord whenever such consent is required under the terms of this Lease or the Headlease

(c)       At the reasonable written request and cost of the Tenant to enforce the covenants on the part of the Superior Landlord contained in the Headlease

4.7       Compliance with Licences

At its own expense to comply with the provisions on the part of the licensee contained in the Licences set out below (including any renewals or replacements thereof which the Landlord shall take all requisite steps to obtain insofar as they may be reasonably required for the use and enjoyment of the Demised Premises as herein permitted) and shall indemnify and keep indemnified the Tenant from all costs claims expenses damages and liabilities arising as a result of any failure so to do, and such Licences being as follows.-

1.        The Licences made under The Highways Act 1980 dated 2nd January 1990 7th June 1988 8th February 1988 3rd March

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1988 21st January 1980 5th March 1990 and 2nd August 1991

2.        The PLA Deed

3.        A Licence made 5th January 1989 between the Mayor and Commonalty and the Citizens of the City of London (1) Cannon Bridge Investments Limited (2)

4.8       Provisions re Defects Insurance Policy

(a)       At all times to comply with the terms and conditions of the Defects Insurance Policy and the requirements of the insurers in relation thereto or any matters arising in connection therewith or in relation to any claim thereunder

(b)       Not to do permit nor (so far as it is or might reasonably be expected to be within the Landlord’s control) suffer to be done anything that would or would be liable to render the Defects Insurance Policy void or voidable or liable to cancellation by the insurers

(c)       Forthwith upon any event occurring which would give rise to a claim under the Defects Insurance Policy diligently to pursue such claim with the Insurers

(d)       Forthwith to lay out all monies received from the insurers under the Defects Insurance Policy in making good the defects and consequential damage in respect of which such monies have been paid and to pay any excess out of its own monies

(e)       In the event of anything occurring which might give rise to a claim under the Defects Insurance Policy to notify the Tenant thereof forthwith in writing and to provide the Tenant with such information

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as the Tenant shall reasonably require in relation to the event that has occurred and the progress of any claim with the insurers and where the Tenant has or may have a claim in respect of the same or any connected subject matter to liaise generally with the Tenant and in particular to allow the Tenant to have sight of any documents which the Tenant reasonably considers necessary in connection with such a claim

(f)        The Landlord shall forthwith deliver to the Tenant (free of cost to the Tenant) copies of all notices certificates reports letters schedules and all other communications or notifications prepared issued delivered or sent by the insurers in connection with the Defects Insurance Policy and shall keep the Tenant informed from time to time of its proposals to deal with any requirements of the insurers

(g)       The Landlord shall forthwith notify the Tenant of any amounts paid out by the insurers under the Defects Insurance Policy

(h)       Not to carry out any works whether of repair or otherwise to the Cannon Bridge Estate or any part or parts thereof without first notifying the insurers under the Defects Insurance Policy where such works are required to be notified to the insurers under the terms of the Defects Insurance Policy

4.9       Consents

The Landlord shall not unreasonably withhold or delay any consent or approval in respect of which it is stipulated in this Lease that the same is not to be unreasonably withheld or delayed

4.10     Landlord’s Surveyors

Where this Lease provides that any decision shall be taken or other thing done

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by the Landlord’s Surveyor the Landlord shall take all reasonable steps to procure that the Landlord’s Surveyor shall take such decision or do such thing properly and promptly

4.11     Insurers Regulations

At the request and cost of the Tenant to make such reasonable representations to the insurers of the Cannon Bridge Estate and/or the Demised Premises in respect of any regulations imposed by the insurers in respect of the Demised Premises or other matter in respect of which the Tenant is under an obligation to comply pursuant to the provisions of this Lease

4.12     Insurance Premiums

To have due regard to the fact that the Tenant contributes towards insurance premiums payable pursuant to this Lease when effecting a renewal of any policy of insurance with a view to minimising the amount of such premiums

4.13     Accessways

The Landlord shall not permit or suffer the accessways lobbies and receptions halls forming part of the Atrium Common Areas the Dowgate Hill Entrance or the Atrium Building Common Areas to be used other than as common accessways for the benefit of the occupiers for the time being of the Cannon Bridge Estate as a whole

4.14     Conduits

The Landlord shall take all proper and prudent steps to ensure that where any other tenants and occupiers of the Atrium Building install any Conduits in any of the ducts risers or other channels within or serving the Atrium Building that they do so in a proper and workmanlike manner and in accordance with the requirements of all requisite authorities and in accordance with good methods of building practice referable to the installation of such Conduits as are in existence at the time such installations are made and the Landlord shall ensure

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that sufficient space is left available in the ducts risers and other channels within or serving the Atrium Building and/or the Demised Premises to enable the Tenant to have its pro-rata share of such ducts risers and other channel space for the laying of Conduits through such ducts risers and other channels PROVIDED ALWAYS and it is hereby agreed that in any calculation of the Tenant pro-rata share aforesaid the area reserved for the exclusive use of the Tenant pursuant to Clause 1(f) of the Second Schedule shall not be taken into account it being the intent that such exclusive area shall be in addition to what would otherwise be the Tenant’s pro rata share as aforesaid

4.15     Defects

Without prejudice to clause 4.8 hereof or any other provision of this Lease the Landlord shall at no cost to the Tenant remedy any defect in the design construction or materials used in the Cannon Bridge Estate the Gantries and the Prow (including without limitation all plant and machinery therein or serving the same) without unreasonable delay following the Landlord becoming aware of the same provided that the Landlord shall only be required to remedy any such defect to the extent that such defect adversely affects the Tenant’s and/or other occupiers for the time being of the Demised Premises use and enjoyment of the Demised Premises or its or their business carried on thereat

4.16     Toilets

The Landlord shall ensure that all requisite steps are taken and with the minimum of delay to unblock or as the case may be once again render capable for use the toilets blocked or incapable of use which render necessary any exercise of the right referred to in paragraph 6 of Part A of the Third Schedule

4.17     Allotted Area

To preserve the area (“the Allotted Area”) in the basement of the Cannon

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Bridge Estate show for identification edged red on plan L7249 (–) 109 for the installation of such standby generator as may be required to be installed by the Tenant pursuant to clause 4.18 hereof

4.18     Standby Generator

(a)       If the Tenant shall require the installation of a standby generator to the Allotted Area it shall serve written notice (“Tenant’s Request”) to that effect on the Landlord and shall provide the Landlord with details of the generator proposed to be installed and the date upon which it is expected that delivery of that generator will be made

(1)       Following receipt of the Tenant’s Request the Landlord shall make arrangements to accept delivery of the generator at the Cannon Bridge Estate and shall notify the Tenant in good time prior to the expected delivery date of the arrangements it has made to accept delivery

(2)       The Landlord shall forthwith following delivery of the said generator and with all reasonable dispatch carry out such works as may be requisite to install the said generator in the Allotted Area

(3)       Any works of installation carried out by the Landlord shall be carried out in a good and workmanlike manner and in accordance with the recommendations of the manufacturers and suppliers of the said generator and to the reasonable satisfaction of the Tenant and the Landlord shall ensure that the said generator is connected to a fuel supply sufficient for the normal operation and use of the said generator

(4)      The Landlord shall during the course of the works of installation have due regard to the reasonable requirements of the Tenant in relation to the relevant works of installation including those in relation

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to any connections that need to be made between the Demised Premises and the said generator

(5)        The Tenant shall following completion of the works of installation pay to the Landlord on demand the reasonable and proper costs incurred by the Landlord in carrying out the relevant works of installation and the Landlord shall provide to the Tenant upon request copies of all receipts and invoices in relation to the expenditure relating to those works

(b)       The Landlord shall following a written request of the Tenant remove or replace any standby generator installed pursuant to subclause 4.18(a) hereof.

(i)        In the case of a request for removal the Landlord shall carry out the requisite works of removal as soon as reasonably practicable following receipt of such request to remove all such works of removal to be carried out in a good and workmanlike manner and the Landlord shall following removal make delivery of the generator to the Tenant or as it may direct and the provisions of sub-clause (a)(5) above shall apply mutatis mutandis

(ii)       In the case of a request for removal and replacement the provisions as to removal referred to in subclause (b)(i) above shall apply and the provisions as to installation referred to in sub-clause (a) shall apply mutatis mutandis and in either case the provision of sub-clause (a)(5) shall apply mutatis mutandis

4.19   Additional Chilling Capacity

(1)      The Landlord shall within six months of the date of the Lease install and commission within the Cannon Bridge Estate an additional

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chiller having capacity to provide an additional and continuous supply of chilled water to the Demised Premises of 45 watts per m2 such supply to be for the avoidance of doubt in addition to the supply to made by the Landlord pursuant to clause 4.5(a)(ix)(dd) and the Landlord shall in carrying out such works of installation provide such Conduits as may be requisite to enable the Tenant to connect to and take such a supply from a point that is reasonably accessible and adjacent to the Demised Premises

(2)       The Landlord shall following completion of the works referred to above maintain and operate the chillers so as to provide a continuous supply of chilled water to the Demised Premises of 75 watts per m2 such supply to be for the avoidance of in addition to the supply to made by the Landlord pursuant to clause 4.5(a)(ix)(dd)

4.20     Risers

(1)       In the event that the Tenant shall desire to lay any Conduits in the exercise of any of the rights granted pursuant to the Second Schedule and there are no existing risers ducts or other channels in which such Conduits can be laid then the Landlord shall forthwith following the written request of the Tenant and subject to obtaining all requisite consents (which the Landlord will use all reasonable endeavours so to do) construct and provide such additional risers ducts or other channels as the Tenant may reasonably require to enable the Tenant to lay such Conduits Provided that no such ducts risers or other channels shall be constructed through parts of the Cannon Bridge Estate which are or are intended to be separately let or externally to the Cannon Bridge Estate

(2)       The Tenant shall pay to the Landlord forthwith following written demand therefor the reasonable and proper costs incurred by

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the Landlord in constructing any such additional risers ducts or channels and the Landlord shall forthwith upon written demand supply to the Tenant copies of all invoices and receipts in relation to such expenditure

(3)       At the request and cost of the Tenant to repair the Conduits within the data cable riser running between Level 1 and Level 2 of the Atrium Building the approximate position of which is shown by the number 3A on plan L7249 LT01 A

5.         GENERAL PROVISIONS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows.-

5.1       Forfeiture

If the rents hereby reserved or any part thereof shall at any time be unpaid for twenty one days after the due date for payment thereof (whether in the case of the rent first reserved formally demanded or not) or if any of the covenants or obligations on the part of the Tenant herein contained shall not be performed or observed or if the Tenant (being an individual) shall.-

(a)       be subject to a bankruptcy order or a petition for such an order is presented, or

(b)      if any such order is made in relation to the Tenant, or

(c)       if an interim receiver is appointed of the property of the Tenant under Section 286 of the Insolvency Act 1986, or

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or if the Tenant (being a company) shall (save for the purpose of a solvent amalgamation or reconstruction).-

(i)        have an order made or a resolution passed for its winding up; or

(ii)       shall otherwise enter voluntary winding up, or

(iii)      if a provisional liquidator is appointed in respect of the Tenant, or

(iv)     if the Tenant is dissolved (whether or not after winding up); or

(v)      if an administration order is made or a petition for such an order is presented in respect of the Tenant; or

(vi)     if a receiver (which expression shall without prejudice to the generality thereof include an administrative receiver as defined by Section 251 of the Insolvency Act 1986) is appointed in respect of the Tenant, or

(vii)    if the Tenant is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

(viii)   if any meeting is convened pursuant to Section 3 of the Insolvency Act 1986 to consider a proposal for a voluntary arrangement under Part I of such Act in relation to the Tenant or if any arrangement is approved in relation to the Tenant or if at any such meeting as aforesaid a voluntary arrangement under the said Part is

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not approved in relation to the Tenant

or if the Tenant (being either a company or an individual) shall enter into an agreement or make any arrangement with creditors for liquidation of the debts and liabilities of the Tenant by composition or otherwise then and in any such case it shall be lawful for the Landlord subject to the leave of the Court and the consent of any person which may by law be required at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely terminate but without prejudice to any right of action of either party in respect of any antecedent breach of any of the covenants on the part of the other herein contained

5.2       Exoneration of liability of Landlord

The Landlord shall not be liable to the Tenant for any loss damage or inconvenience in respect of any failure or interruption or imperfect or irregular supply in any of the Landlords Services which arise by reason of proper and necessary repair replacement maintenance of plant or its damage or destruction or (but without prejudice to the provisions of clause 4(15) hereof) by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel current materials water or labour or any other cause beyond the reasonable control of a reasonable landlord PROVIDED ALWAYS THAT the Landlord shall use all reasonable endeavours to minimise the adverse effect of any such circumstances including without prejudice carrying out such work or doing such act or things as may be requisite to restore such services and PROVIDED FURTHER that the Landlord’s liability shall not be excluded nor a claim by the Tenant precluded in respect of any risk defect breakdown shortage stoppage or other circumstances which arises from the act neglect or default of the Landlord or

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its agents or any other tenant of the Landlord

5.3       Suspension of rent

If from time to time the Cannon Bridge Estate the Gantries or the Prow or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises or any part thereof unfit for occupation or use for the purposes permitted by this Lease or as to materially affect the access thereto or services required therefor and the policy of insurance effected by the Landlord hereunder in respect of loss of rent shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of any act or default of the Tenant or any subtenant or any servant agent licensee or invitee of the Tenant or any such sub-tenant then as often as the same shall happen the rents reserved hereunder or a fair proportion thereof according to the extent of the damage sustained shall be suspended from the date of such destruction or damage until the date which is three months following the date upon which the Demised Premises shall have again been rendered fit for occupation and use as aforesaid and all relevant means of access and facilities required for such use restored and if such insurance monies shall be partly irrecoverable by reason of such act or default of the Tenant or others aforesaid then such suspension shall apply to such proportion of the rents which bears the same ratio to the proportion of the insurance monies relating to the said rents as remains recoverable Provided that where any such circumstances arise giving rise to an abatement prior to the Payment Commencement Date or which would give rise to an abatement were the rent firstly reserved then payable then the relevant abatement shall be calculated as if such rent were payable prior to the Payment Commencement Date and the relevant abatement insofar as it relates to the rent firstly reserved shall apply with effect from the Payment Commencement Date for the relevant period

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5.4       No warranty as to user

That nothing herein contained or implied or in any licence or consent hereafter granted shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can be lawfully used for the purpose hereinbefore referred to or for any other particular purpose whatsoever

5.5       Defects Insurance Additional Premiums

(a)       In the event of an additional premium being levied by insurers under the terms of the Defects Insurance Policy other than by virtue of claims condition 6 thereof the additional premium shall be paid by whichever of the Landlord or the Tenant was responsible for the act or omission which shall have caused the insurers to levy the additional premium provided that for these purposes:-

(i)        any act or omission by the Landlord’s mortgagees its other tenants or anyone else under its or their control shall be deemed to be an act or omission of the Landlord

(ii)       any act or omission by any sub-tenants of the Tenant or anyone else under its or their control shall be deemed to be an act or omission of the Tenant

(b)       If the Landlord and the Tenant are unable to agree upon the responsibility for payment of the additional premium within one week of their receipt of notice thereof then the following procedure shall be followed -

(i)        the additional premium shall be paid initially by the Landlord

(ii)       the question of responsibility for payment of the

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additional premium and/or apportionment thereof shall be referred to the nominee of the Chairman for the time being of the Institute of London Underwriters (hereinafter called “the Nominee”) whose decision shall be final and binding on the Landlord and the Tenant

(iii)      within one week of the Nominee handing down his decision the Tenant shall pay such amount (if any) as may be necessary to put into effect the decision

(iv)      the costs of the Nominee shall be borne by the Landlord and the Tenant in direct proportion to their respective liability for the additional premium

(c)       In the event that either-

(i)        the Landlord and the Tenant have agreed that the Tenant is responsible for the whole or part of the additional premium or

(ii)       the Nominee has decided that the Tenant should pay the whole or part of the additional premium and the Tenant has failed to pay the same to the insurers or failed to reimburse the appropriate part thereof to the Landlord as the case may be within 14 days of either in the case of (i) above receipt of notification from the insurers of the additional premium or in the case of (ii) above the Nominee’s decision having been handed down then such amount as the Tenant shall have failed to pay as aforesaid shall be recoverable by the Landlord as rent in arrears

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5.6       Perpetuity Period

The perpetuity period for the purposes of this Lease shall be the period of 80 years from the date hereof

5.7       Roof Garden

(a)       In the event that the Tenant wishes to hold a social function on the Roof Garden outside the hours of 6 00 a m to 9 00 p m on Working Days then the Tenant shall be entitled so to do subject to -

(aa)     The Tenant providing the Landlord with as much notice as is reasonably practicable of the date upon which such social function is to occur and its likely duration, and

(bb)    The Tenant paying to the Landlord on demand any reasonable costs properly incurred by the Landlord (including but not limited to additional security costs) as a consequence thereof, and

(cc)     The Tenant ensuring that any such social function is conducted in an orderly and proper manner

(dd)    The Tenant complying with any reasonable regulations imposed by the Landlord for the conduct of such social function

(ee)     The Roof Garden being available for use by the Tenant on the date in question

(b)       In the event that the facilities of the Roof Garden shall be used by the Tenant outside the hours referred to above other than for a social function as above then the Tenant shall pay to the Landlord on

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demand any reasonable costs properly incurred by the Landlord (including but not limited to additional security costs) as a direct result thereof

5.8       Notices

(a)       The provisions of Section 196 of the Law of Property Act 1925 shall apply to all notices required to be given hereunder

(b)       Any notice to be given hereunder and the manner of giving of which is not otherwise provided for hereunder shall be in writing (which shall include telex and telegraphic facsimile transmission) and shall be delivered by hand or sent from within the United Kingdom by pre-paid first class post or telex or telegraphic facsimile transmission as follows -

(i)        in the case of the Tenant to its registered office for the time being in the United Kingdom

(ii)       in the case of the Landlord to its registered office for the time being

(iii)      in addition to such other address in the United Kingdom or as may previously have been notified in writing to the giver thereof by the party to whom such notice is required to be given under the terms of this Lease as being its address for the purpose of service of notices pursuant to this Lease

(c)       Any notice shall be deemed to have been served

(i)        if delivered by hand on the first Working Day following delivery

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(ii)       if sent by first class pre-paid post to an address on the United Kingdom mainland on the third Working Day after posting

(iii)      if sent by telex and/or telegraphic facsimile transmission on the first Working Day following successful transmission

(d)       In proving service it shall be sufficient proof in the case of a notice sent by post that the envelope containing the same was properly stamped addressed and placed in the post and in the case of a telex or telegraphic facsimile successfully transmitted

5.9       Limitation of ancillary rights

Save as here expressly provided nothing herein contained shall operate as a grant or assurance of any liberty privilege easement quasi-easement right or advantage whatsoever now held or enjoyed with or appertaining or reputed to appertain to the Demised Premises or any part thereof

5.10     Entry by Landlord onto Demised Premises

In making any entry upon the Demised Premises as permitted herein or as herein reserved the Landlord and others so entitled shall

(i)        comply with all such reasonable requirements as the Tenant may impose in relation to the security of the Demised Premises and the Tenant’s business carried out thereat, and

(ii)       cause as little inconvenience and disturbance to the Tenant and other occupiers of the Demised Premises and its or their respective businesses as is reasonably practicable and shall without delay make good any physical damage caused to the Demised Premises but so that this shall not limit the liability of the Landlord for damage arising as a result of any neglect or

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default or failure to exercise due care and skill in the exercise of such rights, and

(iii)      (save in the case of the Superior Landlord) be accompanied if the Tenant shall so require by a representative of the Tenant

5.11     Release of Liffe Administration and Management

In this clause

(a)       “the Tenant” shall mean Liffe Administration and Management only

(b)      “net profit” means net pre tax profits from the prospective assignees main operations

(c)       “acceptable assignee” means a prospective assignee not being a Group Company whose audited accounts for its accounting year ending not more than twelve months prior to the date of receipt by the Landlord of the first written request by the Tenant for consent to the assignment to the prospective assignee of the Lease and for each of the two preceding accounting years disclose net profits in each accounting year which are at least equal to three times the annual rent first hereby reserved and payable at the date the said assignment is likely to be completed or (if rent is not payable at such date) the annual rent first hereby reserved which will be payable at the expiration of any rent free period then running

(d)      “date of release” shall mean the date upon which this Lease is assigned by the Tenant to an acceptable assignee

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(e)       If the Tenant assigns this Lease to an acceptable assignee then upon the date of release the Tenant shall be released from all liabilities in respect of the Tenant’s covenants and conditions herein contained but without prejudice to any existing liability in respect of any antecedent breach of such covenants

(f)       Any dispute under this clause as to whether an assignee or a potential assignee constitutes an acceptable assignee shall be determined on the application of either the Landlord or the Tenant to an independent chartered accountant to be agreed upon between the parties or failing agreement to be appointed by the President or next most senior officer of the Institute of Chartered Accountants in England and Wales and which appointed accountant shall act as an arbitrator in accordance with the Arbitration Acts 1950 to 1979

5.12     Termination on frustration

In the event of there being any damage or destruction of the Cannon Bridge Estate the Gantries and/or the Prow by any of the Insured Risks rendering the Demised Premises or any part or parts thereof unfit for use and occupation for the purposes permitted by this Lease or so as to materially affect the access thereto or services required therefore and if either -

5.12.1             The requisite works of rebuilding or reinstatement of the Cannon Bridge Estate the Gantries and/or the Prow (as the case may be) shall not have been commenced within two years following the date of such damage or destruction or

5.12.2             The Cannon Bridge Estate the Gantries and/or the Prow (as the case may be) have not been rebuild or reinstated so as to render

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the Demised Premises or the relevant part or parts thereof once again fit for occupation and use for the purposes permitted by this Lease with all relevant means of access and facilities required for such use restored within a period of four years following the date of such damage or destruction

THEN and in either case the Tenant may determine this Lease by giving written notice to that effect to the Landlord at any time within three months following the expiry of such two or four year period as the case may be and in the event of any such notice being served this Lease shall cease and determine on the date which is six months following the service of such notice Any such determination pursuant to this clause shall be without prejudice to any rights or remedies that either party may have against the other for any antecedent breach and any monies received by the Landlord in respect of any insurance effected by the Landlord hereunder to be laid out in such rebuilding or reinstatement shall belong to the Landlord

5.13     Value Added Tax

(a)       Without prejudice to the provisions of the Eighth Schedule hereto where pursuant to the terms of this Lease the Landlord makes a supply to the Tenant and Value Added Tax is payable in respect of such supply the Tenant shall pay to the Landlord on production of a valid Value Added Tax invoice a sum equal to the amount of Value Added Tax so payable

(b)       The Landlord shall give written notice to the Tenant not less than 30 days before an Election (as defined in the Eighth Schedule) takes effect

(c)       The Landlord and the Tenant shall each take all requisite steps to give effect to the provisions of the Eighth Schedule

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5.14     Risers

5.14.1             The Landlord shall have the right to vary the route of any of the risers ducts or other channels it provides pursuant to clause 4.20 hereof provided that.-

(a)       No disruption is caused to any of the services or supplies to the Demised premises and the Tenant’s and other permitted occupiers use and enjoyment of the Demised Premises is not adversely affected

(b)       the varied route will not adversely affect the services or supplies to the Demised Premises

(c)       The varied route will not result in the maintenance and inspection of those supplies or services being materially more difficult or result in the Tenant incurring any expense.

5.14.2             The Landlord shall not commence any work of variation referred to in subclause 1 of this clause without first giving the Tenant at least twenty eight day prior written notice with sufficient particulars of the works proposed and the Landlord shall take due account of any reasonable representations that the Tenant may make in relation to the proposed works including the manner in which they are to be earned out.

5.14.3             For the avoidance of doubt this right to vary shall not extend to any of the risers ducts or other channel referred to in paragraphs l(f) and 12 of the Second Schedule

5.14.4             Any right of the Tenant to run supplies or conduits in any duct riser or channel provided by the Landlord shall extend to any

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such varied riser duct or channel

5.15     Tenant’s Option to Determine

If the Tenant shall be desirous of determining this Lease on or at any time after 16th December 2001 up to and including (date being 9 years and 9 months after Term Commencement Date) and shall serve upon the Landlord at least six months prior notice in writing of such desire then upon expiration of such notice this Lease shall cease and determine absolutely but without prejudice to any claim for any antecedent breach which either party may have against the other hereunder

6.         TENANT’S SURETY’S COVENANT

The Tenant’s Surety in consideration of the demise hereinafter contained being made by the Landlord at the Tenant’s Surety’s request HEREBY COVENANTS with the Landlord to observe and perform the covenants in the Sixth Schedule PROVIDED ALWAYS that the Tenant’s Surety’s liability under this covenant (whether pre-existing or otherwise) shall immediately cease and determine upon the date upon which the Tenant (here meaning LIFFE Administration and Management) is released pursuant to sub clause 5.11

IN WITNESS whereof the parties hereto have caused this Lease to be duly executed as a Deed the day and year first before written

THE FIRST SCHEDULE
Demised Premises

All those premises situate on the Level 1 of the Atrium Building as the same are for the purpose of identification only shown edged red on the Plan marked

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SK(8-)DO1 including all Landlord’s fixtures and fittings therein

AND INCLUDING

(a)       the internal air space thereof

(b)      the internal surface finishes of the walls bounding the Demised Premises and the doors and door frames and the glass fitted in such doors and

(c)       the internal surface finishes of the structural or load bearing walls lying within the Demised Premises and the doors and door frames and window frames fitted in such walls and the glass fitted in such door frames and window frames and

(d)      the whole of the non structural or non-load bearing walls and partitions lying within the Demised Premises and the doors and door frames and window frames fitted in such walls and partitions and the glass fitted in such doors frames and window frames

(e)       the glazing within the walls separating the Demised Premises from the concourse area of the Atrium Building

(f)       the internal surface finishes of the ceilings (including the whole of any suspended ceilings) and the internal surface finishes of the floors (including the whole of any raised floors floor coverings and all carpets) and

(g)      all Conduits which serve the Demised Premises exclusively

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BUT NOT INCLUDING

(i)        any of the Main Structure of the Atrium Building and the Subsidiary Structure of the Cannon Bridge Estate which are not specifically referred to above or any of the structural walls and columns lying within or bounding the Demised Premises except for such of the surfaces doors and windows thereof as are expressly included in this demise

(ii)       any part or parts of the Atrium Building (other than any Conduits expressly included in this demise) lying above the plastered surfaces of the ceilings or below the surfaces of the floors

(iii)      any Conduits in the Atrium Building which do not serve the Demised Premises exclusively

THE SECOND SCHEDULE
Rights Granted

1.         (a)       The free passage and running of gas electricity water soil and other services through and along the Conduits now or at any time hereafter in or upon the Retained Parts and serving any part of the Demised Premises

(b)      The right to use all Conduits and electrical supplies serving any part of the Demised Premises and the right with the consent of the Landlord (such consent not to be unreasonably withheld) to connect into (i) any dry flues water pipes sewers drains and water courses serving or capable of serving any part of the Demised Premises (ii) (for the purpose of monitoring only) the

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fire alarm system smoke detection system emergency lighting system security system and building management system installed by the Landlord for the benefit of the Atrium Building as a whole

(c)       The right (in common with others) to connect into the distribution boards located at Cores Al and A3 on Level One of the Atrium Building

(d)      The right to connect into and to take a supply of electricity from the Landlords electrical LV Switchgear situate at roof level at the Atrium Building

(e)       The right with the consent of the Landlord (such consent not to be unreasonably withheld) to instal or lay within the ducts risers and other channels provided by the Landlord Conduits for supplies of gas water (including chilled water) electricity telephone and other telecommunications air and drainage and to retain once the Link Lease is determined any conduits laid within the suspended ceilings of the Link or below the raised floors of the Link

(f)       Without prejudice to the generality of the foregoing the exclusive right to instal and use a kitchen extract duct of 450mm x 450mm square and a kitchen intake duct of like dimension from Level One to the roof of the Atrium Building in the riser in the position shown by the number 4 on plan L7249 LT01 A

2.         The right of support shelter and protection from the Retained Parts as enjoyed at the date hereof

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3.         (a)       The right to enter upon the Atrium Building Common Areas and all other parts of the Cannon Bridge Estate intended for common use (including without limitation the Link once the Link Lease has determined save when and to the extent that the Link is independently let or part of an independent letting) at reasonable times in the day time after giving reasonable prior notice (except in case of emergency) for the purposes of -

(1)       inspecting maintaining repairing or renewing any of the Conduits exclusively serving the Demised Premises and installing within the risers provided by the Landlord wires cables (and other electrical media) and ducts and pipes (including trunking and cable trays) for the supply of gas water (including chilled water) electricity telephone air and drainage to or from the Demised Premises or the use by any person of any part thereof and

(2)       exercising any of the rights referred to in paragraphs l(b) l(c) l(d) l(e) and l(f) of this Schedule

(b)       The right to enter into the Atrium Building Common Areas at reasonable times in the daytime after giving reasonable prior notice (except in case of emergency) for the purpose of carrying out any repairs renewals maintenance necessary inspections or alterations to the Demised Premises

BUT only if such matters or works cannot otherwise be reasonably effected from the Demised Premises the person exercising such rights remedying any physical damage so caused

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4.         (a)       The right for the Tenant and all persons authorised by the Tenant in common with all others entitled at all times in connection with the permitted user of the Demised Premises to go pass and repass over through and along the Atrium Building Common Areas excluding the Lifts

(b)      The right at all times to pass and repass on foot only over those areas shown edged brown on Plans LIF/51 A and LIF/54 PROVIDED ALWAYS THAT the Landlord may reduce the width of that part of the area referred to above which comprises the concourse area of the Atrium Building but so as not to adversely affect the Tenant’s and/or other occupiers of the Demised Premises use and enjoyment thereof in any material way

(c)       The right to load and unload goods in the loading area situate in the service road shown coloured brown on plan LIF/51 B and the right to use the goods lift adjoining Core A4 for the delivery of items to and the removal of items and refuse from the Demised Premises and to pass and repass over such common accessways as may be requisite for the exercise of such rights subject to such reasonable rules and regulations as the Landlord shall from time to time make in connection with the use of such area and lift

(d)      Subject always as hereinafter provided the right for any disabled persons confined to wheelchairs visiting the Demised Premises and/or the Roof Garden to have access and egress through the common accessways of the Cousin Lane Entrance and to use the lifts from such accessways in the case of a visit to the Atrium Building directly to the lobby area situate at level one

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of the River Building and from such lobby area into the Atrium Common Areas or in the case of a visit to the Roof Garden directly to the Roof Garden subject to the business being carried on at the River Building not being impaired by the exercise of such rights

5.         The exclusive right to use the three car parking spaces within the Car Park shown hatched yellow on the plan marked “car park plan” and the right to pass and repass over the common accessways leading to and from the Car Park with vehicles and on foot over the common access ways (including lifts) leading to and from the Car Park from and to the Demised Premises Provided Always that it is hereby agreed that in the event that the Tenant desires to use the said car parking spaces or any of them as a work shop or storage facility ancillary to the principal use of the Demised Premises and/or the Liffe Premises then the Tenant shall be entitled so to do and subject so far as relevant to the provisions of clauses 3(23) and 5(8) and paragraph 2 of the Second Schedule to the Headlease and clause 3(9) of this Lease shall be entitled to carry out alterations or additions to the said spaces or any of them (including without limitation constructing walls and partitions)

6.         The right to use the refuse compactors situated at street level in the approximate position shown hatched brown on plan LIF/51 A

7.         The right on foot only at all times in case of fire or other emergency over and along the staircases lobbies and access areas shown coloured yellow on Means of Escape Plans A and B and therefrom to the nearest public highway

8.         The right (in common with others so entitled) at all times to enter onto the Roof Garden and into the airspace up to two metres above the roof of the River Building and to pass and repass over and to make use of and enjoy the

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facilities thereof from time to time as a roof garden together with all necessary rights of access thereto and egress therefrom

9.         Such other rights of access and passage over such areas (not necessarily within the Cannon Bridge Estate) as the Landlord may designate from time to time (unless the Tenant shall have notified the Landlord that such rights are not required)

10.       The right at all times of access and egress over the strips of land at street level shown coloured pink on Plan no LIF/51 A

11.       The right (subject to the provisions of clauses 3(23) and 5(8) and paragraph 2 of the Second Schedule of the Headlease and to clause 3 9 of this Lease) to instal construct and/or erect and maintain and operate antennae equipment (including for the avoidance of doubt a satellite dish) on the roof of the Atrium Building and Conduits from such antennae equipment to the Demised Premises through the risers ducts and other channels of the Atrium Building provided by the Landlord together with a right of access over the Retained Parts (including the roof but excluding any Retained Parts capable of and intended for independent letting) to enable the Tenant to exercise such right subject to such installations and other works as aforesaid including but not limited to the size and position thereof being approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and PROVIDED always that it shall be reasonable for the Landlord to withhold its consent to such installations or works as aforesaid if the same shall adversely affect the normal operation of any existing equipment already installed on the roof of the Atrium Building being operated by the Landlord or a tenant or occupier of any other part of the Retained Parts UNLESS either:

(i)        If the normal operation of such existing equipment can in the

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Tenant’s reasonable opinion be maintained subject to certain modification being made thereto (including moving their location on the roof of the Atrium Building) the Tenant submits to the Landlord full details in writing of the equipment which it proposes to install and the modifications which it proposes to carry out to such existing equipment (which may involve the relocation thereof) to allow for the continued normal operation of such equipment following the installation of the Tenant’s proposed equipment for the approval of the Landlord (such approval not to be unreasonably withheld or delayed in the event that the proposed use and the modifications suggested will enable the continued and normal operation of such existing equipment), or

(ii)       If the Tenant considers that modifications cannot reasonably be made to such existing equipment the Tenant submits to the Landlord full details in writing of the equipment which it proposes to install and details of an alternative system of equipment which it proposes to substitute for such existing equipment for the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

In the event that the Landlord approves such proposed equipment of the Tenant and the modifications proposed or alternative system of equipment (as the case may be) then the Tenant shall be entitled to install its proposed equipment subject to the approved modifications being first carried out or as the case may be the approved alternative system of equipment first being installed by the Tenant (which shall be carried out in a good and workmanlike manner and in such a way that the continued operation of such existing equipment is not interrupted until (if applicable) the substitute equipment therefore is operating properly) such approved modifications or as the case

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may be installations being carried out under the supervision of and to the reasonable satisfaction of the Landlord

PROVIDED that if the Landlord shall notify the Tenant in writing within 15 working days after receipt of the said full details that the Landlord wishes to carry out the said modification itself or as the case may be install the new alternative system then the same shall be carried out by the Landlord in a good and workmanlike manner and as expeditiously as reasonably possible subject to the Tenant either having provided to the Landlord the necessary equipment and materials or having put the Landlord in funds for the acquisition of the same and the Tenant shall pay or indemnify the Landlord on demand against all proper costs fees and expenses (including irrecoverable value added tax) incurred by the Landlord in connection therewith and in the event of the Tenant failing to pay to the Landlord any such costs fees or expenses within 14 days of the same being demanded the Tenant shall pay to the Landlord in addition thereto interest thereon at the rate of 4% over the base lending rate of Barclays Bank PLC for the period from the date on which the demand was made to the date upon which payment is made

12.       (i)        So long as LIFFE Administration and Management or any Group Company is the Tenant but not further or otherwise the right to lay remove replace use and operate cables and pipes within the ducts and channels provided by the Landlord for such purposes and which are shown for identification on plan number L7249\LT01A and numbered 1, 3A and 3B thereon

(ii)       Prior to completion of any permitted assignment (other than to a Group Company) of this Lease to remove all cables and other installations permitted by the Landlord pursuant to the provisions of paragraph 12(i) above and to make good all parts of the Atrium Building thereby effected to the reasonable satisfaction of the Landlord

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13.       The right to display the names of the Tenant and other permitted occupiers in the house style of the Cannon Bridge Estate on the communal notice boards in the Dowgate Hill Entrance and in the concourse area shown edged brown on Plans LIF/54 and LIF/51 A and to display and place directional signs such as are approved pursuant to clause 3.15(b)

14.       The right to the use (in common with others so authorised) the toilet facilities on other floors of the Atrium Building but only during such periods as the toilets on Level 1 are blocked or otherwise incapable of use or where required for use by disabled persons

15.       Subject in the case of any work of installation construction or connection to first obtaining the prior written consent of the Landlord both as to the works proposed and the position of the roof of the Atrium Building where such equipment is to be placed (such consent not to be unreasonably withheld) and subject also to clauses 3(23) and 5(8) and paragraph 2 of the Second Schedule of the Headlease and to clause 3.9 of this Lease the right in common with others to install construct and/or erect remove inspect maintain repair and operate plant machinery and/or other equipment for Tenants ventilation and cooling to or for the Demised Premises in over or upon the roof of the Atrium Building and to connect to and/or lay and install Conduits to enable connections to be made between the Demised Premises and any such plant machinery and/or equipment such Conduits to be laid through the risers ducts and other channels provided by the Landlord

16.       The right (together with workmen and equipment) to enter into and upon such of the Retained Parts (other than those capable of and intended for independent letting) as may be reasonably required in order to exercise any of the rights referred to in paragraphs 11 12 15 17 and 18 of this Schedule

17.       Subject to clause 3.9 of this Lease the right to install construct erect

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remove inspect maintain and repair doors in the walls bounding the Demised Premises between the positions marked A and B and C and D on plan AD1 such doors to be of a type size and design and in positions first approved by the Landlord such approval not to be unreasonably withheld or delayed

18.       To operate maintain and use any Standby Generator installed pursuant to clause 4.18 and to connect to and/or lay and instal Conduits to enable connection to be made between the Demised Premises and such generator such Conduits to be laid through or upon the existing risers ducts or other channels or upon such risers ducts or other channels provided by the Landlord

THE THIRD SCHEDULE

Exceptions and Reservations

Part A

Save where any right is expressed to be merely a right for the Landlord or otherwise limited to a certain category of persons in this part of this Schedule the rights and reservations in favour of the Landlord are deemed also to be for the benefit of any tenants and occupiers of the Retained Parts and all others authorised by the Landlord

1.         The free passage and running of gas electricity water soil and other services through and along the Conduits now or at any time hereafter in or upon the Demised Premises and serving any part of the Retained Parts

2.         The right subject to giving the Tenant at least three Working Days prior notice in writing (except in emergency) to enter upon the Demised Premises for the purposes of -

(i)        inspecting maintaining repairing or if incapable of repair renewing any of the Conduits referred to in paragraph 1 which

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serve the Retained Parts or any parts thereof

(ii)       carrying out any necessary repairs renewals maintenance and necessary inspections to the Retained Parts which cannot reasonably be carried out without effecting any such entry the person exercising such rights complying with the requirements of clause 5.10 hereof so far as applicable

3.         The right of support and shelter by and from the Demised Premises for any part of the Cannon Bridge Estate

4.         The rights and liberties to enter upon the Demised Premises in the circumstances in which the Tenant covenants to permit such entry in the covenants by the Tenant herein contained

5.         The right of entry onto the Demised Premises for the Landlord and its authorised security personnel at all times outside the hours of 9 00 a.m. to 6 00 p m. on Working Days and at all times on other days to patrol the Demised Premises for security purposes but so that the Landlord shall not exercise this right (save in case of emergency) so long as this Lease shall remain vested in LIFFE (Administration and Management) or a Group Company

6.       The right to use the toilets within the Demised Premises but only during such periods as the toilets which are otherwise provided for those exercising the right hereby granted are blocked or otherwise incapable of use as a consequence of temporary repairs and maintenance and subject to the persons exercising such rights complying with the provisions of clause 5 10 hereof

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Part B

The following rights are excepted and reserved unto the Superior Landlord and all other persons authorised by the Superior Landlord or otherwise entitled thereto.

1.         The right to erect a new building or buildings or to demolish rebuild or alter any building or to carry out any other development or to otherwise deal with any property adjoining or neighbouring the Cannon Bridge Estate (or to consent to any other person doing any of such things) notwithstanding that any right of light or air or other usual right for the time being enjoyed by the Cannon Bridge Estate other than those expressly granted in the Headlease may be thereby obstructed or interfered with or that the Tenant might but for this provision have been entitled to object on any other ground

2.         The right to carry out any works to the Demised Premises which the Superior Landlord properly and reasonably considers necessary in the case of emergency

3.         The right upon giving at least 14 days notice to the Tenant (except in cases of emergency) for the Superior Landlord to enter upon the Demised Premises (or so much thereof as may be necessary) with equipment and materials and with or without workmen for the purposes of -

(a)       exercising any of the rights excepted and reserved to the Superior Landlord pursuant to the terms of the Headlease

(b)      performing any of the Superior Landlord’s rights or obligations contained in the Headlease which cannot otherwise reasonably

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and economically be carried out without such entry or performing any of the Superior Landlord’s rights or obligations required by statute which cannot otherwise be carried out without such entry

(c)       inspecting testing repairing renewing and rebuilding the whole or any part of the Superior Landlord’s railway arches or any property adjoining or neighbouring the Cannon Bridge Estate provided always that the Superior Landlord shall not exercise any such rights in such a manner as will prevent the Tenant or any person properly authorised by the Tenant from being able to obtain pedestrian access and egress to and from the Demised Premises or to obstruct or impede fire escape routes to and from the Demised Premises and provided further that nothing herein shall permit or authorise the Superior Landlord to have access to or enter upon the Demised Premises or any part thereof for the purposes of carrying out any redevelopment or repairs to Cannon Street Station save for works of repair properly required in the operation by the Superior Landlord of its railway undertaking but not further or otherwise

4.         The right for the benefit of any property adjoining or neighbouring the Cannon Bridge Estate of free and uninterrupted passage and running of water soil gas electricity and all other services or supplies through such sewers drains gutters, watercourses pipes cables wires ducts mains and apparatus therewith and all other conduits whatsoever which are now in or under the Demised Premises and serving or capable of serving the property adjoining or neighbouring the Cannon Bridge Estate

5.         The right to connect to any of the drains sewers pipes wires ducts and

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other conduits (if any) which are now in or under the property of the Superior Landlord adjoining or neighbouring the Cannon Bridge Estate and which serve the Demised Premises and thereafter to the running of water soil gas electricity and other services through such drains sewers pipes wires ducts and other conduits

Provided always that the Superior Landlord or other person exercising such rights shall cause as little inconvenience to the Tenant and damage to the Demised Premises as practicable and shall make good any damage thereby caused to the Demised Premises and shall not otherwise be liable to pay any compensation arising out of the exercise of any such rights and no consent shall be required by the Superior Landlord from the Tenant for the exercise of any such rights

6.         Rights of entry onto the Demised Premises where such rights are given to the Superior Landlord under the terms of the Headlease and on the terms therein mentioned

THE FOURTH SCHEDULE

Rent Review

1.         In this Schedule the following expressions shall have the meanings respectively ascribed to them

“Review Date”	means the 30 day of September 1998

“Rental Value”	means the *

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* and ON THE ASSUMPTION (whether or not it is a fact) that:-

(1)       all the covenants and obligations on the part of the Tenant contained in this Lease and (whilst still subsisting and in force) the Link Lease have been observed and performed (but without prejudice to any rights or remedies of the Landlord in regard thereto)

(2)       if the Demised Premises at the Review Date or the means of access thereto or egress therefrom have been damaged or destroyed by any of the Insured Risks such damage or destruction has been reinstated

(3)       that the Demised Premises are available for immediate fitting out at the expense of the willing lessee and any reasonable rent free period that might reasonably be required to cover the period that might reasonably be required by a willing lessee to fit out the Demised Premises has expired

(4)       no works have been earned out by the Tenant which have diminished the Rental Value of the Demised Premises

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(5)       whilst the Link Lease is still subsisting and in force that the willing lessee is to take a lease on the Review Date from a willing landlord of the Link such Lease to be for a term of    *    computed from the Review Date in the same terms and conditions as the Link Lease and to be outside the security of tenure provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954

(6)       That the permitted use of the Demised Premises under the terms of the hypothetical lease is that of offices

BUT DISREGARDING -

(a)       any effect on rent of any goodwill attached to the Demised Premises by reason of the carrying on by the Tenant or any under-tenant and/or any other permitted occupier and/or their respective predecessors in title of any business in the Demised Premises or within the Liffe Premises

(b)       any effect on rent of the occupation of the Demised Premises by the Tenant or any under-tenant or any other permitted occupier of the Demised Premises or its or their respective predecessors in title

(c)       any improvements to the Demised Premises made by the Tenant or by any under-tenant or any other permitted occupier and/or its or their respective predecessors in title with the consent of the Landlord (where required) but so that there shall not be disregarded any

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improvements effected at the expense of the Landlord or in pursuance of any obligation to the Landlord (except those that are carried out pursuant to clause 3.10(a) hereof)

“President”  means the President for the time being of the Royal Institution of Chartered Surveyors or a duly authorised person acting on his behalf or in substitution for him

2.         (1)       On and after the Review Date the yearly rent first reserved under this Lease shall be whichever is the greater of:-

(a)       the lesser of (i) the Rental Value at the Review Date as agreed or determined in accordance with this Schedule and (ii)    *    per annum

(b)       one half of the total rent of    *    payable for the period commencing on 30 September 1993 up to but excluding the Review Date

2.         In the event of the Landlord and the Tenant failing to agree the Rental Value by three months prior to the Review Date then and in any such case the determination of the Rental Value at the Review Date may be referred at any time thereafter by either the Landlord or the Tenant to an independent Chartered Surveyor acting as an arbitrator to be nominated in default of agreement upon the application of the Landlord or the Tenant by or on behalf of the President (such independent Chartered Surveyor to have had at least ten years experience of practising in the office market of the City of London) and in relation to the ascertainment of the Rental Value the following provisions shall

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apply -

(1)       The fees of the independent Chartered Surveyor so appointed shall be borne and paid by the Landlord and/or the Tenant in such shares and in such manner as he shall determine

(2)       The arbitration shall be conducted in accordance with the Arbitration Acts 1950 to 1979 with the further provision that if the independent Chartered Surveyor nominated pursuant to this sub-Clause shall die or decline to act the President may on the application of either the Landlord or the Tenant by writing discharge the arbitrator and appoint another in his place (who must fulfil the same criteria) and this procedure may be repeated as many times as may be required

3.         If by the Review Date the reviewed rent payable from the Review Date has not been ascertained pursuant to the terms and provisions of this Schedule the Tenant shall continue to pay the yearly rent previously payable and on the quarter day next after such ascertainment the Tenant shall pay to the Landlord without any deduction whatsoever the amount of the difference (if any) between the said yearly rent previously payable and the rent so ascertained for the period commencing on the Review Date and ending on such quarter day together with interest on such difference at the Rate of Interest from the date or dates when the increased rent would have been payable if the increased rent had been ascertained on the Review Date to the date of payment calculated by reference to such difference or the relevant parts thereof from the date or respective dates on which instalments thereof would have become due had the Rental Value been ascertained by the Review Date

4.         If at the Review Date there is by virtue of any statute any restriction which operates so as to prevent the review from taking place then upon the

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ending removal or modification of such restriction the Landlord or the Tenant may at any time within three months thereafter give to the other one month’s written notice requiring a review of the said yearly rent upon the next succeeding quarter day which quarter day shall for the purposes of this clause be the Review Date

5.         The amount of any reviewed rent payable on and from the Review Date ascertained in accordance with the foregoing provisions of this Schedule and payable under this Lease shall within twenty eight days of such ascertainment be endorsed by way of Memorandum on this Lease and the Counterpart hereof by the Tenant and the Landlord respectively

THE FIFTH SCHEDULE above mentioned
Part 1A
(the Atrium Common Areas Expenses)

1.         Maintaining and repairing (including by way of repair renewing or replacing where necessary) the interior surface finishes of the Atrium Common Areas

2.         Painting powder coating and polishing the interior of the Atrium Common Areas as and when the Landlord shall reasonably deem necessary

3.         Rates and similar impositions and outgoings assessed charged or imposed on the Atrium Common Areas

4.         All works which by or under any enactment or by any local or other authority are or may be directed or required to be executed upon or in respect of any part of the Atrium Common Areas

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5.         Compliance with any notice of any local or other authority in respect of any part of the Atrium Common Areas

6.         Maintaining repairing and renewing (if necessary) a communal notice board in the Dowgate Hill Entrance and any boards and directional signs in the Atrium Common Areas and any other notice boards the Landlord reasonably considers desirable

7.         The employment directly or indirectly on such terms and conditions as the Landlord (acting reasonably) shall think fit of such persons as the Landlord may from time to time think necessary in its reasonable discretion for the running or management of the Atrium Common Areas

8.         The rental cleaning and replacement when necessary of floor mats in the Atrium Common Areas

9.         The maintenance (including but not limited to sweeping cleaning and inspecting the same) running repair and (where necessary and by way of repair) renewal of the escalators within the Atrium Common Areas and the taking out of maintenance contracts in respect thereof with reputable contractors on competitive terms

10.       Controlling vermin in the Atrium Common Areas

11.       Cleaning and lighting of the Atrium Common Areas and the cleaning of windows in the Dowgate Hill Entrance and in the area linking the Atrium and River Buildings

12.       Heating cooling and ventilating the Atrium Common Areas

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13.       The rental and maintenance of telephone equipment and the maintenance of any public address or other communication system which the Landlord reasonably decides is required in the security desks in the Atrium Common Areas and the cost of calls made therefrom by personnel employed by the Landlord for the security of the Cannon Bridge Estate in the proper performance of their duties in that regard

14.       Maintaining and (where necessary) replacing the plants in any landscaped areas in the Atrium Common Areas and maintaining and (where necessary) replacing any plants in non-landscaped areas

15.       (a)       Maintaining and (where necessary) replacing the soft furnishings and other furniture in the Atrium Common Areas and maintaining and replacing when necessary pictures flowers and other similar decorative items in the Atrium Common Areas

(b)      Maintaining and replacing such litter bins in the Atrium Common Areas as the Landlord shall reasonably consider necessary

16.       Rental maintenance and replacement of such security systems in the Atrium Common Areas as the Landlord shall reasonably think fit

17.       The maintenance repair cleaning and heating lighting and ventilating any areas over which the Tenant is granted rights of access in accordance with paragraph 9 of the Second Schedule and in respect of which the Tenant has not notified the Landlord that it does not require such rights

18.       The maintenance and repair of the areas over which the Tenant can

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exercise rights pursuant to paragraph 7 of the Second Schedule and including (but without limitation) any proper and reasonable running costs in respect of heating lighting and the cost of power supplied to the relevant areas and the proper and reasonable cost of employing any security guards in relation to such areas

19.       Interest charged to the Landlord on any sum of money which the Landlord shall in its reasonable discretion consider necessary to borrow to pay for the provision of the services set out in this part of this Schedule (where the expenditure relating to the provision of such service could not have been reasonably foreseen at the time calculations of the Interim Service Charge (as hereinafter defined) were made for the relevant Accounting Period) but so that any interest to be paid on such borrowing shall be the cheapest rates reasonably obtainable and the Landlord shall not be entitled to recover interest under this paragraph or otherwise in respect of -

(a)       monies borrowed to pay for any of the services set out in this part of this Schedule as a consequence of any tenant or occupier of the Cannon Bridge Estate failing to contribute or pay to the Landlord (whether temporarily or otherwise) any sum it was due to pay to the Landlord in respect of such services, and

(b)      monies borrowed to pay for any of the services which monies would not have had to been borrowed had all the space in the Cannon Bridge Estate which is intended to be let or capable of being let been let under a lease or leases where the tenant or tenants thereunder would have had to pay to the Landlord a fair and proper proportion of the expenditure relating to such services

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20.       Without prejudice to the foregoing the doing or causing to be done all such acts matters and things as in the discretion of the Landlord acting reasonably and in accordance with the principles of good estate management may be necessary or desirable for the running of the Atrium Common Areas and for the benefit of the tenants and occupiers of the Cannon Bridge Estate as a whole

PART IB
(The Cannon Bridge Estate Expenses)

1.         (a)       The repair and maintenance of the Transfer Deck the Water Towers and Subsidiary Structure of the Cannon Bridge Estate and of keeping the same in good and substantial repair except for any part thereof for which the Tenant or any other tenant is responsible

(b)      The repair and maintenance of the arches of the Superior Landlord’s railway in so far as the Landlord acting reasonably deems it desirable to do so and is permitted to do so pursuant to the Headlease

2.         The repair maintenance decorating cleaning heating ventilating and lighting of the service road coloured brown on Plan LIF 51 B and the cost of water supplied to the wash down point therein

3          The repair maintenance and replacement (if beyond repair and necessary) of any car park barrier and/or roller shutter and equipment ancillary thereto provided for the Car Park and the cost of the water supply to and the operation repair maintenance and renewal or replacement where necessary and by way of repair of the sprinkler system therein

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4.         Vermin control in the Cannon Bridge Estate (other than the River Building the Demised Premises and any part of the Retained Parts let and capable of or intended for independent letting)

5.         Maintenance repair and cleansing of the River Building Common Areas including but not limited to -

(a)       maintaining cleansing irrigating and tending the Roof Garden and the fountain therein and where necessary restocking plants shrubs and flowers

(b)      the operating costs of one goods lift and one passenger lift providing access to the Roof Garden

(c)       the repair management cleansing and where necessary resurfacing of the Car Park and the access ways thereto and therefrom including (but not by way of limitation) the lifts and staircases running between the Car Park and the Dowgate Hill Entrance and the Atrium Building respectively

(d)      the re-painting of lines on the Car Park as necessary or desirable from time to time and the replacement as necessary of any signs within the Car Park

(e)       maintenance repair and where beyond repair and necessary replacing any lighting equipment in the River Building Common Areas

(f)       the ventilation of the Car Park

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(g)      the supply of electricity for all such lighting and other equipment including small power points in the River Building Common Areas

6.         The payment and discharge of any rates (including water rates) and similar impositions and outgoings assessed charged or imposed on the River Building Common Areas

7.         (a)       The execution of all works which by or under any enactment or by local or other authority are or may be directed or required to be executed upon or in respect of the Cannon Bridge Estate and/or the Prow (other than the Demised Premises and any part of the Retained Parts let capable of or intended for independent letting)

(b)      The compliance with any notice of any local or other authority in respect of the Cannon Bridge Estate and/or the Prow (other than the Demised Premises and any part of the Retained Parts let capable of or intended for independent letting)

8.         The making and publishing of any regulations imposed by the Landlord in accordance with clause 3.10(f)

9.         The employment (whether employed by the Landlord or by an agent appointed by the Landlord) on such terms and conditions as the Landlord shall reasonably think fit of one or more building managers caretakers porters security or maintenance staff gardeners and cleaners for the general benefit of the tenants and occupiers of the whole of the Cannon Bridge Estate including -

(i)        the provision maintenance and replacement of uniforms for such

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persons

(ii)       the maintenance and cleaning of toilet facilities for such persons

(iii)      usual office running costs (but not rents) including (but not limited to) telephone charges which properly relate to the carrying out of their duties

(iv)     all reasonable and proper costs associated with making available (excluding for the avoidance of doubt any costs of construction in relation thereto) rooms for use as a Building Management Systems Room and Workshop a mess room a store room and any other similar purpose for the running of the Cannon Bridge Estate as a whole including the costs of the repair maintenance and cleaning thereof and of the outgoings thereon together with the costs of the repair and maintenance and where necessary and beyond repair the renewal or replacement of the equipment therein but so that such costs shall not include any amount as would reimburse the Landlord for the loss of rents which the Landlord could reasonably have obtained therefrom or otherwise

10.       (i)        The employment at the Landlord’s discretion of a reputable firm of managing agents to manage the Cannon Bridge Estate and the discharge of all proper and reasonable fees charges and expenses payable to such managing agents provided that if the Landlord shall at the Landlord’s discretion manage the Cannon Bridge Estate instead of employing a firm of managing agents the Landlord shall be entitled to charge a reasonable fee for such management (but which shall in any event not exceed the level of fees that might reasonably be charged by a reputable

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firm of managing agents for managing the Cannon Bridge Estate) but such fees and costs charges expenses shall not in any case relate to the collection of rents rent reviews or similar matters

(ii)       The employment of all such surveyors builders architects engineers tradesmen accountants solicitors or other professional persons as may be necessary or desirable for the proper maintenance safety and provision of services for the Cannon Bridge Estate as a whole and the assessing recording and auditing of all costs and expenses involved

11.       The maintenance renewal and replacement where necessary of any fire alarms fire extinguishers fire fighting equipment or fire precaution equipment which the Landlord may from time to time reasonably consider necessary for the Cannon Bridge Estate as a whole (which do not relate to any areas which are let capable of being let or intended to be let) and payment of all proper charges in connection with the maintenance thereof

12.       Refuse removal for the Cannon Bridge Estate as a whole including the operation maintenance repair and replacement (where necessary and beyond repair) of any refuse compactors provided by the Landlord for common use

13.       Cleaning the external windows of the Cannon Bridge Estate and the Prow (other than those specifically referred to in any other part of this Schedule)

14.       Rental maintenance and replacement (where reasonably necessary) of such security equipment and systems as the Landlord may deem

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desirable for the Cannon Bridge Estate as a whole

15.       The premiums payable for effecting Landlord’s Third Party Liability Insurance

16.       Interest charged to the Landlord on any sum of money which the Landlord shall in its reasonable discretion consider necessary to borrow to pay for the provision of the services set out in this part of this Schedule (where the expenditure relating to the provision of such service could not have been reasonably foreseen at the time calculations of the Interim Service Charge (as hereinafter defined) were made for the relevant Accounting Period) but so that any interest to be paid on such borrowing shall be the cheapest rates reasonably obtainable and the Landlord shall not be entitled to recover interest under this paragraph or otherwise in respect of -

(a)       monies borrowed to pay for any of the services set out in this part of this Schedule as a consequence of any tenant or occupier of the Cannon Bridge Estate failing to contribute or pay to the Landlord (whether temporarily or otherwise) any sum it was due to pay to the Landlord in respect of such services, and

(b)      monies borrowed to pay for any of the services which monies would not have had to have been borrowed had all the space in the Cannon Bridge Estate which is intended to be let or capable of being let been let under a lease or leases where the tenant or tenants thereunder would have had to pay to the Landlord a fair and proper proportion of the expenditure relating to such services

17.       Without prejudice to the foregoing the doing or causing to be done all

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such acts matters and things as in the discretion of the Landlord acting reasonably and in accordance with the principles of good estate management may be necessary or desirable for the running of the Cannon Bridge Estate and for the benefit of the tenants and occupiers of the Cannon Bridge Estate as a whole (but excluding for the avoidance of doubt any costs or expenses relating to the repair maintenance and upkeep of the Atrium Building)

PART IC
(The River Building Expenses)

1.        The repair and maintenance of the Main Structure of the River Building and of keeping the same in good and substantial repair (including where necessary and by way of repair the renewal and replacement thereof)

2.        The maintenance of the windows and roof lights within the River Building and the cleaning of the exterior thereof

3.        Interest charged to the Landlord on any sum of money which the Landlord shall in its reasonable discretion consider necessary to borrow to pay for the provision of the services set out in this part of this Schedule (where the expenditure relating to the provision of such service could not have been reasonably foreseen at the time calculations of the Interim Service Charge (as hereinafter defined) were made for the relevant Accounting Period) but so that any interest to be paid on such borrowing shall be the cheapest rates reasonably obtainable and the Landlord shall not be entitled to recover interest under this paragraph or otherwise in respect of:-

(a)       monies borrowed to pay for any of the services set out in this

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part of this Schedule as a consequence of any tenant or occupier of the Cannon Bridge Estate failing to contribute or pay to the Landlord (whether temporarily or otherwise) any sum it was due to pay to the Landlord in respect of such services, and

(b)      monies borrowed to pay for any of the services which monies would not have had to have been borrowed had all the space in the Cannon Bridge Estate which is intended to be let or capable of being let been let under a lease or leases where the tenant or tenants thereunder would have had to pay to the Landlord a fair and proper proportion of the expenditure relating to such services

PART ID
(The Atrium Building Expenses)

1.        The repair and maintenance of the Main Structure of the Atrium Building and of keeping the same in good and substantial repair (including where necessary and by way of repair the renewal and replacement thereof)

2.        The maintenance of the windows and window frames and roof lights within the Atrium Building (including where broken or beyond repair the replacement thereof) (save where the same are or are intended to be the responsibility of any tenant of the Atrium Building)

3.        The cleaning and lighting of the Atrium Building Common Areas

4.        The cleaning of the interior and exterior of the windows and cladding in the external walls of the Atrium Building (save for the interior

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surface finishes of such walls where the same bound areas capable of and intended to be separately demised) and also the cleaning of the internal elevations and glazed roof of the atrium within the Atrium Building above first floor level

5.        The painting powder coating and polishing of the interior of the Atrium Building Common Areas as and when the Landlord shall reasonably deem necessary

6.        The maintaining and repairing (including renewing and replacing where necessary and by way of repair) of the interior surface finishes of the Atrium Building Common Areas including carpets and other floor coverings and ceiling coverings

7.        Rates and similar impositions and outgoings assessed charged or imposed on the Atrium Building Common Areas

8.        The carrying out of all works which are or may be directed or required to be executed upon or in respect of any part of the Atrium Building Common Areas under any enactment or by any local or other authority

9.        Compliance with any notice of any local or other authority in respect of any part of the Atrium Building Common Areas

10.      Repairing maintaining and renewing if necessary such notice boards and directional signs in the Atrium Building Common Areas as the Landlord deems desirable

11.      The supply of toilet requisites to the Atrium Building and the repair and maintenance (including renewal or replacement where necessary) of all toilet equipment and the lighting heating cooling ventilating

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cleaning repair and maintenance of all toilet accommodation within the Atrium Building but so that this shall not extend to the toilets situate within the Demised Premises

12.      The rental cleaning maintenance and replacement where necessary of floor mats in the Atrium Building Common Areas

13.      The heating cooling and ventilating of the Atrium Building Common Areas

14.      The supply of water to the Atrium Building

15.      The maintenance (including but not limited to cleansing and inspecting the same) running repair and (where necessary and beyond repair) renewal and the insurance against breakdown and third party liability of all Plant and mechanical and electrical equipment and the conduits relating thereto serving the Atrium Building and the taking out of maintenance contracts in respect thereof but excluding Tenant’s fixtures and fittings and any such items specifically demised to the Tenant or demised or intended to be demised to any other tenant of the Atrium Building

16.      The cleaning lighting repairing and maintaining of the plant rooms serving the Atrium Building

17.      Control of vermin in the Atrium Building Common Areas

18.      The maintenance and replacement of the security systems in the Atrium Building and which relate solely to the Atrium Building and the patrolling of the Atrium Building when the Landlord deems the same to be necessary

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19.      Interest charged to the Landlord on any sum of money which the Landlord shall in its reasonable discretion consider necessary to borrow to pay for the provision of the services set out in this part of this Schedule (where the expenditure relating to the provision of such service could not have been reasonably foreseen at the time calculations of the Interim Service Charge (as hereinafter defined) were made for the relevant Accounting Period) but so that any interest to be paid on such borrowing shall be the cheapest rates reasonably obtainable and the Landlord shall not be entitled to recover interest under this paragraph or otherwise in respect of:-

(a)      monies borrowed to pay for any of the services set out in this part of this Schedule as a consequence of any tenant or occupier of the Cannon Bridge Estate failing to contribute or pay to the Landlord (whether temporarily or otherwise) any sum it was due to pay to the Landlord in respect of such services, and

(b)      monies borrowed to pay for any of the services which monies would not have had to have been borrowed had all the space in the Cannon Bridge Estate which is intended to be let or capable of being let been let under a lease or leases where the tenant or tenants thereunder would have had to pay to the Landlord a fair and proper proportion of the expenditure relating to such services

20.      Without prejudice to the foregoing the doing or causing to be done all such acts matters and things as in the discretion of the Landlord acting reasonably and in accordance with the principles of good estate management may be necessary or desirable for the running of the Atrium Building and with due regard to the interests of the tenants thereof

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PART II
(the Service Charge and the Interim Charge)

1.        In this part of this Schedule the following expressions have the following meanings respectively -

(1)      “Total Expenditure” shall mean all costs and expenses reasonably and properly incurred by the Landlord in each Accounting Period in providing the services referred to in Part I of the Fifth Schedule with due economy and efficiency Provided that there shall be deducted from such costs and expenses in each Accounting Period all interest which has accrued in the relevant Accounting Period on any monies held on any bank account maintained by the Landlord or its agents or the Landlord’s surveyors in connection with the expenditure in relation to the services referred to in Part I of the Fifth Schedule and Provided further that the Total Expenditure shall not include -

(a)       any part of the cost of the initial construction equipping and fitting out of the Cannon Bridge Estate including (for the avoidance of doubt) compliance with statutory requirements in respect of the initial construction equipping and fitting out of the Cannon Bridge Estate

(b)       any costs and expenses incurred in repairing maintaining rebuilding replacing or renewing any item referred to in Part I of the Fifth Schedule to the extent that the Tenant would not have been liable in respect of such repair maintenance rebuilding replacement or renewal if the same had been demised to the Tenant under a lease

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under which the Tenant covenanted only to repair and keep in good and substantial repair the same such lease being for a term commensurate with the term then remaining unexpired of this Lease at the time any such expenditure is incurred

(c)       in any Accounting Period the costs expenses and other expenditure relating to any of the services referred to in Part I of the Fifth Schedule which arise as a result of damage or destruction caused by any of the Insured Risks

(d)       any costs or expenses arising due to the state of repair of the brick arches or arising due to damage caused by any lack of repair of such arches

(e)       any cost or expense that arises in remedying of a defect in the design construction or materials used in the Cannon Bridge Estate (including without limitation the plant and machinery therein or serving the same)

(f)       any costs or expenses relating to the repair maintenance upkeep cleaning heating lighting ventilating and decoration of the Atrium Internal Common Areas

(g)       any costs or expenses incurred in repairing maintaining running replacing or renewing the Lifts

(h)       any costs or expenses for repair maintain equipping heating lighting cleaning any of the toilets in or serving the Atrium Building or costs associated therewith

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(2)      “Accounting Period” means the period of one year to the date nominated by the Landlord from time to time or such other period as the Landlord may in its discretion from time to time determine and notify in writing to the Tenant

(3)      “the Service Charge” means in each Accounting Period the sum of

(a)       a fair and proper proportion of that part (to be reasonably and properly determined by the Landlord’s Surveyor) of Total Expenditure relating to Part IA of this Schedule for that Accounting Period PLUS

(b)       a fair and proper proportion of that part (to be reasonably and properly determined by the Landlord’s Surveyor) of Total Expenditure relating to Part IB of this Schedule for that Accounting Period PLUS

(c)       a fair and proper proportion of that part (to be reasonably and properly determined by the Landlord’s Surveyor) of Total Expenditure relating to Part IC of this Schedule for that Accounting Period PLUS

(d)       a fair and proper proportion of that part (to be reasonably and properly determined by the Landlord’s Surveyor) of Total Expenditure relating to Part ID of this Schedule for that Accounting Period and (in respect of the Accounting Period during which this Lease is executed) such proportions of such expenditure as are attributable to the period from the date of this Lease to the end of the current

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Accounting Period (but which shall not relate to any services provided before the date of this Lease)

PROVIDED always that and for the avoidance of doubt in calculating such fair and proper proportions such fair and proper proportions shall not be increased as a result of or as a consequence of any parts of the Cannon Bridge Estate which are intended to be let or capable of being let being unlet or if let where the tenant thereunder is not required to pay a fair and proper proportion of expenditure relating to the provision of the services AND PROVIDED FURTHER that in calculating such fair and proper proportions aforesaid different proportions (provided they are fair and proper) may be allocated to each individual item of expenditure comprising Total Expenditure including if it is fair and proper so to do allocating the entire cost or none of the cost of any particular item of expenditure to the Tenant AND PROVIDED FURTHER that if any item of expenditure comprising Total Expenditure is included in the proportion of one of the parts of Part I of this Schedule as aforesaid such item of expenditure shall not be included as Total Expenditure for the purposes of calculating the relevant proportion of expenditure for any other part of Part I of this Schedule

(5)      “the Interim Service Charge” means such yearly sum to be paid on account of the Service Charge in respect of each Accounting Period as the Landlord’s Surveyor shall reasonably specify to be a fair and reasonable estimate of the likely Service Charge for that Accounting Period and which sum shall be notified to the Tenant in writing

2.        The first quarterly payment of Interim Service Charge or a proportionate part thereof for the period from the date hereof to the quarter day next following the date hereof (on account of the Service Charge for the Accounting Period during which this Lease is executed)

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shall be made on the execution hereof and thereafter the Interim Service Charge shall be paid to the Landlord by equal quarterly payments in advance with the rent first reserved by this Lease

3.        If the Interim Service Charge paid by the Tenant in respect of any Accounting Period exceeds the Service Charge for that Accounting Period the surplus of the Interim Service Charge so paid over and above the Service Charge shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Service Charge in the next succeeding Accounting Period as herein provided Save that in the case of this Lease being determined or if applicable on its expiry such excess shall be repaid to the Tenant within 14 days of the Certificate referred to in paragraph 5 below for the relevant Accounting Period

4.        If the Service Charge in respect of any Accounting Period exceeds the Interim Service Charge paid by the Tenant in respect of that Accounting Period together with any surplus from previous years carried forward as aforesaid then the Tenant shall pay the excess to the Landlord within twenty-eight days of service upon the Tenant of the Certificate referred to in the following paragraph and in case of default the same shall be recoverable from the Tenant as rent in arrear

5.        As soon as practicable after the expiration of each Accounting Period and in any event within three months of such expiry an account of the Total Expenditure shall be audited by a reputable independent chartered accountant appointed by the Landlord and there shall be served upon the Tenant by the Landlord or the Landlord’s Surveyor a certificate (“the Certificate”) (within such three month period) signed by such accountant certifying the accuracy of the contents thereof and containing the following information

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(a)      the amount of the Total Expenditure for that Accounting Period as audited

(b)      the amount of the Interim Service Charge paid by the Tenant in respect of that Accounting Period together with any surplus carried forward from the previous Accounting Period

(c)       the details of all other parties contributing towards the Total Expenditure and any amounts paid by such parties on account of Total Expenditure

(d)      a breakdown showing the proportion allocated to the Tenant for each individual category or head of expenditure and the cost or expense relating to such item and the service to which it relates

(e)       the amount of the Service Charge payable by the Tenant in respect of that Accounting Period and the amount of any excess to be carried forward by the Landlord pursuant to paragraph 3 of this Schedule or the amount of any excess payable by the Tenant pursuant to paragraph 4 of this Schedule (as the case may be)

6.        The Landlord shall retain for inspection by the Tenant for a period of one year after the date of the issue to the Tenant of any Certificate all invoices and other appropriate evidence relating to all costs and expenses making up the Total Expenditure and shall within 5 working days of request by the Tenant make available for inspection by the Tenant all such invoices and other appropriate evidence as aforesaid

7.        All sums paid by the Tenant and any other tenants for the time being of the Cannon Bridge Estate by way of service charge or on account

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thereof shall be placed in a separate designated deposit trust account to the intent that they are not and shall not be utilised until such time as they may be required to discharge any costs and expenses relating to the provision of the services and in respect of any areas which are intended to be let but which are unlet or where let but where the tenants thereunder are not required to pay a fair and proper proportion of the expenditure relating to the services the Landlord shall in respect of all such areas pay into such separate designated deposit account amounts equal to the amounts that the tenants of such areas would have had to pay by way of service charge and sums on account of service charge as if such areas had been let on terms (mutatis mutandis) to those of this Lease all such amounts to be paid at the same times as the times for payment of the Interim Service Charge and Service Charge contained in this Lease and all interest earned upon such account on the sums paid by the Tenant by way of Service Charge or on account thereof shall accrue to the account to the credit of the Tenant.

THE SIXTH SCHEDULE above mentioned

Surety Covenant

(1)       The Surety HEREBY COVENANTS with and GUARANTEES to the Landlord that the Tenant will at all times during the term pay the rents and all other sums and payments agreed to be paid by the Tenant at the respective times and in manner herein appointed for payment thereof and will also duly perform and observe the several covenants and obligations herein on the part of the Tenant contained and that the Surety will pay and make good to the Landlord all losses costs and expenses sustained by the Landlord through the default of the Tenant in respect of the before-mentioned matters PROVIDED that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said rents and payments

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as and when the same become due or the Landlord’s delay to take steps to enforce performance or observance of the several covenants and obligations herein on the part of the Tenant contained and any time which may be given by the Landlord to the Tenant or the disclaimer or forfeiture of this Lease shall not release or in any way lessen or affect the liability of the Surety under the guarantee on the part of the Surety hereinbefore contained

(2)       The Surety HEREBY FURTHER COVENANTS with the Landlord that notwithstanding any such neglect or forbearance of the Landlord or any disclaimer or forfeiture of this Lease if this Lease shall be disclaimed or shall be forfeited under the provisions in that behalf hereinbefore contained the Landlord may within three months after any such disclaimer or forfeiture by notice in writing require the Surety to accept within two months after the date of service of such notice a lease of the Demised Premises for a term equivalent to the residue which if there had been no disclaimer or forfeiture would have remained of the term granted by this Lease at the same rents as shall be payable hereunder (with provisions for the review of rent at the times and in manner contained in this Lease) and subject to the like covenants and to the like provisos and conditions as are contained in this Lease with the exception of this Clause the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer or forfeiture AND in such case the Surety shall pay the Landlord’s reasonable and proper costs of and accept such new lease accordingly and will execute and deliver to the Landlord a counterpart thereof

(3)       The guarantee hereby given shall not be affected by any change in the constitution of the Tenant or any of the Tenant’s successors in title or the Landlord and shall also operate for the benefit of the successors or assigns of the Landlord

(4)       The Surety’s covenants with the Landlord shall be primary

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obligations notwithstanding that as between the Tenant and the Surety they are as surety only and accordingly the Surety’s obligations hereunder shall have effect irrespective of any matter which might otherwise constitute a legal or equitable discharge or defence of the Surety

THE SEVENTH SCHEDULE

PART I

(The Atrium Building)

The six storey building forming part of the Cannon Bridge Estate the footprint of which is shown coloured blue on plan 54A

PART II

(The Cannon Bridge Estate)

The premises described below and all buildings erections and structures now or hereafter constructed thereon and all additions and improvements thereto and fixtures fittings plant and machinery therein or thereon belonging to the Landlord or in the nature of the Landlord’s fixtures and fittings -

(1)      The Transfer Deck and the Foundations

(2)      The air space within the area hatched blue on plan 92B between the bottom surface of the floor plate forming part of the Transfer Deck and 18 565 metres above the Ordnance Datum Newlyn

(3)      The buildings structures premises and airspace within the area edged red on plan 63A between the basement level and street

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level

(4)       The buildings structures premises and airspace within the area edged red on plan 51B between street level and mezzanine level

(5)       The buildings structures premises and air space within the area edged red on plan 52B between mezzanine level and platform level

(6)       The buildings structures premises and airspace within the area edged red on plan 53B between platform level and deck level

(7)       The buildings structures premises and airspace (but not the Prow) within the area edged red on plan 92A between deck level and plaza level 1

(8)       The buildings structures premises and airspace (but not the Prow) within the area edged red on plan 54A between plaza level 1 and level 2

(9)       The buildings structures premises and airspace (but not the Prow) within the area edged red on plan 55A between level 2 and level 3

(10)    At level 3

(a)      in respect of that part of the area shown edged red but not coloured brown on plan 56B the buildings structures premises and airspace within that area between level 3 and level 4,

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(b)      in respect of that part of the area shown edged red and coloured brown on plan 56B the buildings structures premises and airspace (but not the Prow) within that area up to a height of 31.805 metres above Ordnance Datum Newlyn,

(c)       the following items above the level specified in paragraph (b) above in the area specified in that paragraph -

3 lift shafts and surrounding housing

2 staircase enclosures

Window Cleaning equipment

Air conditioning plant including duct work and

surrounding structures

Balustrades

Lighting standards and landscaping

Other minor plant equipment and structures and

landscaping of a non-income producing nature

(11)    At levels 4, 5 and 6 the buildings structures premises and airspace within the area edged red and coloured blue on plans 57A 58A and 59A up to 46.24 metres above Ordnance Datum Newlyn

(12)    In respect of the area above roof level (being 46.24 metres above Ordnance Datum Newlyn)

(a)      the buildings structures premises and airspace within the area shown coloured blue and hatched black on plan 60A up to a height of 54 00 metres above Ordnance Datum

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Newlyn

(b)      the buildings structures premises and airspace within the area coloured blue and unhatched on plan 60A up to a height of 48 070 metres above Ordnance Datum Newlyn

(c)       the following items above the levels specified in paragraphs (a) and (b) above in the areas specified in those paragraphs -

4 lift shafts and surrounding housing

2 staircase enclosures

Window cleaning equipment

Air conditioning plant including duct work and surrounding structures

Catladders

Balustrades

Other minor plant equipment and structures of a non-income producing nature

(13)    The Water Towers

(14)    The walls shown edged red on plans 51B Flank Walls and 54A Flank Walls including the foundations footings and other supporting structures of the same (but for the avoidance of doubt not including those parts of the brickwork forming the construction of the arches) but excluding any part of the walls (including the other structures referred to above) below a height of 18 565 metres above Ordnance Datum Newlyn

Provided that there is not included in the Cannon Bridge Estate above

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described any part of the existing structures or works of the Superior Landlord below the Transfer Deck which were in existence at 29th September 1988 (being the date of the agreement for the grant of the Headlease) including any structures created and works carried out to those structures and works during the course of the development of the Cannon Bridge Estate pursuant to the terms of the said agreement but so that this proviso shall not and is not intended to include any part of the office development being the Cannon Bridge Estate or the works and structures referred to in paragraphs (13) and (14) above but that it shall and is intended to include the area shown hatched black on plan 51B

PART III
(The Transfer Deck)

That part of the Cannon Bridge Estate comprising the structural floor plate and the horizontal structure immediately beneath and supporting the same including the warren and plate girders but excluding the airspace between such girders (together with the fire protection covering and/or enclosing the same) the extent of which is shown hatched blue on plan 92A

PART IV
(The River Building)

That part of the Cannon Bridge Estate shown coloured brown (excluding for the avoidance of doubt and where applicable the Prow) on plans 54A 55A 56B and 57A

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THE EIGHTH SCHEDULE
PART I

(Value Added Tax)
VAT Notice

To                  [the Landlord]

From              [the Tenant]

We refer to the Eighth Schedule of the Lease dated [          ] made between Cannon Bridge Investments Limited (1) and LIFFE Administration and Management (2) LIFFE (Holdings) plc (3) in respect of premises at level 1 the Atrium Building Cannon Bridge London EC4 (“the Lease”) and pursuant to the provisions of that Schedule.-

1.        We estimate that the part of the Value Added Tax to be charged in relation to the payment of the rent first reserved by the Lease (“the Rent”) which is due on [          ] (“the Current Rent”) which we will not obtain credit for or repayment of will be a proportion of [     ] % of the total Value Added Tax charged

2.        The following table sets out those instances not previously disclosed in a VAT Notice where it has been determined that the proportion of Value Added Tax for which we have actually obtained credit or repayment differs from the proportion previously estimated for the purposes of paragraph 1 or previously stated in paragraph 2 of an earlier VAT Notice

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Date	Rent Due	Estimate	Actual	Excess of/ (Deficit in) Recovery
(after adjustment)

3.        We require that an adjustment is made to the Current Rent in accordance with paragraph 2 of Part II of the Eighth Schedule to the Lease and we calculate that the Current Rent as so adjusted shall be £                     exclusive of Value Added Tax and the Value Added Tax thereon shall be £

4.        The information contained in paragraph 2 of this VAT Notice is complete and accurate and a true representation of our position

Signed by
[authorised signatory] for and on behalf of [the Tenant]

PART II
(Value Added Tax Provisions)

1.        The Tenant COVENANTS with the Landlord -

1.1      until the expiration of the tenth year of the Term to notify the Landlord as soon as reasonably practicable after becoming or ceasing to be registered for Value Added Tax purposes:

1.2      in fulfilment of its obligations to pay the rent first reserved plus

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Value Added Tax (as the Landlord hereby acknowledges) to pay the amounts (including the Value Added Tax) stipulated in paragraph 3 of the relevant VAT Notice on the due date for payment of the rent first reserved

2.        2.1      If and for so long as the Tenant is not a registered person for Value Added Tax purposes the amount of the rent first reserved shall be such amount as together with the Value Added Tax chargeable thereon equals the amount of the rent first reserved which would have been payable but for the adjustment under this Schedule

2.2      If and for so long as the Tenant is registered for Value Added Tax purposes the following formula gives the amount of the rent first reserved

A	=	(100	) D
		(100 + (BxC	))
		(100))

WHERE

A        is the rent first reserved after the adjustment under this Schedule before Value Added Tax

B        is the percentage rate of VAT charged on rents for the Demised Premises

C        is the percentage rate of the VAT charged on rents for the Demised Premises which the Tenant estimates in paragraph 1

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of the relevant VAT Notice it will not obtain credit for or repayment of from HM Customs and Excise; and

D        is the amount of the rent first reserved which would have been payable but for the adjustment under this Schedule

The intention being (for the avoidance of doubt) that taking into account such estimated credit or repayment (assuming that such estimate is accurate) the payment of the rent first reserved as so adjusted and VAT thereon will leave the Tenant out of pocket by no more and no less than the amount of the rent first reserved which would have been payable but for the adjustment under this Schedule the following example illustrating such intention

Let B be 17.5%

Let C be 57%

Let D be £100

Then

A	=	(100	) 100
(100 + (17.5x57))
(100))

So A = £90.93 before VAT and £106.84 after VAT and if the Tenant obtains credit or repayment for £6.84 (£15.91 less £15.91 x 57%) it will be out of pocket by £100

2.3      In paragraphs 2.1 and 2.2 above the references to the rent first reserved which would have been payable but for the adjustment

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under this Schedule are to be taken as a reference to that rent before addition of any Value Added Tax thereon but after.-

2.3.1              addition of any amount or amounts stated in paragraph 2 of the relevant VAT Notice to be an excess of recovery; and

2.3.2              deduction of any amount or amounts stated in paragraph 2 of the relevant VAT Notice (in brackets) to be a deficit in recovery

2.4      Reference in paragraphs 2.1 and 2.2 above to Value Added Tax chargeable on the rent first reserved are limited to Value Added Tax resulting from the making on or before the tenth anniversary of this Lease of an election to waive exemption or similar option (an “Election”) by any person and references in those paragraphs to the rent first reserved are limited to such amount of it on which Value Added Tax so resulting is chargeable References to Value Added Tax and to the rent first reserved shall unless the context otherwise requires be construed accordingly to the following provisions of this Schedule and in any VAT Notice

3.        Without prejudice to paragraph 5 hereof the Tenant’s calculation under paragraph 3 of a VAT Notice of the rent and Value Added Tax payable shall be final and binding on the Landlord in the absence of manifest error

4.        Without prejudice to paragraph 5 hereof paragraphs 1, 2 and 4 of each VAT Notice shall be final and binding on the Landlord as to the matters stated therein

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5.        At the Landlord’s written request the Tenant shall procure its auditors for the time being to certify as to the accuracy or otherwise of a VAT Notice PROVIDED that unless such certification demonstrates that the contents of the VAT Notice are manifestly incorrect the Landlord shall be responsible for the auditor’s reasonable charges (including VAT which the Tenant is unable to obtain credit for or repayment of) in relation to the giving of such certification

6.        If whilst registered for VAT purposes the Tenant fails to serve a VAT Notice by the date it makes a payment of the rent first reserved it shall be deemed to have served a VAT Notice specifying in paragraph 1 of the VAT Notice as the estimated proportion nil per cent However without prejudice to the provisions of clause 5.13(b) of the Lease if an Election resulting in the rent first reserved being subject to Value Added Tax was not notified in writing to the Tenant at least 30 days before the payment becomes due the estimated proportion shall be deemed to be 100% In either case that proportion shall be adjusted in paragraph 2 of subsequent VAT Notices

7.        For the avoidance of doubt the Tenant may include in paragraph 2 of a VAT Notice.-

7.1      any repayment to HM Customs and Excise of Value Added Tax on the rent first reserved for which the Tenant previously received credit or repayment; and

7.2      any end of year partial exemption adjustment affecting its recovery of Value Added Tax on the rent first reserved

8.        The Tenant may and shall if so required under paragraph 11 below serve a VAT Notice omitting paragraph 1 and containing other consequential amendments to adjust in accordance with paragraph 2 of the VAT Notice the rent first reserved in respect of periods after the expiration of the Term

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9.        In the event of an assignment of this Lease -

9.1      The assignor may and shall if so required under paragraph 11 below when no longer paying rent under the Lease serve a VAT Notice omitting paragraph 1 and containing other necessary amendments to require payments to or by the assignor reflecting paragraph 2 of the VAT Notice and such payments shall be made; and

9.2      The assignee Tenant shall include in paragraph 2 of any VAT Notice only adjustments to his own position

10.      If this Lease is determined under clause 5.12 or 5.15 the Tenant may and shall if so required under paragraph 11 below serve a VAT Notice omitting paragraph 1 and containing other necessary amendments to require payments shall be made

11.      Where the Tenant may serve a VAT Notice under paragraph 8 9 and 10 above the Landlord may require the Tenant to forthwith inform the Landlord of the expiry date of the Tenant’s tax year in which falls the tax point of the last Value Added Tax recovery of which by that Tenant is relevant under this Schedule and may not later than two months after this expiry date require the Tenant to serve a VAT Notice The Tenant shall then serve a VAT Notice within two months after service of the notice by the Landlord In this paragraph “tax year” has the same meaning as in Part V of the Value Added Tax (General) Regulations 1985 and if that definition no longer exists shall bear a corresponding meaning in the light of the provisions regulating Value Added Tax for the time being

12.      The Tenant shall remain free to order its VAT and other affairs in such manner as it thinks fit and without limiting the generality of that it shall be free to decide whether or not it elects to waive exemption

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13.      Without limiting paragraph 4 the Landlord acknowledges that the Tenant has agreed to pay to the Landlord (in addition to the rent first reserved before adjustment) the amount of Value Added Tax for which the Tenant obtains credit or repayment only on the basis that the Tenant shall not be obliged to disclose any Relevant Information or Documents (beyond sending to the Landlord the VAT Notice) except in the case of any litigation with the Tenant any signatory of a VAT Notice or any other party

14.      The Landlord agrees except in the case of any litigation with the Tenant any signatory of a VAT Notice or any other party -

14.1    To accept that paragraph 1.2 and 4 of the VAT Notice are final binding complete accurate and true, and

14.2    That the Tenant shall not be obliged to disclose any Relevant Information or documents

15.      In this Schedule “Relevant Information and/or Documents” means documents and/or information relating to the matters in question in any dispute in connection with any adjustment under this Schedule or in connection with a VAT Notice

16.      The Landlord undertakes with the Tenant that all the information disclosed by the Tenant pursuant to this Schedule concerning the Tenant’s affairs (whether contained in a VAT Notice or otherwise) are and shall at all times remain confidential and that accordingly the Landlord agrees that it shall not disclose and shall take all necessary steps to prevent the disclosure of such information or any part thereof to any third party save as is strictly necessary for the purpose of any litigation with the Tenant any signatory of a VAT Notice or any other party

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17.      The Landlord shall ensure that no person becomes the or a Landlord within the meaning of this Lease without first obtaining from that person and the Landlord shall promptly on request give to any person who becomes the Tenant under this Lease an undertaking to the Tenant executed as a deed in the terms of paragraph 13 14 15 and 16 above and this paragraph 17 mutatis mutandis So long as a Landlord (other than Cannon Bridge Investments Limited) has not given such an undertaking paragraph 2.1 rather than 2.2 above shall apply to determine the rent first reserved notwithstanding that the Tenant is registered for Value Added Tax

18.      For the avoidance of doubt but without prejudice to paragraphs 8 9 and 10 hereof it is hereby agreed and declared that the provisions of this Schedule shall cease to have effect in respect of any period commencing on or after the Tenth anniversary of the Term Commencement Date

NINTH SCHEDULE
Ancillary Uses

Computer and Trading Floor Technology Workshop

Lockers

Education and training facilities

Lounges (including catering facilities)

Display and sales area

Administration Booths

Screen Based Trading Control Room

Screen Based Trading Room

Trade Registration and Enquiry Area

Price Reporting Area

Any such uses to include for the avoidance of doubt use by the Tenant’s employees and by LIFFE Members and Members of Other Markets (as such expressions are defined in clause 3.13 hereof) and their respective employees

136

TENTH SCHEDULE

Form of Licence

DATED                                                                                          1993

[                                             ] (Licensor)

- and -

[                                             ] (Licensee)

LICENCE FOR

[Booth(s)][Locker(s)]

[Service Accommodation] at

Level One Atrium Building

Cannon Bridge London EC4

Note: See attached notes for Guidance on Completion of Licence

137

LIFFE
ADMINISTRATION AND MANAGEMENT
LICENCE AGREEMENT

THIS LICENCE is made the                                                                                day of 199

BETWEEN:

(1)       LIFFE ADMINISTRATION AND MANAGEMENT whose registered office is at Royal Exchange London EC3V 3PJ (“the Licensor”) and

(2)

of

(“the Licensee”)

NOW IT IS AGREED as follows-

1.        LICENCE

1.1      The Licensor grants a non-exclusive licence to the Licensee to use the [booth(s)][locker(s)][service accommodation] identified in the Schedule hereto or such other [booth(s)][locker(s)][service accommodation] as the Licensor may specify from time to time pursuant to clause 1.2 and/or as may be agreed in writing by the Licensor and the Licensee from time to time ([“the Booth”][“the Locker”][“the service accommodation”]) which expression shall include the plural but shall for the avoidance of doubt not include the contents thereof (including but without limitation any furniture and equipment therein) or any

138

services or facilities to or benefiting [the Booth][the Locker][the service accommodation] in the Licensor’s premises known as Level One The Atrium Building Cannon Bridge Estate London EC4 (“Level One”) for the purpose only of carrying on activities which are properly connected to trading activity on The London International Financial Futures and Options Exchange (“LIFFE”) from the           day of 199  until such licence is determined in accordance with this Agreement

1.2      The Licensor reserves the right from time to time on ten working days’ written notice to require the Licensee to move to such other [booth] [locker] [service accommodation] as shall be specified in such notice and upon the expiry of such notice the Licensee shall move to such other specified [the Booth] [the Locker] [the service accommodation] which (for the avoidance of doubt) shall thenceforth be [“booth”][“locker”][“service accommodation”] for the purposes of this Agreement (subject to any subsequent further operation of this clause)

1.3      During the continuation of this Licence the Licensee’s staff registered with the Licensor (subject to their not being disqualified for any reason) shall during the opening hours prescribed from time to time by the Licensor be permitted to use in common with other licensees of Level One such means of access canteen lavatories and other common areas in Level One as may be so designated in writing by the Licensor from time to time SUBJECT to the Licensor’s right to interrupt any such use at any time and from time to time as the Licensor deems necessary

2.        LICENCE FEES ETC

The Licensee shall pay for the [Booth][Locker][service accommodation] such

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license fee as shall be properly determined by the Licensor from time to time and notified in writing to the Licensee

3.        REGULATIONS

The Licensee will comply with all rules regulations and procedures made or prescribed by the Licensor and displayed in Level One or otherwise notified in writing to the Licensee in connection with the management and supervision of Level One and/or the trading activities and ancillary activities thereto carried on in Level One and/or the use of [the Booth][the Locker][the service accommodation] and/or the conduct of persons while within Level One and while using the means of access thereto and egress therefrom

4.        TERMINATION

This Licence may be terminated at any time by either party by written notice to the other

5.        LICENCE IS PERSONAL

This Licence is personal and arises out of the special relationship between LIFFE the Licensor and the Licensee and the Licensee shall not assign transfer sub licence or share the benefit of this Licence in any way whatsoever or part with or share possession or occupation of [the Booth][the Locker] [the service accommodation] or any part thereof Nothing in this Licence shall be construed as creating any tenancy or lease or legal demise or any greater interest in the Licence than a contractual licence on the terms herein specified

AS WITNESS the hands of duly authorised signatories for the parties hereto the day and year first above written

140

THE SCHEDULE
[The Booths(s)] [The Locker(s)][The Service Accommodation]

SIGNED on behalf of the Licensor by

SIGNED on behalf of the Licensee by

141

NOTES FOR COMPLETION OF LICENCES

1.        Delete as appropriate “Booth” “Locker” “Service Accommodation”

2.        In case of licence for Service Accommodation clause 1.2 may be varied to provide for no period of notice or alternatively the clause may be deleted in its entirety

3.        Clause 1.3 may be deleted if the licence solely relates to a locker or to service accommodation

4.        Clause 2 will be deleted in the case of a licence of Service Accommodation

EXECUTED (but not delivered until the	)
date inserted herein) as a Deed by	)
affixing the Common Seal of	)
CANNON BRIDGE INVESTMENTS	)
LIMITED in the presence of:	)	[SEAL]

Director

Secretary

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[GRAPHIC]

BARCLAYS de ZOETE WEDD LIMITED

Structured Finance

Ebbgate House 2 Swan Lane London EC4R 3TS
Telephone 071 623 2323 Telex 8812124 Fax 071 775 6058

SHM/LS/CB5

The Directors	29th November 1993
LIFFE Administration & Management
Cannon Bridge
London EC4R 3XX

Dear Sirs

Level One, Atrium Building, Cannon Bridge, London EC4

We refer to the proposed leases of part of Level One to be granted by Cannon Bridge Investments Limited (“CBIL”) to yourselves We understand that under the terms of the leases the landlord covenants that within six months of the date of the leases it will install and commission within the Cannon Bridge Estate an additional chiller having capacity to provide an additional and continuous supply of chilled water to premises to be demised by the leases of 45 watts per m2 such a supply being in addition to the existing supply

Please accept this letter as confirmation by the Bank as agent for the syndicate of banks that the syndicate will make available to CBIL an amount equivalent to the cost to CBIL to enable it to comply with the covenant under the leases referred to above

We understand that you are entering into the said leases in reliance upon the statements contained in this letter

Yours faithfully

For and on behalf of
BARCLAYS DE ZOETE WEDD LIMITED

DATED 11th August 1992

CANNON BRIDGE INVESTMENTS LIMITED

- and -

SPEYHAWK PLC

- to -

LIFFE ADMINISTRATION AND MANAGEMENT

- and -

LIFFE (HOLDINGS) PLC

UNDERLEASE

relating to
Cannon Bridge House
1 Cousin Lane
London EC4R 3XX

[GRAPHIC]

INDEX

Clause	Heading

1.	INTERPRETATION

2.	DEMISE & RENTS

3.	COVENANTS BY THE TENANT

3.(1)	To pay rents

3.(2)	To pay outgoings

3.(3)	To repair and clean

3.(4)	To decorate

3.(5)	To comply with statutes and notices

3.(6)	To comply with further statutes

3.(7)	To yield up

3.(8)	To permit the Landlord’s entry

3.(9)	Landlord’s access

3.(10)	Alterations and additions

3.(11)	Rebuilding and reinstatement

3.(12)	User

3.(13)	Professional fees and charges LPA S146 and 147

3.(14)	Insurance

3.(15)	Alienation

3.(16)	Registration of documents

3.(17)	Signboards etc

3.(18)	Planning Acts

3.(19)	Nuissance

3.(20)	Landlord’s entry on Sale

3.(21)	Encroachments, easements

3.(22)	To pay for services

3.(23)	Fire-fighting equipment

3.(24)	Naming Demised Premises

3.(25)	Car parking

3.(26)	Indemnity

3.(27)	Defective Premises

3.(28)	Substitution of Surety

3.(29)	Rules and Regulations

3.(30)	To Provide Services

3.(31)	The Bank Guarantee

3.(32)	To Observe Licences

3.(33)	Defects Insurance Policy

4.	LANDLORD’S COVENANTS

4.(1)	Quiet enjoyment

4.(2)	Reinstatement, rebuilding

4.(3)	Insurance

4.(4)	Repair and Maintenance

4.(5)	Headlease

4.(6)	Roof Garden

4.(7)	Value Added Tax

4.(8)	VAT Invoices

4.(9)	Compliance with Licences

4.(10)		Roof of Atrium Building

4.(11)		Defects Insurance

5.		GENERAL PROVISIONS

5.(1)		Forfeiture

5.(2)		Exoneration of liability of Landlord

5.(3)		Suspension of rent

5.(4)		Limitation of ancillary rights

5.(5)		No warranty as to user

5.(6)		Redevelopment of adjoining property

5.(7)		Limit on statutory compensation

5.(8)		Release of LIFFE

5.(9)		Tenant’s Break Option

5.(10)		Means of Escape

5.(11)		Tenant’s right to carry out Works

5.(12)		Restrictions on Landlord’s rights of entry

5.(13)		Tenant’s right to perform obligations

5.(14)		Defects Insurance - Additional Premiums

5.(15)		Perpetuity Period

5.(16)		Repositioning of Pipes

6.		NOTICES

7.		TENANT’S SURETY’S COVENANT

8.		LANDLORD’S SURETY’S COVENANT

First Schedule Part I		Demised Premises
	Part II	Prow Area

Second Schedule	Rights included in demise

Third Schedule	Exceptions and Reservations

Fourth Schedule	Rent Review

Fifth Schedule	The Service Charge

Sixth Schedule	Tenant’s Surety Covenant

Seventh Schedule	Tenant’s occupational Licence

Eighth Schedule	Description of the Cannon Bridge Estate and parts thereof

DATE

PARTIES

(1)       CANNON BRIDGE INVESTMENTS LIMITED whose registered office is at Osprey House Lower Square Old Isleworth Middlesex TW7 6BN

(2)       SPEYHAWK PLC whose registered office is at Osprey House aforesaid

(3)       LIFFE ADMINISTRATION AND MANAGEMENT AN UNLIMITED COMPANY COMPANY NO. 1591809 whose registered office is at Royal Exchange London EC3V 3PJ

(4)       LIFFE (HOLDINGS) PLC whose registered office is at Royal Exchange London EC3V 3PJ

INTERPRETATION

1.         (1)       In this Underlease and the Schedules hereto unless there is something in the subject or context inconsistent therewith the following expressions shall have the meanings ascribed to them:-

“Adjoining Property”

means all land adjoining or neighbouring the Cannon Bridge Estate and the buildings from time to time thereon whether the same are adjoining contiguous adjacent neighbouring opposite or near to the Cannon Bridge Estate and the expression “Superior Landlord’s

Adjoining Property” means Adjoining Property belonging to the Superior Landlord

“Atrium Building”	means the premises described in Part I of the Eighth Schedule

“Atrium Common Areas”	those parts of the Cannon Bridge Estate over which the Tenant has been granted rights as described in paragraph 4 of the Second Schedule

“Cannon Bridge Estate”	means the premises described in Part II of the Eighth Schedule

“Car Park”

means the basement car park within the Cannon Bridge Estate together with the roadways ramps or accessways leading to and from the Car Park and from and to Cousin Lane and shown for the purposes of identification only edged yellow on Plans L7249/135 and L7249/136

“Common Plant”	means all plant equipment installations and machinery and associated Conduits required or used in connection with the provision of the services referred to in Clause 3(30) hereof and for the exercise of the rights referred to in paragraphs 5-7 of Part A of the Third Schedule

“Conduits”	means all pipes sewers drains cisterns ducts gutters watercourses wires cables channels flues and all other conducting media (other than those belonging to the relevant supply authorities)

“Cousin Lane Entrance”	means the accessway at street level shown for identification edged red on plan L7249/136

“Defects Insurance Policy”	means the policy of insurance issued by Scor (UK) Limited Policy No 92904/200291

“Demised Premises”	means the premises described in Part I of the First Schedule

“Dowgate Hill Entrance”	means the entrance way and accessways leading to the Atrium Building from Dowgate Hill shown for identification edged brown on Plan LIF/51

“Foundations”	means that part of the Cannon Bridge Estate both underground and over-ground and including ground slabs piles pile caps columns beams and bracing members up to and into the Transfer Deck and giving stability thereto and including fire protection

“Full Reinstatement Cost”

means the costs (reasonably determined from time to time by the Landlord’s Surveyor) which would be likely to be incurred in rebuilding or reinstating the Cannon Bridge Estate in accordance with Clause 4(2)(a) hereof (including the cost of shoring up demolition site clearance any works that may be required by statute professional fees payable upon any applications for planning permission or other consents and other incidental expenses)

“Gantries”	means the metal gantries and connected platforms and staircases shown coloured yellow and hatched black on Means of Escape Plan A

“Group Company”	means any company or companies that is or are members of the same group as LIFFE Administration and Management within the meaning of Section 42 of the Landlord and Tenant Act 1954

“Headlease”

means the lease under which the Landlord holds the Cannon Bridge Estate dated the 29th day of November 1991 and made between British Railways Board of the first part Cannon Bridge Investments Limited of the second part and Speyhawk plc of the third part as the same exists at the date of this Underlease (that is to say excluding any subsequent alterations thereof)

“Insured Risks”

means loss or damage by the following risks to the extent that insurance cover is available for the same in the London insurance market on reasonable terms namely fire storm tempest flood earthquake lightning explosion aircraft and things dropped therefrom impact riot and civil commotion malicious damage bursting and overflowing of waterpipes tanks and other apparatus impact by road and rail vehicles and such other risks as the Landlord may (acting reasonably) from time to time insure against and such other risks as the Tenant may from time to time reasonably require the Landlord to insure against

“Landlord”

means CANNON BRIDGE INVESTMENTS LIMITED and includes the person or persons for the time being entitled to the reversion immediately expectant on the expiration or sooner determination of the term created by this Underlease

“Landlord’s Surety”	means Speyhawk plc

“Landlord’s Surveyor”

means Patrick Grant of St. Quintin of 71 Queen Victoria Street London EC4V 4AQ or such other reputable independent chartered surveyor or reputable independent firm of chartered surveyors as the Landlord shall from time to time appoint to perform any functions of the Landlord’s Surveyor under this Underlease and who shall not be an employee of the Landlord

“Landlord’s Third Party Liability Insurance”	means such insurances as may be reasonably and properly effected by the Landlord in respect of third party and public liability insurance in respect of the Cannon Bridge

Estate and being such insurance as would normally be effected by a reasonably prudent landlord in respect of such risks but excluding for the avoidance of doubt the Defects Insurance Policy

“Level One”	means that part of the Demised Premises situate at level one shown for identification edged in red on Plan L7249/143

“Level Two”	means that part of the Demised Premises situate at level two shown for identification edged in red on Plan L7249/145

“Atrium Void”	means the area hatched orange on Plan L7249 SK RBA 02

“Loss of Rent Insurance”	means insurance against loss of the rent firstly reserved by Clause 2 hereof for the time being payable or reasonably likely to be payable for a period of five years

“Main Structure of the River Building”	means those parts of the Cannon Bridge Estate comprising the principal structural members (whether vertical or horizontal) the exterior walls the Roof and Roof Lights flank walls (but not the brick arches) external windows and the perimeter cladding and glazing (including for the avoidance of doubt all curtain walling) of the River Building from but not including the top of the Transfer Deck up to the Roof

“Mezzanine Level”	means that part of the Demised Premises shown for identification edged red on Plan L7249/137

“Permitted Part”	means each part being either (1) the whole of Level One or (2) the whole of Level Two and in either case together with the Mezzanine Level or part or parts thereof and with such entrances accessways workshop and storage areas plant areas and Plant as the Tenant may reasonably determine should be included with any demise of Level One or Level Two as the case may be and the expression “Permitted Parts” shall be construed accordingly

“Planning Acts”	means the Town and Country Planning Act 1990

“Planning Consents”	means consents given under the Planning Acts

“Plans”	means the plans annexed to this Underlease other than those contained in the Eighth Schedule

“Plant”

means (1) the Common Plant; and (2) all plant and machinery for the time being exclusively serving the Demised Premises including (but without prejudice to the generality of the foregoing) all lifts and lift machinery all air conditioning heating and ventilation plant and machinery all sprinklers and associated conduits all electrical systems all fire detection and fire prevention systems and all central or monitoring systems and installations and in either case any plant and machinery which may from time to time be installed to replace any item of the foregoing and including in all cases all necessary connections thereto

BUT excluding all such items which are tenants fixtures or trade fixtures and fittings

“PLA Deed”	means the Licence dated 30th September 1988 and made between the Port of London Authority (1) and British Railways Board (2) or such other Licence as may be granted pursuant to Clause 4(1)(b)

“Prow”	means the structures the subject of the PLA Deed projecting beyond the high water mark of the River Thames

“Prow Area”	means the premises comprising part of the Prow described in Part II of the First Schedule

“Rate of Interest”	means the Barclays Bank PLC Base Rate in force from time to time or if such rate shall cease to exist such rate as shall be reasonably comparable thereto

“Rent Commencement Date”	means the 26th day of June 1992

“Retained Parts”	means all parts of the Cannon Bridge Estate other than the Demised Premises

“River Building”	means the premises described in Part IV of the Eighth Schedule together with the Prow

“River Building Common Areas”	means the Car Park and the Roof Garden

“Roof”	means the roof of the River Building (excluding for the avoidance of doubt the airspace above it) shown for identification edged purple on Plan L7249/146

“Roof Garden”	means that area on the Roof shown for identification shaded green on Plan L7249/146

“Roof Lights”	means the glazing in those parts of the Roof shown for identification hatched purple on Plan L7249/146

“Roof Plant Enclosure”	means the area on the Roof shown for identification hatched blue on Plan L7249/146 and the air space above the same up to a height of 33.10 metres above Ordnance Datum Newlyn

“Specification”	the specification annexed hereto describing the Landlord’s basic standard of finish for the Demised Premises and the drawings referred to therein entitled “Developer’s Finish”

“Superior Landlord”	means British Railways Board or the person or body for the time being entitled to the reversion immediately expectant on the determination of the Headlease

“Subsidiary Structure of the Cannon Bridge Estate”	means those parts of the Cannon Bridge Estate comprising the Transfer Deck and its supporting structures including the exterior walls and the Foundations up to and including the Transfer Deck

“Tenant”	means LIFFE Administration and Management and its successors in title and permitted assigns

“Tenant’s Surety”	means Liffe (Holdings) PLC

“term”	means the term granted by clause 2 hereof and includes any statutory continuation thereof

“Term Commencement Date”	16th December 1991

“Transfer Deck”	means the structure described in Part III of the Eighth Schedule

“Water Towers”	means the East and West towers situate at the southern end of the Cannon Bridge Estate which cross grid lines L1/A and L1/H on Plan L7249/146

“Working Day”	means a day on which the clearing Banks in England are open for the purpose of carrying on business in sterling assets other than Saturday

(2)       Where the context so requires or admits the masculine includes the feminine and the singular includes the plural AND where two or more persons are included in the expression “the Surety” the covenants expressed to be made by the Surety shall be deemed to be made by such persons jointly and severally

(3)       Where the context so admits (other than in respect of the Defects Insurance Policy) references in this Underlease to insurance in the name of or to include the Landlord shall be deemed to include the Superior Landlord (where such insurance is required by virtue of the provisions of the Headlease to be effected in the joint names of the Landlord and the Superior Landlord) and/or any mortgagee of the Landlord

(4)       Save where the context otherwise requires any reference herein to any statute or section of a statute shall be deemed to refer to any statutory amendment or modification or re-enactment thereof for the time being in force and any instruments orders rules and regulations issued under or by virtue thereof

(5)       All references to Clauses and Schedules are to clauses of and schedules to this Underlease

(6)       The headings in this Underlease are inserted for convenience only and shall be ignored in construing this Underlease

(7)       Save where the context otherwise requires any reference to any plan in any part of this Underlease other than the Eighth Schedule shall not be or include a reference to those plans contained in the Eighth Schedule and the references in the Eighth Schedule to plans are to those plans contained in the Eighth Schedule and no others

(8)       Any reference to a person includes any company or firm

DEMISE AND RENTS

2.         In consideration of the rents and covenants on the part of the Tenant hereinafter reserved and contained the Landlord HEREBY DEMISES to the Tenant ALL THOSE the Demised Premises TOGETHER with the easements rights and privileges specified in the Second Schedule EXCEPT AND RESERVED to the Landlord the easements rights and privileges specified in Part A of the Third Schedule and to the Superior Landlord the rights referred to in Part B of the Third Schedule TO HOLD the same unto the Tenant for the term of    *    and one day from the Term Commencement Date TOGETHER with and the Landlord hereby grants unto the Tenant an exclusive right for the Tenant and those deriving title under it and its or their respective licensees or mortgagees to use and enjoy the Prow Area during the term to the intent but only so far as possible under the terms of the PLA Deed (and all rights accruing to the Superior Landlord thereunder by virtue of Section 66 of the Port of London Act 1968) that the Tenant and those deriving title under it and others as aforesaid may use and enjoy the Prow Area on the same terms and subject to the same conditions (mutatis mutandis) as those on which it holds the Demised Premises hereunder and as if it formed part of the

Demised Premises with the benefit of the same rights and subject to the same exceptions and reservations as are herein contained in so far as applicable to the Prow Area PROVIDED ALWAYS that in the event that the Licence granted by the PLA Deed is for whatever reason terminated the aforesaid rights in relation to the use and enjoyment of the Prow Area shall thereupon forthwith terminate PROVIDED FURTHER that if the termination of the Licence granted by the PLA Deed is successfully resisted under the Port of London Act 1968 then the aforesaid rights shall be reinstated as if they had never been terminated

YIELDING AND PAYING therefor to the Landlord throughout the term:-

FIRST from the Rent Commencement Date until    *    of the term the annual rent of    *    and thereafter the yearly rent agreed or determined in accordance with the provisions of the Fourth Schedule and so in proportion for any period less than a year such rent to be paid by equal quarterly payments in advance on the usual quarter days in every year without deduction (save as may be required by statute) the first of such payments or a proportionate part thereof to be made on the Rent Commencement Date for the period from the Rent Commencement Date to the quarter day next following the Rent Commencement Date

AND SECONDLY upon receipt by the Tenant of written demand (accompanied by full particulars of the insurance to which the demand relates and a true copy of the invoice or receipt for the relevant premium paid) by way of further or additional rent and proportionately for any period of less than a year a sum being:-

(1)       a fair and proper proportion of the premium or premiums paid by the Landlord for insuring and keeping insured the Cannon Bridge Estate the Prow and the Gantries in accordance with Clause 4(3)(i) hereof, and

(2)       an amount equal to the premium or premiums paid by the Landlord in effecting Loss of Rent Insurance in accordance with Clause 4(3)(i)

AND THIRDLY by way of further rent the Service Charge as defined in and at the times and in the manner provided in PART II of the Fifth Schedule hereto

COVENANTS BY THE TENANT

3.         The Tenant hereby covenants with the Landlord (and where expressed so to do the Landlord covenants with the Tenant) as follows:-

To pay Rents

3.         (1)       (a)      To pay the annual and other rents hereinbefore reserved at the times and in manner aforesaid without any deduction therefrom except such deductions as are authorised or required by statute and in relation to the Service Charge such deductions as are referred to in the Fifth Schedule

(b)       If and so often as any rent reserved hereunder (whether in the case of the rent firstly reserved formally demanded or not) or any other money due from the Tenant to the Landlord under the terms and provisions of this Underlease shall be unpaid twenty-one days after becoming due and payable to pay to the Landlord interest on such unpaid rent or other moneys (but without prejudice to the Landlord’s other remedies in respect thereof) from the due date until the date of actual payment at the rate of four percentage points above the Rate of Interest

To pay outgoings

3.         (2)       At all times during the term to pay and discharge all existing and future rates taxes charges duties assessments outgoings and impositions whatsoever whether parliamentary parochial local or otherwise (not being of a capital nature) and whether or not of a wholly novel nature which are now or shall at any time hereafter during the term (but not in respect of any periods prior to the date hereof) be charged rated assessed or imposed on or in respect of the Demised Premises or any part thereof or on the owner or occupier in respect thereof save such as the Landlord is bound by law to pay notwithstanding any contract to the contrary and in the absence of direct assessment on the Demised Premises to pay to the Landlord on demand a fair proportion thereof (such proportion to be determined by the Landlord’s Surveyor (acting reasonably)) Provided that nothing herein contained shall impose upon the Tenant any obligation to pay

(1)       Any tax payable by the Landlord or any Superior Landlord in consequence or as a result of any dealing by the Landlord or any Superior Landlord with its or their reversionary interest in the Demised Premises

(2)       Any tax payable by the Landlord or any Superior Landlord in respect of the rents or other payments reserved or payable hereunder (other than any value added tax payable by the Tenant pursuant to Clause 4(7) hereof)

(3)       Any tax payable by the Landlord or any Superior Landlord in respect of the value of its or their assets or any proportion thereof

To Repair and Clean

3.         (3)       (a)      Throughout the term to keep in good and substantial repair and condition the whole of the Demised Premises and every part thereof and from time to time replace all Landlord’s fixtures and fittings in or about the Demised Premises which become worn out and beyond repair at any time during or at the expiration or sooner determination of the term PROVIDED that the Tenant shall not be obliged to repair the Demised Premises or replace fixtures and fittings as aforesaid or be liable for any of the matters referred to in this sub-clause 3(3) where:-

(i)        The same have been destroyed or damaged by any of the Insured Risks save to the extent that the insurance moneys in respect thereof are irrecoverable due to some act or default on the part of the Tenant or any of its servants agents or licensees or persons deriving title under the Tenant

(ii)       The repairs are repairs for which the Landlord is responsible pursuant to the covenant on the part of the Landlord contained in Clause 4(4)(b)(iv) hereof

(b)       As often as need or occasion shall require and in any event at least once in every month during the term to clean the inside of all the windows in the Demised Premises and to keep the carpets (if any) and other floor coverings (if any) within the Demised Premises clean and where such carpets or similar floor coverings become worn out replacing the same with similar coverings or such parts thereof as may be requisite as often as need or occasion shall require

(c)       Between the end of each Working Day and before the beginning of the next Working Day to clear the Demised Premises of all rubbish and to arrange for the same to be cleaned and left tidy

(d)       Not by its own acts or those of any person or persons deriving title under the Tenant to invalidate any valid guarantee provided to the Tenant in respect of the Common Plant

(e)       To ensure that the Plant for the time being is kept in proper working order and is operated in accordance with the manufacturers’ instructions

(f)        To clean light repair and maintain any staircases from time to time in the Water Towers and which are used exclusively by the Tenant

To decorate

3.         (4)       In a proper and workmanlike manner to prepare and paint with two coats of good quality paint or to treat with a suitable alternative preservative of equivalent efficacy all the wood metal and other parts of the Demised Premises previously or usually so painted or treated and in like manner with good quality materials to varnish lacquer colour or otherwise treat all such parts as have been previously or are usually so dealt with (including (but not limited to) all powder coated and intumescently painted surfaces) and to repaper or reline the parts of the Demised Premises usually papered or lined with suitable good quality paper or fabric all such works to be carried out in every fifth year of the term (save in the case of powder coated and intumescently painted surfaces where appropriate treatment need only be carried out as often as is necessary to keep them in good decorative order) and in the last three months of the term (howsoever determined) (but not more than once in any period of twelve months) such decorations in the last twelve months of the term to be carried out in such colours patterns and materials as shall first be approved in writing by the Landlord such approval not to be unreasonably withheld or delayed

To comply with Statutes and Notices

3.         (5)       To observe and perform all requirements of all statutes building regulations and bye-laws already or hereafter to be passed and all rules regulations permissions or conditions thereunder and to do and execute or cause to be done and executed all such works and things as under or by virtue of such statutes orders regulations bye-laws rules permissions or conditions now are or shall or may be directed or required to be done or executed upon or in respect of the Demised Premises or any part thereof or in respect of the user thereof whether by the owner landlord tenant or occupier thereof or in respect of any additions alterations or improvements thereto and to indemnify and keep indemnified the Landlord against all proper and reasonable costs claims demands expenses and liabilities in respect thereof and to produce to the Landlord forthwith on receipt thereof any notice order or proposal for a notice or order made given or issued to the Tenant under or by virtue of any such statute order regulation or bye-law affecting or relating to the Demised Premises and at the reasonable request and cost of the Landlord to make or join with the Landlord in making every such objection or representation against the same that the Landlord may reasonably and properly require PROVIDED ALWAYS that the Tenant shall not be liable in respect of any such matters which arise as a result of a failure by the Landlord to observe and perform any of the covenants on its part herein contained

To comply with Offices, Shops and Railway Premises Act etc

3.         (6)       Without prejudice to any other provision hereof to comply with the requirements of the Factories Act 1961 the Offices, Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 and the Health and Safety at Work etc Act 1974 insofar as such Acts relate to the Demised Premises and whether imposed by those Acts upon the Landlord or on the Tenant AND at all times during the term to indemnify and keep indemnified the Landlord against the consequence of any breach or non-observance thereof by the Tenant or any person deriving title under the Tenant in relation to the Demised Premises AND without prejudice to the generality of the foregoing not to permit or suffer to be working in the Demised Premises at any one time such a number of persons that the requirements as to sanitary conveniences and washing facilities prescribed by the said Act or other Acts will not be complied with PROVIDED ALWAYS THAT the Tenant shall not be liable in respect of any such matters which arise as a result of a failure by the Landlord to observe and perform any of the covenants on its part herein contained

To yield up at end of the term

3.         (7)       (a)      At the expiration or sooner determination of the term quietly to yield up the Demised Premises in such state and condition as shall in all respects be consistent with the full and due performance and observance by the Tenant of the covenants on its part herein contained together with all additions and improvements to the Demised Premises and all fixtures which during the term may be affixed or fastened to or upon the Demised Premises (tenant’s and trade fixtures only excepted) and (if reasonably required by the Landlord) to remove every sign writing or notice of the name or business of the Tenant or other occupiers from the Demised Premises and to make good all damage caused to the Demised Premises by such removal and to reinstate the ceiling finishes (including the light fittings and other related services) and floor finishes of the Demised Premises to a standard not less than that set out in the Specification Provided that if at the expiration or sooner determination of the term any tenant’s fixtures and fittings shall not have been removed by the Tenant following a request as aforesaid by the Landlord to so remove them and the Landlord does not require them then the Landlord may within a reasonable period after such expiration or sooner determination itself remove them at the expense of the Tenant

(b)       In the event that the Landlord intends to reinstate the Atrium Void at Level Two in so far only as can be done by extending the floor slab (as opposed to creating any additional void area) and completing the floor finishes at Level Two and inserting and completing the ceiling finishes (including the light fittings and other related services) to Levels One and Two and the perimeter glazing at Level Two all to a standard no greater than that set out in the Specification (“the Works”) within a period of six months following the expiration or sooner determination of the term then the Landlord shall:

(i)        Prior to the commencement of the Works obtain and submit to the Tenant at least three detailed written estimates of the likely cost of such works from reputable contractors

(ii)       The Landlord shall procure that the Works are carried out by the contractor which provided the estimate which the Landlord (acting reasonably) considers to be the most satisfactory and the Landlord shall not be bound to accept the lowest of the said estimates

(iii)      The Landlord shall use all reasonable endeavours to ensure that the costs relating to the carrying out of the Works shall not exceed the amount set out in the relevant estimate

(iv)     If the Landlord commences the Works then the Landlord shall following any reasonable request from the Tenant keep the Tenant advised as to the costs and expenses incurred and shall use all reasonable endeavours to give effect to any representations that the Tenant shall make to the Landlord in respect of such costs and expenses and the manner in which the Works are carried out

(v)      In the event that the Landlord commences the Works as hereinbefore provided within the said period of six months as aforesaid and thereafter diligently carries out the same the Landlord shall deliver following completion thereof to the Tenant a detailed statement together with supporting invoices in relation to all such costs incurred by the Landlord showing the reasonable and proper costs and expenses of carrying out the Works and which statement shall be certified as being true and accurate in all respects by a reputable independent Quantity Surveyor employed by the Landlord for that purpose and within 5 working days of receipt of the said statement the Tenant shall pay to the Landlord the amount so certified together with (by way of liquidated damages) a sum equal to one quarter of the amount of the annual rent first reserved and payable under this Underlease at the rate passing at the date of expiration or sooner determination of the term which sum shall for the avoidance of doubt be deemed to be inclusive of any Value Added Tax

To permit Landlord’s entry

3.         (8)       (a)      The Tenant will permit the Landlord and its officers surveyors and agents with or without workmen and others after reasonable notice in writing and during normal business hours by appointment (except in an emergency) to enter the Demised Premises or any part thereof to view and examine the state of repair and condition of the same and to take schedules of the Landlord’s fixtures and fittings therein and in respect of all defects decays and wants of reparation or amendment then and there found and for which the Tenant is liable under this Underlease to give to the Tenant or leave on the Demised Premises notice in writing thereof and the Tenant will without unreasonable delay after such notice commence and thereafter proceed diligently to repair make good and amend the same according to such notice

(b)       The Tenant will permit the Superior Landlord and its officers surveyors and agents with or without workmen and others to enter the Demised Premises or any part thereof to exercise its rights under Part B of the Third Schedule subject to the provisions contained therein

Landlord’s Access

3.         (9)       (a)      If the Tenant shall fail within a reasonable period following the date the Tenant receives a notice as provided for in sub-clause 3(8) to commence and thereafter diligently carry out any works as therein provided for and for which it is liable under any of the covenants on the Tenant’s part herein contained for or relating to the repair or decoration of the Demised Premises it shall be lawful for the Landlord and its officers surveyors and agents with or without workmen and others upon giving reasonable prior notice in writing to the Tenant except in emergency (but without prejudice to the proviso for re-entry hereinafter contained and to any other rights of the Landlord with regard thereto) to enter upon the Demised Premises to carry out the works set out in such notice and for which the Tenant is liable as aforesaid and the reasonable costs and expenses incurred by the Landlord in carrying out the said works shall be repaid by the Tenant to the Landlord on written demand therefor and if not so paid shall be recoverable by action or by distress as rent in arrear

(b)       To permit the Landlord upon reasonable prior notice in writing being given to the Tenant (save that no such notice shall be required in the case of an emergency) and its agents with all necessary workmen materials and appliances at all reasonable times (or at any time in case of emergency) to enter upon the Demised Premises to execute repairs to any Retained Parts or to provide any of the services referred to in Part I of the Fifth Schedule or to carry out any other works as may be properly required in order to enable the Landlord to comply with its covenants in this Underlease

PROVIDED ALWAYS that the Landlord and others aforesaid entering upon the Demised Premises shall execute such works with the minimum of delay and shall in any case cause as little disturbance to the Tenant and other occupiers of the Demised Premises and their respective businesses as is reasonably practicable and shall forthwith make good any damage caused to the Demised Premises and the contents therein and subject in every case to the Landlord and others aforesaid observing and performing any reasonable rules and requirements that the Tenant may make in relation to any entry made pursuant to the terms of this Clause 3(9)

Alterations and additions

3.         (10)     (a)      Not to alter or add to the Demised Premises provided that the Tenant may (i) carry out internal alterations or additions which do not adversely affect in any way the surrounding structure of the River Building or any other part of the structure of the Cannon Bridge Estate without Landlord’s consent and (ii) carry out alterations or additions structural or otherwise in or to:-

(a)       the Demised Premises; or

(b)      those areas affected by the exercise of any of the rights set out in the Second Schedule; or

(c)       without prejudice to (b) the Retained Parts other than the Atrium Building and/or the Atrium Common Areas and/or any areas included or intended to be included in any demise of the Atrium Building or any part thereof

PROVIDED always that:-

(1)       There shall not be carried out any works interfering with or adding to or altering:-

(a)       the structure of the Transfer Deck save for the making of holes through the floor above or the carrying out of the works within the area hatched blue on Plan 92AB; or

(b)      any parts of the structure above the Transfer Deck which ensure the structural integrity of the Transfer Deck or the Foundations save insofar as the said structural integrity shall not thereby be prejudiced

(2)       Without prejudice to (1) above not to carry out any structural alterations or additions without first obtaining the prior written consents of the Landlord and the Superior Landlord (such consents not to be unreasonably withheld) nor in the case of alterations or additions to the Retained Parts and/or those areas affected by the exercise of any of the rights set out in the Second Schedule which are non-structural without obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld

(3)      If the Tenant shall wish to carry out any works which works either:-

(a)      might reasonably be expected to affect the safety and/or operation of the railway; or

(b)      comprise the making of holes through the floor above or the carrying out of works within the area hatched blue on Plan 92AB, or

(c)       comprise the operation of any plant machinery or equipment where the operation of such plant machinery or equipment do or might reasonably be expected to affect the safety and/or operation of the railway then and in any such case in the event that the Engineer is satisfied that the works or the manner of execution of the same do or might reasonably be expected to affect the safety and/or operation of the Superior Landlord’s railway the said works should only be carried out and the said plant, machinery or equipment shall only be operated with the prior consent of the Engineer such consent not to be unreasonably withheld or delayed and the Engineer shall be entitled to impose such conditions in respect of the works or the manner of execution of the same or the operation of the said plant, machinery or equipment as he may in his absolute discretion think fit to the extent that the same in the opinion of the Engineer effect the safety and/or operation of the railway and the proposed works shall only be carried out in accordance with such conditions and subject as appropriate to the supervision of the Engineer (the expression “Engineer” hereinbefore referred to means the Regional Civil Engineer for the time being of the relevant region of British Rail or such other Engineer as may be appointed from time to time by British Rail for the purposes of the Headlease)

(4)       Not to carry out any works hereinbefore referred to or any other works whether of repair or otherwise without first complying with its obligations set out in clause 3(33)(b)(ii)

AND in all such cases such works must comply in all respects with the proper requirements of the Planning Acts the relevant local authority and the fire officer and in respect of any works carried out by the Tenant as referred to at (i) above or referred to in (c) below (where no consent of the Landlord is required) the Tenant must deliver to the Landlord drawings and specifications in triplicate showing the alterations made in all material respects within 30 working days of the completion thereof

(b)       If reasonably required by the Landlord to demolish and remove any building addition or alteration built or carried out by the Tenant or any person deriving title under the Tenant in breach of this sub-clause and to reinstate the Demised Premises to its previous condition had such building addition or alteration not been carried out to the reasonable satisfaction of the Landlord

(c)       In carrying out any such works as referred to in sub-clause 1(a) above the Tenant shall ensure that appropriate works are carried out to the floor above the area hatched blue on Plan 92AB to safeguard two hour fire protection thereto

(d)      (i)        Not without the Landlord’s consent (such consent not to be unreasonably withheld) to damage or alter or make connections with any main electricity cable or gas or water pipe or drains other than those which exclusively serve the Demised Premises

(ii)       To indemnify the Landlord against any costs claims losses or demands arising out of any such works as aforesaid which the Tenant shall carry out to such main services which exclusively serve the Demised Premises

(e)       If notwithstanding the foregoing terms and provisions the Landlord shall at its sole discretion decide to permit the Tenant to make any addition or alteration to the Demised Premises hereby forbidden and the Tenant shall carry out such works and/or the Tenant shall carry out works of internal non-structural alterations as permitted by sub-clause 3(10)(a)(i) then at the expiration or sooner determination of the term the Tenant will if reasonably required by the Landlord at the Tenant’s own cost reinstate and make good to the reasonable satisfaction of the Landlord the Demised Premises and restore the same as if such addition or alteration (or such part thereof as may be specified by the Landlord) had not been made and to pay the expenses reasonably incurred by the Landlord of and incidental to the superintendence of such reinstatement and making good PROVIDED ALWAYS THAT the Tenant shall not be required to carry out any works of reinstatement or making good of the Demised Premises pursuant to the provisions of this Clause 3(10) or otherwise where such works are inconsistent with the provisions for reinstatement required pursuant to Clause 3(7)(a)

Rebuilding and Reinstatement

3.         (11)     As often as the Demised Premises or any part thereof shall be destroyed or damaged by an Insured Risk at the reasonable request and cost of the Landlord to join with the Landlord in taking such steps as may be requisite and proper to obtain any necessary building licences and permits under any statutory regulation or enactment for the time being in force to enable the rebuilding and reinstatement of the same

User

3.         (12)     (a)      The Tenant will not use the Demised Premises nor permit or suffer the same to be used otherwise than as offices and/or as a trading floor and/or for any other operations relating to use as a trading floor and/or for any purposes ancillary to any such purpose or purposes including without limitation using part or parts as workshops storage areas and for the housing of plant and machinery

(b)       Not to use or permit or suffer to be used the Demised Premises or any part thereof for any illegal or immoral purpose or for any dangerous or noxious trade or business or purpose whatsoever nor to permit or suffer any person to sleep therein NOR permit any musical instrument gramophone wireless tape recorder loud speaker or similar apparatus to be played or used thereon so as to be audible from outside the Demised Premises

(c)       The Tenant will not do or suffer or permit to be done upon the Demised Premises anything which may be or become a nuisance or cause physical damage to the Landlord or the owners or occupiers of the Retained Parts or of Adjoining Property and will not permit or suffer any sale by auction or public meeting to be held upon the Demised Premises (but so that this restriction shall not apply whilst the Tenant is LIFFE Administration and Management or a Group Company

or a person within the definition of Other Markets (as hereinafter defined))

(d)       Save as permitted by Clause 3(10)(a) not to overload bring leave or deposit upon any of the floors of the Demised Premises nor upon any other part or parts thereof nor to suspend from the ceiling or any other part of the Demised Premises any things whatsoever which may overload cause strain damage or interference with the floors joists main members or structure of the River Building in such a manner as to subject the same to any strain beyond that which it is designed to bear nor to install or permit or to suffer to be installed any machinery in the Demised Premises which shall be unduly noisy (save in any areas for the housing of Plant) or cause dangerous vibrations

(e)      (i)        Not to block or obstruct or cause to be blocked or obstructed the Conduits which belong to the Demised Premises or any other part of the Cannon Bridge Estate or which are used either alone or in common with other premises nor to discharge or permit to be discharged from the Demised Premises into such Conduits any matter or substance difference in kind or quality from those for which they were designed or which are harmful to the same nor any matter or fluid of a corrosive noxious or poisonous nature

(ii)       In the event that any Conduits exclusively serving the Demised Premises shall for any reason whatsoever at any time become blocked or obstructed as a result of some act by the Tenant or any other person deriving title under the Tenant forthwith at its own expense to clear such blockage or obstruction

(f)        Not to use or permit or suffer the whole or any part of the Demised Premises to be used for any purpose which may adversely affect the Superior Landlord’s Railway or any Superior Landlord’s Adjoining Property

Professional fees and charges

3.         (13)     To pay to the Landlord all reasonable and proper costs charges and expenses (including Solicitors’ costs and Surveyors’ and other professional costs) and fees (including Bailiffs’ costs) properly incurred in connection with:-

(a)       the preparation and/or service of any notice under Sections 146 and 147 of the Law of Property Act 1925 notwithstanding that forfeiture for any breach shall be avoided otherwise than by relief granted by the Court

(b)       the lawful enforcement of any of the covenants or conditions on the part of the Tenant herein contained whether during or within three months after the termination of the term (but in any event only in relation to the breaches occurring during the term)

(c)       any consent or licence required from the Landlord as herein provided for which application is made save where such consent or licence is unreasonably withheld delayed or refused

(d)       the preparation and/or service of any schedule of dilapidations during or within three months after the termination of the term (but in any event only in relation to wants of repair which occurred during the term)

Not to imperil insurances etc

3.         (14)     (a)      In the event of the Demised Premises being destroyed or damaged by any of the Insured Risks to give notice thereof to the Landlord as soon as practicable after such destruction or damage shall come to the notice of the Tenant and further upon becoming aware of the same to give notice to the Landlord of any event which might reasonably be expected to affect any insurance policy relating to the Demised Premises

(b)       In the event of the Demised Premises or any other part of the Cannon Bridge Estate being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected herein by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant its immediate or remote undertenants or anyone at the Demised Premises expressly with its or their authority and under its or their control (other than for the avoidance of doubt the Landlord the Superior Landlord or any person entering upon or into the Demised Premises pursuant to any right reserved in the Third Schedule or pursuant to any covenant herein contained in which the Tenant permits such entry by the Landlord or persons authorised by the Landlord) then in every such case the Tenant will forthwith pay to the

Landlord the whole or (as the case may require) a fair proportion of the insurance money so irrecoverable and any dispute arising out of this covenant as to the proportion to be so contributed by the Tenant or otherwise in respect thereof shall be determined by an independent Chartered Surveyor whose appointment shall be agreed upon by the parties or failing agreement to be appointed by the President or next most senior Officer of the Royal Institution of Chartered Surveyors on the application of either party and which Surveyor so appointed shall act as an Arbitrator in accordance with the Arbitration Acts, 1950 to 1979 PROVIDED ALWAYS that any such sum or sums paid to the Landlord by the Tenant pursuant to the provisions of this sub-clause 3(14)(b) shall be applied by the Landlord as if such sums were insurance monies received by the Landlord from the insurers

(c)       Not to do or permit or suffer to be done on the Demised Premises nor to do anything upon the Atrium Common Areas (i) which may render any increased or extra premium payable for the insurance in respect of any part of the Demised Premises or the Cannon Bridge Estate against loss or damage by the occurrence of any of the Insured Risks unless the Tenant agrees to be responsible for such increased or extra premium or (ii) which may make void any policy for such insurance and to repay to the Landlord all proper expenses (including increased premiums) reasonably incurred by it in or about any renewal of such policy rendered necessary by a breach of this covenant

(d)       Not to store or permit to be stored on the Demised Premises any petrol or other especially inflammable explosive or combustible substances except in properly designed tanks and containers and then only in amounts necessary for the business(es) of any authorised occupier or occupiers of the Demised Premises

(e)       If at any time the Tenant is entitled to the benefit of any insurance of the Demised Premises (other than the Defects Insurance Policy) which duplicates any such insurance effected by the Landlord then to apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received to the reasonable satisfaction of the Landlord

(f)        To comply with the requirements and recommendations from time to time of the insurers of the Demised Premises

(g)       To pay on demand a sum not exceeding the excess on each and every claim made by the Landlord against the insurers of the Demised Premises and which claim solely relates to the Demised Premises (or a proper proportion thereof to be reasonably determined by the Landlord’s Surveyor in the event that the claim does not solely relate to the Demised Premises)

Alienation

3.         (15)     (a)      Not to assign transfer mortgage charge underlet licence share or part with possession or occupation of the whole or any part or parts of the Demised Premises

PROVIDED that the following transactions set out in this Clause 3(15) shall not constitute a breach of this covenant.:-

(i)        subject to the provisions of sub-clause 3(15)(b) an assignment of the whole of the Demised Premises to a respectable and responsible assignee with the previous consent of the Landlord such consent not to be unreasonably withheld or delayed PROVIDED THAT in the case of an assignment of the whole of the Demised Premises which would result in the loss of the Bank Guarantee (as defined in Clause 3(31)) the Landlord shall be entitled in assessing whether or not to grant consent to any such assignment to take into account the loss of the Bank Guarantee although only to the extent that in all the circumstances (and in particular but without limitation with reference to any bank guarantee rent deposit guarantee or other form of security being offered to support the covenant of any prospective assignee) it would be reasonable so to do in making such assessment AND PROVIDED FURTHER that no such consent of the Landlord shall be required in the case of any assignment of the whole of the Demised Premises between one Group Company and another Group Company/and or LIFFE Administration and Management and a Group Company and the Tenant shall use all reasonable endeavours to notify the Landlord of any such assignment seven days prior to the date upon which such assignment takes place

(ii)       subject to the provisions of sub-clause 3(15)(c) underlettings of the whole or any part or parts of the Demised Premises Provided that there shall not be subsisting at any one time more than ten separate such underlettings (being for the avoidance of doubt underlettings granted by the Tenant) to in each case a respectable and responsible underlessee previously approved by the Landlord whose approval shall not be unreasonably withheld or delayed

(iii)      a mortgage or charge of the whole of the Demised Premises with the previous written consent of the Landlord such consent not to be unreasonably withheld or delayed

(b)      (i)       In relation to any assignment referred to in sub-clause 3(15)(a)(i) the intended assignee shall covenant with the Landlord to pay the rents and to perform and observe all the covenants obligations and conditions on the part of the Tenant herein (including the provisions of this sub-clause) during the residue of the term PROVIDED ALWAYS THAT in the case of an assignment to a Group Company such covenant shall provide for the release of all liability of the Group Company in relation thereto in the circumstances set out in Clause 5(8) hereof

(ii)       Save in the case of any assignment permitted pursuant to the second proviso to sub-clause 3(15)(a)(i) the Landlord shall be entitled to require (if it is reasonable to do so in all the circumstances) a guarantor for any intended assignee reasonably acceptable to the Landlord who shall covenant with the Landlord in the form of the Sixth Schedule (mutatis mutandis)

(c)      (i)       No underlease shall be granted for or in consideration of the payment of a fine or premium or other capital sum to or for the benefit directly or indirectly of the Tenant but so that this shall not for the avoidance of doubt preclude the taking of a reasonable premium capital sum or other payment for any fixtures fittings or chattels

(ii)       Any underlease shall contain terms and conditions as nearly as reasonably practicable (having regard to the premises to be demised by such underlease and to the term of such underlease) the same as those contained in this Underlease (other than as to rent) and with provision for the review of the rent thereby reserved at intervals no greater than every five years of the term thereby granted Provided that during the first ten years of the term of this Underlease the requirement as to provisions for review of rent shall not apply but which shall otherwise accord with good market letting practice current at the time of the grant of the underlease and shall represent arm’s length commercial terms

(iii)      That there shall not be granted any lease underlease or sublease of the whole or any part or parts of the Demised Premises (whether granted out of this Underlease or any lease inferior to this Underlease and (if inferior) howsoever remote from the interest granted by this Underlease) unless on or prior to the grant of the same the intended underlessee or sub-lessee has covenanted by deed directly with the Landlord and (by way of a separate covenant) with the Tenant and with any others having an interest in the Demised Premises inferior to that of the Tenant but superior to that of such underlessee or sub-lessee (but so that and for the avoidance of doubt these requirements shall not apply to any licence granted as hereinafter provided) as follows:-

(a)       not to assign transfer mortgage or charge part only of the premises thereby demised

(b)       not to assign or transfer the whole of the premises thereby demised without the prior written consent of the Landlord which consent shall not be unreasonably withheld and unless prior thereto the proposed assignee or transferee has entered into covenants with the Landlord and (by way of a separate covenant) with the Tenant and with any others having an interest in the Demised Premises inferior to that of the Tenant but superior to that of such underlessee or sub-lessee such covenants to be in identical form (mutatis mutandis) to the covenant referred to in this sub-paragraph 3(15)(c)(iii) and (for the avoidance of doubt) including this covenant

(c)       Not to underlet or part with or share occupation of the premises thereby demised or any part thereof except by way of an assignment of the whole (as aforesaid) or by way of an underlease of the whole or any part or parts of the premises thereby demised save that in the case of any underlease of part or parts and granted out of a lease which is outside the provisions of Sections 24 to 28 of the Landlord & Tenant Act 1954 (not being of either Permitted Parts) no such underlease shall be granted for a term exceeding ten years

(d)       To procure that any underlease granted contains provisions as to underletting no less restrictive than those contained in sub-clauses 3(15)(c)(i), (ii), (iii), (iv), and (v)

(iv)     No underlease or sublease of the whole or any part or parts of the Demised Premises (whether granted out of this Underlease or any lease inferior to this Underlease and (if inferior) howsoever remote from the interest granted by this Underlease) shall at any time be granted at a rent which is less than the best rent reasonably obtainable in the open market for the premises thereby demised without taking a fine or premium (but so that this shall not preclude the taking of a reasonable fine or premium for any fixtures fitting or chattels) at the time of the grant of such underlease or sub-lease

(v)      In the case of any underletting of any part of the Demised Premises (as opposed to the whole) the Tenant shall not (notwithstanding the generality of the foregoing) grant any such underlease except on terms that such underlease shall be excluded from the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 Provided always that this restriction shall not apply to any underlettings (however remote) of a Permitted Part or Permitted Parts

(vi)     The Tenant shall use all reasonable endeavours in the case of any underletting of any part of the Demised Premises to include a clause in terms mutatis mutandis to that contained in Clause 5(7) hereof

(vii)    Provided always and notwithstanding the foregoing any underlessee howsoever remote may part with or share occupation of the premises demised to such underlessee with any company which is a member of the same group as that of the underlessee (member of the group having the meaning ascribed to it under Section 42 of the Landlord and Tenant Act 1954) provided that such parting with or sharing of possession ceases upon any such company ceasing to be a member of the same group as that of the underlessee and no relationship of landlord and tenant shall be created thereby

(d)       Save in respect of licences granted by the Tenant as hereinafter provided during the term at the reasonable request of the Landlord to notify the Landlord of all derivative interests and occupational rights of or in the Demised Premises or any part thereof howsoever remote or inferior including particulars of the rent or rents payable in respect of such derivative interests and such further particulars as the Landlord may reasonably require in respect thereof

(e)       The Tenant shall not knowingly permit or suffer any breach by any underlessee of any of the provisions of such underlessee’s underlease and shall take all reasonable steps to enforce the same and operate and enforce any provisions therein for the review of rent

(f)        The Tenant shall not (save where compelled so to do by Statute) at any time without the consent of the Landlord

(such consent not be unreasonably withheld or delayed) reduce or permit to be reduced the rent payable by any underlessee in whom any derivative interest in the Demised Premises or any part thereof shall for the time being be vested nor waive forego or compound the same (but so that this provision shall not for the avoidance of doubt preclude the operation of usual provisions for cesser of rent)

(g)       In this sub-clause:

“LIFFE”	means LIFFE Holdings PLC and/or LIFFE Administration and Management and/or any Group Company

“LIFFE Member”	means any person who is for the time being the holder lessee or user of any trading permit or other trading right issued or granted by LIFFE Administration and Management and/or a Group Company

“Other Markets”

means any person (other than LIFFE) which carries on or organises or administers a recognised market for dealing in stock shares units bonds commodities futures contracts forward contracts for differences option contracts or other similar matters

“Members of	means persons who for the time being bear

Other Markets”	a similar or analogous relationship to any Other Markets as LIFFE Members bear to LIFFE

“Service Organisation”

means persons who (a) provide services to LIFFE and/or to LIFFE Members and/or Other Markets and/or Members of Other Markets in occupation in any part of the Demised Premises and (b) need to occupy part of the Demised Premises for the purposes of providing such services

Provided always that notwithstanding the foregoing provisions of this Clause 3(15) the Tenant may:-

(i)        grant licences of the whole or any part or parts of the Demised Premises to any company falling within the above definition of LIFFE and/or to LIFFE Members and/or Other Markets and/or Members of Other Markets and/or Service Organisations each such licence to be in the form of the Draft Licence set out in the Seventh Schedule hereto or with such amendments thereto as shall have been previously approved by the Landlord such approval not to be unreasonably withheld or delayed

(ii)       Part with or share occupation of the Demised Premises or any part or parts thereof with any company which is for the time being a member of the same group of companies as the Tenant (member of the group having the same meaning ascribed to it under Section 42 of the Landlord and Tenant Act 1954) provided that such sharing of occupation or parting with possession ceases upon any such member of the group ceasing to be a member of the same group of companies as that of the Tenant and provided that no relationship of landlord and tenant is thereby created

(h)       Without prejudice to the foregoing not to assign or transfer or underlet the whole or any part of the Prow Area save that:

(a)       the Tenant will assign to a permitted assignee of the whole of the Demised Premises the benefit of the right hereinbefore granted by the Landlord to the Tenant to use and enjoy the Prow Area subject as hereinbefore provided

(b)      the Tenant will on the grant of a permitted underlease of the whole of the Demised Premises grant to the underlessee a licence to use and enjoy the Prow Area for a term expiring on the date of expiration or earlier determination of the said underlease subject as hereinbefore provided

(c)       the Tenant will on the grant of any permitted underlease of either a Permitted Part at Level One or of that part of Level One contiguous to that part of the Prow Area situate on Level One grant to the underlessee a licence to use and enjoy that part of the Prow Area situate on Level One for a term expiring on the date of expiration or earlier determination of the said underlease subject as hereinbefore provided

(d)      the Tenant will on the grant of any permitted underlease of either a Permitted Part at Level Two or of that part of Level Two contiguous to that part of the Prow Area situate on Level Two grant to the underlessee a licence to use and enjoy that part of the Prow Area situate on Level Two for a term expiring on the date of expiration or earlier determination of the said underlease subject as hereinbefore provided

Registration of documents

3.         (16)     To deliver or cause to be delivered to the Landlord or its agents for the time being a notice of every assignment underletting disposition or devolution of or charge on or transfer of the title of the Demised Premises or any part thereof whether by way of mortgage or otherwise and any document affecting the Prow Area (save by way of licence as hereinbefore provided) and whether for the whole or any part of the term or otherwise within one month after the execution or signature of any deed or document or after the date of any probate letters of administration or other instrument or any court order by which such assignment underletting disposition devolution charge or transfer may be effected or evidenced such notice to specify the name and address and description of the person or persons to whom or in whose favour the assignment underletting disposition devolution charge or transfer shall be made or take effect and also at the time of delivery of any such notice to produce the deed document instrument or order or a certified copy thereof by which such assignment underletting disposition devolution charge or transfer shall purport to be effected or evidenced as aforesaid  for the purpose of having a memorandum thereof entered in a register to be kept for that purpose and to pay to the Landlord or its agent their reasonable fees (both of the Landlord and Superior Landlord) for the registration of each such deed document instrument or order or certified copy thereof

Signboards, notice boards

3.         (17)     (1)      Except in relation to notices required by law not to display or affix or permit or suffer to be displayed or affixed on the windows bounding the Demised Premises any placards bills notices or advertisements whatsoever Save that the Tenant and any permitted underlessee or other occupier may with the prior written consent of the Landlord and the Superior Landlord (such consents not to be unreasonably withheld or delayed) as to the size location and type of any such sign affix or display signs revealing the operations being carried on at the Demised Premises and/or the name and/or logo and/or business of the Tenant and/or any undertenant and/or occupier of the Demised Premises or of any part or parts thereof

3.         (17)     (2)      If any lights lighted sign or other illumination at the Demised Premises shall at any time be found to cause confusion with the signals on British Rail’s railway or to be likely in the opinion of the Regional Signal and Telecommunications Engineer of British Rail after due consideration to cause such confusion (the opinion of such Engineer not to be open to question by the Tenant on matters affecting the safety of the railway) then the Tenant shall upon request by British Rail forthwith cease or prevent the display of the same or alter the same in such a manner as to avoid such confusion or likely confusion

Planning Acts

3.         (18)     Without prejudice to the generality of sub-clause 3(5) hereof and in relation to the Planning Acts

(a)       at all times during the term to comply with the Planning Acts and all licences consents permissions and conditions (if any) thereunder so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things executed done or omitted by the Tenant during the term thereon

(b)       during the term so often as occasion shall require without expense to the Landlord to obtain from the relevant planning authority or the Secretary of State for the Environment or other authorised person or body all such licences consents and permissions (if any) as may be required for the carrying out by the lawful occupier thereof from time to time of such occupier’s operations on the Demised Premises or the institution or continuance thereon of such occupier’s use thereof which may constitute development within the meaning of the Planning Acts but so that the Tenant shall not make any application for such licence consent permission or determination without the previous written consent of the Landlord (which shall not be unreasonably withheld)

(c)       on receipt by the Tenant of any notice order licence consent permission proposal or determination under the Planning Acts relating to the Demised Premises to deliver forthwith to the Landlord a copy thereof and if so reasonably required by and at the expense of the Landlord to make or join in making such representation or appeal in respect of any such notice order licence consent permission proposal or determination as the Landlord may reasonably require

(d)       to pay and satisfy any charge that may hereafter be imposed under the Planning Acts by reason or in respect of the carrying out of any such operations or the institution or continuance of any such use by the Tenant and any person deriving title under the Tenant as aforesaid

(e)       unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the said term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to the Tenant or any person deriving title under the Tenant during the term

(f)        the Tenant will not without the prior written consent of the Landlord which consent shall not be unreasonably withheld serve a purchase or similar notice under the Planning Acts or any other statute requiring any local or other competent authority to purchase the Tenant’s interest hereunder

(g)       notwithstanding any consent which may be granted by the Landlord under this Underlease the Tenant will not carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord’s consent is required to be obtained under this Underlease and for which a planning permission needs to be obtained) before any requisite planning permission therefor has been produced to the Landlord and acknowledged in writing as satisfactory to the Landlord (such acknowledgement not to be unreasonably withheld or delayed)

(h)       if and when reasonably called upon so to do to produce to the Landlord or the Landlord’s Surveyor at the Tenant’s expense all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this covenant have been complied with in all respects

(i)        if the Tenant shall receive any compensation with respect to the interest of the Tenant hereunder by virtue of the Planning Acts then if and when the Tenant’s interest hereunder shall be determined by surrender or under the power of re-entry herein contained the Tenant shall forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation and in the event of there being some disagreement as to the amount of such provision the same shall be referred for determination by an independent chartered surveyor in the same manner as a dispute may be determined under Clause 3(14)(b)

To pay cost of abating nuisances

3.         (19)     To pay all reasonable and proper costs charges and expenses reasonably incurred by the Landlord in abating a nuisance on the Demised Premises and executing all works as may be necessary for abating a nuisance on the Demised Premises in obedience to a notice served by a local authority arising from some act of the Tenant

Landlord to enter to view

3.         (20)     In the event that (i) the Landlord or the Superior Landlord is selling or dealing with its interest in Cannon Bridge Estate or the Demised Premises or (ii) at any time within six months next before the expiration of the term (howsoever determined) unless the Tenant shall have made a valid Court Application under Section 24 of the Landlord and Tenant Act 1954 or otherwise be entitled to remain in occupation or to a new tenancy to permit all persons having an authority from the Landlord or the Superior Landlord or its or their agents on reasonable notice and during normal working hours to view the Demised Premises without interruption Provided always that the Landlord and others aforesaid entering upon the Demised Premises shall cause as little disturbance to the Tenant and other occupiers of the Demised Premises and their respective businesses as is reasonably practicable and shall make good any damage caused to the Demised Premises and the contents thereof as soon as practicable and subject in every case to the Landlord and others aforesaid observing and performing any reasonable rules and requirements that the Tenant may impose in relation to any such entry

Encroachments, easements

3.         (21)     At the reasonable request and cost of the Landlord promptly to do all such acts matters or things as may be proper and necessary:-

(a)       to prevent any new encroachment upon the Demised Premises or the acquisition of any new right to light passage drainage or other easement or other right in over or under the Demised Premises

(b)       to prevent any easement or other right belonging to used with or enjoyed by the Demised Premises or any part thereof from being obstructed or lost and forthwith to give notice to the Landlord of any threatened encroachment or attempt to acquire any such easement or other right or threatened obstruction or loss of any such easement or other right and at the Landlord’s expense on the reasonable request of the Landlord to adopt such means as may be proper for preventing any such right liberty encroachment or the acquisition of any such easement

To pay for services etc

3          (22)     To pay and discharge and indemnify the Landlord against all charges for gas electricity and water consumed in the Demised Premises (including without prejudice to the generality of the foregoing hire and meter rents fuel adjustment costs surcharges licence fees and other necessary permitted or statutory increases or additions) Provided that this clause shall not apply to any such charges which relate to the operation and running of the Common Plant or any of the services to be provided by the Tenant pursuant to Clause 3(30) hereof or which arise as a result of the exercise of the rights referred to in paragraphs 5 to 7 (inclusive) of the Third Schedule

Fire-fighting equipment

3.         (23)     The Tenant shall at its expense at all times during the term keep the Demised Premises supplied and equipped with such fire-fighting apparatus and appliances as the Landlord’s insurers or the Fire Officer or other competent authority shall from time to time in writing properly specify and will maintain (and whenever necessary replace) such apparatus and appliances (including fire warning systems) in a condition fit for immediate use and have the same regularly and properly serviced by competent contractors and shall keep them available for inspection by the Landlord’s insurers or the Fire Officer or other competent authority and will not without the prior written consent of the Landlord (such consent not to be unreasonably withheld) obstruct the access to or means of working any such apparatus and appliances

Naming the Demised Premises

3.         (24)     No name for the Demised Premises shall be given to or displayed on the Demised Premises without the previous consent in writing of the Landlord which consent shall not be unreasonably withheld and no name shall be used or permission requested therefore without the consent (where required) of any competent authority or the Post Office

Car Parking

3.         (25)     Not to obstruct or permit the obstruction of any common accessway within the Car Park

Indemnity

3.         (26)     To indemnify the Landlord from and against all proper actions costs claims demands loss damage and liability whatsoever arising as a result of any breach or non-observance of the covenants on the part of the Tenant and conditions herein contained

Defective Premises

3.         (27)     Upon becoming aware of the same to notify the Landlord without unreasonable delay of any “relevant defect” in the state of the Demised Premises within the meaning of Section 4 of the Defective Premises Act 1972 or any statutory modification or re-enactment thereof for the time being in force AND to display and maintain all notices and to erect and maintain effective barriers if necessary which may from time to time be required to be displayed or erected on the Demised Premises under the said Act subject to the Landlord bearing the costs of all such notices and barriers where the relevant notices or barriers are required as a result of the state and condition of the Demised Premises or its surrounding structures the responsibility for the repair and maintenance thereof not being that of the Tenant hereunder

Substitution of Surety

3.         (28)     Within 14 days of the death during the term of any Surety of the Tenant being an individual or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation (save for the purposes of amalgamation or reconstruction) or having a receiver appointed to give notice of this to the Landlord and if so reasonably required by the Landlord at the expense of the Tenant within a period of three months thereafter to procure some other person or surety acceptable to the Landlord such acceptance not to be unreasonably withheld to execute a deed of guarantee in respect of the Tenant’s obligations contained in this Underlease in the form of the Tenant’s Surety covenant contained in the Sixth Schedule

Rules and Regulations

3.         (29)     (i)       To comply with all reasonable and proper rules and regulations made by the Landlord from time to time for the tenants and occupants of the Cannon Bridge Estate and which all such tenants and occupiers are obliged to comply with in connection with the security and management of any part of the Retained Parts over which the Tenant is entitled to exercise any right Provided always that such rules and regulations shall not prevent the free access to and egress at all times from the Demised Premises and other areas of the Cannon Bridge Estate over which the Tenant has rights or otherwise materially interfere in any way with the exercise of the Tenant’s rights hereunder or detract in any material respect from the Landlord’s obligations hereunder and Provided further any such rules and regulations shall not be incompatible with the Tenant’s security arrangements for the Demised Premises

(ii)      The Tenant may submit from time to time to the Landlord sets of rules and regulations which the Tenant wishes to impose for the security of the Demised Premises and/or any means of access thereto over which the Tenant is granted rights and/or in respect of any areas in or upon the Cannon Bridge Estate whereby persons may obtain access to the Demised Premises and/or in relation to the exercise of any right of entry into or upon the Demised Premises as herein provided or as excepted and reserved hereunder for the approval of the Landlord which approval shall not be unreasonably withheld or delayed and the Landlord shall take reasonable steps to ensure that all such rules and regulations so approved shall be observed by all the other tenants and occupants (including the Landlord itself) of the Retained Parts and any other person exercising the rights excepted and reserved hereunder and the costs and expenses of the imposition and (in the case of other tenants and occupiers but not the Landlord) the enforcement of such rules and regulations shall be borne between the Landlord and the Tenant in such proportions as shall be fair and reasonable due account being taken of the extent to which other tenants and occupants of the Cannon Bridge Estate shall benefit from such rules and regulations but so that any proportion to be borne by the Landlord shall not be included as part of Total Expenditure (as hereinafter defined)

(iii)     The Landlord shall at the reasonable request of the Tenant install such additional security equipment in the Retained Parts or any parts thereof and/or such parts of the Superior Landlord’s Adjoining Property in respect of which there is a right to install and retain plant machinery and/or antennae equipment pursuant to paragraph 2 of the Second Schedule to the Headlease as the Tenant shall from time to time reasonably require which equipment is intended for the security and safety of the Tenant and the other occupants of the Demised

Premises and the costs and expenses in connection with the installation of any such equipment shall be borne between the Landlord and the Tenant in such proportions as shall be fair and reasonable due account being taken of the extent to which the Landlord or the other tenants and occupants of the Cannon Bridge Estate shall benefit (or could reasonably be expected to benefit in the case of any part of the Retained Parts which is capable of being let and intended to be let but which is unlet) from any such installations but so that any proportion to be borne by the Landlord shall not be included as part of Total Expenditure (as hereinafter defined)

(iv)     The Landlord hereby acknowledges that the Tenant’s security requirements and the requirements for installation of security equipment in or around the Cannon Bridge Estate and the parts of the Superior Landlord’s Adjoining Property aforesaid are of considerable importance to the use and occupation of the Demised Premises by the Tenant and other occupants thereof

(v)      The Landlord will prior to making any rules or regulations pursuant to sub-clause (i) of this Clause 3(29) first consult with the Tenant and in particular (but without limitation) with regard to any rules and regulations which the Tenant may reasonably consider necessary in respect of the security of the Demised Premises and the operations carried on thereat and the Landlord shall take into account the Tenant’s representations in making the said rules and regulations

6.        A supply of water to the Roof in such quantities and at such pressure as may be reasonably required by the Landlord for irrigating the Roof Garden and for the fountain in the Roof Garden

7.        Such other supplies and services (including without limitation security) as the Landlord and the Tenant may from time to time agree

PROVIDED ALWAYS and it is hereby agreed as follows:-

(a)      The Landlord shall not require any supply for water or electricity which combined with the Tenant’s own requirements or likely requirements for the Demised Premises for such supplies from the systems providing the same would be reasonably likely to overload such systems

(b)      The Tenant shall not be liable to the Landlord in respect of any interruption in any of the said services arising by reason of force majeure or any other cause or circumstance beyond the reasonable control of the Tenant provided that the Tenant will use reasonable endeavours to minimise the adverse effects of any such circumstances or where prevented from providing any of the said services by virtue of any restriction contained in or which may be imposed pursuant to the terms of the Headlease

(c)      The Tenant shall not be liable to the Landlord for any interruption to such services which are necessitated by repairs tests replacements or renewals of the systems plant equipment and machinery which are requisite for the provision of such services and the Tenant agrees to give the Landlord reasonable notice that such matters are to be carried out

(d)      The Tenant shall not be required to provide any supply or service pursuant to the provisions of this Clause 3(30) in excess of what can be provided by the systems required for their provision which are in place as at the Term Commencement Date and/or any systems which the Tenant may from time to time introduce by way of renewal or replacement thereof but which for the avoidance of doubt shall be of no lesser capacity or standard than those in place at the Term Commencement Date

The Bank Guarantee

3.         (31)     (1)       In this sub-clause, the following words and phrases shall have the following meanings.

“the Bank Guarantee”

means the Deed of Guarantee of even date issued by the Royal Bank of Scotland plc in favour of the Landlord for a fixed maximum aggregate guarantee sum of    *    (“the Bank Guarantee Sum”) which shall commence on the date of the Underlease

To provide services

3.         (30)     To provide or procure the provision of the services referred to below all of which services shall be provided in an efficient and economic manner and at a level appropriate to buildings of the size and type of the River Building and the Atrium Building such services being as follows :-

1.         The operation of one goods lift and one passenger lift so as to enable the exercise of the rights referred to in paragraph 5 of Part A the Third Schedule

2.         A supply of water to the sprinkler for the Car Park in such quantities and at such pressure as may be reasonably required for the proper operation of such sprinkler system and a supply of water for the washdown point in the service road coloured brown on Plan L7249/136

3.         A supply of electricity for the Landlord’s lighting and other electrical equipment in the Car Park, the Landlords lighting equipment for the service road coloured brown on Plan L7249/136 and the refuse compactors situate at street level in the position shown approximately hatched brown on Plan L7249/136

4.         Providing ventilation to the Car Park

5.         A supply of electricity to the Roof for the Landlord’s lighting equipment and lighting systems on the Roof and for small power points on the Roof

“the Guarantor”	means the Royal Bank of Scotland plc

“Termination Notice”	shall have the same meaning as is ascribed to it in the Bank Guarantee

“the Applicable Tenant”	means the Tenant for the time being in whom this Underlease is vested being either (1) LIFFE Administration and Management or; (2) a Group Company

“a Balancing Rental Guarantee”	means a rental guarantee or rental guarantees which whether alone or taken in conjunction with the Bank Guarantee shall comply with the following conditions

(i)        save as to the amount and/or duration thereof shall be in the form (mutatis mutandis) of the Bank Guarantee with such amendments thereto as the Applicable Tenant shall request and the Landlord shall approve (such approval not to be unreasonably withheld)

But so that the Tenant shall not be required to provide a guarantee containing a provision in the form of clause 11(4) of the Bank Guarantee where the Tenant can show that the annual cost of providing a rental guarantee omitting that clause will be ten per cent less than the annual cost of providing a rental guarantee including such clause

AND SO THAT each rental guarantee shall contain a clause to the effect that no demand shall be made thereunder for the same sum of money as is demanded under any other rental guarantee which falls within the definition of Balancing Rental Guarantee unless at the time such demand is made the person making the demand shall be the person entitled to make a demand under any such other rental guarantee and whilst subsisting the Bank Guarantee

(ii)       shall be issued by either: (a) a bank which is a member of the Committee of London and Scottish Bankers or (b) an institution or body which the Landlord shall first approve in writing, such approval not to be unreasonably withheld in the case of an institution or body, which in the reasonable opinion of the Landlord is of no lesser financial standing to the Guarantor judged at the date of this Underlease or, in the event that the sum to be guaranteed by such institution or body is less than the Bank Guarantee Sum, is of such lesser financial security and standing as shall be reasonably appropriate to the sum to be guaranteed and the period of such guarantee

(iii)      shall remain in force for a period either of two years in the case of no other rental guarantee being in place or in the event that any other rental guarantee (which complies with the provisions of paragraphs (i) and (ii) of Clause 3(31)(1))

is in force for such shorter period as combined with the period of the other rental guarantee (including for the avoidance of doubt the period remaining unexpired under the Bank Guarantee) shall cover a period of guarantee of not less than two years

(iv)     shall be for an amount or where there is more than one rental guarantee subsisting at any one time for such lesser amount which taken together with the amount of any other rental guarantee (including for the avoidance of doubt the amount under the Bank Guarantee then subsisting) equal to the Bank Guarantee Sum reduced by the amount of the total of all claims paid whether under the Bank Guarantee and/or any other rental guarantee

(2)       (a)       Subject to sub-clause (2)(c) of this clause 3(31) the Applicable Tenant shall procure that at all times from the date of service of the Termination

Notice and thereafter throughout the term there shall subsist in favour of the Landlord a Balancing Rental Guarantee

PROVIDED ALWAYS THAT and for the avoidance of doubt the Tenant shall have complied and be deemed to have complied and there shall be treated as being in favour of the Landlord a Balancing Rental Guarantee where the Bank Guarantee and/or any Balancing Rental Guarantee and/or any rental guarantee or rental guarantees making up the Balancing Rental Guarantee shall have been provided in favour of any party comprised within the expression the Landlord (but which party is no longer the Landlord) and such Bank Guarantee and/or Balancing Rental Guarantee and/or such said rental guarantee or rental guarantees and/or the benefit thereof has not become vested in the Landlord for any reason AND in addition the Tenant shall be treated as having so complied irrespective of any assignment that may have been made of the Bank Guarantee and/or any Balancing Rental Guarantee and/or such said rental guarantee or rental guarantees and/or the benefit thereof to some party other than the Landlord

AND PROVIDED FURTHER AND IT IS HEREBY AGREED THAT in the event of a claim being made under the Bank Guarantee and/or any rental guarantee making up the Balancing Rental Guarantee so that the guarantor thereunder is under no further liability to make payments thereunder nevertheless for the purposes of calculating periods under Clause 3(31)(1)(iii) such guarantee shall be treated as still being in effect for the maximum period that such guarantee would have remained in place had no such claim been made thereunder

(b)       As soon as reasonably practicable after the Applicable Tenant has received notification from the Guarantor (or any subsequent guarantor) of its intention to serve a Termination Notice necessitating the procurement by the Applicable Tenant of a new rental guarantee the Tenant shall notify the Landlord of the same and shall keep the Landlord informed of the progress of its negotiations with regard to the procuring of such new rental guarantee

(c)       The obligations of the Applicable Tenant under this sub- clause 3(31) shall automatically cease and determine upon the earlier of:-

(i)        the date upon which the Underlease shall be assigned to any person or party other than a Group Company or

(ii)       the date upon which the total of claims made under the Bank Guarantee and/or any other rental guarantee shall equal the Bank Guarantee Sum

(3)       The Landlord hereby covenants with the Applicable Tenant as follows:

(i)        Not to make any claim under the Bank Guarantee or under the Balancing Rental Guarantee unless the Applicable Tenant has defaulted for a period of twenty one days after the date upon which the same became due in payment of the rent first reserved by this Underlease

(ii)       Not to make any claim under the Bank Guarantee or under the Balancing Rental Guarantee other than for any instalment of the rent first reserved by this Underlease in respect of which the Applicable Tenant is in default as aforesaid

(iii)      Within five working days of any claim being made under the Bank Guarantee and/or any Balancing Rental Guarantee to give notice in writing to the Applicable Tenant of the date and the amount of the claim under the Bank Guarantee or under the Balancing Rental Guarantee (as the case may be)

(iv)     Forthwith upon receipt of the same to apply in settlement of the instalment in respect of which the Applicable Tenant is in default all monies paid out by any guarantor of the Bank Guarantee and/or any Balancing Rental Guarantee pursuant to a claim under the Bank Guarantee or under the Balancing Rental Guarantee

(v)      Forthwith to release the Guarantor or the guarantors of any Balancing Rental Guarantee where the Applicable Tenant procures the provision of a new Balancing Rental Guarantee in substitution therefor and to enter into such deeds of release to effect such release as the Applicable Tenant shall require

(vi)     The Landlord covenants that it will not recover from the Guarantor under the Bank Guarantee or a guarantor under a Balancing Rental Guarantee sums which in aggregate at any time exceed the amount of the rent firstly reserved by Clause 2 hereof due and not paid and shall indemnify the Tenant from and against all proper actions costs claims demands loss damage and liability whatsoever arising (together called “the Damages”) as a result of any breach or non-observance of this covenant

PROVIDED THAT the Landlord shall not be in breach of this covenant if it shall repay the amount of any such excess immediately upon receipt thereof

AND PROVIDED FURTHER THAT notwithstanding the provisions of Clause 2 and Clause 3(l)(a) the Tenant shall be entitled to deduct from the rents hereby reserved an amount equal to the amount of the Damages in the event that the Landlord shall not repay the amount of excess as aforesaid

PROVIDED ALWAYS THAT in the event that at any applicable time the Landlord is not the party in whom the Bank Guarantee and/or any Balancing Rental Guarantee and/or the benefit thereof is vested then the Landlord shall procure that the provisions of this clause are complied with by the person or persons in whom the Bank Guarantee and/or Balancing Rental Guarantee and/or the benefits thereof are vested

To Observe Licences

3.         (32)     Not to use the Prow Area otherwise than in accordance with the provisions of paragraph 10 of the second schedule to the PLA Deed namely “as office accommodation and/or associated open terrace”

Defects Insurance Policy

3.         (33)     (a)      Not to do nor to permit nor so far as it is within the Tenant’s control suffer to be done anything in on or upon the Demised Premises nor so for as it is within the Tenant’s control in on or upon any other part of the Retained Parts which may render the Defects Insurance Policy void or voidable or liable to cancellation

3.         (33)     (b)       (i)       In so far as applicable to a tenant of the Demised Premises under the terms of this Underlease at all times to comply with the terms and conditions of the Defects Insurance Policy and the requirements of the insurers in relation thereto or any matters arising in connection therewith or in relation to any claim thereunder

(ii)       Without prejudice to the generality of the above to inform the insurers from time to time under the Defects Insurance Policy of any works of repair or any alterations or additions which it proposes to carry out pursuant to the provisions of this Underlease and which are required to be notified to the insurers under the terms of the Defects Insurance Policy

(c)       In the event of anything occurring in the Demised Premises or any parts of the Retained Parts over which the Tenant has right of access or use which might give rise to a claim under the Defects Insurance Policy to notify in writing the Landlord thereof forthwith upon the Tenant becoming aware of the same and to provide the Landlord with such information as the Landlord shall reasonably require in relation to the event that has occurred and in the event of a claim being made by the Tenant the progress of any such claim with the insurers and where the Landlord has or may have such a claim in respect of the same or any connected subject matter to liaise with the Landlord generally in connection therewith and in particular to allow the Landlord to have sight of any documents which the Landlord reasonably considers necessary in connection with such a claim

Reinstatement

3.         (34)     In the event of the Demised Premises or any part thereof being damaged or destroyed by any of the Insured Risks prior to the fifth anniversary of the Term Commencement Date the Tenant will as soon as reasonably practicable following such destruction or damage proceed diligently with and use all reasonable endeavours to complete in all material respects its works of fitting out the Demised Premises within a period of 12 months from the date of their commencement provided always that and for the avoidance of doubt the Tenant shall not be required to commence works of refitting as aforesaid until any works of rebuilding and reinstatement to be carried out by the

Landlord as herein provided have been completed to the extent necessary to enable the Tenant to carry out such works of refitting without restriction or additional cost and provided further that if the Landlord shall not have carried out and completed or substantially carried out and completed the rebuilding and reinstatement of the Demised Premises or the relevant part thereof in the manner herein provided and to the extent necessary to enable the Tenant to commence and thereafter carry out its fitting out works as hereinbefore provided without restriction and/or additional cost within the period of 12 months from the date of such destruction or damage the Tenant shall not be obliged to proceed with and complete the said fitting out works as hereinbefore provided provided always that any disagreement as to whether or not the Landlord shall have carried out and completed or substantially carried out and completed the rebuilding and reinstatement of the Demised Premises or the relevant part thereof in the manner herein provided to the extent necessary to enable the Tenant to commence and thereafter carry out its fitting out works as hereinbefore provided without restriction or additional cost shall be referred to an independent surveyor (acting as an expert) to be appointed (in default of agreement between the parties hereto) by the President or next available senior officer of the Royal Institution of Chartered Surveyors upon the application of either the Landlord or the Tenant

COVENANTS BY THE LANDLORD

4.         The Landlord covenants with the Tenant as follows:-

Quiet enjoyment

4.         (1)       (a)      That the Tenant paying the rents hereinbefore reserved and performing and observing the several covenants conditions and agreements on the part of the Tenant herein contained shall and may peaceably hold and enjoy the Demised Premises during the term without any interruption by the Landlord or by any person lawfully claiming through under or in trust for it

(b)       In the event that there is a change of ownership of the reversion immediately expectant on the expiration or sooner determination of the Headlease in circumstances where the new reversioner has been unable to procure a grant by the Port of London Authority (or its successor) of a licence permitting the retention of the Prow or at its discretion has permitted the Landlord to procure a grant of such licence to itself directly then in such circumstances the Landlord shall use all reasonable endeavours to procure a grant of such licence by the Port of London Authority (or its successor)) and in the event of any such grant the expression “PLA Deed” shall be deemed to refer to such further licence and this Underlease shall be read and construed accordingly

Reinstatement, rebuilding

4.         (2)       (a)      In the event of damage or destruction of the Cannon Bridge Estate and/or the Gantries and/or the Prow or any part thereof by any of the Insured Risks then save to the extent that the insurance monies in respect thereof are irrecoverable in whole or in part due to some act or default on the part of the Tenant or any of its servants agents or licensees or persons deriving title under the Tenant the Landlord shall subject to the provisions of sub-clause (b) hereof forthwith apply all insurance proceeds received in respect of such damage or destruction to rebuild or reinstate the Cannon Bridge Estate and/or the Gantries and/or the Prow (as the case may be) or the part or parts thereof so damaged or destroyed as soon as reasonably practicable making up any difference between the cost of such rebuilding and reinstating and the money received out of the Landlord’s own money PROVIDED ALWAYS that where the Demised Premises or a substantial part of the Demised Premises have been rendered incapable of beneficial use and occupation by such damage or destruction as aforesaid then if the Demised Premises are not substantially rebuilt or reinstated and once again rendered fit for occupation and use (including for the avoidance of doubt all accesses services and facilities being restored and all works of fitting out by the Tenant completed in all material respects) at the end of a period of two years following such damage or destruction then at any time after the end of that period of two years (unless by that time the Tenant shall have substantially commenced with its said works of fitting out) until the Demised Premises are once again fit for beneficial use and occupation as herein provided either the Landlord or the Tenant may determine this Underlease by giving to the other six months notice and this Underlease shall thereupon cease and determine at the expiry of the notice period (but without prejudice to any right or remedy for any antecedent breaches of the obligations hereunder)

(b)       The Landlord shall not be liable to rebuild or reinstate the Demised Premises if and so long as such rebuilding or reinstatement is prevented by any “Supervening

Events” and for the purposes of this sub-paragraph the expression “Supervening Events” means:-

(i)        The Landlord having failed despite using all reasonable endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts and other statutes (if any) (hereinafter called “the Permissions”) to enable the Landlord to rebuild and reinstate the Demised Premises

(ii)       Any of the Permissions having been granted subject to a lawful condition with which it would be impossible for or in all the circumstances it would be unreasonable to expect the Landlord to comply the Landlord having exhausted any right to appeal or challenge the imposition of such lawful condition

(iii)      Rebuilding or reinstatement being prevented by Act of God or governmental action

(c)       The Landlord shall use all reasonable endeavours to ensure that where any such damage or destruction occurs the insurance monies are made available without delay and that any reinstatement or rebuilding as hereinbefore provided is carried out without delay

Insurance

4.         (3)       (i)       To insure the Cannon Bridge Estate the Gantries and the Prow with a substantial and reputable insurance company in the Full Reinstatement Cost thereof against the occurrence of any of the Insured Risks and to take out Loss of Rent Insurance and to provide to the Tenant on demand (but no more frequently than twice in every year) details of the relevant policy or policies and on making any change to the nature or extent of the perils insured against to notify the Tenant without delay thereof in writing and the Landlord shall ensure that the interest of the Tenant and any mortgagee of the Tenant is noted against any policy of insurance effected by the Landlord in respect of the Demised Premises and/or the Cannon Bridge Estate

(ii)       To use its best endeavours to procure that there is provided from each and every such insurer a letter in favour of the Tenant and any undertenant of the Tenant waiving any rights of subrogation which the said insurer may have against the Tenant and/or any undertenant of the Tenant and in the event that in any case such letters cannot be obtained on reasonable terms then the Landlord shall obtain the same on such terms as may be offered if the Tenant so requests in writing but at the Tenant’s sole cost notwithstanding that the relevant policy relates to the whole of the Cannon Bridge Estate and not solely to the Demised Premises Provided That in the event that any other tenants of the remainder of the Cannon Bridge Estate have covenanted with the Landlord in similar terms to this covenant (mutatis mutandis) then the costs shall be borne and apportioned between the Tenant and such other tenants in such manner as the Landlord’s Surveyor may reasonably determine

(iii)      At the request of the Tenant to make such representations as the Tenant may reasonably require to the insurers of the Demised Premises and/or Cannon Bridge Estate and/or any other insurers with which the Landlord effects insurance where the Tenant contributes to the premiums paid by the Landlord for effecting such insurance in respect of any regulations imposed by such insurers in relation to the Demised Premises and/or which the Tenant is under an obligation to comply with pursuant to the provisions of this Underlease and/or as to the terms of any policy

(iv)      To use all reasonable endeavours to minimise the cost to the Tenant of the Tenant’s contribution towards insurance premiums payable pursuant to this Underlease insofar as that is consistent with the effecting of proper and adequate insurances pursuant to this Underlease

(v)       In the event that insurance cover is no longer available for any of the risks referred to in the definition of Insured Risks or if insurance cover for any such risk cannot be obtained on reasonable terms on the London Insurance Market the Landlord shall forthwith so notify the Tenant and shall if required by the Tenant in writing use all reasonable endeavours to effect insurance for such uninsurable risks on some market other than the London Insurance Market and shall subject to obtaining the prior written consent of the Tenant such consent not to be unreasonably withheld effect such insurance on such other market and in the event that the relevant insured risk is one which cannot be obtained on reasonable terms on the London Insurance Market shall effect such insurance on such terms as may be offered if so requested by the Tenant and in either case such risks shall remain Insured Risks for the purposes of this Underlease PROVIDED THAT in the event that such insurance in either case relates to the Retained Parts also and not solely to the Demised Premises and one or more of the tenants thereof do not wish the Landlord to effect such insurance and are not required to contribute to the premiums payable for effecting insurance against such risk then the Landlord shall not be obliged so to do unless the Tenant bears the relevant portion of the premium attributable to such tenant or tenants

Repair and Maintenance

4.         (4)       (a)       (i)       To repair rebuild maintain and keep in good and substantial repair and to replace or renew or rebuild when necessary the Cannon Bridge Estate the Prow and the Gantries (excepting the Demised Premises and the Prow Area)

(ii)       To carry out such works as may be requisite for the maintenance and repair of the arches of the Superior Landlord’s railway in so far as it is able so to do in the exercise of the right in that respect contained in the Headlease such right being in the form of paragraph 22 of the Second Schedule hereto

(b)       To provide or procure the provision of the services referred to below all of which services shall be provided in an efficient and economic manner and in accordance with principles of good estate management at a level appropriate to office buildings of the type and size of the River Building and Atrium Building such services being as follows:-

(i)        Between the hours of 6 a.m. to 9 p.m. on all working days and at such other times as may from time to time be requested by the Tenant the heating ventilation and lighting of the Atrium Common Areas and the River Building Common Areas (other than ventilation of the Car Park for which the Tenant is responsible pursuant to Clause 3(30)) and the running of the escalators within and leading to the Atrium Building subject to the Tenant paying to the Landlord a fair and reasonable proportion of any additional running costs properly incurred by the Landlord for the operation of the escalators at such other times

(ii)      (a)      To provide and maintain a communal sign board for display of the name of the Tenant and/or its undertenants and/or the principal operations being carried on at the Demised Premises in the Dowgate Hill Entrance and one or more directional and/or other signs in the Atrium Common Areas showing such names and/or descriptions as the Tenant shall reasonably request

(b)       To provide and maintain on the walls of the Dowgate Hill Entrance in a prominent position and clearly visible to passers-by along Dowgate Hill a board of sufficient size to display a sign stating the name and/or logo of the Tenant or the principal operating company for the principal operations being carried on at the Demised Premises, and/or directional information for the Tenant’s visitors such sign to be proposed by the Tenant to the Landlord and to be first approved by the Landlord (such approval not to be unreasonably withheld)

(c)       To provide and maintain one hanging sign on the outside of the Dowgate Hill Entrance stating the name and/or logo of the Tenant or the principal operating company for the operations being carried on at the Demised Premises such sign to be proposed by the Tenant to the Landlord and to be first approved by the Landlord (such approval not to be unreasonably withheld)

(iii)      To repair and maintain any security measures or security systems installed pursuant to Clause 3(29)(iii) hereof or otherwise provided in respect of the Cannon Bridge Estate or any parts thereof (including any installed or provided pursuant to the agreement for the grant of this

Underlease) and which are intended to be for the security and protection of the Demised Premises and the operations carried on thereat and to ensure that all such security equipment and installations operate correctly and properly

(iv)     (Subject to the provisions of Clause 5(11)) to carry out at its own expense any works that the Tenant reasonably requests the Landlord to carry out in relation to the repair, maintenance, replacement or renewal of any parts of the Demised Premises and/or the Prow Area where such repairs, replacement, renewal or maintenance arise as a consequence of the state and condition of the Retained Parts and the Prow (excluding the Prow Area) or any part thereof

(v)      the cleaning of the exterior of the doors windows and window frames and all glazing of the Cannon Bridge Estate and the Prow (excluding the Cousin Lane entrance)

(vi)     the maintenance repair cleansing stocking and tending of the flower beds grassed areas water features and landscaped areas of the Roof Garden

(vii)    to provide and operate two compactors for refuse disposal and to arrange the removal and/or collection of refuse from such compactors as often as is reasonably necessary

(viii)   The maintenance repair cleaning decoration and where appropriate heating and lighting of the service road referred to in paragraph 5 of the Second Schedule the external walkways staircases lobbies and access areas referred to in paragraph 6 of the Second Schedule the strips of land referred to in paragraph 11 of the Second Schedule the Atrium Common Areas and the River Building Common Areas (save to the extent the Tenant is responsible therefor) and to take such steps as are reasonably appropriate to keep all such areas free of vermin

(ix)      The operation maintenance repair cleansing renewal replacement and inspection if necessary of the Conduits in or about the Cannon Bridge Estate other than those which exclusively serve the Demised Premises

(x)       The external cleaning and decorative maintenance of the exterior of the River Building

(xi)      The provision of such security personnel as may be requisite for the safety and security of the Cannon Bridge Estate and the occupants thereof

(xii)     The provision of reception facilities in the main entrance lobby of the Atrium Building

(xiii)    The proper and orderly operation and running of the Car Park at all times and in such manner that:-

(a)       Sufficient access ways are left available to enable the Tenant and/or any other occupiers for the time being of the Demised Premises to obtain access to and egress from those parts of the Demised Premises situate at basement level through the doorways thereto; and

(b)       The Tenant’s security arrangements at basement level are not compromised or prejudiced

(xiv)    The provision of such personnel based at the Cannon Bridge Estate as may be requisite for the proper supervision management and running of the Cannon Bridge Estate and the provision of the services referred to in Part 1 of the Fifth Schedule hereto

PROVIDED always that the Landlord shall not be liable to the Tenant in respect of any interruption in any of the services referred to in this Clause 4(4)(b) arising by reason of force majeure or any other cause or circumstance beyond the reasonable control of the Landlord PROVIDED THAT the Landlord shall use all reasonable endeavours to minimise the adverse effects of any such circumstances and the Landlord may in its discretion (acting reasonably) supply such additional services as are referred to in the Fifth Schedule hereto which it considers desirable to supply

Headlease

4.         (5)       (1)      To pay the rent reserved by the Headlease and observe and perform the lessee’s covenants therein contained insofar as the same are not to be observed and performed by the Tenant as herein provided

(2)       To use all reasonable endeavours to procure that the Superior Landlord observes and performs the covenants (whether express or implied) on the part of the Superior Landlord contained in the Headlease

(3)       At the reasonable request and cost of the Tenant to do such things and take such steps as the Tenant may reasonably require to obtain the consent of the Superior Landlord wherever the consent of the Landlord and the Superior Landlord is required under terms of this Underlease and the Headlease respectively

(4)       The Landlord shall use all reasonable endeavours to ensure that the Superior Landlord complies with any covenants on its part contained in the Headlease in relation to the manner in which the Superior Landlord can exercise any of the rights excepted and reserved to the Superior Landlord as provided in Part B of the Third Schedule hereto

(5)      (i)        In the event that the Landlord fails to comply with any of its obligations contained in Clause 4(4)(a) and/or Clause 4(4)(b)(iv) and/or 4(4)(b)

(xiii) hereof then (without prejudice to any rights that the Tenant may have in respect of such breach) the Tenant may serve notice upon the Landlord calling upon the Landlord to remedy such breach and in the event that the Landlord fails to remedy such breach within a reasonable period of time after the date of such notice (or immediately in the case of emergency) the Tenant shall be permitted and is hereby authorised by the Landlord to enter onto such other parts of the Cannon Bridge Estate and the Prow as may be necessary in order for the Tenant to carry out such works or do such things that the Landlord has failed to do all such works to be carried out in a good and workmanlike manner using good quality materials of their several kinds and in such a way as to minimise in so far as it is reasonably practicable any disturbance or inconvenience to the other tenants or occupiers of the Cannon Bridge Estate

(ii)       the costs fees and expenses (including any reasonable borrowing costs and any irrecoverable Value Added Tax) incurred by the Tenant in so doing shall be paid by the Landlord to the Tenant within 14 days of demand (together with where appropriate copies of any supporting invoices) together with interest thereon from the date of the demand therefor to the date upon which such sums are paid by the Landlord to the Tenant at the rate of 4% above the Rate of Interest And the Tenant shall be entitled to make separate demands in respect of individual items of expenditure

Roof Garden

4.         (6)       The Landlord hereby covenants with the Tenant not to use permit or suffer to be used the Roof Garden or the air space above the Roof Garden for any purpose other than that of a Roof Garden for the common use of the tenants and occupiers of the Cannon Bridge Estate Provided Always that the Landlord shall be entitled to change such use of the whole or any part thereof to such other use or uses as shall:-

(a)       be for the benefit of the tenants and occupiers of the Cannon Bridge Estate as a whole; and

(b)       not diminish in any way the Tenant’s and/or any other permitted occupier’s use and occupation of the Demised Premises; and

(c)       not compromise or prejudice the Tenant’s security arrangements for the Demised Premises and the operations carried on thereat

AND PROVIDED FURTHER THAT:

(i)        In the event that the Landlord shall wish to permit one of its tenants of the Retained Parts to hold a social function on the Roof Garden outside the hours of 6.00 a.m. to 9.00 p.m. on Working Days then the Landlord shall be entitled to grant such permission subject to:-

(aa)     The Landlord providing the Tenant with as much notice as is reasonably practicable of the date upon which such social function is to occur and its likely duration; and

(bb)    The Landlord paying to the Tenant on demand any reasonable additional security costs properly incurred by the Tenant as a consequence thereof; and

(cc)     The Landlord taking reasonable steps to ensure that any such social function is conducted in an orderly and proper manner

(ii)       In the event that the Roof Garden shall be used by the Landlord or with its permission outside the hours referred to above for purposes permitted under this Underlease but not being a social function as above then the Landlord shall pay to the Tenant on demand any reasonable additional security costs properly incurred by the Tenant as a result thereof

VALUE ADDED TAX

4.         (7)       (a)      The Landlord (for itself and its successors) irrevocably hereby covenants with and undertakes to the Tenant that no election pursuant to paragraph 2 of schedule 6A to the Value Added Tax Act 1983 has been or will be made which has effect or will have effect in relation to the Demised Premises or any land or buildings of which they form part and Section 42 of the Value Added Tax Act 1983 shall not apply to this Underlease

(b)       In the event of any breach by the Landlord of the covenant contained in paragraph (a) of this sub-clause 4(7) then the Tenant shall pay to the Landlord in addition to the rents amounts equal to so much of the Value Added Tax which is properly chargeable on such rent but only to the extent that the Tenant is able to recover such Value Added Tax and the Tenant shall have no other claim or recourse against the Landlord in respect of such breach

4.         (8)       VAT Invoices

The Landlord shall pay to the Tenant on production of an invoice therefor an amount equal to any Value Added Tax properly chargeable on any supply made by the Tenant to the Landlord under this Underlease and for the avoidance of doubt where such supply is for a monetary consideration any such consideration shall be exclusive of the Value Added Tax payable thereon and where such supply is for a consideration not wholly consisting of money the Value Added Tax payable thereon shall be on the open market value (as referred to in Section 10(3) Value Added Tax Act 1983) of the supply

4.         (9)       Compliance with Licences

The Landlord shall at its own expense comply with the provisions on the part of the licensee contained in the Licences set out below (including any renewals or replacements thereof) and shall indemnify and keep indemnified the Tenant from all costs claims expenses damages and liabilities arising as a result of:-

(1)       any failure so to do, and

(2)       the termination for whatever reason of the PLA Deed or any licence for the time being comprised within the expression “PLA Deed” (save where such termination arises as a result of some act or default of the Tenant those deriving title thereunder and /or the Tenant’s licensees and/or any Group Company)

such Licences being as follows:-

1.         The Licences made under The Highways Act 1980 dated the 2nd January 1990 7th June 1988 8th February 1988 3rd March 1988 21st January 1980 and the 5th March 1980

2.         The PLA Deed

3.         A Licence made the 5th January 1989 between the Mayor and Commonalty and the Citizens of the City of London (1) Cannon Bridge Investments Limited (2)

4.         (10)     (A)      Provisions as to roof of Atrium Building

The Landlord hereby covenants with the Tenant not to do permit or suffer to be done anything on the roof of the Atrium Building which will adversely affect the normal operation of any antennae equipment installed on the roof of the Atrium Building by the Tenant pursuant to the provisions of paragraph 13 of the Second Schedule hereto PROVIDED always that if the Landlord shall desire to use or permit the use of the roof of the Atrium Building in such a way as will adversely affect the normal operation of such equipment then:-

(i)        if the normal operation of such equipment can be maintained subject to certain modifications being made thereto (including moving its location on the roof of the Atrium Building) then the Landlord shall submit to the Tenant full details in writing of the use it desires or which it desires to permit and the modifications it proposes to carry out to the said equipment to enable such use for the approval of the Tenant (such approval not to be unreasonably withheld or delayed in the event that the proposed use and the modifications suggested will enable the continued and normal operation of such equipment)

(ii)       If the Landlord considers that modification cannot reasonably be made to the existing equipment the Landlord shall submit to the Tenant full details in writing of the use it desires or which it desires to permit and full details of an alternative system of equipment which is not adversely affected by such use and which it proposes to substitute for the existing equipment for the approval of the Tenant (such approval not to be unreasonably withheld or delayed), and

(iii)      In the event that the Tenant approves such proposed use and the modifications or alternative system of equipment (as the case may be) proposed then the Landlord shall be entitled to implement the use proposed subject to the approved modifications being first carried out or as the case may be the approved alternative system of equipment first being installed by the Landlord (and which shall be carried out in a good and workmanlike manner and in such a way that the continued operation of the existing equipment is not interrupted) such approved modifications or as the case may be installations being carried out under the supervision of and to the satisfaction of the Tenant

PROVIDED THAT if the Tenant shall notify the Landlord in writing within 15 working days after receipt of the said full details that the Tenant wishes to carry out the said modifications itself or as the case may be install the said alternative system then the same shall be carried out by the Tenant in a good and workmanlike manner and as expeditiously as reasonably possible subject to the Landlord either having provided to the Tenant the necessary equipment and materials or having put the Tenant in funds for the acquisition of the same and the Landlord shall pay or indemnify the Tenant on demand against all proper costs fees and expenses (including any reasonable borrowing costs and irrecoverable value added tax) incurred by the Tenant in connection therewith and in the event of the Landlord failing to pay to the Tenant any such costs fees or expenses within 14 days of the same being demanded the Landlord shall pay to the Tenant in addition thereto interest thereon at a rate of 4% over the base lending rate of Barclays Bank plc for the period from the date on which the demand was made to the date upon which payment is made

4.         (10)     (B)     The Landlord shall prior to installing any equipment on the roof of the Atrium Building or permitting any other party to install equipment on the roof of the Atrium

Building provide the Tenant with at least 28 days prior written notice thereof and consider any reasonable representations that the Tenant may make to the Landlord in relation thereto which representations are directed towards enabling the Tenant to exercise the right referred to in paragraph 13 of the Second Schedule without the need to carry out any modifications or installations of substitute equipment as therein referred to

4.         (11)     Provisions re defects insurance

(a)       The Landlord hereby covenants with the Tenant:-

(i)        At all times to comply with the terms and conditions of the Defects Insurance Policy and the requirements of the insurers in relation thereto or any matters arising in connection therewith or in relation to any claim thereunder

(ii)       Not to do permit nor (so far as it is or might reasonably be expected to be within the Landlord’s control) suffer to be done anything that would or would be liable to render the Defects Insurance Policy void or voidable or liable to cancellation by the insurers

(iii)      Forthwith upon any event occurring which would give rise to a claim under the Defects Insurance Policy diligently to pursue such claim with the Insurers

(iv)     Forthwith to lay out all monies received from the insurers under the Defects Insurance Policy in making good the defects and consequential damage in respect of which such monies have been paid

(v)      In the event of anything occurring which might give rise to a claim under the Defects Insurance Policy to notify the Tenant thereof forthwith in writing and to provide the Tenant with such information as the Tenant shall reasonably require in relation to the event that has occurred and the progress of any claim with the insurers and where the Tenant has or may have a claim in respect of the same or any connected subject matter to liaise generally with the Tenant and in particular to allow the Tenant to have sight of any documents which the Tenant reasonably considers necessary in connection with such a claim

(vi)     The Landlord shall forthwith deliver to the Tenant (free of cost to the Tenant) copies of all notices certificates reports letters schedules and all other communications or notifications prepared issued delivered or sent by the insurers in connection with the Defects Insurance Policy and shall keep the Tenant informed from time to time of its proposals to deal with any requirements of the insurers

(vii)    The Landlord shall forthwith notify the Tenant of any amounts paid out by the insurers under the Defects Insurance Policy

(viii)   Not to carry out any works whether of repair or otherwise to the Cannon Bridge Estate or any part or parts thereof without first notifying the insurers under the Defects Insurance Policy where such works are required to be notified to the insurers under the terms of the Defects Insurance Policy

GENERAL PROVISIONS

5.         PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

Forfeiture

(1)       If the rents hereby reserved or any part thereof shall at any time be unpaid for twenty-one days after the due date for payment thereof (whether in the case of the rent firstly reserved formally demanded or not) or if any of the covenants or obligations on the part of the Tenant herein contained shall not be performed or observed or where the Tenant is an individual:-

(a)       a bankruptcy order is made in respect of the Tenant; or

(b)      an interim order is made under Section 252 of the Insolvency Act 1986 in respect of the Tenant; or

(c)       a meeting is convened pursuant to Section 257 of the Insolvency Act 1986 to consider a proposal for a voluntary arrangement under Part VIII of such Act in relation to the Tenant or any such arrangement is approved in relation to the Tenant, or

(d)      an interim receiver is appointed of the property of the Tenant under Section 286 of the Insolvency Act 1986 or where the Tenant is a company (subject as hereinafter provided) -

(i)        an order is made or a resolution passed for its winding up; or

(ii)       it shall otherwise enter voluntary winding up; or

(iii)      a provisional liquidator is appointed in respect of the Tenant; or

(iv)     the Tenant is dissolved (whether or not after winding up); or

(v)      an administration order is made in respect of the Tenant; or

(vi)     a receiver (which expression shall without prejudice to the generality thereof include an administrative receiver as defined by Section 251 of the Insolvency Act 1986) is appointed in respect of the Tenant or all or a substantial part of its assets or of the income arising from all or any of its assets; or

(vii)    a meeting is convened pursuant to Section 3 of the Insolvency Act 1986 to consider a proposal for a voluntary arrangement under Part I of such Act in relation to the Tenant or if any arrangement is approved in relation to the Tenant or if the Tenant shall enter into an agreement or make any arrangement with creditors for liquidation of the debts and liabilities of the Tenant by composition or otherwise then and in any such case it shall be lawful for the Landlord subject to the leave of the Court and the consent of any person which may by law be required at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of either party in respect of any antecedent breach of any of the covenants on the part of the other herein contained PROVIDED ALWAYS that nothing in this Clause contained shall be construed as qualifying or restricting the meaning or application of any of the covenants on the part of the Tenant herein or as giving authority for the Tenant not to comply strictly with these presents AND PROVIDED FURTHER and notwithstanding the foregoing the Landlord’s right to re-enter under this Clause 5(1) shall not apply in the case of a winding-up of the Tenant for the purposes of amalgamation or reconstruction

Exoneration of liability of Landlord

5.         (2)       (a)      Insofar as such liability is not covered by the Defects Insurance Policy or any insurance policy effected by the Landlord or required to be effected by the Landlord hereunder (provided that any such insurance has not been invalidated by the Tenant) the Landlord shall not be liable for any injury or damage caused to any person or property by the state or condition of the Demised Premises save that the Landlord shall be liable for any such damage or injury which arises due to:-

(i)        any act or omission of the Landlord or its other tenants or other occupiers of the Cannon Bridge Estate or their respective servants agents and invitees;

(ii)       the exercise by any person of any of the rights referred to in the Third Schedule hereto

(iii)      any failure on the part of the Landlord to observe and perform the covenants conditions and agreements on its part herein contained

Suspension of rent

5.         (3)       If from time to time the Demised Premises or any part thereof or any accesses or services or other facilities required for the beneficial use and occupation of the Demised Premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises or any part thereof unfit for occupation or use and save to the extent that the policy or policies of insurance effected by the Landlord in respect of the loss of the rent reserved shall have been vitiated or payment of the policy monies refused in whole or in part in consequence of any act or default of the Tenant or any of its servants agents licensees or invitees or any person deriving title under it then as often as the same shall happen the rents reserved hereunder or a fair proportion thereof according to the extent of the damage sustained shall be suspended from the date of such destruction or damage until the Demised Premises shall have again been rendered fit for occupation and use and all requisite accesses services and facilities restored and the Tenant has completed all works of fitting out to the Demised Premises in all material respects and the proportion of the rents reserved paid in advance by the Tenant pursuant to the provisions hereof for any period following the date of such suspension shall be refunded to the Tenant

Limitation of ancillary rights

5.         (4)       Save where herein expressly provided to the contrary nothing herein contained shall confer on the Tenant any right to the benefit of or to enforce any covenant or agreement contained in any deed or document relating to any adjoining or neighbouring premises or limit or affect the right of the Landlord to deal with the same now or at any time hereafter in any manner which may be thought fit nor shall the grant of this Underlease include or operate as a grant or assurance of any liberty privilege easement quasi-easement right or advantage whatsoever now held or enjoyed with or appertaining or reputed to appertain to the Demised Premises or any part thereof save as expressly set out herein

No warranty as to user

5.         (5)       That nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the Demised Premises can be lawfully used under the Planning Acts for the purpose hereinbefore referred to

Redevelopment of neighbouring property

5.         (6)       Save as herein expressly provided to the contrary nothing herein contained shall by implication of law or otherwise operate or be deemed to confer upon the Tenant any easement right or privilege whatsoever over or against the Retained Parts or any Adjoining Property which now or hereafter shall belong to the Landlord either for an estate in fee simple or for a term of years or which would or might restrict or prejudicially affect the future rebuilding alteration or development of the Atrium Building or such Adjoining Property and that the Landlord shall have the right at any time to make such alterations to or pull down and rebuild or redevelop the Atrium Building and any such Adjoining Property as it may deem fit without obtaining any consent from or making any compensation to the Tenant Provided that the Landlord shall cause as little nuisance disturbance or annoyance as practicable to the Tenant and the occupiers for the time being of the Demised Premises or any part or parts thereof and forthwith make good any damage caused AND provided further that such alterations pulling down rebuilding or redevelopment do not (save to a minor degree) adversely affect the Tenant’s and/or other occupiers beneficial use and occupation of the Demised Premises and/or the Prow Area (including without limitation all means of access thereto egress therefrom and services required for the operations carried on thereat) or its or their respective businesses as carried on thereat or the security of the Demised Premises and/or the Prow Area and the operations carried on thereat or any part or parts thereof

Limit on Statutory Compensation

5.         (7)       If this Underlease is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-section (2) of Section 38 of that Act the Tenant shall not be entitled on quitting the Demised Premises to any compensation under Section 37 of the same Act or under any corresponding provision in any Act amending or replacing the same

5.         (8)       Release of LIFFE Administration and Management and Group Companies

In the event of this Underlease having been lawfully assigned by the Tenant (here meaning LIFFE Administration and Management or any Group Company in which for the time being this Underlease is vested) to any party not being a Group

Company then upon this Underlease being further assigned by such lawful assignee the Tenant (here meaning LIFFE Administration and Management and any Group Company (if any) in which for the time being this Underlease has been vested) shall be released from all liabilities (pre-existing or otherwise) in respect of all the Tenant’s covenants and conditions herein contained but without prejudice to any existing liability in respect of any antecedent breach (not being a continuing breach) of such covenants and conditions

Tenant’s Break Option

5.         (9)       The Tenant may determine the term on or at any time after the    *    anniversary of the Term Commencement Date as hereinafter provided

(a)       in this sub-clause the following expressions shall have the following meanings:

(i)        “the Termination Date” shall mean the date as at which the Tenant elects to determine the term pursuant to subclause (c)

(ii)       “the First Termination Notice” shall mean a notice by the Tenant of its intention to terminate the term

(iii)      “the Second Termination Notice” shall mean a notice by the Tenant specifying the Termination Date

(b)       At any time after the expiry of    *    years from the Term Commencement Date the Tenant may serve the First

Termination Notice specifying its intention of terminating the term at a date (which need not be stated in that notice) not less than 12 months nor more than eighteen months from the date of service of the First Termination Notice

(c)       Not less than six months before the Termination Date which the Tenant selects (whether or not the same was specified in the First Termination Notice) the Tenant must serve the Second Termination Notice which must specify the Termination Date

(d)       Once the Tenant has served the First Termination Notice it cannot withdraw the same without the consent of the Landlord

(e)       On the Termination Date this Underlease shall cease and determine and the Tenant must yield up the Demised Premises in accordance with the covenants herein contained and will pay to the Landlord by way of liquidated damages one of the following:-

(i)        if the Termination Date is on or after the tenth anniversary of the Term Commencement Date but not on or after the twelfth anniversary of the Term Commencement Date a sum equivalent to six months of the amount of the annual rent first reserved at the rate applicable on the Rent Commencement Date; or

(ii)       if the Termination Date is on or after the twelfth anniversary of the Term Commencement Date but not on or after the fifteenth anniversary of the Term Commencement Date a sum equivalent to three months of the amount of the annual rent first reserved at the rate applicable on the Rent Commencement Date

PROVIDED that if the Termination Date is on or after the fifteenth anniversary of the Term Commencement Date no such sum shall be payable

5.         (10)     Means of Escape

(a)       In this sub-clause the expression “Means of Escape” means such means of escape in case of fire or other emergency from the Demised Premises as shall at the applicable time satisfy the requirements of any and every enactment and the requirements of all competent authorities in relation to means of escape in case of fire or other emergency from the Demised Premises for such a number of persons using or occupying the Demised Premises as shall be specified by the Tenant as hereinafter provided

(b)       The Tenant may from time to time during the term request the Landlord by notice in writing (each such notice being called “an Escape Notice”) to provide Means of Escape for such number of persons as shall be specified by the Tenant in the relevant Escape Notice and whether in substitution for or in addition to any means of escape then serving the Demised Premises at the time of service of the relevant Escape Notice And such Escape Notice shall contain details of the works to be carried out (if any) to provide the relevant Means of Escape and the areas of the Cannon Bridge Estate upon which such works if any need to be carried out

(c)       The Landlord shall within 14 days of the date of receipt of an Escape Notice either:

(i)        Notify the Tenant in writing that it will provide the relevant Means of Escape and grant to the Tenant rights of access and egress thereover and the use thereof in cases of emergency so as to enable the Tenant and occupiers for the time being of the Demised Premises to have full and unrestricted beneficial use thereof for the remainder of the term of this Underlease then remaining whereupon the Landlord shall provide the relevant Means of Escape and thereupon the Tenant shall be entitled to have free and unrestricted and uninterrupted means of access and egress over such Means of Escape and the use thereof in cases of emergency for the remainder of the term of this Underlease then remaining, or

(ii)       Notify the Tenant in writing that it does not wish to carry out the works which may be requisite in order to provide the relevant Means of Escape

PROVIDED ALWAYS THAT if the Means of Escape specified in the relevant Escape Notice do not require any works to be carried out to provide such Means of Escape the Tenant shall and is hereby granted free and uninterrupted and unrestricted access and egress over such Means of Escape and the use thereof in cases of emergency for the remainder of the term of this Underlease then unexpired

(d)       In the event that the Landlord gives to the Tenant a notice pursuant to sub-clause 5(10)(c)(ii) above or fails to give either of the notices referred to in sub-clause 5(10)(c) above (as the case may be) the Tenant shall be entitled to construct the relevant Means of Escape subject to obtaining the Landlord’s approval to such works and to the programme and areas required for access in so far as such works affect the Retained Parts (such approval not to be unreasonably withheld or delayed) and following the giving of such approval the Tenant shall be authorised to enter on to such part or parts of the Retained Parts approved as aforesaid in order to enable the Tenant to construct the relevant Means of Escape and following completion of the relevant works the Tenant shall be entitled to have free unrestricted and uninterrupted means of access and egress over such Means of Escape and the use thereof in cases of emergency for the remainder of the term of this Underlease then remaining

(e)       Any works required to be carried out in order to construct any Means of Escape shall be carried out whether by the Landlord or by the Tenant in a good and workmanlike manner using good and suitable materials of their several kinds with the minimum of delay and in such a manner as to cause the minimum inconvenience and disturbance reasonably practicable to the tenants and occupiers for the time being of the Retained Parts

(f)        In the event that following any Escape Notice the Landlord notifies the Tenant as provided in sub-clause 5(10)(c)(i) above then on completion of any works required to be carried out in order to provide the relevant Means of Escape the Tenant shall pay to the Landlord within 14 days of written demand therefor all costs and expenses reasonably and properly incurred by the Landlord in carrying out such works and which demand shall provide a detailed breakdown of the costs and expenses incurred together with all supporting invoices and such other reasonable information as shall enable the Tenant to make a proper assessment of and the manner in which the relevant costs and expenses were incurred for which the demand is being made

(g)       In the event that the Landlord is to carry out any works to provide the Tenant with any relevant Means of Escape as aforesaid then the Landlord shall use all reasonable endeavours to ensure that the costs and expenses in carrying out such works are kept to the minimum reasonably practicable and shall keep the Tenant advised as to the costs and expenses incurred and shall use all reasonable endeavours to give effect to any representations that the Tenant shall make to the Landlord in respect of such costs and expenses and the manner in which such works are to be and/or are carried out

(h)       IT IS HEREBY AGREED AND DECLARED that any works carried out in providing any Means of Escape as aforesaid whether carried out by the Landlord or the Tenant and the benefit thereof shall be disregarded for the purposes of any review of the rent pursuant to the provisions of the Fourth Schedule

(i)        Provided always and it is hereby agreed that the Tenant shall only be entitled to serve Escape Notices where:-

1.        In the case of the use or occupation of the Demised Premises by up to 2,000 persons there is a change in statutory requirements so that the Demised Premises can no longer be lawfully used or occupied by up to and including such a number of persons, or

2.        The Tenant shall desire to increase the number of persons who can use or occupy the Demised Premises provided that such an increase shall not be for more than 3,000 persons

AND PROVIDED FURTHER and it is hereby agreed that the Landlord shall not be required to provide any Means of Escape passing through any part of the lettable space of the Atrium Building (here meaning any part of the Atrium Building which is let or intended to be and is capable of being let) other than through such part thereof shown coloured orange on Means of Escape Plan A (which part is hereafter called “the Strip”) and in the event that the provision of the relevant Means of Escape involves the use of the Strip then the following provisions shall apply:-

(1)       (a)       In the event that the Strip has been included within a lease granted by the Landlord of part of the Atrium Building the Landlord shall not be obliged to provide the relevant Means of Escape until the end of a period which shall be ten working days longer than whatever notice period the Landlord is obliged to give to the tenant of the Strip to terminate such tenant’s tenancy thereof but which period first mentioned shall in any event be no less than six months and no longer than eight months after the date upon which the Tenant serves on the Landlord the relevant Escape Notice

(b)       In the event that at the date of service on the Landlord of the relevant Escape Notice the Strip is unlet then the Landlord shall not be obliged to provide the relevant Means of Escape until a date eight months after the date of service of the relevant Escape Notice

(c)       The Landlord shall use all reasonable endeavours to procure that any lease of the Strip:-

(i)        does not require the Landlord to give to its tenant thereof a notice period of greater than six months of its intention to terminate the said Lease; and

(ii)       is outside the provisions of Sections 24-28 inclusive of the Landlord and Tenant Act 1954

(2)       In the event that the Strip is to be used exclusively by the Tenant then with effect from the date that the relevant Means of Escape is provided as aforesaid and the Tenant is granted the requisite rights thereover and use thereof until the earlier of:-

(i)        the expiration or sooner determination of this Underlease; and

(ii)       the date upon which any other party (including the Landlord) uses the Strip or any part thereof whether as a means of passage or otherwise the Tenant shall pay to the Landlord a yearly licence fee such licence fee to be:-

(aa)     in the event that the Landlord has let the lettable space immediately adjoining the Strip to the East on arm’s length terms then at a yearly rate equal to the net lettable area of the Strip (measured in square feet) multiplied by the yearly rent per square foot payable for the time being by the tenant of the said lettable space immediately adjoining the Strip for the premises demised to it; or

(bb)    in the event that the said lettable space immediately adjoining the Strip to the East is unlet or is let otherwise than on arm’s length terms then at such yearly rate as shall equal the open market yearly rent per square foot for the said lettable space multiplied by the net lettable area of the Strip such open market yearly rent to be agreed by the parties or failing agreement to be determined by an independent chartered surveyor whose appointment shall be agreed between the parties or failing agreement to be appointed upon the application of either party by the president or next most senior officer of the Royal Institution of Chartered Surveyors and which independent chartered surveyor so appointed shall act as an arbitrator in accordance with the Arbitration

Acts 1950 to 1979 and the open market yearly rent to be determined shall be such yearly rent as could reasonably be obtained in the open market for a letting of the said lettable space as a whole as between a willing landlord and a willing tenant with vacant possession without premium and on a lease containing provisions for the review of such rent in every fifth year and having regard to the actual terms on which the said space is being offered to let (if applicable)

Such yearly licence fee to be paid at the same times and in the same manner as the rent firstly reserved by this Underlease the first instalment of such yearly licence fee or a proportionate part thereof to be paid on the date that the relevant Means of Escape is provided and the Tenant is entitled to exercise the requisite rights of access egress and use over the Strip AND such licence fee shall be:-

(A)      in the case of a licence fee established in accordance with paragraph (aa) above increased at the same times and by the same proportion as the rent for the said lettable space immediately adjoining the Strip; or

(B)      in the case of a licence fee established in accordance with paragraph (bb) above reviewed at five yearly intervals and on the terms set out in that paragraph (bb) for the determination of the initial licence fee

5.         (j)        The Tenant shall keep the premises comprised in the Means of Escape at all times following the grant of the requisite rights of access egress and use thereover until it is no longer entitled to use the same or in the case of the Strip until some other person is entitled to use the same in a clean and tidy condition

5.         (11)     Tenant’s right to carry out works Under Clause 4(4)(b)(iv)

(A)      Notwithstanding the provisions of Clause 4(4)(b)(iv) hereof if any works as therein referred to are required to be carried out to the Demised Premises then the Landlord shall prior to commencing such works notify the Tenant in writing that it intends to commence such works

(B)      In the event that the Tenant either:-

(i)        notifies the Landlord in writing within seven days of receipt of such notice; or

(ii)       notifies the Landlord in writing (irrespective of receiving from the Landlord any such notice as aforesaid)

that it would wish to carry out the relevant works then the Tenant shall be entitled to carry out such works in place of the Landlord and in the event of the Tenant so doing the Landlord shall pay to the Tenant within 14 days of demand (together with where appropriate copies of any supporting invoices) all proper and reasonable costs fees and expenses (including any reasonable borrowing costs and irrecoverable Value Added Tax) incurred by the Tenant in carrying out such works together with interest thereon at the rate of 4% above the Rate of Interest for the period from the date of demand until the date upon which payment in full is made by the Landlord and the Tenant shall be entitled to make separate demands in respect of individual items of expenditure

5.         (12)     Restrictions on Landlord’s rights of entry

Notwithstanding any of the other provisions of this Underlease in relation to any entry to be made in or upon the Demised Premises and/or the Prow Area whether pursuant to any of the rights contained in the Third Schedule hereto or pursuant to any covenant herein contained in which the Tenant permits such entry and where such entry is required for the purpose of carrying out any works into or upon the Demised Premises then such right shall (save in emergency) only be exercised outside the hours when the trading floor within the Demised Premises is in operation

5.         (13)     Tenant’s right to perform obligations

In the event that the Landlord shall fail to perform any of its obligations under Clause 4(11) then (without prejudice to any rights that the Tenant may have in respect of such breach) the Tenant may perform such obligations (so far as they are capable of being performed by the Tenant and relate to the Demised Premises and/or the Prow Area and/or its or their use and occupation) and all reasonable and proper costs, fees and expenses incurred by the Tenant in so doing (including without limitation any excess paid to the Insurers or expense relating to making good of the referable defect which expense is not covered by the insurance any reasonable borrowing costs and irrecoverable Value Added Tax) shall be forthwith payable by the Landlord to the Tenant on demand (together with copies of any supporting invoices) and in the event of the Landlord failing to pay to the Tenant such cost fees and expenses demanded within 14 days of the same being demanded shall pay to the Tenant in addition thereto interest thereon at a rate of 4% over the base lending rate of Barclays Bank PLC for the period from the date upon which the demand was made to the date upon which the costs and expenses are paid

Defects Insurance Additional Premiums

5.         (14)     (a)      In the event of an additional premium being levied by insurers under the terms of the Defects Insurance Policy other than by virtue of claims condition 6 thereof the additional premium shall be paid by whichever of the Landlord or the Tenant was responsible for the act or omission which shall have caused the insurers to levy the additional premium provided that for these purposes:-

(i)        any act or omission by the Landlord’s mortgagees its other tenants or anyone else under its or their control shall be deemed to be an act or omission of the Landlord

(ii)       any act or omission by any sub-tenants of the Tenant or anyone else under its or their control shall be deemed to be an act or omission of the Tenant

(b)       If the Landlord and the Tenant are unable to agree upon the responsibility for payment of the additional premium within one week of their receipt of notice thereof then the following procedure shall be followed:-

(i)        the additional premium shall be paid equally by the Landlord and the Tenant

(ii)       the question of responsibility for payment of the additional premium and/or apportionment thereof shall be referred to the nominee of the Chairman for the time being of the Institute of London Underwriters (hereinafter called “the Nominee”) whose decision shall be final and binding on the Landlord and the Tenant

(iii)      within one week of the Nominee handing down his decision the Landlord shall pay to the Tenant or vice-versa such amount as may be necessary to put into effect the decision

(iv)     the costs of the Nominee shall be borne by the Landlord and the Tenant in direct proportion to their respective liability for the additional premium

(c)       In the event that either:-

(i)        the Landlord and the Tenant have agreed that the Landlord is responsible for the whole or part of the additional premium or

(ii)       the Nominee has decided that the Landlord should pay the whole or part of the additional premium and the Landlord has failed to pay the same to the insurers or failed to reimburse the appropriate part thereof to the Tenant as the case may be within 14 days of either in the case of (i) above receipt of notification from the insurers of the additional premium or in the case of (ii) above the Nominee’s decision having been handed down then the Tenant may but without prejudice to its rights in the matter pay the amount the Landlord has failed to pay to the insurers AND the Tenant shall be permitted notwithstanding anything contained in Clause 2 and Clause 3(1)(a) to deduct from the rent firstly reserved any amount it has so paid to the insurers or as appropriate the amount which the Landlord has failed to pay to the Tenant and additionally any such additional premium due for payment prior to the date of this Underlease and for which the Landlord was liable to pay which it has not paid and which the Tenant has or does pay

(d)       In the event that either:-

(i)        the Landlord and the Tenant have agreed that the Tenant is responsible for the whole or part of the additional premium or

(ii)       the Nominee has decided that the Tenant should pay the whole or part of the additional premium and the Tenant has failed to pay the same to the insurers or failed to reimburse the appropriate part thereof to the Landlord as the case may be within 14 days of either in the case of (i) above receipt of notification from the insurers of the additional premium or in the case of (ii) above the Nominee’s decision having been handed down then such amount as the Tenant shall have failed to pay as aforesaid shall be recoverable by the Landlord as rent in arrears

Perpetuity Period

5.         (15)     The perpetuity period for the purposes of this Underlease shall be the period of 80 years from the date hereof

Repositioning of Pipes

5.         (16)     In the event that the Superior Landlord requires that the pipes or any of them referred to in sub-paragraph (6) of Paragraph 16 2 of the Second Schedule (“the Pipes”) shall be repositioned then the Landlord shall be entitled to carry out such repositioning PROVIDED ALWAYS THAT -

(1)       no interruption shall be caused to the passage of whatever services pass through such Pipes nor will such repositioning or repositioned pipes adversely affect the performance of any of the Building Engineering Services of or serving the Demised Premises or require any alteration to the Plant and any plant and machinery of the Tenant

(2)       that such repositioned Pipes shall be of no lesser standard and capacity than that of the relevant Pipes repositioned and that the Tenant shall enjoy the same rights of passage through such repositioned Pipes as it enjoyed in respect of the Pipes repositioned

(3)       all costs and expenses arising in connection with such repositioning and all works arising in connection therewith including carrying out all requisite connections to such repositioned Pipes shall be borne at the sole cost of the Landlord and shall not be recoverable whether in whole or in part from the Tenant

(4)       the Landlord shall indemnify and keep indemnified the Tenant against all costs damages expenses losses and damages whatsoever as arise as a result of any repositioning of the Pipes

(5)       the Pipes shall not be repositioned so as to alter the point or points at which the Pipes enter or leave the Cannon Bridge Estate

(6)       the repositioned Pipes shall not be in any part of the Demised Premises

NOTICES

6.         (1)       Section 196 of the Law of Property Act 1925 shall apply to all notices required to be served hereunder

(2)       Any notice to be given hereunder and the manner of giving of which is not otherwise provided for hereunder shall be in writing (which shall include telex and telegraphic facsimile transmission) and shall be delivered by hand or sent from within the United Kingdom by pre-paid first class post or telex or telegraphic facsimile transmission as follows:-

(a)       in the case of the Tenant to its registered office for the time being

(b)       in the case of the Landlord to its registered office for the time being

(c)       to such other address in the United Kingdom as may previously have been notified in writing to the giver thereof by the party to whom such notice is required to be given under the terms of this Lease as being its address for the purpose of service of notices pursuant to this Lease

(3)       Any such notice shall be deemed to have been served

(a)       if delivered by hand on the first Working Day following delivery

(b)       if sent by first class pre-paid post to an address on the United Kingdom mainland on the third Working Day after posting

(c)       if sent to an address outside the United Kingdom mainland on the fifth Working Day after delivery to a recognised international courier company

(d)       if sent by telex transmission on the first Working Day following successful transmission

(4)       In proving service it shall be sufficient proof in the case of a notice sent by post that the envelope containing the same was properly stamped addressed and placed in the post and in the case of a telex or telegraphic facsimile successfully transmitted

7.         TENANT’S SURETY’S COVENANT

The Tenant’s Surety in consideration of the demise hereinafter contained being made by the Landlord at the Tenant’s Surety’s request HEREBY COVENANTS with the Landlord to observe and perform the covenants in the Sixth Schedule PROVIDED ALWAYS that the Tenant’s Surety’s liability under this covenant (whether pre-existing or otherwise) shall immediately cease and determine upon the date upon which the Tenant (here meaning LIFFE Administration & Management) is released pursuant to sub-clause 5(8)

LANDLORD’S SURETY’S COVENANT

8.         (a)       The Landlord’s Surety in consideration of the covenants hereinbefore contained being given by the Tenant at the Landlord’s Surety’s instance and request HEREBY COVENANTS with and GUARANTEES to the Tenant that the Landlord will at all times during the term duly perform and observe the several covenants and obligations on the part of the Landlord herein contained AND THE Landlord’s Surety hereby indemnifies the Tenant against all losses costs damages claims liability and expenses sustained by the Tenant through the default of the Landlord in respect of the before mentioned matters

(b)      The Landlord’s Surety hereby further covenants with the Tenant that the Landlord’s Surety is jointly and severally liable with the Landlord (whether before or after disclaimer by a Liquidator) for the fulfilment of all the obligations of the Landlord under this Underlease and agrees that the Tenant in the enforcement of its rights hereunder may proceed against the Landlord’s Surety as if the Landlord’s Surety was named as the Landlord in this Underlease

(c)       The Landlord’s Surety hereby waives any right to require the Tenant to proceed against the Landlord or to pursue any other remedy whatsoever which may be available to the Tenant before proceeding against the Landlord’s Surety

(d)      The Landlord’s Surety hereby covenants with the Tenant that the Landlord’s Surety shall not claim any Liquidation Composition or Arrangement of the Landlord in competition with the Tenant and shall hold for the benefit of the Tenant all security and rights the Landlord’s Surety may have over the assets of the Landlord whilst any liabilities of the Landlord or the Landlord’s Surety to the Tenant remain outstanding

(e)       None of the following or any combination thereof shall release determine discharge or in any way lessen or affect the liability of the Landlord’s Surety as principal obligor under this Underlease or otherwise prejudice or affect the right of the Tenant to recover from the Landlord’s Surety to the full extent of this guarantee

(i)        any neglect delay or forbearance of the Tenant in enforcing the performance and observance of any of the obligations of the Landlord under this Underlease

(ii)       any extension of time given by the Tenant to the Landlord

(iii)      any variations of the terms of this Underlease

(iv)      any change in the constitution structure or powers of either the Landlord the Landlord’s Surety or the Tenant or the Liquidation or Administration (as the case may be) of either the Landlord or the Landlord’s Surety

(v)       any legal limitation or any immunity disability or incapacity of the Landlord (whether or not known to the Tenant) or the fact that any dealings with the Tenant by the Landlord may be outside or in excess of the powers of the Landlord

(vi)      any other act omission matter or thing whatsoever whereby but for this provision the Landlord’s Surety would be exonerated whether wholly or in part (other than a release under seal)

(f)       The Landlord’s Surety’s covenants hereinbefore contained shall continue only for so long as the Landlord is:-

(i)        a company in which the Landlord’s Surety is a participator;

(ii)       a company which is a participator in the Landlord’s Surety;

(iii)      a partnership of any kind in which the Landlord’s Surety is a partner; or

(iv)      a partnership of any kind in which the Landlord’s Surety is a partner and which through one or more of the partners is a participator in the Landlord’s Surety; or

(v)       an individual who will follow directly or indirectly the wishes of the Landlord’s Surety; or

(vi)      an individual who is a participator in the Landlord’s Surety;

and,

“participator” in this sub-clause (f) shall have the meaning ascribed to it by sub-section 1 of Section 417 of the Income and Corporation Taxes Act 1988 (as in force at the date of this Underlease but disregarding for the purposes of this Underlease the words “for the purposes of this Part” where they appear in the aforesaid sub-section)

IN WITNESS whereof the parties hereto have executed this Deed and the same is intended to be and is hereby delivered on the day and year first before written

THE FIRST SCHEDULE

PART I

The Demised Premises

The Demised Premises are:-

FIRSTLY

those parts of the Cannon Bridge Estate which are shown for identification edged red blue (but not the area edged blue and hatched blue on Plan L7249/146) green hatched green and coloured red on the Plans and at the various respective levels therein referred to and which include in each case:-

(a) the internal airspace of such part and

(b) the internal surface finishes of the walls bounding such part and the doors and door frames and the glass fitted in such door frames therein and

(c)       the interior surface finishes of the structural walls lying within such part and the doors and door frames and window frames fitted in such walls and the glass fitted in such door frames and window frames and

(d)       the whole of the non-structural walls and partitions lying within such part and the doors and door frames and window frames fitted in such walls and partitions and the glass fitted in such window frames and

(e)       the internal surface finishes of the ceilings (including the whole of any suspended ceilings) and the internal surface finishes of the floors including the whole of any raised floors and all carpets and floor coverings and

(f) all Conduits which now or from time to time serve the Demised Premises exclusively

SECONDLY	the Plant

THIRDLY	the lifts (but not the lift shafts) lobbies and staircases and cores exclusively serving the Demised Premises and shown edged or hatched green on the Plans

FOURTHLY	the glazing and surrounding framework in the Cousin Lane Entrance including the revolving door and the surrounding structures of such door

FIFTHLY	the staircase leading to Level 2 hatched orange on Plans L7249/143 and L7249/145 together with such surrounding airspace as may be required for its use and enjoyment

The following items are specifically excluded from the demise:-

First	The Roof (but not the interior surface finishes thereof) Roof Lights and the Roof Garden

Second	The flank walls brick arches window frames and glass in the external walls (but not the interior surface finishes thereof) and perimeter cladding and curtain walling of

(other than that in the Cousin Lane Entrance) the River Building

Third	The Transfer Deck

Fourth

Any other parts of the Main Structure of the River Building and the Subsidiary Structure of the Cannon Bridge Estate not mentioned above or any of the structural walls or columns lying within or bounding the Demised Premises except for such of the surfaces doors and windows thereof as are expressly included in this demise

PART 2

(the Prow Area)

All those parts of the Prow corresponding with the definition of the Demised Premises (so far as applicable) and as if the Prow formed part of the Cannon Bridge Estate the plan extent of which is shown for identification only edged pink on Plans L7249 143 and L7249 145 but excluding for the avoidance of doubt the terraces at Level 1 and Level 2 shown for identification only coloured yellow on Plans L7249 143 and L7249 145

THE SECOND SCHEDULE

Rights Granted

Save where the contrary is expressly stated rights for the Tenant in this Schedule are deemed to be enjoyed in common with the Landlord and all others entitled and to be also for the benefit of all persons authorised by the Tenant and may be exercised where requisite with workmen agents servants and with plant machinery tools and other equipment

1.         The free passage and running of gas electricity water soil and other services through and along the Conduits now and at any time hereafter in or upon the Retained Parts and serving any part of the Demised Premises

2.         (a)       The right of support and of shelter and protection from the Retained Parts

(b)      The right of support and of shelter and protection from the Superior Landlord’s Adjoining Property Provided Always that no warranty is given that at the date hereof the whole or any part of the Superior Landlord’s Adjoining Property is suitable for affording such right of support

3.         The right to enter upon or in the Retained Parts for the purposes of:-

(i)        inspecting laying maintaining repairing replacing or renewing any of the Conduits for the time being thereon and installing within any other parts of the Retained Parts any new Conduits required in connection with the services within the Demised Premises or in connection with the Plant or the use by any person of any part thereof

(ii)       carrying out any repairs renewals maintenance inspections or permitted alterations or additions the person exercising such rights remedying any physical damage so caused except insofar as such entry may be necessitated by any act or default of the Landlord

4.         The right at all times to pass and repass on foot only over those areas shown edged brown on Plans LIF/51 and LIF/54 PROVIDED ALWAYS THAT the Landlord may reduce the width of that part of the area referred to above which comprises the concourse area of the Atrium Building but so as not to adversely affect the Tenant’s and/or other occupiers of the Demised Premises use and enjoyment thereof in any material way

5.         The right at all times to pass and repass on foot or with vehicles over the service road coloured brown on Plan L7249/136

6.         The exclusive right to pass and repass over the Gantries and the right (which is not exclusive) to pass and repass over and the staircases lobbies and access areas shown coloured yellow on Means of Escape Plans A B C and D as a means of escape in case of emergency

7.         The right at all times to enter into the airspace up to two metres above the Roof to pass and repass over and to make use of and enjoy the facilities of the Roof Garden together with all necessary rights of access thereto and egress therefrom

8.         Such rights of access passage and use as may be granted to the Tenant by the Landlord in accordance with Clause 5(10) hereof

9.         Such other rights of access and passage over such areas (not necessarily within the Cannon Bridge Estate) as the Landlord may designate from time to time (unless the Tenant shall have notified the Landlord that such rights are not required)

10.       Subject to the terms of the PLA Deed the exclusive right at all times to pass and repass over the terraces at Level One and Level Two and shown for identification coloured yellow on Plans L7249/143 and L7249/145

11.       The right at all times of access and egress over the strips of land at street level shown coloured pink on Plan No LIF/51

12.       (a)       The exclusive use and occupation of the Roof Plant Enclosure and the right to enter upon the Roof to install plant and machinery and/or antennae equipment in over or upon the Roof Plant Enclosure and the exclusive right to retain and operate all such plant machinery and/or antennae equipment thereon together with all necessary rights of access to and egress from the Roof Plant Enclosure through the Retained Parts (other than the Atrium Common Areas) for all purposes in connection with the installation maintenance replacement renewal or alteration of any such plant machinery and antennae equipment

(b)      the right to instal plant machinery and/or antennae equipment in over or upon such other parts of the Roof up to a height of 33 10 metres above Ordnance Datum Newlyn (save for minor structures of a non-income producing nature which may be installed above such height) as may from time to time reasonably be required by the Tenant (and to which the Landlord shall have given prior consent which shall not be unreasonably withheld where conditions (i) and (ii) below are satisfied or will be satisfied immediately after such proposed installation) and to retain and operate all such plant machinery and antennae equipment thereon but so that the Tenant in the exercise of such right shall:-

(i)        site such plant and machinery and/or antennae equipment as near the Roof Plant Enclosure as practicable, and

(ii)       screen any such plant and machinery in a manner complementary to the remainder of the Roof Garden and take such other steps as are reasonably necessary to minimise any adverse effect on the amenities of the Roof Garden and the view from the Atrium Building (having regard to the extent of the same at the date of this Underlease and to all previous exercises of the right hereby granted)

Provided always that where the exercise of such right involves entry upon the Superior Landlords Adjoining Property (other than in the case of entry to carry out works of routine maintenance to the plant and machinery in or upon the Roof Plant Enclosure) the Tenant shall give to the Superior Landlord at least 21 days prior notice (except in cases of emergency when prior notice shall nonetheless be given) and provided further that:-

(i)        any such entry shall on every occasion be under the reasonable supervision of the Superior Landlord (unless such requirement is expressly waived by the Superior Landlord) and only at such times during the day or night as the Superior Landlord shall reasonably determine and

(ii)       the Tenant or other person exercising such right shall use its best endeavours to cause as little inconvenience to the Superior Landlord and other owners or occupiers of the Adjoining Property and damage to the Adjoining Property as possible and shall make good any damage to the Adjoining Property thereby caused

13.       The right to instal construct and/or erect and maintain and operate antennae equipment on the roof of the Atrium Building and in such position and location as shall ensure the reasonably satisfactory operation thereof at all times for the transmission and reception of electromagnetic signals as the same are designed for and to connect to and run cables through a duct measuring 75 mm x 75 mm square in a riser shaft within Core A4 of the Atrium Building for the purposes of the operation of such equipment subject to such installations and other works as aforesaid including but not limited to the size and position thereof being approved in writing by the Landlord such approval not to be unreasonably withheld or delayed and PROVIDED always that it shall be reasonable for the Landlord to withhold its consent to such installations or works as aforesaid if the same shall adversely affect the normal operation of any existing equipment already installed on the roof of the Atrium Building being operated by the Landlord or a tenant or occupier of the Atrium Building UNLESS either:

(i)            If the normal operation of such existing equipment can in the Tenant’s opinion be maintained subject to certain modification being made thereto (including moving their location on the roof of the Atrium Building) the Tenant submits to the Landlord full details in writing of the equipment which it proposes to install and the modifications which it proposes to carry out to such existing equipment (which may involve the relocation thereof) to allow for the continued normal operation of such equipment following the installation of the Tenant’s proposed equipment for the approval of the Landlord (such approval not to be unreasonably withheld or delayed in the event that the proposed use and the modifications suggested will enable the continued and normal operation of such equipment); or

(ii)       If the Tenant considers that modifications cannot reasonably be made to such existing equipment the Tenant submits to the Landlord full details in writing of the equipment which it proposes to install and details of an alternative system of equipment which it proposes to substitute for such existing equipment for the approval of the Landlord (such approval not to be unreasonably withheld or delayed)

In the event that the Landlord approves such proposed equipment of the Tenant and the modifications proposed or alternative system of equipment (as the case may be) then the Tenant shall be entitled to install its proposed equipment subject to the approved modifications being first carried out or as the case may be the approved alternative system of equipment first being installed by the Tenant (which shall be carried out in a good and workmanlike manner and in such a way that the continued operation of such existing equipment is not interrupted until (if applicable) the substitute equipment therefore is operating properly) such approved modifications or as the case may be installations being carried out under the supervision of and to the reasonable satisfaction of the Landlord

PROVIDED that if the Landlord shall notify the Tenant in writing within 15 working days after receipt of the said full details that the Landlord wishes to carry out the said modification itself or as the case may be install the new alternative system then the same shall be carried out by the Landlord in a good and workmanlike manner and as expeditiously as reasonably possible subject to the Tenant either having provided to the Landlord the necessary equipment and materials or having put the Landlord in funds for the acquisition of the same and the Tenant shall pay or indemnify the Landlord on demand against all proper costs fees and expenses (including irrecoverable value added tax) incurred by the Landlord in connection therewith and in the event of the Tenant failing to pay to the Landlord any such costs fees or expenses within 14 days of the same being demanded the Tenant shall pay to the Landlord in addition thereto interest thereon at the rate of 4% over the base lending rate of Barclays Bank PLC for the period from the date on which the demand was made to the date upon which payment is made

14.       The right to use the refuse compactors situated at street level in the position shown approximately hatched brown on Plan L7249/136

15.       The right to enter and to carry out and to retain the same once carried out such alterations or additions whether of a structural nature or otherwise and/or to tie in to the structure of the main walls or other structural parts of the Cannon Bridge Estate and/or the Prow as may be requisite for the proper exercise of any of the rights referred to in this Schedule or arising in connection with any alteration or additions in upon or to the Demised Premises subject to having obtained any consent or approval of the Landlord required under clause 3(10)(a) hereof

16.       1.        The right to free and uninterrupted passage and running of water soil gas electricity and all other services or supplies through such sewers drains gutters watercourses pipes cables wires ducts mains and apparatus associated therewith and all other conduits whatsoever which are now in or under the Superior Landlords Adjoining Property and which serve the Cannon Bridge Estate including for the avoidance of doubt the Pipes referred to as being retained in paragraph 1 of the Second Schedule to the Headlease

16.       2.        The right upon giving at least 21 days prior written notice to the Superior Landlord (except in the case of emergency when prior notice shall nonetheless be given and except in the case of the exercise of the rights contained in Paragraph 6 and/or 12 of this Schedule) to enter upon such part of the Superior

Landlord’s Adjoining Property as is necessary with necessary equipment and materials for the purposes of:

(a)       inspecting maintaining repairing or replacing the Demised Premises or any of the Retained Parts over which the Tenant can exercise rights; or

(b)       inspecting maintaining or repairing the Pipes referred to in 16.1 above; or

(c)       of doing anything which the Tenant is entitled to do under this Underlease

Provided Always That (except in the case of the exercise of the rights contained in paragraphs 6 and 12 of this Schedule).-

(i)        any such entry shall on every occasion be under the reasonable supervision of the Superior Landlord (unless such requirement is expressly waived by the Superior Landlord) and only at such times during the day or night as the Superior Landlord shall reasonably determine; and

(ii)       the Tenant or other person exercising such right shall use its best endeavours to cause as little inconvenience to the Superior Landlord and other owners or occupiers of the Adjoining Property and damage to the Adjoining Property as possible and shall make good any damage to the Adjoining Property thereby caused, and

(iii)      such entry shall only be made at such time as the Superior Landlord may direct and any works to be carried out pursuant to such right and the method of execution thereof shall first be approved by the Superior Landlord (subject where appropriate to any requirements laid down by the Superior Landlord)

(iv)     in the case of entry for the purposes of sub paragraph (b) above the method of execution of and any materials used in any work carried out pursuant to such entry shall require the prior approval of the Superior Landlord

16.       3.        The right for the Tenant to suspend and overhang cradles or similar access equipment from the Roof for the purpose only of cleaning repairing maintaining and renewing the elevations of the Demised Premises provided that:-

(a)       The Tenant or such other persons exercising such rights shall comply with such reasonable regulations as may be made by the Superior Landlord from time to time; and

(b)       The use of such cradles and any equipment or apparatus used in connection therewith shall be in accordance with all statutory safety regulations in force from time to time; and

(c)       Subject to compliance with the provisions of sub-clause (iii) of the proviso to clause 16.2 above so far as appropriate to the exercise of this right

16.       4.        The right for vehicles to utilise the part of the roadway coloured green on Plan 51B in the Eighth Schedule (excluding from such right (for the avoidance of doubt) the pedestrian way to the rear of any extension constructed on the roadway) for the purposes of turning vehicles to enable them to be driven up AIIhallows Lane or Cousin Lane

PROVIDED THAT in the exercise of any of the rights in this paragraph 16 the Tenant shall use its best endeavours to cause as little inconvenience to the Superior Landlord and other owners or occupiers of Adjoining Property and damage to Adjoining Property as possible and shall make good all damage occasioned to the Adjoining Property

17.       (a)       The right to display the name and business of the Tenant and/or names and businesses of its sub-tenants and/or the principal operations carried out at the Demised Premises on the notice boards to be maintained by the Landlord pursuant to the covenant on its part contained in paragraph (b)(ii)(a) of Clause 4(4)

(b)      The right to display the name and/or logo of the Tenant or the principal operating company for the principal operation carried out at the Demised Premises on the board and hanging sign referred to in paragraph (b)(ii)(b) and (b)(ii)(c) of Clause 4(4) in accordance with the terms thereof

18.       1.        The exclusive right to construct extensions to the staircases in the Water Towers

18.       2.        the right to pass and repass over any staircases and passageways in The Water Towers including (but as an exclusive right) any extensions constructed as aforesaid

19.       Rights of access and egress over such parts of the Cannon Bridge Estate not capable of or intended to be separately let as may be necessary to enable access and egress to every part of the Demised Premises where such access and egress would not otherwise be reasonably practicable or so as to enable the exercise of any of the rights contained in this Schedule where such rights could not otherwise be exercised

20.       The exclusive right to place and retain signs (including hanging signs) and notices in or upon or outside the opening to the Cousin Lane Entrance and the exterior walls surrounding the same and on the exterior of any doors providing access to any part of the Demised Premises other than the Dowgate Hill Entrance subject in each case to first obtaining the prior written approval of the Landlord to such signs or notices (which approval shall not be unreasonably withheld)

21.       The right for security personnel employed or retained by the Tenant to patrol the River Building Common Areas and the service road coloured brown on Plan L7249/136 and any other perimeters of the Demised Premises

PROVIDED that the Tenant shall ensure that such security personnel notify and consult with the Landlord’s security personnel before taking any action except in emergency when they may take such action as is reasonably appropriate and shall notify the Landlord’s security personnel as soon as possible thereafter

PROVIDED ALWAYS THAT the Tenant and all others entitled to exercise such rights shall in exercising such rights cause as little interference or inconvenience as reasonably practicable to the Landlord and to the tenants and occupiers of the Retained Parts and shall forthwith make good any physical damage caused by the exercise of such rights

22.       In the event of the Landlord failing to perform the obligation on its part contained in clause 4(4)(a)(ii) then without prejudice to any rights of the Tenant in respect of such breach the right upon giving at least twenty one days prior written notice to the Superior Landlord (except in the case of emergency when prior notice shall nonetheless be given) to enter at such time as the Superior Landlord may direct upon such part of the Superior Landlord’s Adjoining Property as is necessary with necessary equipment and materials for the purpose of inspecting maintaining or repairing the arches referred to in clause 4(4)(a)(ii) hereof

PROVIDED ALWAYS THAT:

(i)        any such entry shall on every occasion be under the reasonable supervision of the Superior Landlord (unless such requirement is expressly waived by the Superior Landlord)

(ii)      (a)       the Tenant or other person exercising such right shall use its best endeavours to cause as little inconvenience to the Superior Landlord and other owners or occupiers of Adjoining Property and damage to the Adjoining Property as possible and shall make good any damage to the Superior Landlord’s Adjoining Property thereby caused; and

(b)      any works carried out pursuant to such right of entry the materials used therein and the method of execution thereof shall be first approved by the Superior Landlord (Subject if appropriate to any requirements laid down by the Superior Landlord)

(iii)      for the purposes of this paragraph 22 there shall be excluded from the Superior Landlord’s Adjoining Property any land to the north of the Cannon Bridge Estate

THE THIRD SCHEDULE

Exceptions and Reservations

PART A

Save where any right is expressed to be merely a right for the Landlord or otherwise limited to a certain category of persons in this part of this Schedule the rights and reservations in favour of the Landlord are deemed also to be for the benefit of any tenants and occupiers of the Retained Parts and all others authorised by the Landlord

1.         The free passage and running of gas electricity water soil and other services through and along the Conduits now or at any time hereafter in or upon the Demised Premises and serving the Retained Parts (excluding conduits for the Common Plant)

2.         The rights subject to giving the Tenant reasonable prior notice in writing (except in emergency) to enter upon the Demised Premises for the purposes of:-

(i)        inspecting maintaining repairing or if incapable of repair renewing any of the Conduits referred to in paragraph 1 which service the Retained Parts or any parts thereof

(ii)       inspecting maintaining repairing or if incapable of repair renewing the lightning conductors and protection pits

(iii)      carrying out any necessary repairs renewals maintenance and necessary inspections to the Retained Parts which cannot reasonably be carried out without effecting any such entry

PROVIDED ALWAYS THAT the Landlord shall remedy without delay any physical damage caused in the exercise of such rights (irrespective of who exercises such rights) to the reasonable satisfaction of the Tenant except insofar as such entry may be necessitated by any neglect or default of the Tenant or any invitee or licensee of the Tenant or any other occupier of the Demised Premises and PROVIDED FURTHER that in the exercise of such rights the Landlord or other person exercising such rights shall cause as little interference and inconvenience as is reasonably practicable to the Tenant and other lawful occupiers of the Demised Premises and its or their trade or business carried on therein and subject to complying with such reasonable regulations as the Tenant shall impose regarding the manner and the times at which such rights may be exercised (except in case of emergency) AND where the rights are exercised by some party other than the Landlord the Landlord shall ensure that such party complies with the provisions of this proviso

3.         The right for the Landlord to deal in any manner whatsoever with the Atrium Building and to erect maintain rebuild or alter or suffer to be erected maintained rebuilt or altered thereon any buildings whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time hereafter be enjoyed for or in respect of the Demised Premises Provided that notwithstanding the foregoing provisions of this paragraph the Landlord shall not carry out any building rebuilding or alteration in such a way as to materially diminish the access of light or air to the Demised Premises or so as to terminate diminish or prejudicially affect any liberty easement right or advantage benefitting the Demised Premises or the Tenant or other occupiers use and occupation thereof or in such a way as to materially interfere with or adversely affect the beneficial use and occupation of the Demised Premises and the enjoyment thereof for the purposes permitted by this Underlease and/or the security of the Demised Premises and the operations carried on thereat

4.         The rights and liberties for the Landlord (solely) to enter upon the Demised Premises in circumstances in which in the covenants by the Tenant herein contained the Tenant covenants to permit such entry subject to the due performance by the Landlord of the covenants on its part as to the exercise of such rights

5.         Subject always as hereinafter provided the right for any disabled persons confined to wheelchairs visiting the Atrium Building and/or the Roof Garden to have access and egress through the common accessways of the Cousin Lane Entrance and to use the lifts from such accessways direct in the case of a visit to the Atrium Building to the lobby area situate at Level One and from such lobby area into Atrium Common Areas or in the case of a visit to the Roof Garden directly to the Roof Garden AND a similar right for the Landlord to use the goods lift for the purpose of access to the Roof Garden where requisite for the routine maintenance thereof between in every case the hours of 6 a.m. to 9 p.m. on every Working Day subject to the business being carried on at the Demised Premises not being impaired by the exercise of such rights

6.         (i)        The right upon giving the Tenant reasonable prior written notice to enter upon such parts of the Demised Premises as may be necessary to enable the Landlord to carry out necessary inspections of and maintenance of the lightning conductor pits situate in the Demised Premises and the interceptor vent situated in the Demised Premises

6.                          (ii)                    The right in cases of fire to use the dry risers and hose reels within cores L1, L2, L3 and L4 for the purposes of fire fighting

6.                          (iii)                 The right to discharge into the rain water and drainage systems of the Demised Premises or serving the Demised Premises foul and surface water which emanates from the Roof provided always that in the exercise of such rights the Landlord shall not discharge any such water into such systems other than such water as they are designed to bear nor shall the Landlord be entitled to discharge into such systems more water which when combined with the Tenant’s own requirements for discharge into such systems is reasonably likely to overload such systems or cause damage thereto

6.                          (iv)                The right at Roof level to connect to the Tenant’s Common Plant providing the water supply referred to in sub clause 3(30)6 in such position and in such manner as the Tenant shall first approve in writing such approval not to be unreasonably withheld and subject to the provisions of clause 3(30) to draw water from such supply for the purposes of irrigating the Roof Garden and for the fountain situate in or upon the Roof Garden

7.                          The right to use the staircase lobbies and access areas of cores L3 and L4 of the River Building shown hatched green on the Plans as means of escape in case of emergency from the Roof Garden to street level

Provided always that in the case of the rights referred to in paragraphs 5 - 7 inclusive of this Schedule the Landlord shall remedy without delay any physical damage caused in the exercise of such rights (irrespective of who exercises such rights) to the reasonable satisfaction of the Tenant and provided further that in the exercise of such rights the Landlord or other person exercising such rights will cause as little interference and inconvenience as is reasonably practicable to the Tenant and other permitted occupiers of the Demised Premises and its or their respective businesses and shall comply with such reasonable rules and regulations as the Tenant shall make in relation to the exercise of such rights and where the rights are exercised by some party other than the Landlord the Landlord shall ensure that such party complies with the provisions of this proviso

PART B

The following rights are reserved unto the Superior Landlord only:-

1.         The right to erect a new building or buildings or to demolish rebuild or alter any building or to carry out any other development or to otherwise deal with any property adjoining or neighbouring the Cannon Bridge Estate (or to consent to any other person doing any of such things) notwithstanding that any right of light or air or other usual right for the time being enjoyed by the Cannon Bridge Estate other than those expressly granted in the Headlease may be thereby obstructed or interfered with

2.         The right to carry out any works to the Demised Premises which the Superior Landlord properly and reasonably considers necessary in the case of emergency

3.         The right upon giving at least 14 days notice to the Tenant (except in cases of emergency) for the Superior Landlord to enter upon the Demised Premises (or so much thereof as may be necessary) with necessary equipment and materials for the purposes of:-

(a)                    exercising any of the rights excepted and reserved to the Superior Landlord pursuant to the terms of the Headlease

(b)                   performing any of the Superior Landlord’s right or obligations contained in the Headlease which cannot otherwise reasonably and economically be carried out without such entry or performing any of the Superior Landlord’s rights or obligations required by statute which cannot otherwise be carried out without such entry

(c)                    inspecting testing repairing renewing and rebuilding the whole or any part of the Superior Landlord’s railway arches or any property adjoining or neighbouring the Cannon Bridge Estate provided always that the Superior Landlord shall not exercise any such rights in such a manner as will prevent the Tenant or any person properly authorised by the Tenant from being able to obtain pedestrian access and egress to and from the Demised Premises or to obstruct or impede fire escape routes to and from the Demised Premises and provided further that nothing herein shall permit or authorise the Superior Landlord to have access to or enter upon the Demised Premises or any part thereof for the purposes of carrying out any redevelopment or repairs to Cannon Street Station save for works of repair properly required in the operation by the Superior Landlord of its railway undertaking but not further or otherwise

4.                          The right for the benefit of any property adjoining or neighbouring the Cannon Bridge Estate of free and uninterrupted passage and running of water soil gas electricity and all other services or supplies through such sewers drains gutters watercourses pipes cables wires ducts mains and apparatus therewith and all other conduits whatsoever which are now in or under the Demised Premises and serving or capable of serving the property adjoining or neighbouring the Cannon Bridge Estate

5.                          The right to connect to any of the drains sewers pipes wires ducts and other conduits (if any) which are now in or under the property of the Superior Landlord adjoining or neighbouring the Cannon Bridge Estate and which serve the Demised Premises and thereafter to the running of water soil gas electricity and other services through such drains sewers pipes wires ducts and other conduits

Provided always that the Superior Landlord or other person exercising such rights shall cause as little inconvenience to the Tenant and damage to the Demised Premises as possible and shall make good any damage thereby caused to the Demised Premises and shall not otherwise be liable to pay any compensation arising out of the exercise of any such rights and no consent shall be required by the Superior Landlord from the Tenant for the exercise of any such rights

THE FOURTH SCHEDULE

Rent Review

1                             In this Schedule the following expressions shall have the meanings respectively ascribed to them:-

“Review Date”	means each date being the date of the expiration of the * years of the term

“Completed Premises”	means the premises demised by this Lease and the Prow Area but on the assumption that they have been constructed as at the Term Commencement Date in accordance with and to the standards set out in the Specification (including for the avoidance of doubt an Atrium as referred to in the Specification at Level One and Level Two but excluding for the avoidance of doubt the Plant and any Conduits exclusively serving the Demised Premises and/or the Prow Area save for such as are (but to no greater standard than) referred to in the Specification) and not otherwise and so that for the avoidance of doubt all alterations, improvements or additions thereto and whether occurring before or after the Term Commencement Date shall be entirely disregarded

“Rental Value”	means the *

*

(l)                        for the purposes of Value Added Tax or other tax of a similar nature the actual position as to whether or not the Landlord has made an election pursuant to paragraph 2 of Schedule 6A to the Value Added Tax Act 1983 shall be deemed to apply to the hypothetical lease at the relevant Review Date save that if the Landlord has made such an election in relation to the Demised Premises since the relevant Review Date but on or before the agreement or determination of the Rental Value then such election shall be deemed to have been made at the relevant Review Date

(2) all the covenants and obligations on the part of the Tenant contained in this Underlease have been observed and performed (but without prejudice to any rights or remedies of the Landlord in regard thereto) and

(3)                      if the Demised Premises (including the Prow Area) at the relevant Review Date or the means of access thereto or egress therefrom have been damaged or destroyed such damage or destruction has been reinstated but so that in the case of damage or destruction to the Demised Premises and/or the Prow Area they have not been reinstated to anything other than the Completed Premises

(4)                      those parts of the Completed Premises edged red on Plans L7249/137, L7249/143 and L7249/145 may be used as offices and for purposes ancillary thereto (but so that and for the avoidance of doubt it shall not be implicit in this assumption that those parts of the Completed Premises may be lawfully used for such use)

(5)                      the Completed Premises are available for immediate beneficial occupation and use and that any reasonable rent free period which would at the relevant Review Date be customary to be granted to a willing tenant for the purposes of fitting out the Completed Premises has expired BUT so that there shall be disregarded any fitting out works which might be assumed to have been carried out

(6)                      The Atrium which is deemed to have been provided at Level One and Level Two as part of the Completed Premises is only to be valued (if at all) in accordance with the current market rates and practices operative at the relevant Review Date and not otherwise

BUT DISREGARDING.

(a)                                  any goodwill attached to the Demised Premises (including the Prow Area) by reason of the carrying on by the Tenant or any duly authorised undertenant licensee or other permitted occupier and its or their respective predecessors in title of any business thereon or thereat

(b)                                 the occupation of the Demised Premises (including the Prow Area) by the Tenant or any duly authorised undertenant licensee or other permitted occupier or of its or their respective predecessors in title

(c)                    any effect on rent of the service by the Tenant of a Termination Notice pursuant to Clause 5(9)

2.                          On and after each Review Date the yearly rent first reserved hereunder shall be whichever is the greater of:-

(1)                    *

(2)                    *

3.                          In the event of the Landlord and the Tenant failing to agree the Rental Value by a date three months prior to any relevant Review Date then and in any such case the determination of the Rental Value at that Review Date may be referred to an independent Chartered Surveyor acting as an arbitrator to be nominated upon the application of the Landlord or the Tenant by or on behalf of the President or his duly appointed Deputy of the Royal Institution of Chartered Surveyors (such independent Chartered Surveyor to have had at least ten years experience of practising in the office market of the City of London and must practise on a day to day basis from an office based in the City of London) and in relation to the ascertainment of the Rental Value the following provisions shall apply:-

(1)                    The fees of the independent Chartered Surveyor so appointed shall be borne and paid by the Landlord and/or the Tenant in such shares and in such manner as he shall determine

(2)                    The arbitration shall be conducted in accordance with the Arbitration Acts 1950 to 1979 with the further provision that if the independent Chartered Surveyor nominated pursuant to this sub-Clause shall die or decline to act the President or next most senior officer of the Royal Institution of Chartered Surveyors may on the application of either the Landlord or the Tenant by writing discharge the arbitrator and appoint another in his place (who must fulfil the same criteria) and this procedure may be repeated as many times as may be required

4.                          If by any relevant Review Date the Rental Value at such Review Date has not been ascertained pursuant to the terms and provisions of this Schedule the Tenant shall continue to pay the said yearly rent firstly reserved previously payable and no later than the quarter day next after such ascertainment the Tenant shall in addition to any reviewed rent payable pursuant to the foregoing provisions hereof pay to the Landlord the amount of the difference between the said yearly rent previously payable and the rent so ascertained for the period commencing on such Review Date and ending on the date of payment thereof together with interest on such difference at the Rate of Interest but so that interest shall be calculated on a day to day basis on each increment making up such amount from the date upon which each such increment actually would have become due and payable had such reviewed rent been ascertained by the relevant Review Date

5.                          In the event that restrictions are imposed by any statute for the control of rent on a Review Date and which operate to impose any limitation whether in time or amount on the collection of an increase in the rent first reserved by this Underlease then on each and every occasion during the term that such restrictions shall prevent or prohibit either wholly or partially:-

(a)                    the operation of the above provisions for review of the rent; or

(b)                   the normal collection and retention by the Landlord of any increase in the rent or any installment or part thereof;

THEN AND IN EACH SUCH CASE RESPECTIVELY:-

(i)                       the operation of such provisions for review of the rent shall be postponed to take effect on the first date thereafter upon which such operation may occur;

(ii)                    the collection of any increase or increases in the rent shall be postponed to take effect on the first date thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase

6.                          The amount of any increased rent ascertained in accordance with the foregoing provisions of this clause shall within twenty eight days of such ascertainment be endorsed by way of Memorandum on this Underlease and the Counterpart hereof

THE FIFTH SCHEDULE above mentioned

Part IA

(the Atrium Expenses)

1.                          Maintaining and repairing (including renewing or replacing where necessary) the interior surface finishes of the Atrium Common Areas

2.                          Painting powder coating and polishing the interior of the Atrium Common Areas as and when the Landlord shall reasonably deem necessary

3.                          Rates and similar impositions and outgoings assessed charged or imposed on the Atrium Common Areas

4.                          All works which by or under any enactment or by any local or other authority are or may be directed or required to be executed upon or in respect of any part of the Atrium Common Areas

5.                          Compliance with any Notice of any local or other authority in respect of any part of the Atrium Common Areas

6.                        (a)                      Maintaining repairing and renewing if necessary any notice boards and directional signs in the Atrium Common Areas

(b)                   Providing maintaining repairing and renewing if necessary the board and hanging sign referred to in paragraphs (ii)(b) and (ii)(c) of Clause 4(4)(b)

7.                          The employment directly or indirectly on such terms and conditions as the Landlord (acting reasonably) shall think fit of such persons as the Landlord may from time to time think necessary in its reasonable discretion for the running or management of the Atrium Common Areas

8.                          The cleaning and replacement when necessary of floor mats in the Atrium Common Areas

9.                          The maintenance (including but not limited to sweeping cleaning and inspecting the same) running repair and where necessary renewal of the escalators within the Atrium Common Areas and the taking out of maintenance contracts in respect thereof with reputable contractors on competitive terms

10.                    The cost of vermin control in the Atrium Common Areas

11.                    Cleaning and lighting of the Atrium Common Areas and the cleaning of windows in the Dowgate Hill Entrance and in the area linking the Atrium and River Buildings

12.                    Heating cooling and ventilating the Atrium Common Areas

13.                    The provision and maintenance of telephone equipment and the maintenance of any public address or other communication system which the Landlord reasonably decides is required in the security desks in the Atrium Common Areas in addition to the one telephone already provided and the cost of calls made therefrom by personnel employed by the Landlord for the security of the Cannon Bridge Estate in the proper performance of their duties in that regard Provided always that the Landlord shall not be entitled to charge for the provision of any such equipment or systems until all space in the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied and has been so let and occupied for a period of at least one year

14.                    Maintaining and where necessary replacing the plants in any landscaped areas in the Atrium Common Areas and maintaining and where necessary replacing any plants in non-landscaped areas

15.                    (a)                    Maintaining and where necessary replacing the soft furnishings and other furniture in the Atrium Common Areas and maintaining and replacing when necessary pictures flowers and other similar decorative items in the Atrium Common Areas

(b)                   Maintaining and replacing such litter bins in the Atrium Common Areas as the Landlord shall reasonably consider necessary

16.                    Maintenance and replacement of such security systems in the Atrium Common Areas as the Landlord shall reasonably think fit and/or as shall be provided pursuant to Clause 3(29)(iii) hereof

17.                    The maintenance repair cleaning and (if appropriate) heating lighting and ventilating any areas over which the Tenant is granted rights of access in accordance with paragraphs 8 and 9 of the Second Schedule (save to the extent that the Tenant is responsible therefor)

18.                    The maintenance and repair of the areas over which the Tenant can exercise rights pursuant to paragraph 6 of the Second Schedule including in the case of the external walkways only the costs of replacement and renewal where necessary and including (but without limitation) any proper and reasonable running costs in respect of heating lighting and providing power to the relevant areas and the proper and reasonable cost of employing any security guards in relation to such areas

19.                    Interest charged to the Landlord on any sum of money which the Landlord shall in its reasonable discretion consider necessary to borrow to pay for the provision of the services set out in this part of this Schedule but so that any interest to be paid on such borrowings shall be the cheapest rates reasonably obtainable and the Landlord shall not be entitled to recover interest under this paragraph or otherwise in respect of:-

(a)                    monies borrowed to pay for any of the services set out in this part of this Schedule as a consequence of any tenant or occupier of the Cannon Bridge Estate failing to contribute or pay to the Landlord (whether temporarily or otherwise) any sum it was due to pay to the Landlord in respect of such services; and

(b)                   monies borrowed to pay for any of the services which monies would not had to have been borrowed had all the space in the Cannon Bridge Estate which is intended to be let or capable of being let been let under a lease or leases where the tenant or tenants thereunder would have had to pay to the Landlord a fair and proper proportion of the expenditure relating to such services

20.                    Without prejudice to the foregoing the doing or causing to be done all such acts matters and things as in the discretion of the Landlord acting reasonably and in accordance with the principles of good estate management may be necessary or desirable for the running of the Atrium Common Areas and for the benefit of the tenants and occupiers of the Cannon Bridge Estate as a whole Provided always that the Landlord shall not be entitled to charge for any expenditure relating to any such services as are referred to in this paragraph until all space within the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied for at least a period of one year

PART IB

(The Cannon Bridge Estate Expenses)

1.                          (a)                    The repair and maintenance of the Transfer Deck the Water Towers and Subsidiary Structure of the Cannon Bridge Estate and of keeping the same in good and substantial repair (including where necessary the renewal and replacement of part or parts) except for any part, thereof for which the Tenant or any other tenant is responsible

(b)                   The repair and maintenance of the arches as referred to in clause 4(4)(a)(ii) hereof

2.                          The repair maintenance decorating cleaning heating ventilating and lighting of the Service Road coloured brown on Plan L7249/136

3.                          The repair maintenance and replacement if necessary of any car park barrier and/or roller shutter and equipment ancillary thereto provided for the Car Park

4.                          Maintenance and repair cleansing of the River Building Common Areas including but not limited to :-

(a)                    maintaining cleansing and tending the Roof Garden and where necessary restocking plants shrubs and flowers

(b)                   the repair management cleansing and where necessary resurfacing of the Car Park and the access ways thereto and therefrom

(c)                    the marking out of spaces and the painting of lines on the Car Park as necessary or desirable from time to time and the provision of any signs within the Car Park save that the Landlord shall not be entitled to charge for any expenditure arising in relation thereto until all space within the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied for at least a period of one year

(d)                   maintenance repair and where necessary replacing any lighting equipment in the River Building Common Areas

5.                          The payment and discharge of any rates (including water rates) and similar impositions and outgoings assessed charged or imposed on the River Building Common Areas

6.                          (a)                   The execution of all works which by or under any enactment or by local or other authority are or may be directed or required to be executed upon or in respect of the Cannon Bridge Estate and/or the Prow (other than the Demised Premises the Prow Area and the Atrium Building)

(b)                   The compliance with any notice of any local or other authority in respect of the Cannon Bridge Estate and/or the Prow (other than the Demised Premises the Prow Area and the Atrium Building)

SAVE THAT the Landlord shall not be entitled to charge for any expenditure arising in relation thereto until all space within the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied for at least a period of one year

7.                          The making and publishing of any regulations imposed by the Landlord in accordance with clause 3(29)(i) hereof SAVE THAT the Landlord shall not be entitled to charge for any expenditure arising in relation thereto until all space within the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied for at least a period of one year

8.                          The employment (whether employed by the Landlord or by an Agent appointed by the Landlord) on such terms and conditions as the

Landlord shall reasonably think fit of one or more building managers caretakers porters security or maintenance staff gardeners and cleaners for the general benefit of the tenants and occupiers of the whole of the Cannon Bridge Estate including:-

(i)                       the provision maintenance and replacement of uniforms for such persons

(ii)                    the maintenance and cleaning of toilet facilities for such persons and

(iii)                 usual office running costs (but not rents) including (but not limited to) telephone charges which properly relate to the carrying out of their duties

(iv)                all reasonable and proper costs associated with making available (excluding for the avoidance of doubt any costs of construction in relation thereto) a room for use as a Building Management Systems Room for the running of the Cannon Bridge Estate as a whole including the costs of the repair and maintenance thereof and of the outgoings thereon together with the costs of the repair and maintenance and where necessary the renewal or replacement of the equipment therein but so that such costs shall not include any amount as would reimburse the Landlord for the loss of rents which the Landlord could reasonably have obtained therefrom or otherwise SAVE THAT the Landlord shall not be entitled to charge for any expenditure arising in relation thereto until all space within the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied for at least a period of one year

9.                          (i)                       The employment at the Landlord’s discretion of a reputable firm of Managing Agents to manage the Cannon Bridge Estate and the discharge of all proper and reasonable fees charges and expenses payable to such Managing Agents provided that if the Landlord shall at the Landlord’s discretion manage the Cannon Bridge Estate instead of employing a firm of Managing Agents the Landlord shall be entitled to charge a reasonable fee for such management (but which shall in any event not exceed the level of fees that might reasonably be charged by a reputable firm of managing agents for managing the Cannon Bridge Estate) but such fees and costs charges expenses shall not in any case relate to the collection of rents rent reviews or similar matters

(ii)                    The employment of all such surveyors builders architects engineers tradesmen accountants solicitors or other professional persons as may be necessary or desirable for the proper maintenance safety and provision of services for the Cannon Bridge Estate as a whole and the assessing recording and auditing of all costs and expenses involved

10.                    The maintenance renewal and replacement where necessary of any fire alarms fire extinguishers fire fighting equipment or fire precaution equipment which the Landlord may from time to time reasonably consider necessary for the Cannon Bridge Estate as a whole (which do not relate to any areas which are let capable of being let or intended to be let) and payment of all proper charges in connection with the maintenance thereof

11.                    Refuse removal for the Cannon Bridge Estate as a whole (not relating to any refuse emanating from any areas which are let capable of being let or intended to be let) including the maintenance repair and replacement of any refuse compactors provided by the Landlord for common use

12.                    Cleaning the external windows of the Cannon Bridge Estate and the Prow (other than the Atrium Building and the Prow Area and the Demised Premises)

13.                    Maintenance and replacement (where necessary) of such security equipment and systems as the Landlord may deem desirable for the Cannon Bridge Estate as a whole (and which do not relate to any areas which are let capable of being let or intended to be let) or as shall be provided in accordance with Clause 3(29)(iii) hereof

14.                    The repair and maintenance of all plant rooms serving the Atrium Common Areas including the plant and equipment therein contained and the replacement thereof where necessary and where such plant rooms and plant and equipment therein serve areas including the Atrium Common Areas such costs shall be limited to the extent that such expenditure properly relates to the Atrium Common Areas alone

15.                    The repair maintenance and replacement where necessary of all Conduits serving the Atrium Common Areas but where such Conduits serve areas including the Atrium Common Areas such costs shall be limited to the extent that such expenditure properly relates to the Atrium Common Areas alone

16.                    The premiums payable for effecting Landlord’s Third Party Liability Insurance

17.                    Interest charged to the Landlord on any sum of money which the Landlord shall in its reasonable discretion consider necessary to borrow to pay for the provision of the services set out in this part of this

Schedule but so that any interest to be paid on such borrowings shall be the cheapest rates reasonably obtainable and the Landlord shall not be entitled to recover interest under this paragraph or otherwise in respect of:-

(a)                    monies borrowed to pay for any of the services set out in this part of this Schedule as a consequence of any tenant or occupier of the Cannon Bridge Estate failing to contribute or pay to the Landlord (whether temporarily or otherwise) any sum it was due to pay to the Landlord in respect of such services, and

(b)                   monies borrowed to pay for any of the services which monies would not have had to have been borrowed had all the space in the Cannon Bridge Estate which is intended to be let or capable of being let been let under a lease or leases where the tenant or tenants thereunder would have had to pay to the Landlord a fair and proper proportion of the expenditure relating to such services

18.                    Without prejudice to the foregoing the doing or causing to be done all such acts matters and things as in the discretion of the Landlord acting reasonably and in accordance with the principles of good estate management may be necessary or desirable for the running of the Cannon Bridge Estate and for the benefit of the tenants and occupiers of the Cannon Bridge Estate as a whole (but excluding for the avoidance of doubt any costs or expenses relating to the repair maintenance and upkeep of the Atrium Building) Provided always that the Landlord shall not be entitled to charge for any expenditure relating to any such services as are referred to in this paragraph until all space within the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied for at least a period of one year

PART IC

(The River Building Expenses)

1.                          The repair and maintenance of the Main Structure of the River Building and of keeping the same in good and substantial repair (including where necessary the renewal and replacement thereof)

2.                          The maintenance of the windows and Roof Lights within the River Building and the cleaning of the exterior thereof

3.                          The repair and maintenance of the terraces at Level One and Level Two shown for identification coloured yellow on Plans L7249/143 and L7249/145

4.                          Interest charged to the Landlord on any sum of money which the Landlord shall in its reasonable discretion consider necessary to borrow to pay for the provision of the services set out in this part of this Schedule but so that any interest to be paid on such borrowings shall be the cheapest rates reasonably obtainable and the Landlord shall not be entitled to recover interest under this paragraph or otherwise in respect of:-

(a)                    monies borrowed to pay for any of the services set out in this part of this Schedule as a consequence of any tenant or occupier of the Cannon Bridge Estate failing to contribute or pay to the Landlord (whether temporarily or otherwise) any sum it was due to pay to the Landlord in respect of such services; and

(b)                   monies borrowed to pay for any of the services which monies would not have had to have been borrowed had all the space in the Cannon Bridge Estate which is intended to be let or capable of being let been let under a lease or leases where the tenant or tenants thereunder would have had to pay to the Landlord a fair and proper proportion of the expenditure relating to such services

5.                          Without prejudice to the foregoing the doing or causing to be done all such acts matters and things as in the discretion of the Landlord acting reasonably and in accordance with the principles of good estate management may be necessary or desirable for the running of the River Building Provided That the Landlord shall not be entitled to charge for any expenditure relating to any such services as are referred to in this paragraph until all space within the Cannon Bridge Estate which is intended to be let or capable of being let has been let and occupied for at least a period of one year

PART II

(the Service Charge and the Interim Charge)

1.                          In this part of this Schedule the following expressions have the following meanings respectively:-

(1)                    “Total Expenditure” shall mean subject as hereinafter provided all costs and expenses properly incurred by the Landlord in each accounting period in providing the services referred to in Part I of the Fifth Schedule

PROVIDED ALWAYS and it is hereby agreed that.-

(i)                       the Tenant shall not be liable to pay and there shall not be included any costs and expenses in calculating the Total Expenditure for any accounting period which costs and expenses are incurred in repairing maintaining rebuilding replacing or renewing the Atrium Common Areas and/or the Subsidiary Structure of the Cannon Bridge Estate and/or the River Building Common Areas and/or the Main Structure of the River Building and/or the escalators within the Atrium Common Areas and/or any other item referred to in Part I of the Fifth Schedule to the extent that:

(a)                     the Tenant would not have been liable in respect of such repair maintenance rebuilding replacement or renewal if the same had been demised to the Tenant under a lease under which the Tenant covenanted only to repair and keep in good and substantial repair the same such lease being for a term commensurate with the term then remaining unexpired of this Underlease at the time any such expenditure is incurred

(b)                    the subject matter of such repair maintenance rebuilding replacement or renewal falls within any schedule of defects issued by the Architect under the Management Construction Contract dated 26th October 1988 and made between Cannon Bridge Developments Limited (1) and Bovis Construction Limited (2) (but to the extent only that the Management Contractor is obliged (or would have been obliged but for the act omission or default of some third party) to make good or procure the making good of the same) AND for the purpose of this sub-clause “Architect” “Management Contractor” and “schedule of defects” shall have the meanings attributed thereto in the said Management Construction Contract

(ii)                     the Total Expenditure in any accounting period will not include the costs expenses or other expenditure relating to any of the services referred to in Part I of the Fifth Schedule which arise as a result of damage or destruction caused by any of the Insured Risks

(iii)                  there shall not be included any costs or expenses which relate to any services referred to in Part I of the Fifth Schedule which relate to any part or parts of the Cannon Bridge Estate which are either intended to be let or capable of being let where the services concerned would have been the responsibility of any tenant or occupant thereof had such part or parts been let on a lease containing covenants on the part of the tenant mutatis mutandis to those contained in this Underlease

(iv)                 there shall not be included any costs or expenses relating to any services provided in respect of any part or parts of the Cannon Bridge Estate which are let and for which the tenant hereof is responsible or which are let but on terms whereby the covenants on the part of the tenant or occupant thereof are not similar in all respects to those contained in this Underlease so that had such parts been so let the tenant or occupant thereof would have been responsible for the matters in respect of which such costs and expenses were incurred

(v)                    there shall not be included any costs or expenses associated with the taking out maintaining or reinstating of the Defects Insurance Policy nor in maintaining the amount of cover thereunder

AND PROVIDED FURTHER there shall be deducted from such costs and expenses in each accounting period:-

(a)                     all interest which has accrued in the relevant accounting period on any monies held on any bank account maintained by the Landlord or its agents or the Landlord’s Surveyors in connection with expenditure in relation to the services referred to in Part I of the Fifth Schedule and on any sums collected by the Landlord or its agents or the Landlord’s Surveyor on account of such expenditure and not immediately expended and the Landlord shall procure that any such monies and any such sums collected on account of such expenditure shall whenever practicable be placed on deposit at the best rate of interest reasonably obtainable

(b)                    all sums due in the relevant accounting period from the Superior Landlord pursuant to Clause 4(3) of the Headlease

(c)                     any sums the Landlord receives whether by way of damages, compensation or otherwise from any parties involved in the design and/or construction of the Cannon Bridge Estate and/or the Prow or any part or parts thereof which relate to any expenditure incurred by the Landlord in performing services and which expenditure comprises part of Total Expenditure

(d)                    any interest which the Landlord receives from any tenant or other occupier of any part of the Retained Parts who is under an obligation to the Landlord to contribute towards the costs of the services or any of them and who fails to pay its due contribution towards the costs and expenses incurred on the date upon which such a contribution is due to the Landlord

(e)                     all monies received from the insurers pursuant to or under the Defects Insurance Policy to the extent that such monies relate to any expenditure for provision of any of the services referred to in Part I of this Schedule but so that this shall not apply to any monies received by the Tenant pursuant to any claim made by the Tenant under the Defects Insurance Policy

(f)                       all monies received by way of compensation damages or otherwise arising as a result of a default of the Superior Landlord in failing to maintain and repair the arches referred to in clause 4(4)(a)(ii)

(2)                    During any period in which any part of the Cannon Bridge Estate which is intended to be let or capable of being let shall be unlet or any part of the Cannon Bridge Estate in respect of which rights or use are intended to be granted are not subject to any such rights or any of the car parking spaces in the Car Park are not subject to leases or licences the Landlord shall pay the service charge and amounts on account of service charge in respect of those parts of the Cannon Bridge Estate in the same amounts and proportions and on the same basis as if the Landlord were the tenant or licensee thereof or the person entitled to exclusive use of the same on the basis that the same is subject to a lease containing provisions for payment of service charge and payments on account of service charge similar in all respects to those contained in this Underlease (save that in such case the definition of Total Expenditure shall not contain a provision in the form of sub-clause l(1)(i) of this Schedule) so that and for the avoidance of doubt this paragraph means (inter alia) that the Landlord shall put cash into the service charge bank account to the intent that interest shall be accrued on that cash and credited to such account the same way as applicable in respect of contributions to such account made by the Tenant hereunder and if such payment or payments shall not be made by the Landlord on the due dates therefor the Landlord shall also pay into such account interest thereon at the rate of 4% above the Rate of Interest from the due date until the date of payment of the referable sum or sums and this clause shall apply equally to any such part or parts of the Cannon Bridge Estate which although let subject to leases or licences have not been let or licensed on the basis whereby the tenants or occupiers thereof pay a service charge similar in all respects to that (but save as aforesaid) contained in this Underlease

(3)                    “accounting period” means the period of one year to the date nominated by the Landlord from time to time

(4)                    “the Service Charge” means in each accounting period the sum of.

(a)                     a fair and proper proportion of that part (to be reasonably and properly determined by the Landlord’s Surveyor) of Total Expenditure relating to Part IA of this Schedule for that accounting period PLUS

(b)                    a fair and proper proportion of that part (to be reasonably and properly determined by the Landlord’s Surveyor) of Total Expenditure relating to Part IB of this Schedule for that accounting period PLUS

(c)                     a fair and proper proportion of that part (to be reasonably and properly determined by the Landlord’s

Surveyor) of Total Expenditure relating to Part IC of this Schedule for that accounting period or (in respect of the accounting period during which this Underlease is executed) such proportions of such expenditure as are attributable to the period from the date of this Underlease to the end of the current accounting period (but which shall not relate to any services provided before the date of this Underlease)

PROVIDED always that and for the avoidance of doubt in calculating such fair and proper proportions such fair and proper proportions shall not be increased as a result of or as a consequence of any parts of the Cannon Bridge Estate which are intended to be let or capable of being let being unlet or if let where the tenant thereunder is not required to pay a fair and proper proportion of expenditure relating to the provision of the services AND PROVIDED FURTHER that in calculating such fair and proper proportions aforesaid different proportions (provided they are fair and proper) may be allocated to each individual item of expenditure comprising Total Expenditure including if it is fair and proper so to do allocating the entire cost of any particular item of expenditure to the Tenant AND PROVIDED FURTHER that if any item of expenditure comprising Total Expenditure is included in the proportion of one of the parts of Part I of this Schedule as aforesaid such item of expenditure shall not be included as Total Expenditure for the purposes of calculating the relevant proportion of expenditure for any other part of Part I of this Schedule

(5)                    “the interim charge” means such sum to be paid on account of the Service Charge in respect of each accounting period as the Landlord’s Surveyor shall reasonably specify to be a fair and reasonable estimate of the likely Service Charge for that accounting period and which sum shall be notified to the Tenant in writing

2.                          The first quarterly payment of interim charge or a proportionate part thereof for the period from the date hereof to the quarter day next following the date hereof (on account of the Service Charge for the accounting period during which this Underlease is executed) shall be made on the execution hereof and thereafter the interim charge shall be paid to the Landlord by equal quarterly payments in advance with the rent reserved by this Underlease

3.                          If the interim charge paid by the Tenant in respect of any accounting period exceeds the Service Charge for that accounting period the surplus of the interim charge so paid over and above the Service Charge shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Service Charge in succeeding accounting periods as hereinafter provided Save that in the case of this Underlease being determined or if applicable on its expiry such excess shall be repaid to the Tenant within 14 days of the Certificate referred to in paragraph 5 below for the relevant accounting period

4.                          If the Service Charge in respect of any accounting period exceeds the interim charge paid by the Tenant in respect of that accounting period together with any surplus from previous years carried forward as aforesaid then the Tenant shall pay the excess to the Landlord within twenty-eight days of service upon the Tenant of the Certificate referred to in the following paragraph and in case of default the same shall be recoverable from the Tenant as rent in arrear

5.                          As soon as practicable after the expiration of each accounting period and in any event within three months of such expiry an account of the Total Expenditure shall be audited by a reputable independent chartered accountant appointed by the Landlord and there shall be served upon the Tenant by the Landlord or the Landlord’s Surveyor a certificate (“the Certificate”) (within such three month period) signed by such accountant certifying the accuracy of the contents thereof and containing the following information

(a)                    the amount of the Total Expenditure for that accounting period as audited

(b)                   the amount of the interim charge paid by the Tenant in respect of that accounting period together with any surplus carried forward from the previous accounting period

(c)                    the details of all other parties contributing towards the Total Expenditure and any amounts paid by such parties on account of Total Expenditure

(d)                   a breakdown showing the proportion allocated to the Tenant for each individual category or head of expenditure and the cost or expense relating to such item and the service to which it relates

(e)                    the amount of the Service Charge payable by the Tenant in respect of that accounting period and the amount of any excess to be carried forward by the Landlord pursuant to paragraph 3 of this Schedule or the amount of any excess payable by the Tenant pursuant to paragraph 4 of this Schedule (as the case may be)

6.                          The Landlord shall retain for inspection by the Tenant for a period of 3 months after the date of the issue to the Tenant of any Certificate all invoices and other appropriate evidence relating to all costs and expenses making up the Total Expenditure and shall within 5 working days of request by the Tenant make available for inspection by the Tenant all such invoices and other appropriate evidence as aforesaid

7.                          The Tenant shall from time to time submit to the Landlord a statement or statements setting out the costs and expenses (including without limitation meter rents electricity and water charges) reasonably and properly incurred by the Tenant (together with any irrecoverable Value Added Tax paid by the Tenant on such costs and expenses) in performing the obligations contained in clause 3(30) and/or which arise as a result of the exercise of the rights referred to in paragraphs 5 - 7 of Part A of the Third Schedule and including but without limitation maintaining repairing (and where necessary renewing or replacing) insuring running and operating the Common Plant and any plant and machinery being tenants or trade fixtures and/or fittings which is needed for the purposes of performing the obligations contained in Clause 3(30) or required for or to enable the exercise of the rights referred to in paragraphs 5 - 7 of Part A of the Third Schedule (all such costs and expenses and irrecoverable Value Added Tax being hereinafter called the “Running Costs”) and such reasonable and proper proportion as determined by the Tenant of the Running Costs as shall be payable by the Landlord (hereinafter called the “Landlord’s Proportion”) and the Tenant shall be entitled to set off against any payment of Service Charge or balancing payment in respect thereof due from the Tenant pursuant to the terms of this Schedule the amount of the Landlord’s Proportion set out in any such statement provided by the Tenant to the Landlord prior to the provision of any Certificate and in the event that the Landlord’s Proportion exceeds such balancing payment the Landlord shall within fourteen days of the date of the Certificate pay to the Tenant such excess and furthermore that in the event that any such statement is delivered to the Landlord seven days prior to any quarter day then the Tenant shall be entitled to set off against any payment of interim charge due from the Tenant pursuant to the provisions of this Schedule the Landlord’s Proportion set out in such statement and in the event that the Landlord’s Proportion exceeds the relevant interim charge then the Landlord shall pay to the Tenant within fourteen days of the date such interim charge was due the amount of the excess provided always and it is hereby agreed as follows:-

(i)                        in any calculation of the Service Charge and any excess payable by the Tenant or any amount to be refunded by the Landlord to the Tenant as provided in this Schedule no account shall be taken of any set off or deduction that may have been made by the Tenant from any of the payments of interim charge and of Service Charge

(ii)                     the failure of the Tenant to include within any statement any Running Costs relating to any period prior to that statement shall not preclude the Tenant from including such Running Costs in any further statement

(iii)                  for the avoidance of doubt the calculations of Total Expenditure shall not include the Landlord’s Proportion

(iv)                 if on the expiry of the term of this Underlease howsoever determined there is any Landlord’s Proportion which had not previously been set off against interim charges or Service Charge or balancing payments in respect thereof as aforesaid and/or if following the expiry there are any Running Costs for which the Tenant has not submitted a statement as aforesaid the Landlord shall pay to the Tenant within fourteen days of such expiry such amount as shall not have been set off and in respect of any Landlord’s Proportion of any Running Costs for which the Tenant has not previously submitted a statement shall pay such Landlord’s Proportion within fourteen days of the date of the statement therefor

(v)                    If the Landlord shall not have paid to the Tenant any amounts to be paid by the Landlord to the Tenant under this paragraph 7 within 7 days of the same becoming due the Landlord shall pay in addition thereto interest thereon at a rate of 4% above the Rate of Interest for the period from the date upon which such amount became due until the date on which such outstanding amount is paid

(vi)                 The Tenant shall be entitled to include as part of the Running Costs but without prejudice to the generality of the foregoing:-

(a)                    Interest charges which the Tenant has incurred in borrowing any sums of monies required to carry out any of the services and obligations referred to in paragraph 7 of this Schedule but only to the extent that such interest charges do not exceed normal commercial rates and in the event of the Tenant funding such costs and expenses out of its own resources then it shall be entitled to include an amount representing notional interest at a rate reasonably comparable to that which it would have had to pay if it had had to borrow the money for funding such costs and expenses at normal commercial rates for the period from the time the Tenant has incurred the relevant cost or expense to the date upon which it offsets such cost or expense as hereinbefore provided

(b)                   A reasonable management charge for itself for carrying out the relevant services and obligations referred to in paragraph 7 of this Schedule which shall not in any event exceed in any year 5% of the Running Costs for such year in respect of which the management charge is levied

THE SIXTH SCHEDULE above mentioned

(the Tenant’s Surety covenant)

(1)                     The Tenant’s Surety in consideration of the demise hereinbefore contained being made by the Landlord at the Tenant’s Surety’s instance and request HEREBY COVENANTS with and GUARANTEES to the Landlord that the Tenant will at all times during the term of this Underlease pay the rents hereby reserved and all other sums and payments agreed to be paid by the Tenant at the respective times and in manner herein appointed for payment thereof and will also duly perform and observe the several covenants and obligations on the part of the Tenant contained herein and that the Tenant’s Surety will pay and make good to the Landlord all losses costs and expenses sustained by the Landlord through the default of the Tenant in respect of the before-mentioned matters PROVIDED ALWAYS that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the said rents and payments as and when the same become due or its delay to take steps to enforce performance or observance of the several covenants and obligations on the part of the Tenant contained herein and any time which may be given by the Landlord to the Tenant or the disclaimer or forfeiture of this Underlease shall not release or in any way lessen or affect the liability of the Tenant’s Surety under the guarantee on the part of the Tenant’s Surety hereinbefore contained

(2)                     The Tenant’s Surety HEREBY FURTHER COVENANTS with the Landlord that notwithstanding any such neglect or forbearance of the Landlord or any disclaimer or forfeiture of this Underlease if this

Underlease shall be disclaimed or shall be forfeited under the provisions in that behalf hereinbefore contained the Landlord may within three months after any such disclaimer or forfeiture by notice in writing require the Tenant’s Surety to accept within two months after the date of service of such notice a lease of the Demised Premises for a term equivalent to the residue which if there had been no disclaimer or forfeiture would have remained of the term granted by this Underlease at the same rents as shall be payable hereunder (with provisions for the review of rent at the times and in manner contained in this Underlease) and subject to the like covenants and to the like provisos and conditions as are contained in this Underlease with the exception of this Clause the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer or forfeiture and in such case the Tenant’s Surety shall pay the Landlord’s reasonable and proper costs of and accept such new lease accordingly and will execute and deliver to the Landlord a counterpart thereof

(3)                     The guarantee hereby given shall not be affected by any change in the constitution of the Tenant or the Landlord

(4)                     The Tenant’s Surety as a separate obligation hereby covenants with the Landlord that the Tenant’s Surety will at all times hereafter indemnify the Landlord from and against all actions proceedings costs claims demands expenses damage and other losses or liability whatsoever which may arise or which the Landlord may incur directly or indirectly as a result of any default by the Tenant in paying the said rents or in observing and performing the covenants agreements and conditions herein contained and on the part of the Tenant to be observed and performed

(5)                     The Tenant’s Surety’s covenants with the Landlord shall be primary obligations notwithstanding that as between the Tenant and the

Tenant’s Surety they are as surety only and accordingly the Tenant’s Surety’s obligations hereunder shall have effect irrespective of any matter which might otherwise constitute a legal or equitable discharge or defence of the Tenant’s Surety

THE SEVENTH SCHEDULE

(The Tenant’s Occupation Licence)

See Annexure

THE EIGHTH SCHEDULE

PART I

(The Atrium Building)

The six storey building forming part of the Cannon Bridge Estate the footprint of which is shown coloured blue on plan 54A

PART II

(The Cannon Bridge Estate)

The premises described below and all buildings erections and structures now or hereafter constructed thereon and all additions and improvements thereto and fixtures fittings plant and machinery therein or thereon belonging to the Landlord or in the nature of the Landlord’s fixtures and fittings:-

(1)                    The Transfer Deck and the Foundations

(2)                    The air space within the area hatched blue on plan 92B between the bottom surface of the floor plate forming part of the Transfer Deck and 18.565 metres above the Ordnance Datum Newlyn

(3)                    The buildings structures premises and airspace within the area edged red on plan 63A between the basement level and street level

(4)                    The buildings structures premises and airspace within the area edged red on plan 51B between street level and mezzanine level

(5)                    The buildings structures premises and air space within the area edged red on plan 52B between mezzanine level and platform level

(6)                    The buildings structures premises and airspace within the area edged red on plan 53B between platform level and deck level

(7)                    The buildings structures premises and airspace (but not the Prow) within the area edged red on plan 92A between deck level and plaza level 1

(8)                    The buildings structures premises and airspace (but not the Prow) within the area edged red on plan 54A between plaza level 1 and level 2

(9)                    The buildings structures premises and airspace (but not the Prow) within the area edged red on plan 55A between level 2 and level 3

(10)              At level 3:

(a)                     in respect of that part of the area shown edged red but not coloured brown on plan 56B the buildings structures premises and airspace within that area between level 3 and level 4,

(b)                    in respect of that part of the area shown edged red and coloured brown on plan 56B the buildings structures premises and airspace (but not the Prow) within that area up to a height of 31.805 metres above Ordnance Datum Newlyn;

(c)                     the following items above the level specified in paragraph (b) above in the area specified in that paragraph.-

3 lift shafts and surrounding housing

2 staircase enclosures

Window Cleaning equipment

Air conditioning plant including duct work and surrounding structures

Balustrades

Lighting standards and landscaping

Other minor plant equipment and structures and landscaping of a non-income producing nature

(11)             At levels 4, 5 and 6 the buildings structures premises and airspace within the area edged red and coloured blue on plans 57A 58A and 59A up to 46.24 metres above Ordnance Datum Newlyn

(12)               In respect of the area above roof level (being 46.24 metres above Ordnance Datum Newlyn)

(a)                     the buildings structures premises and airspace within the area shown coloured blue and hatched black on plan 60A up to a height of 54.00 metres above Ordnance Datum Newlyn

(b)                    the buildings structures premises and airspace within the area coloured blue and unhatched on plan 60A up to a height of 48.070 metres above Ordnance Datum Newlyn

(c)                     the following items above the levels specified in paragraphs (a) and (b) above in the areas specified in those paragraphs.-

4 lift shafts and surrounding housing

2 staircase enclosures

Window cleaning equipment

Air conditioning plant including duct work and surrounding structures

Catladders

Balustrades

Other minor plant equipment and structures of a non-income producing nature

(13)              The Water Towers

(14)              The walls shown edged red on plans 51B Flank Walls and 54A Flank Walls including the foundations footings and other supporting structures of the same (but for the avoidance of doubt not including those parts of the brickwork forming the construction of the arches) but excluding any part of the walls (including the other structures referred to above) below a height of 18 565 metres above Ordnance Datum Newlyn

Provided that there is not included in the Cannon Bridge Estate above described any part of the existing structures or works of the Superior Landlord below the Transfer Deck which were in existence at 29th September 1988 (being the date of the agreement for the grant of the

Headlease) including any structures created and works carried out to those structures and works during the course of the development of the Cannon Bridge Estate pursuant to the terms of the said agreement but so that this proviso shall not and is not intended to include any part of the office development being the Cannon Bridge Estate or the works and structures referred to in paragraphs (13) and (14) above but that it shall and is intended to include the area shown hatched black on plan 51B

PART III

(The Transfer Deck)

That part of the Cannon Bridge Estate comprising the structural floor plate and the horizontal structure immediately beneath and supporting the same including the warren and plate girders but excluding the airspace between such girders (together with the fire protection covering and/or enclosing the same) the plan extent of which is shown hatched blue on plan 92A

PART IV

The River Building

That part of the Cannon Bridge Estate shown coloured brown (excluding for the avoidance of doubt and where applicable the Prow) on plans 54A 55A 56B and 57A

[SEAL]	(	EXECUTED (but not delivered until the
	(	date inserted herein) as a Deed by
	(	affixing the Common Seal of
	(	CANNON BRIDGE INVESTMENTS
	(	LIMITED in the presence of

Director

Secretary

EXECUTED (but not delivered until the	)	[SEAL]
date inserted herein) as a Deed by	)
affixing the Common Seal of	)
SPEYHAWK PLC in the	)
presence of.	)

Director

Secretary

DATED 15 June 2000

CANNON BRIDGE PARTNERSHIP (1)

-and-

LIFFE ADMINISTRATION AND MANAGEMENT (2)

-and-

LIFFE (HOLDINGS) PLC (3)

DEED OF VARIATION

relating to Underlease of River Building

Cannon Bridge

THIS DEED OF VARIATION is made the 15 day of June 2000

BETWEEN

(1)           CANNON BRIDGE PARTNERSHIP a partnership constituted under the laws of Delaware, USA whose principal office and place of business is at Lansdowne House Berkeley Square London W1X 6HQ

(2)           LIFFE ADMINISTRATION AND MANAGEMENT (an unlimited company registered in England no. 1591809) whose registered office is at Cannon Bridge London EC4R 3XX and

(3)           LIFFE (HOLDINGS) PLC (registered in England no. 224190) whose registered office is at Cannon Bridge aforesaid

INTERPRETATION

1.1           In this deed and the schedules hereto unless there is something in the subject or context inconsistent therewith any words or expressions used shall have the same meanings as they do in the Underlease (as hereinafter defined) save to the extent that they are otherwise defined in this deed and the following expressions shall have the meanings ascribed to them:-

“the Landlord”                    means the Cannon Bridge Partnership and includes the person or persons for the time being entitled to the reversion immediately expectant on the expiration or sooner determination of the term created by the Underlease

“Underlease”                       means the underlease dated 11th August 1992 between Cannon Bridge Investments Limited (1) Speyhawk plc (2) Liffe Administration and Management (3) and Liffe (Holdings) plc (4) relating to the River Building Cannon Bridge House 1 Cousin Lane London EC4R 3XX

1.2           In this deed and the schedules hereto -

(i)    a reference to any statute or statutory provision will be construed as a reference to it as it may have been or may in the future be amended modified or re-enacted and to any statutory instrument byelaw or other provision that may have been or may in the future be made under it,

(ii)   headings to clauses are for convenience only and do not affect the interpretation of this deed,

(iii)  any covenant entered into by more than one person shall take effect as a joint and several covenant by all persons who shall have entered into the same and any reference to a person includes a firm company or any other legal entity

RECITALS

2.1           This deed is supplemental to the Underlease

2.2           Under the terms of the Underlease the Tenant may be required subject to the terms and conditions therein appearing to remove certain works and alterations and reinstate the Demised Premises the Cannon Bridge Estate and the Prow Area to a certain state and condition at the expiry or sooner determination of the term granted by the Underlease

2.3           Under the terms of clause 3(7)(b) of the Underlease the Landlord has the option after the expiry or sooner determination of the term granted by the Underlease to do further works to the Demised Premises the Cannon Bridge Estate and the Prow Area at the Tenant’s cost

2.4           The parties have agreed that the specification annexed to the Underlease should be clarified and that the Underlease should be varied as hereinafter provided

2.5           The parties have also agreed to amend the provisions relating to the Tenant’s option to determine the Underlease

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AMENDMENTS TO UNDERLEASE

3.1           Clause 5(9) of the Underlease is hereby deleted and replaced with the new clause 5(9) set out in Schedule 1 of this deed

3.2           The definition of “Specification” in clause 1(1) of the Underlease is hereby deleted and replaced with the new definition of “Specification” set out in Schedule 2 of this deed and the specification annexed to the Underlease is hereby deleted and replaced with the detailed drawings plans specifications and other matters contained or referred to in Schedule 3 of this deed

3.3           The definition of “Specification Amendments” set out in Schedule 2 of this deed is hereby inserted at the end of clause 1(1) of the Underlease

3.4           Clause 3(7)(a) of the Underlease is hereby deleted and replaced with the following:

“3(7)(a)   At the expiration or sooner determination of the term quietly to yield up the Demised Premises in the state condition and plan and achieving the Design Criteria (as defined in the Specification) set out in the Specification and in a state and condition which in all respects is consistent with the full and due performance and observance by the Tenant of the covenants on its part contained herein (to the extent not inconsistent with the Specification) and procure that the Prow Area and the floor slabs Roof Roof Lights and external walls of the River Building and other parts of the Cannon Bridge Estate which envelope the Demised Premises (“the Enveloping Parts”) are in the state condition and plan and achieve the Design Criteria (as defined in the Specification) set out in the Specification (Provided That the Tenant shall comply with the other provisions of this Underlease in carrying out any works required to comply with such obligations including (without limitation) clause 3(10) (but to the extent that any consent is required from the Landlord for the carrying out of any works necessary to comply with the provisions of this clause 3(7)(a) such consent shall not be unreasonably withheld or delayed) and

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Further Provided That this obligation shall not extend to (A) the removal of the fire escapes constructed by the Tenant and briefly described at paragraph 4 of Schedule 3 to the Licence for Alterations dated 15 June 2000 and made between Railtrack PLC (1) Cannon Bridge Partnership (2) LIFFE Administration and Management (3) and LIFFE Holdings PLC (4) and (B) any alterations made to the Enveloping Parts other than by or on behalf of the Tenant or its successors in title and (C) works necessary to remedy damage or destruction occasioned by an Insured Risk (save to the extent that the insurance monies in respect thereof are irrecoverable due to some act or default on the part of the Tenant or any of its servants agents or licensees or persons deriving title under the Tenant) or consequent upon some breach of covenant by the Landlord) “

3.5         Clause 3(7)(b) of the Underlease is hereby deleted

TENANT’S SURETY

4.            The Tenant’s Surety hereby consents to the variations of the Underlease herein contained and confirms that its covenants contained in the Underlease remain valid and subsisting and shall henceforth apply and relate to the Underlease as varied by this deed

UNDERLEASE

5.             It is hereby declared that save as hereby varied the Underlease remains in full force and effect

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

6.            A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act including (without limitation) rights of successors in title of the parties hereto

4

SCHEDULE 1

Tenant’s Break Option

5(9)         The Tenant may determine the term on or at any time after the    *    as hereinafter provided

(a)           In this sub-clause the following expressions shall have the following meanings -

(i)            “First Termination Notice” shall mean a notice stating that the Tenant wishes to terminate the term not less than 12 months nor more than 18 months after the date of service of the notice on the Landlord (and for the avoidance of doubt it is hereby declared that a specific date need not be stated in the First Termination Notice)

(ii)           “Second Termination Notice” shall mean a notice stating the specific date as at which the Tenant elects to terminate the term such date being a date not less than 6 months after the date of service of the Second Termination Notice on the Landlord and not less than 12 months nor more than 18 months after the date of service of the First Termination Notice on the Landlord

(iii)          “Termination Date” shall mean a day falling on or after the tenth anniversary of the Term Commencement Date and being the date as at which the Tenant elects to terminate the term granted by this Underlease in the Second Termination Notice provided that if the Tenant does not properly serve the Second Termination Notice on the Landlord within 12 months following the date of service of the First Termination Notice on the Landlord then the Termination Date shall be such date as is 18 months after the date of service of the First Termination Notice on the Landlord

5

(b)           At any time on or after    *    the Tenant may serve the First Termination Notice on the Landlord

(c)           Once the Tenant has served the First Termination Notice it cannot withdraw the same without the consent of the Landlord

(d)           Within twelve months following the date of service of the First Termination Notice the Tenant must serve a Second Termination Notice on the Landlord (provided that if it fails to do so then the proviso in sub-clause 5(9)(a)(iii) shall apply)

(e)           On the Termination Date this Underlease shall cease and determine (for the avoidance of doubt without prejudice to any accrued antecedent obligations of the parties to each other and to any obligations of any party hereto to be performed after the Termination Date) and the Tenant shall yield up the Demised Premises in accordance with the Tenant’s covenants herein contained and procure that the Prow Area and the Enveloping Parts are left in such state condition and plan as complies with the Tenant’s covenants at clause 3(7)(a) hereof (PROVIDED that none of these obligations shall constitute a pre condition to the termination of this Underlease) and the Tenant will pay to the Landlord by way of liquidated damages one of the following: -

(i)            if the Termination Date is on or after the tenth anniversary of the Term Commencement Date but not on or after the twelfth anniversary of the Term Commencement Date a sum equivalent to    *   , or

(ii)           if the Termination Date is on or after the twelfth anniversary of the Term Commencement Date but not on or after the fifteenth anniversary of the

6

Term Commencement Date a sum equivalent to    *

AND SO that if the Termination Date is on or after the fifteenth anniversary of the Term Commencement Date no such sum shall be payable

7

SCHEDULE 2

“the Specification”                                             means the detailed drawings plans and specifications annexed hereto as amended by any Specification Amendments made PROVIDED THAT for the purposes of rent review (The Fourth Schedule) any Specification Amendments made shall be entirely disregarded

“Specification Amendments”                           means amendments proposed by the Tenant because either (i) the material in question is no longer obtainable or is obtainable only at an uncompetitive price in comparison with modern equivalents or (ii) good modern building practice requires the use of a more modern material (in each case the Tenant making the minimum change from the Specification as is practicable) or (iii) it becomes reasonably evident that the design set out in the Specification cannot be physically achieved without alteration to the existing structure PROVIDED THAT in each such case the amendment overcomes the reason giving rise to it and is the best alternative to achieve a result as close to the original Specification as is reasonably practicable or (iv) the Tenant intends to carry out and does carry out or has previously carried out works different to those necessary to yield up the Demised Premises or the Enveloping Parts as the case may be in accordance with the provisions of this Underlease and wishes to amend the Specification accordingly and the

8

proposed amendment to the Specification will not have the effect of diminishing the letting value of the Demised Premises if the Demised Premises were yielded up and the Enveloping Parts left in accordance with the Specification as amended by that proposed amendment compared with the letting value of the Demised Premises if the Demised Premises were yielded up and the Enveloping Parts left in accordance with the Specification without that proposed amendment AND IN EACH CASE the Landlord has confirmed to the Tenant in writing that the proposed amendment to the Specification accords with the requirements of either (i) or (ii) or (iii) or (iv) above such confirmation not to be unreasonably withheld or delayed

9

SCHEDULE 3

Specification

10

SPECIFICATION FOR

RIVER BUILDING, CANNON BRIDGE

REVISION 7

ISSUED 1 DECEMBER 1999

CONTENTS

1.0	DEFINITIONS

2.0	STRUCTURE AND FINISHES

	2.1	Architectural
	2.2	Office Areas

		2.2.1	Level One and Level Two
		2.2.2	Atrium

	2.3	Ancillary Areas

		2.3.1	Front Entrance
		2.3.2	Lift Cars
		2.3.3	Lift Traffic Study Calculation
		2.3.4	Lift Lobbies- Entrance, Mezzanine, Level One, Level Two and Roof
		2.3.5	Concourse at Level One and Level Two
		2.3.6	Basement Workshops/Storage Areas and Plant Rooms

	2.4	Core Works

		2.4.1	Prefabricated Male and Female Toilets
		2.4.2	Toilet Occupancy Figures
		2.4.3	Circulation Areas in Office Cores L1, L2, L3 and L4
		2.4.4	Communicating and Fire Escape Staircases above Transfer Deck. L1, L2, L3 and L4
		2.4.5	Communicating and Fire Escape Staircases below Transfer Deck. Ll, L2, L3and L4
		2.4.6	Riser Shafts in Cores L1, L2, L3 and L4
		2.4.7	Electrical Services in Cores L1, L2, L3 and L4
		2.4.8	Fire Escape Staircases in East and West Towers Below Transfer Deck
		2.4.9	Communication and Fire Escape Staircase Core L5
		2.4.10	Toilets Street Level

	2.5	General

3.0	SERVICES

	3.1	Introduction
	3.2	Design Criteria

		3.2.1	External Environment
		3.2.2	Internal Environment
		3.2.3	Relative Humidity
		3.2.4	Plant Noise Levels NR
		3.2.5	Lighting Levels, LUX
		3.2.6	Occupancy Levels m2/person
		3.2.7	Heat Gains
		3.2.8	Ventilation
		3.2.9	Infiltration
		3.2.10	Atrium Services

	3.3	Base Plant

		3.3.1	Water Heating Installation
		3.3.2	Chilled Water Installation
		3.3.3	Electrical Services
		3.3.4	Fire Services
		3.3.5	Standby Power Generation
		3.3.6	Tenant’s Small Power
		3.3.7	Lighting
		3.3.8	Security
		3.3.9	Building Management System
		3.3.10	Telecommunications
		3.3.11	General Information
		3.3.12	Lifts

	3.4	Asset Register

1.0          DEFINITIONS

1 1           This specification is the specification referred to in the underlease dated 11th August 1992 between Cannon Bridge Investments Limited (1) Speyhawk plc (2) Liffe Administration and Management (3) and Liffe (Holdings) Plc (4) relating to the River Building Cannon Bridge (“the Underlease”)

1.2           Words and expressions defined in the Underlease shall have the same meaning in this specification and the following words and expressions shall have the following meanings (in each case unless there is something in the subject or context inconsistent therewith).

“Net Internal Area” has the same meaning as is ascribed to it in the Code of Measuring Practice (Fourth Edition RICS/ISYA 1993) issued by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers

“Design Criteria” means the design criteria for the mechanical and electrical services serving the Demised Premises set out in this specification including (without limitation) those contained in section 3.2

1.3           Save where the context otherwise requires any reference herein to any statute or section of a statute, regulation, British Standard or similar matter shall be deemed to refer to any amendment or modification or re-enactment thereof for the time being in force and any instruments orders rules and regulations issued under or by virtue thereof.

1.4           All references to sections herein are to sections of this specification.

1.5           The headings in this specification are inserted for convenience only

2.0          STRUCTURE & FINISHES

2.1          ARCHITECTURAL

2.1.1        The structure of the River Building is as shown on the following drawings (which are attached to the Underlease)

L7249/135AF	L7249/145/AD
L7249/136A	L7249/146AJ
L7249/137AA	L7249/SK RBA/01C
L7249/140/AD	L7249/SK RBA/02A
L7249/143/AD	L7249/LIF/51
L7249/LIF/52

2.1.2        The floor slabs of Level One Level Two and the Roof meet the performance criteria shown on the following drawings which are annexed hereto.

10061B/205A

10061B/206

10061B/207

2.1.3        The distance between the top of the finished floor to the underside of the suspended ceilings on each of Level One and Level Two are.

Level One - 3.05m

Level Two - 2.75m

It is intended that the underside of all ceilings shall, as far as possible and in accordance with good design practice, be flush without any downstands or bulkheads.

The distance between the top of the floor slab to the underside of the finished floor level on Level One and Level Two is 200mm.

Due allowance is made for the unimpeded reticulation of services in both floor and ceiling voids on Level One and Level Two. The Level Two floor slab interfaces with the Atrium and perimeter balcony voids (see sections 2.1.5 to 2.17 (inclusive) below Fire stopping is incorporated in accordance with regulations to all floor and ceiling voids.

2.1.4        Floor loadings in the Level One and Level Two floor slabs allow for the following loads superimposed 4 00kN/m and partitioning 100kN/m2. Full allowance is made for the loading imposed on the structure by services, ceilings, raised floors etc. (See drawings 10061B/205A, 10061B/206 and 10061B/207).

2.1.5        The 4 bays x 1 bay Atrium (shown hatched orange on drawing L7249/SK/RBA/02A) is to provide a clear void between column faces.

The said Atrium is enclosed by glazing at Level Two

2.1.6        The barrel vaulted rooflight to the Atrium has two double glazed tinted glazing panels along its length. The central curved panel (complete with smoke vents) and panels along either side is formed in grey polyester powder coated aluminium externally and internally with the necessary internal insulation for office use.

2.1.7        There are double volume perimeter balcony voids along the east and west flanks of Level Two (shown on drawing L7249/145AD) which extend from the top of the finished floor on Level One to the underside of the Roof.

2.1.8        Arched windows are positioned along the east and west exterior walls of the River Building. These windows have polyester powder coated (blue) frames and tinted double glazed glazing units and are contained within the original brick arches of the station.

2.1.9        For the avoidance of doubt for the purposes of rent review it shall be assumed that there is no bridge linking the Atrium and River Buildings at Level Two and that it has been demolished and that the glazed cladding on the exterior of the River Building where the bridge previously connected has been reinstated to match the remainder of the cladding on the River Building.

However, the obligation to remove and reinstate this shall be governed by the terms of the licence for alterations dated (15 June 2000) 1999 between Cannon Bridge Partnership (1), LIFFE Administration and Management (2) and LIFFE (Holdings) Plc (3) (“the Licence for Alterations”).

2.2          OFFICE AREAS

2.2.1        LEVEL ONE AND LEVEL TWO

(In respect of Net Internal Areas on Drawings L7249/143AD and L7249/145AD excluding the Atrium).

2.2.1.1     Floors

500mm x 500mm heavy contract pattern anti-static nylon tufted cut pile carpet tiles. Combination of velvet and hard twist effect yarns Pile height 5.0mm, pile weight l000gm per m2 Stitch rate 47.2 per 10cm, vinyl backings. This is laid onto a fully accessible raised floor using Takifier or other similar adhesive

Raised floor, PSA MOB 08-801 medium grade “Concore” panels on “mod 912 cornerlock” pedestals by Tate Access Floors Ltd to a nominal height of 200mm from concrete structural slab to top of tile. “Rockwool” cavity barriers

2.2.1.2     Columns, Decoration

Emulsion painted, prime and two finish coats.

2.2.1.3     Walls, Dry Lining to Cores, Decoration

Emulsion painted, prime and two finish coats.

2.2.1.4     Skirtings

Stepped timber 94mm high (19mm thick) satin finished solid European white ash hardwood to column casings and cores.

2.2.1.5     Glazed Screen to Level 2 Perimeter Balconies

A glazed screen wall is formed in 1 5m wide panels at the eastern and western perimeters of Level 2. Above cill consists of fixed panels of grey, tinted single toughened glass within grey powder coated aluminum frames with facility for internal blinds Below cill consists of fixed grey insulated powder coated aluminium spandrel panels Powder coated inner aluminium panels to perimeter of offices.

2.2.1.6     Suspended Ceilings and Ceiling Void Mechanical and Electrical Services

2.2.1.6.1   White colour coated perforated steel panels with sound absorbent bagged mineral wool backing pads on 1 5m x 1 5m planning grid by How Lindner Ltd. Panels bounded on all sides by white diffusers and metal trimstrips Centrally located 0.5m x 0.5m square louvred light fittings by Program Lighting. Galvanised mild steel channels and support hangers fixed into “Alphalock” metal deck.

2.2.1.6.2  For the installation of all ceiling finishes and ceiling void Mechanical and Electrical Services, see section 3

2.2.2        ATRIUM

(See drawings L7249/SKRBA 01B and L7249/SKRBA 02A)

2.2.2.1     Floors

500mm x 500mm heavy contract pattern anti-static nylon tufted cut pile carpet tiles. Combination of velvet and hard twist effect yarns. Pile height 50mm, pile weight l000gm per m2. Stitch rate 47.2 per 10cm, vinyl backings This is laid onto a fully accessible raised floor using Takifier or equivalent adhesive. Raised floor, PSA MOB 08-801 medium grade “Concore” panels on “mod 912 cornerlock” pedestals by Tate Access Floors Ltd to a nominal height of 200mm from concrete structural slab to top of tile. “Rockwool” cavity barriers.

2.2.2.2     Ceilings

White and light grey powder coated ceiling tiles with localised perforations, to central curved section of rooflight.

2.2.2.3     Barrel Vault Rooflight

The ceiling and adjacent spandrel panels to the rooflight are emulsion painted, prime and two finish coats

To the glazed strips within Central River Building roof light, aluminium faced synthetic adjustable solar controlled blinds below glazed panels operated by automatic controls, accessible from floor level 2

2.2.2.4     Atrium Services

These are described in section 3.2.1.4.8.

2.2.2.5     Rooflight/Cladding Cleaning

This is achieved by using ladders and/or demountable platforms from the Atrium floor level

2.3          ANCILLARY AREAS

2.3.1        FRONT ENTRANCE

(See Drawings L7249/136A and L7249/137AA)

2.3.1.1     External Arch

Pointed arch over in flamed light grey granite, “Barrocal” and polished dark grey granite “Tarn” Flank walls in flamed and polished pink granite, “Capao Bonito”, with base in polished black granite, “Zimbabwe”. Panels to underside of arch in powder coated aluminium. The paving between screen and pavement edge is granite sets.

2.3.1.2     External Entrance Screens

Powder coated aluminium framing and cladding with clear double glazing Manually operated revolving doors in clear glass

2.3.1.3     Floors

Polished granite on sand cement screed. Pattern formed utilising granites in dark grey, “Star Flash”, light grey, “Bianco Crystal” and black bands in “Nero Assuluto” Dark grey entrance mat well, with stainless steel trim at perimeter

2.3.1.4     Walls

Polished dark grey granite base in “Star Flash” Alternate bands of honed and polished pink granite in “Rosa Porinho”, Granite panels are demountable, to meet British Rail arch inspection requirements, and supported off existing brickwork on galvanised steel frame with polythene gaskets.

2.3.1.5     Ceilings

Barrel vaulted two coat white emulsion painted glass reinforced gypsum faced ceiling panels with waterproof lining at back. Hinged panels for access to brickwork to comply with British Rail arch inspection requirements. Contains 15% perforations Supported off brickwork on galvanised steel frame. Sizes of panels range from approximately 750mm x 1100mm to 1100mm x 1100mm, dependent upon location. Services and finishes, where exposed to moist conditions, are designed to be damp resistant.

At entrance, stepped ceiling in white emulsion painted glass reinforced gypsum with waterproof lining supported off brickwork on galvanised steel frame. Triangulated powder coated aluminium panels to flanks.

Flat ceiling below balcony offices in two coat white emulsion painted glass reinforced gypsum. Contains 15% perforations.

The existing brickwork vault is sealed to prevent the ingress of dust into the void between ceiling panels and brickwork. Ceiling panels have an impermeable membrane to the rear face which drains any moisture into a gutter running along the springing point of the vault each side. These gutters are connected via downpipes into trapped gullies at street slab level.

2.3.1.6     Lighting

Uplighters to walls of barrel vaults and stepped ceilings Downlighters, tungsten halogen fittings, recessed into crown of barrel vault ceiling, and flat ceiling below balcony offices

Emergency lighting facilities are provided to certain luminaires, generally the tungsten halogen down-lighters to illuminate the general escape routes. Emergency lighting facilities are also installed to the luminaires immediately outside the main entrance doors.

2.3.1.7     Columns

Light grey powder coated 2mm thick aluminium circular encasements on a secondary frame fixed back to concrete encased steel columns, providing 1 hour fire protection.

2.3.1.8     Internal Doors

Satin finished European white ash crown cut veneered solid core doors set in matching solid wood frames

2.3.1.9     Ironmongery

Polished stainless steel.

2.3.1.10   Balustrades and Handrails

Light grey powder coated steel flat upright and tubular mid rails with polished stainless steel handrails

2.3.1.11   Staircases to Mezzanine Office

Steel supports to staircase with polished stainless steel handrail. Granite treads and risers in light grey granite, “Bianco Crystal” Granite treads incorporate non-slip inserts.

2.3.1.12   Mezzanine Office Level

500mm x 500mm heavy contract pattern anti-static nylon tufted cut pile carpet tiles laid onto the concrete floor Combination of velvet and hard twist effect yarns to special colour, pile height 5.0mm. Pile weight l000gm per m2 stitch rate 47.2 per 10cm Vinyl backing

Walls are formed in a continuation of the alternate bands of polished and honed pink granite to the same specification as the remainder of the entrance area walls. The rear wall is plasterboard with an emulsion painted finish.

The ceiling is formed using the same glass reinforced gypsum faced demountable ceiling panels as used for the remainder of the entrance area ceilings.

Suspended uplighters to River Building mezzanine balcony offices are provided.

2.3.1.13   Planting

Shrub planting within containers adjacent to ramps.

2.3.1.14   Reception Desk

There is a reception desk and signage provided to the Entrance area. Provision has been made, beneath the floors of the entrance for 3 single compartment floor trunkings, so telephones, small power, security and data services as required, may be installed.

2.3.2        LIFT CARS (L11, 12 AND 13)

Notes

(a)           The finishes described below refer to lifts L11, 12, 13 and River Building Atrium lifts 1 and 2

(b)           The passenger lifts provide a comfortable mode of passenger transportation from one level to another

(c)           The system provides a good standard of service (as defined in BS5655 Part 6) when handling the morning up peak of the building

(d)           All lifts can be utilised for the occasional movement of goods. The cabs are fitted with studs to accept protective drapes. One set of protective drapes is supplied for joint use between the three lifts. The clear door opening width at all levels is 1100mm, with an additional rear door opening at street and roof levels of 900mm width.

(e)           The main passenger lifts are rated to carry a payload of 1250kg (equal to 16 persons). The well dimensions are 2600mm wide and 2300mm deep. The headroom is not less than 4400mm above the highest floor served. The contract speed of the passenger lifts is not less than 1 6m/s. Only the lift motor room floor is sealed.

(f)            Only lift L11 serves Basement level. This is a passenger lift but can be used as Fireman’s lift with override controls and is connected to the stand-by converter.

2.3.2.1     Floors

Granite, with pattern formed in light grey, “Bianco Crystal” dark grey, “Star Flash” and a perimeter in black, “Nero Assuluto”

2.3.2.2     Skirtings

Black granite to non-door sides in 150mm high “Nero Assuluto”

2.3.2.3     Walls

To non-door sides satin finished crown cut European white ash veneered board, with square timber framed mirrored feature panels to match on two sides and full height mirrors to corners.

Polished stainless studs for drapes.

Doors and frames in polished stainless steel with etched skirting.

2.3.2.4     Control and Indicator Panels

Generally stainless steel with illuminated push buttons. Remote polished stainless steel indicator console set in wall in dark grey “Star Flash” granite surround.

2.3.2.5     Handrail

To non-door sides 50mm diameter tubular polished stainless steel

2.3.2.6     Ceiling

White powder coated steel in stepped form with integral polycarbonate lenses for lighting.

2.3.2.7     Lighting

Concealed fluorescent tubes above ceiling.

2.3.2.8     Fire Access

Override controls are installed on L11 to facilitate fire access.

Telephone Intercom is installed to the lift motor room for each lift.

Manual override switch is also provided in each lift.

2 3.3        LIFT TRAFFIC STUDY CALCULATION

See next page.

2.3.4        LIFT LOBBIES ENTRANCE, MEZZANINE, LEVEL ONE, LEVEL TWO AND ROOF

(See Drawings L7249/136A, L7249/137AA, L7249/143AD, L7249/145AD and L7249/146AJ)

2.3.4.1     Floors

Polished granite on sand cement screed on built up polystyrene base. Pattern formed utilising granites in dark grey, “Star Flash”, light grey, “Bianco Crystal” and black bands in “Nero Assuluto”

At roof entrance only mat well with stainless steel trims at perimeters.

2.3.4.2     Walls

At entrance and mezzanine levels polished dark grey granite base and architraves in “Star Flash”. Alternate bands of honed and polished pink granite in “Rosa Porinho”

At levels one and two polished black granite base in “Nero Assuluto”. Bands of honed light grey granite in “Bianco Crystal” above. Architraves in pink “Rosa Porinho” and dark grey “Star Flash”

At roof only powder coated aluminium panels to interior walls and double toughened glazed silicone jointed screen to exterior. Toughened glazed doors to exterior

2.3.4.3     Lift Door and Architraves

Polished stainless steel with etching

2.3.4.4     Lift Console at Entrance Level and Indicators Generally

Generally, stainless steel with illuminated push buttons.

2.3.4.5     Suspended Ceilings

White and light grey two coat emulsion painted glass reinforced gypsum stepped ceiling to lift lobbies.

At roof only two coat emulsion painted plaster boarded flat ceiling with downlighters.

2.3 5        CONCOURSE AT LEVEL ONE AND LEVEL TWO
(GRID REF L8-L10 AND D-E)

(See Drawings L7249/143AD, L7249/145AD, L7149/SK/RBA/01C and L7249/SK/RBA/02A.

2.3 5.1     Floors

Polished granite on sand cement screed on built up polystyrene base. Pattern formed utilising granites in dark grey. “Star Flash”, light grey, “Bianco Crystal” and black bands in “Nero Assuluto”

2.3.5.2     Cladding and Screen to Offices

Curtain wall and entrance doors to offices in light grey and cream powder coated aluminium frames and panels with single clear toughened glass, with facility for internal blinds. Blue window frames. Powder coated inner aluminium panels to perimeter of offices.

2.3.5.3     Walls to Lifts

Polished black granite base in “Nero Assuluto”. Bands of honed light grey granite in “Bianco Crystal” above. Architraves in pink “Rosa Porinho” and dark grey “Star Flash”

2.3.5.4     Ironmongery

Polished stainless steel.

2.3.5.5     Balustrades and Handrails to Staircase and Balconies

Powder coated or painted steel light grey balustrades and mid grey handrails. Steel flat upright and tubular steel mid-rails and handrails.

2.3.5.6     Staircase to River Building Balcony

Powder coated tubular steel vertical and inclined supports with polished light grey granite treads, “Bianco Crystal”

2.3.5.7     Suspended Ceilings

White and light grey powder coated flat ceiling tiles with localised perforations, with recessed downlighters to concourse and below balconies. White and light grey emulsion painted glass reinforced gypsum stepped ceiling to adjacent lift lobbies

2.3.6        BASEMENT WORKSHOPS/STORAGE AREAS AND PLANT ROOMS

(See Drawing L7249/135AF)

2.3.6.1     Floors

Power floated finish to concrete floors, incorporating 1000 gauge polythene DPM.

2 3.6.2     Walls

Existing brickwork cleaned and repaired where necessary. New fairfaced brickwork walls in reclaimed London stocks to arch infills. Fairfaced concrete and fairfaced blockwork to other areas. No specific damp proofing measures have been adopted. A water bar is provided at junction between retaining walls and existing brickwork.

2.3.6.3     Columns

Steel columns concrete encased to two hour fire protection.

2.3.6.4     Ceiling

Fairfaced concrete to soffits of slabs over

2.4          CORE WORKS

2.4.1        PREFABRICATED MALE AND FEMALE TOILETS:
CORES LI, L2, L3 AND L4

(See Drawings L7249/143AD and L7249/145AD)

2.4.1.1     Floors

Polished pink reconstructed marble tiles tight jointed to form monolithic finish. Marghestone, “Grigio Rossa” polished.

2.4.1.2     Skirtings

150mm high polished black reconstructed marble to walls. Marghestone, “Nero Ebano”. 150mm high polished black stove enamelled steel to foot of cubicles.

2.4.1.3     Tiled Walls

150mm x 300mm white marble wall tiles with consistent veining. “Bianco Vanatina”

2.4.1.4     Panelled Walls

2.4.1.4.1    Lacquered and buffed mid grey crown cut ash veneered solid core accessible panels to back of WC’s and below vanity unit.

2.4.1.4.2    Clear silver coloured mirrors with polished arris edges and etched perimeter over vanity unit. Glued to marine plywood back panel.

2.4.1.4.3	Cubicles

Lacquered and buffed mid grey crown cut ash veneered solid core panel.

2.4.1.4.4	Doors

Lacquered and buffed mid grey crown cut ash veneered solid core doors set in matching hardwood frames.

2.4.1.4.5	Ironmongery

Polished stainless steel. Includes in disabled toilets grab and pull rails.

2.4.1.4.6	Vanity Unit

Cantilevered dark grey polished granite, “Nero Africa”, supported on galvanised steel frame, with rolled edge, upstand, coved splashback and cut outs for recessed basins.

2.4.1.4.7	Ceilings

White emulsion painted plasterboard ceiling coved at perimeter to form lighting recess. White powder coated sheet diffuser set within continuous slot.

2.4.1.4.8	Sanitary Ware

Taps	Polished chrome single level basin mixer with pop up waste, and soap dispenser bottle trap.

WC	White porcelain wall mounted WC pan with integral seat and cover, and concealed cistern.

Urinal	White porcelain wall mounted with concealed cistern and chrome trap.

Disabled WC	White porcelain WC pan with integral seat and cover. White ceramic hand basin with single level polished chrome tap

Paper Towel Dispenser	Combined towel and bin unit set into wall with front panels in mid grey ash veneer and metalwork in polished stainless steel.

Sanitary Towel	In polished stainless steel.
Combined Dispenser

Wash Hand Basin	White porcelain.

Disabled Wash	White porcelain.

Hand Basin.

Cleaners Sink:	Provided.

Lighting.	Fluorescent perimeter uplighting 12v Halogen mini downlighters.

2.4.2        TOILET OCCUPANCY FIGURES

See next page.

TABLE II

RIVER BUILDING: SCHEDULE OF SANITARY WARE

TOILET OCCUPANCY FIGURES

LEVEL	WC	WHB	URINALS	CLEANERS	TOWEL DISPENSER & BIN UNIT	SANITARY TOWEL DISP. & BIN UNIT	POD TYPE
	DISABLED	DISABLED			DISABLED

	M	F	U	F	M	F	U	F		M	F	M	F	U	F		F
1	2	2	1	1	3	2	1	1	1			2	1	1	1		1	K
2	4	2		1	4	2		1	2			2	1		1		1	L
TOTAL	6	4	1	2	7	4	1	2	3			4	2	1	2		2
CORE	LI
1	4	2		1	4	2		1	2		2	1		1		1		L
2	2	2	1	1	3	2	1	1	1		2	1	1	1		1		K
TOTAL	6	4	1	2	7	4	1	2	3		4	2	1	2		2
CORE	L2
1	2	2	1	1	3	2	1	1	1		2	1	1	1		1		K
2	4	2		1	4	2		1	2		2	1		1		1		L
TOTAL	6	4	1	2	7	4	1	2	3		4	2	1	2		2
CORE	L3
1	4	2		1	4	2		1	2		2	1		1		1		L
2	2	2	1	1	3	2	1	1	1		2	1	1	1		1		K
TOTAL	6	4	1	2	7	4	1	2	3		4	2	1	2		2
CORE	L4

SPECIFICATION FOR

RIVER BUILDING CANNON BRIDGE

2.4.3                       CIRCULATION AREAS IN OFFICE CORES L1, L2, L3 AND L4

(See Drawings L7249/143AD and L7249/145AD)

2.4.3.1                  Walls

Dry lining.

2.4.3.2                  Walls in Office Areas

Dry lining.

2.4.3.3                  Mechanical and Electrical Services

See section 3

2.4.3.4                  Doors

To toilets lacquered and buffed mid grey crown cut ash veneered solid core doors set in matching solid mid grey ash hardwood frames

2.4.3.5                  Ironmongery

Polished stainless steel to toilets. Satin aluminium and steel to internal doors

2.4.3.6                  Floors

500mm x 500mm heavy contract pattern anti-static nylon tufted cut pile carpet tiles. Combination of velvet and hard twist effect yarns. Pile height 5.0mm, pile weight 1000gm per m2. Stitch rate 47.2 per 10cm, vinyl backings. This is laid onto a fully accessible raised floor using Takifier or equivalent adhesive. Raised floor, PSA MOB 08-801 medium grade “Concore” panels on “mod 912 cornerlock” pedestals by Tate Access Floors Ltd to height of 200mm from concrete structural slab to top of tile. “Rockwool” cavity barriers.

2.4.3.7                  Walls, Decoration

Emulsion painted, prime and two finish coats.

2.4.3.8                  Skirtings

Stepped timber 94mm high (19mm thick) satin finished solid European white ash hardwood to column casings and cores

2.4.3.9                  Suspended Ceilings and Ceiling Void Mechanical and Electrical Services

2.4.3.9.1              White coil coated perforated steel panels with sound absorbent bagged mineral wool backing pads on 1.5m x 1.5m planning grid by How Lindner Ltd. Panels bounded on all sides by white diffusers and metal trimstrips, Centrally located 0 5m x 0 5m square louvred light fittings by Program Lighting Galvanised mild steel channels and support hangers fixed into “Alphalock” metal deck.

2.4.3.9.2              For the installation of all ceiling finishes and ceiling void Mechanical and Electrical Services, see the Base Plant Specification for details (Section 3.5).

2.4.3.10               Doors

Half hour fire resistant satin finished European white ash crown cut veneered solid core doors set in matching solid white ash frames vision panels in 6mm thick “pyran” fire resistant glass.

2.4.3.11               Ironmongery

Polished stainless steel.

2.4.4                       COMMUNICATING AND FIRE ESCAPE STAIRCASES ABOVE TRANSFER DECK. L1, L2, L3 AND L4

2.4.4.1                  Walls

Drylining, emulsion painted.

2.4.4.2                  Ceilings

Drylining to underside of steel staircases and the underside of concrete staircases, emulsion painted.

2.4.4.3                  Stairs

Steel staircases. Broadloom carpet: 80/20 wool nylon mix, twist pile to risers, treads and landings.

2.4.4.4                  Balustrading

Polyester powder coated finish, light grey balustrades and mid grey handrails. Flat steel uprights with tubular midrails and handrails.

2.4.4.5                  Doors

Half hour fire resistant doors, Satin finished European white ash crown cut veneered solid core doors set in matching solid white ash frames, vision panels in 6mm thick “pyran” fire resistant glass.

2.4.4.6                  Ironmongery

Polished stainless steel.

2.4.5                       COMMUNICATING AND FIRE ESCAPE STAIRCASES BELOW TRANSFER DECK. L1, L2, L3 AND L4

2.4.5.1                  Walls

Dry lining, emulsion painted.

2.4.5.2                  Ceilings

Drylining to underside of steel staircases. Paint finish to soffits of stairs above.

2.4.5.3                  Floors

Reinforced concrete slabs.

2.4.5.4                  Stairs

Steel staircases.

2.4.5.5                  Balustrading

Polyester powder coated finish, light grey balustrades and mid grey handrails. Flat steel uprights with tubular midrails and handrails.

2.4.5.6                  Doors

Half hour fire resistant timber solid core doors with softwood frames, painted.

2.4.5.7                  Ironmongery

Satin aluminium and steel.

2.4.6                       RISER SHAFTS IN CORES L1, L2, L3 AND L4

2.4.6.1                  Below transfer deck level riser shafts are constructed using reinforced concrete, blockwork or dry lining.

2.4.6.2                  Above transfer deck the riser shafts are constructed in dry lining

2.4.7                       ELECTRICAL SERVICES IN CORES L1, L2, L3 AND L4

2.4.7.1                  Lighting

Core L1, L2, L3 and L4 stair lighting is designed to provide lighting, locally switched between levels. During mains failure the stairs will be illuminated via the fire escape lighting battery inverter unit.

Core L1, L2, L3 and L4 lobbies have recessed luminaires, 2 way switched between the office and stair entrance doors. During mains failure a reduced level of escape lighting is provided, served by the escape lighting battery inverter unit.

Core L1, L2, L3 and L4 service riser rooms have surface luminaires locally switched. During mains failure a reduced level of escape lighting is provided, via the escape lighting battery inverter unit.

A supply for offices areas is provided up to the and including distribution panels. This is sufficient to enable lighting levels to comply with recommendations in the CIBSE lighting code. To allow for the use of VDU screens, the illuminance in the office areas are designed for an average of 500 lux, utilising fully recessed low brightness luminaires with VDU type reflectors to CIBSE LC3 Category 2

2.4.7.2                  Small Power

Core L1, L2, L3 and L4 landings and lobbies are provided with 13 amp socket outlets for small power requirements

2.4.7.3                  Fire Alarms

Core L1, L2 and L4 Level One and Level Two lobbies, are provided with fire alarm smoke detectors, and junction boxes for connection of toilet pod fire alarm sounders.

2.4.8                       FIRE ESCAPE STAIRCASES IN EAST AND WEST TOWERS BELOW TRANSFER DECK

2.4.8.1                  Floors

Reinforced concrete staircases and landings. Studded rubber to treads, risers and landings of the stairs.

2.4.8.2                  Walls

Fairfaced brickwork of internal walls of towers.

2.4.8.3                  Ceilings

Concrete soffits of stairs above. Paint finish to the soffits of the stairs.

2.4.8.4                  Handrails

Polyester powder coated handrails.

2.4.8.5                  Electrical Services

Lighting is by fluorescent luminaires. Nominal small power is provided for cleaning.

2.4.9                       COMMUNICATION AND FIRE ESCAPE STAIRCASE CORE L5

2.4.9.1                  Walls

Below level 7 100 A.O.D., walls are fairfaced blockwork and fairfaced brickwork in reclaimed London stocks to arch walls.

From level 7.100 A.O.D up to Level Two, dry lining. Emulsion painted off white. All handrails polyester powder coated.

2.4.9.2                  Staircases

Below level 7 100  A.O.D reinforced concrete forming floors and staircases.

From level 7 100 A.O. D to Level Two, steel staircases. Rubber to treads, risers and landings up to Transfer Deck Level.

2 4 9.3                  Ceilings

Dry lining to underside of steel staircases and the underside of concrete staircases, emulsion painted.

2.4.9.4                  Heating

The staircase to Core L5 is heated by steel panel radiators. Each radiator is fitted with a thermostatic radiator valve on the flow and a lockshield valve on the return.

2.4.9.5                  Lighting

Core L5 stair lighting is designed to provide lighting, locally switched between levels During mains failure the stairs are illuminated by the escape lighting battery inverter unit.

The lobby has recessed luminaires, 2 way switched between the office and stair entrance doors. During mains failure a reduced level of escape lighting is provided, served by escape lighting batter inverter unit.

Service riser rooms have surface luminaires locally switched. During mains failure a reduced level of escape lighting is provided, served by the escape lighting batter inverter unit.

2.4.9.6                  Fire Alarms

Core L5 is provided with fire alarm and smoke detectors.

2.4.10                    Toilet - Street Level

(See drawing L7249/136A) To be in accordance with all relevant sections of section 2.4

2.5                  GENERAL INFORMATION

2.5.1               Codes of Practice/Recommendations

Works in connection with the Development are specified to comply with the appropriate British Standards and Codes of Practice. Lifts and hoisting equipment satisfy normal insurance requirements.

Services are designed and installed to local and supply authority requirements.

Both CIBSE and COSHH recommendations have also been followed.

2.5.2               Occupancy Figures

Means of Escape - 5 staircases of 1300mm width each, accommodate 1240 persons (discounting one staircase) (From Table 4 BS5588, Part 3 -1983)

The following population data was used to establish sanitary accommodation and associated plumbing services.

River Building    1,170

2.5.3               Train Induced Structure-Borne Noise

There are no specific measures included within the design of the area covered by Section 2.3 of this Specification regarding the control of train induced structure-borne noise.

3.0          SERVICES

3.1                 INTRODUCTION

3.1.1               The mechanical and electrical services serving the Demised Premises achieve the Design Criteria and are (subject to section 3.1.2.2 following) in accordance with the details set out in section 3.3.

3.1.2.1            Subject to section 3 1.2.2 following, to the extent that any plant, machinery and reticulation is not necessary to achieve the Design Criteria and is not specified in this Specification (disregarding section 3.4) it is to be stripped out by the Tenant prior to the Tenant yielding up (and all finishes made good in accordance with this specification) and to be assumed not to be in or serving the Demised Premises for the purposes of rent review.

3.1.2.2                  The table at section 3.4 provides a list of plant and machinery in the Demised Premises as at March 1998. To the extent that this plant and machinery is stated in that table as not being “Required for the Base Build” it is agreed that those items of plant and machinery (together with associated plant, machinery and reticulation) are to be removed by the Tenant prior to the Tenant yielding up subject to the following and to be assumed not to be in or serving the Demised Premises for the purposes of rent review. However, if it is also stated in that table that the item “May Be Retained” then the Tenant shall not be obliged to remove that item of plant and machinery (together with associated reticulation) prior to the Tenant yielding up but may remove it if it wishes to do so (provided that if it does so it also removes all redundant associated reticulation). For the avoidance of doubt

(a)           if an item of plant and machinery is not stated as “Required for the Base Build” in the table at section 3.4 there shall be no obligation on the Tenant to provide or retain that prior to the Tenant yielding up.

and

(b)           even if the item of plant or machinery is stated as being an item that “May Be Retained” it shall be assumed for the purposes of rent review that that item of plant and machinery is not in or serving the Demised Premises.

3.1.3               Save where indicated by this Specification (if at all) plant and machinery is not located so as to reduce the Net Lettable Area of the Demised Premises so far as it is reasonably practical (taking into account cost as well as technical considerations and market practice) to locate it elsewhere.

3.1.4               For the avoidance of doubt the Design Criteria do not need to be achieved by the specific plant and machinery detailed in section 3.4 but rather may be provided by alternative plant and machinery (so long as it achieves the Design Criteria and accords with section 3.3).

3.1.5               For the avoidance of doubt the reference in paragraph 1 of the Fourth Schedule in the definition of “Completed Premises” to the “Specification” shall be construed to exclude reference to specific items of plant and machinery identified in section 3.4 of this Specification.

3.2                 DESIGN CRITERIA

Environmental criteria have been selected for ten hour daytime building operation between the hours of 0800 and 1800. Plant and systems have been sized to enable the following internal environmental criteria to be met.

3.2.1	External Environment:
		°C	Summer	Winter

	Dry Bulb		28	-4

	Wet Bulb		20	-4

Allowance has been for lower temperatures of –1°C for overnight air in loads for extended operation (in dealing etc)

Rainfall Intensity 75mm/hr

3.2.2	Internal Environment:
		°C	Summer	Winter

	Offices		22 (i)	20 (i)

	Toilet Areas		—	18 min

	Concourse		24 (i)	18 (ii)

	Plant Areas		—	10(iii)

	Stair Shafts		—	18 min

	Escape Routes		—	10 min

	Note i.	Office areas are subject to ± 2°C tolerance.

	Note ii	Other areas are subject to greater tolerance i.e. car park area.

	Note iii	Summer temperatures for areas not listed are subject to ambient conditions. See also section 3.2.8

	Note iv.	Atrium criteria see section 3.2.10

3.2.3                       Relative Humidity

Office humidification is provided in the winter period and it is controlled at 40%RH -/+ 5%, based upon an ambient condition of–4oC Dry Bulb and –4°C Wet Bulb.

Other areas              (subject to ambient conditions)

Note. Sufficient space is available within the transfer deck plantrooms to enable the tenant to introduce humidity control.

3.2.4                       Plant Noise Levels NR

3.2.1.4.1                           Internal

General Office Areas Dealer Areas Atrium Toilets	NR 37 (at 80% maximum design volume) NR 37 (at 100% maximum design volume) NR 45 (at 100% maximum design volume) NR 40

The above are criteria subject to design tolerance of +1, -3 NR at the stated design condition. The octave band is not expected to be peaky, or exhibit a difference greater than 10NR over the adjacent octave band.

3.2.1.4.2              External

The following limit applies during plant operation and functioning of the building.

(i)          Daytime limits (0700 -1900 hours)

Ground Level Plantrooms	65dB(A) at 3m from the facade of Cannon Street Station where facing onto, or within 10m of Upper Thames Street. 52dB(A) at 3m from any other facade of Cannon Street Station.

Roof Level and Transfer Deck Plantrooms

60dB(A) at 10m from the facade of Cannon Street Station, where facing onto, or within 10m of Upper Thames Street, and of the nearest walkway or seat on the garden at a height of 1.2m.

52dB(A) at 10m from any other facade of Cannon Street Station.

(ii)         Night Time Limits (1900 - 0700 hours)

Ground Level Plantrooms Roof Level and Transfer Deck Plantrooms

55dB(A) at 3m from the facade of Cannon Street Station where facing onto, or within 10m of Upper Thames Street.

46dB(A) at 3m from any facade of Cannon Street Station.

46dB(A) at 10m from any facade of Cannon Street Station.

(iii)        For emergency equipment such as standby generators, the above limits, defined in (i) and (ii), are increased by 5dB(A).

3.2.5               Lighting Levels LUX

Office areas	500 average
Plaza and Entrance areas	200 average
Escalators	150 average
Toilets	100 average
Circulation areas	100-300 average, with feature lighting
Plant areas	150 average
Car Park	20 average
Platforms	150 average

Note In office areas Air Handling luminaires are recessed modular, ballast standard switch start, glare controlled, specular with low iridescence feature and a cut off angle lower than 55° See also item 3.5.9

See Sections 2.2, 2.3 and 2.4 for description of lummaire types for different areas.

3.2.6               Occupancy Levels – m2/person

Level Two	10
Level One - * Dealer Room Areas	8

* Based on 5m2 per dealer with a 60% utilisation of the net floor area.

Note: The following population data has been used to establish sanitary accommodation and associated plumbing services.

River Building	1,170

3.2.7               Heat Gains

The air conditioning systems are designed to facilitate the following heat gains in Watts/ metre squared.

Standard Office Option:

	Sensible	Latent
Occupancy	9	5	W/m2
Small Power	30		W/m2
Lighting	16		W/m2

Dealing Office Option:

	Sensible	Latent
Occupancy	11	6	W/m2
Small Power	75		W/m2
Lighting	16		W/m2

Note the following -

(i)          Occupancy heat gains are based upon criteria of 1 person per 10m2 for Standard Office and 1 person per 8m2 for Dealer Room option based upon 5m2 per dealer with 60% utilisation of floor area.

(ii)         Air Conditioning to Office Areas Level One and Level Two.

In the air conditioning design it is assumed that the internally generated heat gains from the equipment connected to the small power distribution amounts to 30 W/m2 spread uniformly over the whole standard office area.

(iii)        Level One - Potential for Upgrading Cooling Duty

Level One has a higher ceiling level, this allows a greater air column and therefore cooling load. Also, there is limited glass area and solar gain along the perimeters. Because of the higher ceiling level and consequential increased headroom it is assumed that Level One would be the preferred location for any dealer rooms, and therefore increased provision for additional cooling is provided for this area.

It is anticipated that a Tenant may wish to add further equipment to the office areas over 30 W/m2. In this event the Tenant will be able to provide additional fan coil units in the ceiling voids with additional diffusers installed within the 1500mm ceiling grid. Note dummy removable ceiling panels are provided at each 1500mm grid line east to west direction.

To facilitate this requirement chilled water pipe risers are provided in each core L1 to L4, terminated within the false ceiling void. These risers are sized to deliver chilled water to meet the additional cooling demands of up to 110 W/m2 spread uniformly across the whole area, giving a total of 140 W/m2 for Level One.

(iv)        Level Two.   Potential for upgrading cooling duty, in the air conditioning design it is assumed that the internally generated heat gains from the equipment connected to the small power distribution would be similar to Level One i.e. 30W/m2, spread uniformly across the whole area. It is anticipated that a tenant will be able to provide additional fan coil units installed in the ceiling void as described for Level One above. To facilitate this requirement chilled water pipe risers are provided in each core L1 to L4, terminated within the false ceiling void. These risers are sized to deliver chilled water to meet the additional cooling demands of 45W/m2 uniformly over the whole area, giving a total of 75W/m2 for Level Two.

(v)         The design for the general lighting installed in office areas results in a heat emission, which averages 16W/m2 spread uniformly over the whole area on Level One and Level Two

(vi)        Air handling plant is located within the structural transfer deck plantrooms immediately below Level One providing primary fresh air via vertical risers to the occupied zones, primary air is distributed by means of sheet metal ducts within the ceiling voids.

(vii)       Space is allocated for additional chillers and dry coolers. See Chilled Water Installation description item 3.3.2

3.2.8                       Ventilation

Offices	1.3 ltr/s per m2	Fresh air ventilation rate.

Toilets	8 Air changes per hour	Full fresh air 80% supply to toilet, 20% to lobby

Car Park	6 Air changes per hour	Extract only - naturally ventilated via smoke exhausts.

Boiler Plantroom	Limit to 10°C rise above summer ambient	To include combustion air. (Approximately 30 air changes per hour)

Generator Plantrooms	Limit to 15°C rise summer ambient	Note For River Building an all air system is utilised.

Chiller Plantrooms	Limit to 10°C rise above summer ambient

Electrical Switchrooms and BT, Mercury	Limit internal temperature to 10°C above summer ambient

Transformer Rooms	Limit to 10°C rise above summer ambient

Tank Rooms	-	Natural vent.

Meter Rooms	-	Natural vent.

Service Riser Shafts	Minimise internal temperature rise in accordance with DS requirements and Building Regs.	Shaft L6 assumed as ventilated naturally top and bottom using stack effect to minimise temp rise due to flue casings.

Air Handling Plantrooms	Limit to 10°C rise above summer ambient

Lift Motor Rooms	Limit to 10°C rise above summer ambient

3.2.9               Infiltration

½ Air change perimeter office areas.

¼ air change internal office areas.

2 air changes entrance areas.

½ air change basement plant areas.

1 air change roof plant areas.

Note the following: -

(i)           Local heating and cooling to reception areas is provided from ceiling mounted fan coil units recirculating air

(ii)          Air is mechanically supplied and extracted from all toilets. There is no ventilation to the River Building escape routes, all in accordance with Local Authority requirements and approved by the District Surveyor

(iii)         Supply plant is located within the transfer deck with local extract units within core areas discharging to common roof cowls or louvres

(iv)        Natural and mechanical ventilation as appropriate is provided to all plant rooms, together with heat emitters (some electric) served from the heating distribution system.

(v)         In the basement car park duplicate fans are provided, all in accordance with the Local Authority requirements

3.2.10             Atrium Services

The design conditions are: -

Summer              -               24°c

Winter                -               18°c

All smoke extract systems are designed in accordance with District Surveyor’s requirements and fire alarm.

The lighting in this area is designed to provide illumination levels as listed in 3.2.5

3.3                 BASE PLANT

The following primary base plant are provided in the areas edged blue or hatched blue on drawings L7249/135AF, L7249/136A, L7249/137AA, L7249/140AD and L7249/146AJ

3.3.1               WATER HEATING INSTALLATION

Consist of the following: -

(a)       Central Boiler Plant and Primary LTHW Distribution.

(b)      Hot Water Secondary Distribution LTHW Constant Temperature: Air Handling Plant.

(c)       Hot Water Secondary Distribution LTHW Variable Temperature: Perimeter Heating.

(d)      Hot Water Secondary Distribution LTHW Constant Temperature: Fan Coil Units.

(a)           Central Boiler Plant and Primary LTHW

1.             Design Objectives

Distributes primary low temperature hot water from the central boilers to the secondary circuit.

2.             System Description

The system comprises boilers producing LTHW at 85°C flow and 68°C return and a LTHW primary circuit. Boiler Plant is located at street level plant area with a flue dilution system discharging at high level street.

3.             Boilers

Three self contained cast iron sectional boiler units are installed at street level plant area, each with modulating burner, control panel and flue discharge to common flue dilution system. A duplicate gas booster set is installed to serve the burners. One booster to act as run, one as standby

(b)           Hot Water Secondary Distribution LTHW Constant Temperature – Air Handling Plant Circuit

1.             Design Objectives

Provides a heat supply to air conditioning plant for toilets and offices and other areas.

2.             System Description

The system comprises LTHW heating distribution pipework pumps, valve, strainers, etc. to supply water to plant located within the Structural Transfer Deck Plantroom.

(c)           Hot Water Secondary Distribution - LTHW Variable Temperature - Perimeter Heating Circuit

1.             Design Objectives

Provides a heat supply to roof zones and perimeter zones within occupied areas and radiators to escape routes.

2.             System Description

The system comprises of LTHW heating distribution pipework, pumps, valves, etc to supply water to all perimeter heating elements as necessary and the radiators to staircases and escape staircases and the curtain walling to offset fabric losses

The perimeter heating system installed within the system comprises heating elements constructed from copper tube mechanically expanded into aluminium fins to ensure positive contact. Baffles are provided to prevent short circuiting between the element and the casing. In addition to the above, in front of the flank wall windows, custom made free standing radiators are provided to suit the architect’s design intent.

(d)           Hot Water Secondary Distribution - LTHW Constant Temperature - Fan Coil Units

1.             Design Objectives

Provides a heat supply to air conditioning plant, Fan Coils etc. within occupied zones, separate from the system supplying main plant areas.

2.                                      System Description

The system comprises LTHW heating distribution pipework pumps, valves, etc. to supply heated water to all 4 pipe fan coil units installed within ceiling voids on level 1 and 2. The system also supplies heated water to fan coil units in the entrance area.

Note:

The standard means of providing air conditioning to the office spaces on Level One and Level Two and to entrance areas of the River Building is by means of 4 pipe fan coil units. These, together with all associated ducts, pipes, diffusers, grilles, cables, drains, valves, controls and ancillary fittings are fitted within the ceiling voids. The units are concealed and fully integrated into the ceiling design/finishes.

The installation density of the fan coil units is sufficient to provide uniformly distributed air conditioning to the areas they serve.

The units are installed in a uniform grid pattern in accordance with good practice.

The control sensors for the fan coil units are situated in such a way as to avoid any control conflicts with neighbouring units within the same zone or in adjacent zones.

3.3.2                     CHILLED WATER INSTALLATION

Consists of the following -

(a)                                 Central Refrigeration Plant and Primary Chilled Water Distribution.

(b)                                 Chilled Water Secondary Distribution Air Handling Plant.

(c)                                  Chilled Water Secondary Distribution Fan Coil Units.

(d)                                 Chilled Water Secondary Distribution Terminals (Future).

(e)                                  Heat Rejection Plant and Condenser Circuit.

(a)                                 Central Refrigeration Plant and Primary Chilled Water Distribution

1.                                      Design Objectives

Provides chilled water for the building air conditioning based on office equipment power intensities of 30W/m2 and environmental conditions as listed under Design Criteria.

Provides chilled water to main air handling plant and to offices secondary circuits for local cooling. Provides inbuilt capacity and plant space for future growth in cooling loads due to increased office equipment and power intensities.

Chilled water temperature is 6°C flow and 12°C return.

2.                                      System Description

The system comprises chillers and associated pipework, all at street level plant areas. Primary and secondary pumps are located at basement level plant areas. To cater for future expansion/ tenant’s additional cooling requirements, space is available for additional central chilling plant.

3.                                      Central Chillers

Three machines are provided of the rotary screw compressor variety connected in parallel and such that each machine may be shut down/taken out of circuit. The machines are mounted at street level plant area.

4.                                      Distribution

All chilled water distribution pipework leaves the street level plantroom and runs into a pre-determined pipe zone located in the cab ramp below the central platform to risers where it rises up through the BR platforms into the Structural Transfer Deck plantrooms. Distribution in the building risers runs in the Transfer Deck to points below each Core L1 to L5 where it rises to each level.

(b)                                 Chilled Water Secondary Distribution - Air Handling Plant

1.                                      Design Objectives

Provides a controlled chilled water supply from Central Refrigeration Plant to the Air Conditioning Plant.

2.                                      System Description

Chilled water is distributed via risers as described in cores L1 to L5. Chilled water is supplied to all cooler batteries in air handling plant.

(c)                                  Chilled Water Secondary Distribution - Fan Coil Units

1.                                      Design Objectives

Provides a controlled chilled water supply from the Central Refrigeration Plant to the 4 pipe fan coil units within ceiling voids on Level One, Level Two and the entrance area.

2.                                      System Description

Chilled water is distributed via a number of risers through the BR platforms to riser cores around the perimeter of the building (cores L1 to L5). Chilled water is supplied to fan coils units at 6°C flow and 13°C return.

(See also section 3.3.l(b) clause 2 Note)

(d)                                 Chilled Water Secondary Distribution Terminals - Future

1.                                      Design Parameters

Provides a controlled chilled water supply for future use to terminal fan coil units for high load areas under future additional requirements.

2.                                      System Description

Caters for anticipated tenant future requirements a separate secondary chilled water distribution system is provided. The distribution pipework is capped at each level of each riser and within the street level plantroom.

(e)                                  Heat Rejection Plant and Condenser Circuit

1.                                      Design Objectives

Provides heat rejection capacity for the Central Chilling Plant based on office equipment power intensities of 30W/m2 and environmental conditions as listed under Design Criteria.

2.                                      System Description

Heat rejection plant and the condenser water circuit comprises closed circuit air cooled water cooling units, pumps, make up/pressurisation unit, dosing set and associated pipework and pumps, etc.

Closed circuit air cooled water cooling units are installed located at roof level.

To cater for future expansion/tenant’s additional cooling requirements, space has been allocated for additional two air cooled water cooling units of a similar size to those installed by the Landlord.

3.                                      Distribution

Condenser pipework leaves the street level plantroom and runs in a pre-determined pipe zone located in the cab ramp below the Central platform to a riser position between BR platforms to roof level. Additional pipework is installed, capped at roof level and at street level plantrooms.

3.3.3                     ELECTRICAL SERVICES

The LEB initially provided one high voltage, 11 KV service. Additional space is provided for an extra HV service to the building when required.

One transformer (2,000 kVA) is provided and located in the basement. Additional space is provided for an extra transformer for the building.

Transformers, remote from the main high voltage circuit breakers, are provided with means of isolation for maintenance purposes.

Cubicle type switchboards are provided in the building for the distribution of and protection of electrical services, with facilities for automatic load shedding in the event of mains failure. Space is provided within the switchrooms for tenants to install additional switchgear to service enhanced power requirements above the maximum allowed small power loading.

Distribution of power supplies is divided between office and core areas. Core supplies are for small power and lighting in all the main circulation routes, mechanical  services plant,  lifts, fire and emergency lighting, security equipment.

Primary distribution for office areas is provided by a system of busbar risers and distribution panels that cater for office lighting, small power requirements and for tenant’s fitting out. Space is provided in designated areas for future tenant’s specialist power distribution requirements.

Facilities are provided on the tenant’s supplies for sub-metering by the Landlord.

3.3.4                     FIRE SERVICES

Provision is made for fire alarm and detection systems fitted by tenants to be interlinked with the main building fire alarm system.

On each floor in cores L1 and L4. An interface unit/units is installed so that the tenant can connect their fire alarm system to the main building system via the addressable data bus.

The Fire Alarm System is installed in accordance with the following design parameters.

BS5839	Fire Detection and Alarm Systems for Buildings

Part 1 1989	Code of Practice for System Design Installation and Servicing

Part 2 1983	Specification for Manual Call Points for Electrical Fire Alarm Systems.

Part 4 1989	Specification for Control Equipment and Indicating Equipment.

District Surveyor’s requirements as follows:-

(i)                                     Service shafts in the transfer deck.

Alarms sound within service shafts

Call points adjacent to exits.

Smoke detection satisfies BS5839

(ii)                                  Basement Car Park

All electrical apparatus installed within 1200mm above floor level is of a type suitable for use in a potentially explosive atmosphere (apparatus Group IIa) Zone 2 areas in accordance with BS5345

Upon operation of the River Building Fire Alarm a repeat alarm signal is sent to the Atrium Building, British Rail and the Building Management System.

Upon operation of the River Building Fire Alarm sounder, all the input fans are stopped and extract fans run at full speed. In addition to the above the chiller equipment is switched off. Automatically smoke vents in the rooflights are operated from a fireman’s switch on the Main Fire Alarm Panel.

A small independent fully automatic alternate wet/dry system in accordance with the FOC 29th Rules, BS5306 Part 2 Group II ordinary hazard to the satisfaction of the Local Authority District Surveyor and Fire Officer. The systems services the car park area, plantrooms, switchrooms etc.

Upon operation of the River Building Fire Alarm the electrically activated sprinkler heads, outside doors of relevant rooms, are operated.

A fully automatic hose reel system is provided to all areas as a first aid fire fighting facility

Dry riser installations are provided adjacent to fire escape stairways, as required by the local Fire Brigade. There are four dry risers to the River Building.

Upon operation of the River Building Fire Alarm, the Firemans lift (Core L5) returns to street level.

3.3.5                     STANDBY POWER GENERATION

Standby power generation to the River Building is provided by one low voltage fully automatic mains failure diesel engine generating set located within the street level plant area and serves Landlord’s statutory services.

The standby generator is rated for a standby duty of 920kVA (736 kW at 0 8 pf) continuous rating.

Space is available at street plant level to enable the provision of an additional generator by tenant to serve their own requirements. The operational infrastructure, including flues, for the total arrangement is provided. Space is allowed in the River Building for installation of an additional 920kVA generator.

Fuel Oil Storage/Distribution

Oil storage is designed to give maximum of 48 hours running maximum power for two generators. The fuel air system comprises an oil tank, oil transfer pumps, oil distribution pipework and automatic control system all in accordance with BS799 Part 5 and BS5410. Part 2 Codes of Practice. The oil is stored in accordance with BS2869 Part 1 - Class Al. The fuel oil storage tank holds 21,300 litres of fuel oil.

3.3.6                     TENANT’S SMALL POWER

For general offices, a supply sufficient for an electrical outlet system for small power capable of providing a maximum of 30W/m2, is provided up to the local distribution panels at all levels in cores L1 to L5. This capacity can be increased by additional supplies within the areas designated for tenants’ specialist power distribution.

3.3.7                     LIGHTING

Lighting for office areas is provided and is sufficient to enable lighting levels to comply with recommendations in the CIBSE lighting code. To allow for the use of VDU screens, the illuminance in the office areas is designed for an average of 500 lux, utilising fully recessed low brightness luminaries with VDU type reflectors to CIBSE LC3 Category 2.

Emergency safety lighting is provided on designated escape routes and within all occupied areas of the building  The equipment is of the central battery type, but with the control system arranged to respond locally to mains power loss in each area. The batteries are located within street level and basement plant areas.

3.3.8                     SECURITY

A security monitoring and alarm system for the building is provided. Closed circuit television coverage is provided to the entrance areas of the development and certain external areas.

3.3.9                     BUILDING MANAGEMENT SYSTEM

A building monitoring system designed and installed by Concord Controls Ltd utilising Trend Direct Digital Control Systems, is provided to monitor and, where necessary, controls the Central Building Services within the building. This system is also used to monitor the tenant electrical supply metering and produce the necessary information for the production of energy bills.

3.3.10              TELECOMMUNICATIONS

The Building is provided with intake spaces for British Telecom and Mercury Communications Ltd. Cableways are provided for internal distribution of such cables. For British Telecom, six ducts are provided entering the building, and for Mercury Communications Ltd, four ducts are provided. Within the Cores L2 and L4 450mm cable tray risers are provided with additional provisions for future cable tray risers in Cores L1 and L3. All cores can be linked together at transfer deck plantroom level. Two 450mm wide cable trays, one for each telecommunications service are provided from the Main Distribution Frame Rooms, rising through the station platform areas to the riser cores

3.3.11              GENERAL INFORMATION

Commissioning

(a)                                 Mechanical Services and Public Health Services

Systems are commissioned to comply with CIBSE Commissioning Codes and manufacturers detailed procedures where appropriate.

(b)                                 Electrical Services and Equipment

Are commissioned in accordance with recommendations laid down in the I.E.E. Regulations and relevant British Standards where appropriate.

Flushing and Cleaning Pipework Systems

(a)                                 Flushing velocities are designed to meet or exceed system operating velocities. All pipework chemically cleaned in order to prevent corrosion and scale formations after flushing. Hot, drinking and cold water services sterilised all to the requirements of the DHSS Hospital memo no. 27 and the Local Water Supply Authority for drinking water standards.

Gas Supplies

(a)                                 A dedicated incoming gas supply is installed to facilitate the requirements of the boilers. The Gas Meter room is located adjacent to the Boiler Room at street level.

3.3.12              LIFTS

Refer to Section 2.3.3 Base build lift traffic analysis is included.

3.4                               ASSET REGISTER OF RETAINED/REDUNDANT PLANT

To be read in conjunction with the foregoing sections of this specification.

CANNON BRIDGE RIVERSIDE BUILDING
MECHANICAL SERVICES PLANT SCHEDULE

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

1.1	LTHW Heating	Boiler Room	Bl to 3	3 No Gas Boilers	512kW each 1536kW	Yes

1.2	LTHW Heating	Boiler Room		2 No Gas Boosters		Yes

1.3	LTHW Heating	Boiler Room	LP1 LP2	Primary Heating Pumps	25kg/s 60kPA	Yes

1.4	LTHW Heating	Boiler Room	LP7 LP8	Comp Heating Pumps	1.3kg/s 175kPA	Yes

1.5	LTHW Heating	Boiler Room	LP3 LP4	AHU Circuit	14.3kg/s 200kPA	Yes		Serve AHU & FCU’s Possible requirement to increase duty and pipe modifications.

1.6	LTHW Heating	Boiler Room	LP5 LP6	FCU Circuit	4.8kg/s 175kPA	Yes

1.7	LTHW Heating	Boiler Room	LP9 LP10	Plate Heat Exchanger Pump (HWS)		Yes (No)	Yes	Plate heat exchanger required as original water heater not serviceable.

SPECIFICATION FOR
RIVER BUILDING CANNON BRIDGE

1

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

1.8	LTHW Heating	Boiler Room		Pressurisation Unit	3 x 5001 Vessel	Yes

1.9	LTHW Heating	Boiler Room	L37 L38	Flue Dilution Fans 2 No.	5.7 m3/s 300PA	Yes

1.10	LTHW Heating	Boiler Room	F26	Boiler Room Supply Fan	3.96 m3/s 343PA	Yes

1.11	LTHW Heating	Boiler Room		Air Compressor and Receiver		No	Yes

2

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

2.1	Condenser Water	Roof		Dry Coolers 9 No	406kW each 201/s 2863kW	Yes/No	Yes	4 dry coolers base build. 5 additional to be retained for planning reasons
2.2	Condenser Water	Chiller Pump Plant Room	LP24 LP25	Condenser Water Pump Set A	7921/s 315kPA	Yes		Revised pump duties
2.3	Condenser Water	Chiller Pump Plant Room	LP26 LP27	Condenser Water Pump Set B	106 1/s 415	No	Yes
2.4	Condenser Water	Chiller Pump Plant Room		Condenser Water Pressurisation Unit		Yes
2.5	Condenser Water	Chiller Pump Plant Room		Winchester Filter		Yes
2.6	Condenser Water	Chiller Pump Plant Room		Spirotech Spirovent		Yes

3

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

3.1	Chilled Water	Chiller Room		Water Chillers 7 No	407kW each ChW 6°C F12°CR	Yes	Yes	Base build 3 chillers 1121kW

3.2	Chilled Water	Car Park Plant Room		Water Chillers 2 No		No	Yes

3.3	Chilled Water	Chiller Room	LP11 - 17	Primary ChW Pumps 7 No	16.2 l/s 86.2 kPA	Yes	Yes	Base build requirement 3 no

3.4	Chilled Water	Chiller Room	LP22 - 23	Sec ChW Pumps Foyer AHU and FCU	18.5 l/s 144.5 kPA	Yes		Revised pump duties

3.5	Chilled Water	Car Park Plant Room		ChW Pump Set		No	Yes

3.6	Chilled Water	Chiller Room	LP20 - 21	Normal hours FCU and Trading Floor AHU	54 l/s 287 kPA	Yes		Revised pump duties.

3.7	Chilled Water	Chiller Room	LP18 - 19	24 Hours	24 l/s 254 kPA	Yes		Revised pump duties.

3.8	Chilled Water	Chiller Pump Plant Room		Chilled Water Pressurisation	2 No x 5001 Vessels	Yes

4

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

3.9	Chilled Water	Chiller Pump Room	Fan 27	Chiller Pump Room Supply Fan	1.89 m3/s 450PA	Yes

3.10	Chilled Water	Chiller Pump Room	Fan 28	Chiller Pump Room Extract Fan	1.89 m3/s 450PA	Yes

3.11	Chilled Water	Chiller Pump Room		Chiller Room Supply Fan	1.22 m3/s 205PA	Yes

3.12	Chilled Water	Chiller Room		Chiller Room Extract Fan	1.22 m3/s 140Pa	Yes

3.13	Chilled Water	Chiller Room		High Efficiency Water Filter		Yes

5

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

4.1	Ancillary Areas Vent	Basement	Fan 20	Transformer Room Supply Basement	2.2 m3/s 275PA	Yes

4.2	Ancillary Areas Vent	Basement	Fan 21	Transformer Room Supply Basement	2.2 m3/s 275PA	Yes

4.3	Ancillary Areas Vent	Basement	Fan 24	HV Switch Room Supply	0.45 m3/s 325PA	Yes

4.4	Ancillary Areas Vent	Basement	Fan 25	HV Switch Room Supply	0.45 m3/s 300PA	Yes

4.5	Ancillary Areas Vent	Carpenter Workshop	Fan 29	Battery Room Ext	0.26 m3/s 200PA	Yes

4.6	Ancillary Areas Vent	Car Park	Fan 10	LMR Supply Fan Core A4	0.37 m3/s 225PA	Yes

4.7	Ancillary Areas Vent	Car Park	Fan 19	LMR Ext Core A3	0.26 m3/s 190PA	Yes

4.8	Ancillary Areas Vent	Car Park	Fan 30	LMR Ext Fan Core A3	0.56 m3/s 190PA	Yes

4.9	Ancillary Areas Vent	Car Park		Car Park Extract Fan	4.18 m3/s 530PA	Yes

6

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

4.10	Ancillary Areas Vent	Transfer Deck		UPS Rooms Ext Fans	2.84 m3/s 300PA	Yes

4.11	Ancillary Areas Vent	Transfer Deck		Transformer/LV Switchrooms Extract Fans	1.36 m3/s 290PA	Yes

7

CANNON BRIDGE RIVERSIDE BUILDING
PUBLIC HEALTH SERVICES PLANT SCHEDULE

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

5.1	Public Health Services	Basement Tank Room		DCWS Booster Set	5.5 1/s 60m	Yes

5.2	Public Health Services	Basement Tank Room		Drinking Water Booster Set	0.51 1/s 60m	Yes

5.3	Public Health Services	Basement Tank Room		Fire Hose Reel Booster Set	2.27 1/s 62m	Yes

5.4	Public Health Services	Basement Tank Room		Irrigation Water Booster Set 2 No. Pumps	1.52 1/s 61m	Yes

5.5	Public Health Services	Loading Bay		Softened Water Booster Set	0.296 1/s 50.9m	Yes

5.6	Public Health Services	Loading Bay		Water Soft Softener Tanks		Yes

5.7	Public Health Services	Basement Tank Room		Boosted DCWS Tank	6 x 4 x 2	Yes

5.8	Public Health Services	Basement Tank Room		Boosted Drinking Water Tank	2 x 1 x 2	Yes

SPECIFICATION FOR
RIVER BUILDING CANNON BRIDGE

1

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

5.9	Public Health Services	Basement Tank Room		Boosted Hose Reel Tank	2 x 1 x 1	Yes

5.10	Public Health Services	Basement Tank Room		Boosted Irrigation Tank	2.5 x 1.5 x 1.5	Yes

5.11	Public Health Services	Basement Tank Room		Boosted Softened Water Tank	1 x l x l	Yes

5.12	Public Health Services	Mezzanine Plant Room		Domestic Cold Water Tank	GRP 965 x 685 x 685	Yes

5.13	Public Health Services	Core L3 Roof Plant Room		Domestic Cold Water Tank	Galvanised 1.2 x 0.9 x 2	Yes

5.14	Public Health Services	Core L4 Roof Plant Room		Domestic Cold Water Tank	Galvanised 1.2 x 0.9 x 2	Yes

5.15	New Toilet Block	L2 Core 1		Cold Water Storage Tank	3 x 2 x 1	No	No

5.16	New Toilet Block	L2 Core 1		HWS Pressurisation Unit		No	No

2

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

5.17	Public Health Services	Transfer Deck		HWS Plate Heat Exchanger Set		No	Yes

5.18	Public Health Services	Transfer Deck		Air Compressor Set for Pneumatic Flushing System		No	No	Manual WC flushing to be reinstated.

3

CANNON BRIDGE RIVERSIDE BUILDING
MECHANICAL SERVICES PLANT SCHEDULE

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

6.1	Air Plant Trading Floor	Transfer Deck	AHU 2	NE Trading FA Supply AHU	4.75 m3/s	Yes	Yes

6.2	Air Plant Trading Floor	Transfer Deck	AHU 3	SE FA Supply AHU	4.75 m3/s	Yes	Yes

6.3	Air Plant Trading Floor	Transfer Deck	AHU 7	SW FA Supply AHU	4.75 m3/s	Yes	Yes

6.4	Air Plant Trading Floor	Transfer Deck	AHU 8	NW FA Supply AHU	4.75 m3/s	Yes	Yes

6.5	Air Plant Trading Floor	Transfer Deck	AHU 11	FA Supply CV AHU	3.05 m3/s	Yes	Yes

6.6	Air Plant Trading Floor	Transfer Deck	AHU 13	FA Supply CV AHU	4.42 m3/s	Yes	Yes

6.7	Air Plant Trading Floor	Transfer Deck	AHU 2, 3, 7, 8, 11, 13	Condensate Pumps	6 No	Yes	Yes

6.8	Air Plant Trading Floor	Level One	FD01 - 02	Recirculation Fan Unit	4.34 m3/s 250PA	No	No

6.9	Air Plant Trading Floor	Level One	FD03 - 07	Recirculation Fan Unit	2.0 m3/s 250PA	No	No

SPECIFICATION FOR
RIVER BUILDING CANNON BRIDGE

1

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

6.10	Air Plant Trading Floor	Level One	FD08 - 11	Recirculation Fan Unit	1.0 m3/s 250PA	No	No

6.11	Air Plant Trading Floor	Barrel Vault Plant Room	Fans 14, 15, 16, 17	Barrel Vault Extract Fan	4.85 m3/s each	No	Yes

6.12	Air Plant Trading Floor	Level 2 Core 2 Plant Room West	Fans	West Void Extract Fan	3.34 m3/s 250PA	No	Yes

6.13	Air Plant Trading Floor	Level 2 Core 3 Plant Room East	Fans	East Void Extract Fan	3.34 m3/s 250Pa	No	Yes

6.14	VRV System	Engineering Offices		VRV High Level Fan Coil Units		No	No	Fan coil units required for L1 double vol at flank walls

6.15	VRV System	Roof		Air Cooled Condenser		No	No

2

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

7.1	Trading Floor Vent System	Core Plant Room east	AHU 16	FA Supply AHU & void extract	5.5 m3/s 500PA	No	Yes

7.2	Trading Floor Vent System	Core Plant Room west	AHU 18	Fresh Air to Trading Floor & extract	5.5 m3/s 500PA	No	No	Reinstate FCU’s

7.3	Trading Floor Vent System	Core Plant Room East	AHU 16	Condensate Pump	4.54 l/s	No	Yes

7.4	Trading Floor Vent System	Core Plant Room West	AHU 18	Condensate Pump	2.6 l/s	No	No	Was Kitchen/Food Hall

3

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

8.1	System Room Vent A/C	Transfer Deck	AHU 9A, 9B	FA Supply AHU 2 No Computer Room Pressurisation	0 55 m3/s	No	Yes

8.2	System Room Vent/ AC	L2 Systems Room A	ACU 1-11	Computer Room A/C	2.2 m3/s 11 No off	No	Yes

8.3	System Room Vent/ AC	L2 Systems Room B1	ACU 1 - 3	Computer Room A/C	4 4 m3/s 3 No off	No	No	Reinstate FCU’s

8.4	System Room Vent/ AC	L2 Systems Room B2	ACU 1 - 5	Computer Room A/C	3.3 m3/s 5 No off	No	No	Reinstate FCU’s

4

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

9.1	Offices and Designated Vent System	Transfer Deck	AHU 10 and 12	FA Supply AHU 2 No. off	3.05 m3/s 670PA	No	Yes

9.2	Offices and Designated Vent System	Transfer Deck		Condensate Pump 2 No. off	4 54 l/s	No	No	Reinstate FCU’s

9.3	Offices and Designated Vent System	Transfer Deck		Fan Coil Units		No	No	See Super Booth section.

9.4	Offices and Designated Vent System	Core L2 Plant Room	F6A F6B	Extract Fan	0 52 m3/s 190PA	No	Yes

9.5	Offices and Designated Vent System	Core L2 Plant Room	F8A F8B	Extract Fan	3.5 m3/s 300PA	No	No	Reinstate FCU’s

9.6	Offices and Designated Vent System	Core L3 Plant Room	F9A F9B	Extract Fan	1 9 m3/s 250PA	No	No	Reinstate FCU’s

5

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

10.1	Toilet Extract System	Core 4 Plant Room		Toilet Extract Fan	0.300 m3/s 310PA	Yes

10.2	Toilet Extract System	C3 Plant Room		Toilet Extract Fan	0.300 m3/s 310PA	Yes

10.3	Toilet Extract System	C2 Plant Room		Toilet Extract Fan	0.300 m3/s 310PA	Yes

10 4	Toilet Extract System	Cl L2 Riser		Toilet Extract Fan	0.300 m3/s 310PA	Yes

10.5	Toilet Extract System	ME22 Plant Room		Entrance Foyer Toilet/ Supply Extract Fan	0.05 m3/s 250PA	Yes

10.6	Toilet Extract System	L2 C1		New L1 Toilet Extract		No	No

10.7	Toilet Supply System	Transfer Deck		Supply Fan		Yes

6

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

11.1	Mezz Level Plant Room	150/6 10.3		Entrance Foyer Supply and Mezz Offices AHU	0.23 m3/s 287PA	Yes

11.2	Mezz Level Plant Room	150/6 10.4		Entrance Foyer Toilet Supply AHU	0.11 m3/s 383PA	Yes

7

CANNON BRIDGE RIVERSIDE BUILDING
FIRE SERVICES PLANT SCHEDULE

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

12.1	Hose Reel	All Areas		Hose Reel	24 No.	Yes

12.2	Sprinkler System	Car Park		Alternate Car Park Sprinkler System		Yes

12.3	CO2 Extinguishing	Transfer Deck		UPS Rooms		No	Yes	Decommissioned but still partly in place.

12.4	CO2 Extinguishing	Transfer Deck		LV Switch Room		No	No	Decommissioned but still partly in place.

12.5	CO2 Extinguishing	Basement		LV/HV Switch Room		No	No	Decommissioned but still partly in place.

12.6	Pre-mix Foam Fire Extinguishing System	Street Level		Standby Generator		Yes

1

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

13.1	Fuel Oil	Basement	-	Fuel Oil Storage Tank	21,800 1 Cap	Yes

2

CANNON BRIDGE RIVERSIDE BUILDING
ELECTRICAL SERVICES PLANT SCHEDULE

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

1.1	HV Distribution	Basement	H1	HV Switchboard	N/A	Yes

1.2	HV Distribution	Transfer Deck East Sub-Station	H2	HV Switchboard	N/A	No	Yes

1.3	HV Distribution	Transfer Deck West Sub-Station	H3	HV Switchboard	N/A	No	Yes

1.4	HV Distribution	Basement	DT1	Distribution Transformer	2000kVA	Yes

1.5	HV Distribution	Basement	DT2	Distribution Transformer	1500kVA	Yes

1.6	HV Distribution	Transfer Deck East Sub-Station	DT3	Distribution Transformer	1250kVA	Yes		Modify HV cabling and switchgear to separate from Atrium Building

1.7	HV Distribution	Transfer Deck West Sub-Station	DT4	Distribution Transformer	1250kVA	Yes		Modify HV cabling and switchgear to separate from Atrium Building

1.8	HV Distribution	Ground Level	Gl	Standby Generator	1400kVA	Yes

1

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

Plant Area
1.9	HV Distribution	Ground Level Plant Area	G2	Standby Generator	1400kVA	No	Yes

2

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

2.1	Low Voltage Distribution	Basement LV Switchroom	L1	Low Voltage Switchboard	N/A	Yes

2.2	Low Voltage Distribution	Transfer Deck East Sub-Station	L2	Low Voltage Switchboard	N/A	Yes		Outgoing cabling to redundant facilities to be removed.

2.3	Low Voltage Distribution	Transfer Deck West Sub-Station	L3	Low Voltage Switchboard	N/A	Yes		Outgoing cabling to redundant facilities to be removed.

2.4	Low Voltage Distribution	Transfer Deck	TFLV1	Trading Floor LV Switchboard	N/A	No	Yes	Cabling to be stripped back to boards for future use,

2.5	Low Voltage Distribution	Transfer Deck	TFLV2	Trading Floor LV Switchboard	N/A	No	Yes	Cabling to be stripped back to boards for future use,

2.6	Low Voltage Distribution	Transfer Deck	TFLV3	Trading Floor LV Switchboard	N/A	No	Yes	Cabling to be stripped back to boards for future use,

2.7	Low Voltage Distribution	Transfer Deck	TFLV4	Trading Floor LV Switchboard	N/A	No	Yes	Cabling to be stripped back to boards for future use,

3

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

2.8	Low Voltage Distribution	Transfer Deck	TFLV5	Trading Floor LV Switchboard	N/A	No	Yes	Cabling to be stripped back to boards for future use,

2.9	Low Voltage Distribution	Transfer Deck	TFLV6	Trading Floor LV Switchboard	N/A	No	Yes	Cabling to be stripped back to boards for future use,

4

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

3.1	UPS Distribution	Transfer Deck	UPS1A	UPS System	400kVA	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.2	UPS Distribution	Transfer Deck	UPS1B	UPS System	400kVA	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.3	UPS Distribution	Transfer Deck	UPS2A	UPS System	400kVA	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.4	UPS Distribution	Transfer Deck	UPS2B	UPS System	400kVA	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

5

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

3.5	UPS Distribution	Transfer Deck	UPS1A	UPS Batteries and Charger	N/A	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.6	UPS Distribution	Transfer Deck	UPS1B	UPS Batteries and Charger	N/A	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.7	UPS Distribution	Transfer Deck	UPS2A	UPS Batteries and Charger	N/A	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.8	UPS Distribution	Transfer Deck	UPS2B	UPS Batteries and Charger	N/A	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

6

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

3.9	UPS Distribution	Transfer Deck	U1	UPS Switchboard	N/A	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.10	UPS Distribution	Transfer Deck	U2	UPS Switchboard	N/A	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

3.11	UPS Distribution	General	N/A	UPS Switchboard	N/A	No	Yes	Equipment to be retained but decommissioned for future potential use by new tenant.

7

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

4.1	Low Voltage Distribution	Transfer Deck Bay 4 East	N/A	Trader Floor Panel -Board	N/A	Yes

4.2	Low Voltage Distribution	Transfer Deck Bay 4 West	N/A	Trader Floor Panel -Board	N/A	Yes

4.3	Low Voltage Distribution	Transfer Deck Bay 11 East	N/A	Trader Floor Panel -Board	N/A	Yes

4.4	Low Voltage Distribution	Transfer Deck Bay 11 West	N/A	Trader Floor Panel -Board	N/A	Yes

8

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

5.1	General Power Distribution	Trading Floor System Rooms	PDUA	Power Distribution Unit	N/A	No	Yes	For systems room A

5.2	General Power Distribution	Trading Floor System Rooms	PDUB	Power Distribution Unit	N/A	No	Yes	For systems room A

5.3	General Power Distribution	Trading Floor System Rooms	PDUC	Power Distribution Unit	N/A	No	Yes	For systems room A

5.4	General Power Distribution	Trading Floor System Rooms	PDUD	Power Distribution Unit	N/A	No	Yes	For systems room A

5.5	General Power Distribution	Trading Floor System Rooms	PDUE	Power Distribution Unit	N/A	No	Yes	For systems room A

5.6	General Power Distribution	Trading Floor System Rooms	PDUF	Power Distribution Unit	N/A	No	Yes	For systems room A

5.7	General Power Distribution	Trading Floor System Rooms	PDUG	Power Distribution Unit	N/A	No	No

5.8	General Power Distribution	Trading Floor System Rooms	PDUH	Power Distribution Unit	N/A	No	No

5.9	General Power Distribution	Trading Floor System Rooms	PDUJ	Power Distribution Unit	N/A	No	No

9

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

5.10	General Power Distribution	System Room A	GSDB1	Distribution Panel	N/A	No	Yes	Depending on whether part of systems room A is retained. (See 8.2 Mechanical Services)

5.11	General Power Distribution	System Room A	GSDB2	Distribution Panel	N/A	No	Yes	Depending on whether part of systems room A is retained. (See 8.2 Mechanical Services)

5.12	General Power Distribution	Systems Room 2	GSDB4	Distribution Panel	N/A	No	No

5.13	General Power Distribution	Systems Room 3	GSDB3	Distribution Panel	N/A	No	No

5.14	General Power Distribution	Electrical Riser Cupboard	Various	General Distribution Boards	N/A	Yes		To serve office areas general lighting and power

10

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

6.1	Lighting	Electrical Riser Cupboard	N/A	Contactor Panels	N/A	No	Yes	Central switching

6.2	Lighting	Trading Floor	N/A		N/A	Yes		Reinstate lighting to levels 1 and 2 to suit open accommodation and CIBSE. Lighting Guide LG3 (Category 2 luminaires.

6.3	Lighting	Support Areas	N/A		N/A	Yes		Reinstate lighting to suit open accommodation and CIBSE Lighting Guide LG3

6.4	Small Power	Trading Floor	N/A	Underfloor Power Distribution Boxes	N/A	No	No	Redundant when Trading floor LV panels and UPS systems removed. Provide general power distribution.

11

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

6.5	Emergency Lighting	Basement	System 1	UPS Equipment and Batteries	30kVA	Yes

6.6	Emergency Lighting	Basement	System 2	UPS Equipment and Batteries	30kVA	Yes

6.7	Emergency Lighting	Generally	N/A		N/A	Yes		Provide emergency lighting to BS 5266 Part 1 for open plan areas.

6.8	Fire Alarm and Detection	Control Room	N/A	Main Alarm Control and Indicator Panel	N/A	Yes		Repeat panel required in main entrance for normal office accommodation.

6.9	Fire Alarm and Detection	Systems Rooms	N/A	High Sensitivity Smoke Detection	N/A	No	Yes/Part	Retain part for Systems Room A by agreement.

6.10	Fire Alarm System	Generally	N/A		N/A	Yes		Reinstate fire alarms to BS 5839 Part 1

6.11	Water Detection	Systems Rooms	N/A	Water Detection System	N/A	No	Yes	In part.

12

ITEM NO.	SYSTEM	LOCATION	PLANT REF.	PLANT ITEM	DUTY	REQUIRED FOR THE BASE BUILD	MAY BE RETAINED	COMMENT

6.12	Plant Control and Monitoring	Control Room	N/A	Main Plant Control and Mimic Panel	N/A	No	Yes	Retain BMS

13

IN WITNESS whereof the parties hereto have executed this deed and the same is intended to be and is hereby delivered on the date and year first before written

SIGNED as a Deed by CANNON	)
BRIDGE PARTNERSHIP a	)
Delaware general partnership acting	)
by PARDEV (BROADWAY))
LIMITED one of its general	)
partners with the consent of all	)
other general partners by a	)
director and its secretary/two	)
directors -)

Director

Director/Secretary

11